As filed with the U.S. Securities and Exchange Commission on August 9, 2021

Registration No. 333 -[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA XIANGTAI FOOD CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	2011	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Chongqing Penglin Food Co., Ltd.

Xinganxian Plaza, Building B, Suite 19-1
Lianglukou, Yuzhong District
Chongqing, People’s Republic of China 400800

+86- 023-86330158

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1-212-588-0022 - telephone	Ying Li, Esq. Guillaume de Sampigny, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 +1-212-530-2206 - telephone

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units consisting of:	US$14,000,000	US$1,527.40
(i) Ordinary shares, par value US$0.01 per share	—	—
(ii) Warrants, each to purchase one-half of one ordinary share(2)	—	—
Ordinary shares issuable upon exercise of Warrants(3)	US$7,350,000	US$801.89
Total	US$21,350,000	US$2,329.29

(1)      Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)      Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants registered hereby.

(3)	Based on a per share exercise price for the Warrants of not less than 105% of the public offering price per unit in this offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [ ], 2021

China Xiangtai Food Co., Ltd.

[•] Units

Each Unit Consisting of One Ordinary Share and One Warrant to Purchase One-Half of One Ordinary Share

We are offering up to an aggregate of [•] units, with each Unit consisting of one ordinary share and one warrant to purchase one-half of one ordinary share (the “Units”), at an assumed public offering price of US$[•] per Unit, which is the last reported sale price of our ordinary shares, as reported on the Nasdaq Capital Market on [•], 2021. Each ordinary share is being sold together with one warrant to purchase one-half of one ordinary share. Each whole share exercisable pursuant to the warrants will have an exercise price per share at US$[•], equal to 105 % of the public offering price per Unit in this offering. The warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The warrants may be exercised only for a whole number of shares, and no fractional shares will be issued upon exercise of the warrants. As a result, you must purchase Units in multiples of two in order to obtain full value from the fractional interest of the warrants. The Units will not be certificated. The ordinary shares and related warrants are immediately separable and will be issued separately, but must be purchased together as a Unit in this offering.

Our ordinary shares are currently traded on the Nasdaq Capital Market under the symbol “PLIN.” On August [•], 2021, the last reported sales price for our ordinary shares was $[•] per share. As of August 9, 2021, there were 40,716,642 ordinary shares outstanding.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary— Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

		Per Unit		Amount
Assumed public offering price	$	[•]	$	[•]
Underwriter discounts(1)	$	[•]	$	[•]
Proceeds to us, before expenses(2)	$	[•]	$	[•]

(1)	We have agreed to pay Univest Securities, LLC (the “Underwriter”) a cash fee of 5.5% of the aggregate gross proceeds raised in this offering. We have also agreed to pay the Underwriter a non-accountable expense allowance of 1% of the gross proceeds and will reimburse the Underwriter for certain of their out-of-pocket expenses up to $75,000. For a description of compensation payable to the Underwriter, see the “Underwriting” section.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering” and excludes proceeds from the exercise of the Warrants in cash, if any.

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option exercisable within 45 days from the closing of this offering to purchase up to an additional [•] ordinary shares and/or up to an additional [•] (equal to 15% of the ordinary shares and warrants underlying the Units sold in the offering) in any combination thereof, solely to cover over-allotments, if any at the public offering price less the underwriting discounts.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our operating entities established in the People’s Republic of China, including our variable interest entities, or VIEs, in China. We control and receive the economic benefits of our VIEs’ business operations through certain contractual arrangements. The Units offered in this prospectus are those of our Cayman Islands holding company. For a description of our corporate structure and VIE contractual arrangements, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure and Operation” herein.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE [•] TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2021

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “we”, “us”, “our company”, “Company”, and “our” refer to:

•	Beijing Fu Tong Ge Technology Co., Ltd. (also known as “北京福通格科技有限公司”) (“Fu Tong Ge” when individually referenced), a PRC company and a variable interest entity (“VIE”) contractually controlled by Gangyixing WFOE;

•	Beijing Gangyixing Technology Ltd. (also known as “北京港亿星科技有限公司”) (“Gangyixing WFOE” when individually referenced), a PRC wholly foreign-owned enterprise and a wholly owned subsidiary of Haochuangge HK;

•	China Silanchi Holding Limited (“China Silanchi” when individually referenced), a British Virgin Islands company;

•	China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” when individually referenced), a Cayman Islands exempted company;

•	Chongqing Ji Mao Cang Feed Co., Ltd. (also known as “重庆集茂仓饲料有限公司”) (“JMC” when individually referenced), a PRC company and a variable interest entity (“VIE”) contractually controlled by Xiangtai WFOE;

•	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (also known as “重庆精煌泰企业管理咨询有限公司”) (“Xiangtai WFOE” when individually referenced), a PRC wholly foreign-owned enterprise and a wholly owned subsidiary of Xiangtai HK;

•	Chongqing Penglin Food Co., Ltd. (also known as “重庆鹏霖食品有限公司”) (“CQ Penglin” when individually referenced), a PRC company and a variable interest entity (“VIE”) contractually controlled by Xiangtai WFOE.

•	Chongqing Pengmei Supermarket Co., Ltd. (also known as “重庆鹏美超市有限公司”) (“CQ Pengmei” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;

•	CVS Limited (“Xiangtai HK” when individually referenced), a Hong Kong company that is a wholly-owned subsidiary of Xiangtai BVI;

•	Guangan Yongpeng Food Co., Ltd. (also known as “广安勇鹏食品有限公司”) (“GA Yongpeng” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE.

•	Haochuangge Limited (“Haochuangge HK” when individually referenced), a Hong Kong company that is a wholly-owned subsidiary of China Silanchi;

•	WVM Inc. (“Xiangtai BVI” when individually referenced), a British Virgin Islands company

Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei, JMC, Gangyixing WFOE and Fu Tong Ge are collectively referred to as the “PRC entities” hereafter.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Units offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Units.

Neither we nor the underwriter have taken any action that would permit a public offering of the Units outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Units and the distribution of the prospectus outside the United States.

Until [•], 2021 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade the Units, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers, including consolidated account customers;

●	competition in our industry;

●	government policies and regulations relating to our industry; and

●	uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products and services, and economic activity in general; and

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are prepared . We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Units. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

China Xiangtai Food Co., Ltd. is a Cayman Islands exempted company and conducts business in China through subsidiaries and variable interest entities in China. We are a pork processing company that has operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. We also engage in the wholesale of raw feed material and formula solution. We endeavor to provide consumers with high-quality, nutritious and tasty products through our portfolio of trusted and well-known brands and to driving consumption trends, while setting a high industry standard in product quality and food safety. We believe we can efficiently match our supply with market demand, while benefiting from the industry trends in China.

We strive to maintain the highest industry standards for food safety, product quality and sustainability. We have food circulation permits issued by Chongqing Food and Drug Administration, a “Certificate for Animal Epidemic Disease Prevention” issued by the Animal Husbandry and Food Bureau of Linshui County, Sichuan Province, and a “Certificate of Designated Location of Slaughterhouse for Hogs” issued by Guang’an Municipal People’s Government. We have strict quality control systems in each segment of our value chain, from production through sales and distribution. These objectives are grounded in our sustainability program, which focuses on key areas, such as animal care, employee welfare, sustainable husbandry, as well as food safety and quality.

We purchase live hogs through distributors who purchase hogs from local hog farms located in different cities in southern China. We use an automated standard modern production line to slaughter the hogs and pack the fresh pork and byproducts. We deliver the fresh pork to local distributors who then resell the fresh pork to smaller distributors and individual vendors from the local farmers’ market. We also purchase fresh, chilled and frozen pork, beef, lamb, chicken, duck, and rabbit meat from external distributors. We process some fresh pork, beef, lamb, chicken, duck, and rabbit meat into processed products. We sell fresh, chilled and frozen pork, beef and lamb, and processed meat products at our supermarket and to other local grocery stores in Chongqing. We have in the past received many awards and honors, including “Honest and Trustworthy Seller”, “Annual Sales Star”, “Best Partner,” and “First Place in Fresh Grocery” from New Century Department Store, “Industrial Leading Enterprise” from Chongqing City Fuling District government, “Vice President Entity” from Chongqing Tongchuan Chamber of Commerce. We attribute our receipt of these awards and honors to our working relationships with big supermarkets and department stores, our sales and marketing efforts, and our penetration into the meat market in Chongqing City.

On April 3, 2020, Xiangtai Cayman and Xiangtai WFOE entered into a Share Purchase Agreement with JMC and the shareholders of JMC. Pursuant to the Share Purchase Agreement, the Company agreed to issue to the shareholder who owns 51% of JMC’s equity interest a total of 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of the Company, valued at a price of $3.71 per share, which was the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of $7,420,000, subject to the milestones as specified in the Share Purchase Agreement, in exchange for the JMC’s shareholders and JMC entering into certain VIE agreements with Xiangtai WFOE. These VIE agreements were entered into on April 3, 2020, as a result of which Xiangtai WFOE has the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income. Through our VIE agreements with JMC, consummated in April 2020, we expanded our business to the feed industry in China. We anticipate an opportunity for growth in the feed industry, as the United Statems Department of Agriculture, or USDA, Livestock and Products Annual report for China in August 7, 2020 projects an increase in swine and feed production in 2021.

Products

Meat processing, distribution and retail

Fresh Series. We have established the processing and marketing of pork and byproducts over the years. After slaughter and cleaning at our facility, acid buildup in pork is eliminated by chilling the meat in a 0-4 °C environment. The pork is mainly sold in whole without being cut into pieces. A very minimal amount is cut into different parts, which process is conducted in sterile rooms within our facilities. Fresh pork is then packaged by the Company and is sold at supermarkets and grocery stores, and to our contracted vendors. Due to the suspension of operation of our facilities in March 2021, we have suspended slaughtering and production of fresh pork in March 2021. For additional information about the suspension of operation of our facilities, see the section “Legal Proceedings - Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd.” on page 98.

Chilled Series. In order to make sure that we can meet and take advantage of fluctuating demand from consumers, we purchase fresh pork and store it in our refrigerated storage. For that purpose, we have established a cold supply chain that supports the storage, distribution and sale of chilled meat. We can keep the chilled supplies fresh for up to 10 days and the frozen supplies fresh for up to one year. As the domestic demand for pork consumption fluctuates depending on the time of year, our longer storage times allows us to provide a steady stream of supply whenever the market demand rises. It also expands our supply channels, allowing us to purchase meat from cities and countries far away from Chongqing.

Raw feed material and formula solution wholesale

Through JMC, our variable interest entity, we also engage in the wholesale of Raw feed material and formula solution. JMC has entered strategic alliances with large grain and oil companies such as Sinograin, and has obtained general distributorship in Chongqing, Sichuan, and neighboring area in China. We do not process the feed and formula solution procured from the suppliers.

Industry and Market Background

China’s Pork Industry

The rapid growth of the PRC pork industry has been driven by robust economic growth, continued urbanization and rising disposable income. China was the largest pork production and consumption market in the world, comprising 47.92% and 50.06% of the global production and consumption markets, respectively, in 2016. Pork is deeply rooted in Chinese culture and diet, and comprised 60.0% of China’s meat consumption in 2016. Although PRC pork production volume has historically grown at a steady rate, a gap has consistently existed between the supply and demand of pork. Pork consumption is expected to grow at a comparatively faster compound annual growth rate (“CAGR”) of 3.08%, compared to pork production with a CAGR of 3.01% from 2012 to 2018. In 2019 the pork production decreased 21.3% due to the African swine fever, leading to a widening supply shortfall (Source: https://baijiahao.baidu.com/s?id=1660828715114318892&wfr=spider&for=p c). It is expected that the volume of PRC pork imports will continue to rise.

China is still recovering from the decrease in pork production from the African Swine Flu outbreak in 2018.1 According to data from the Chinese National Bureau of Statistics, Chinese domestic pork production was approximately 41.13 metric tons in 2020. This is a slight decrease from the 42.6 metric tons in 2019, but remains a significant change from the over 50 metric tons per year produced by China from 2010-2018.2 To jumpstart the recovery of China’s pork reserves, the Ministry of Agriculture and Rural Affairs, or MARA, implemented a three-year mission plan for stabilizing swine production and supply in 2019. In late 2019, MARA implemented the “Large Agricultural Enterprises Lead 10,000 Households on Swine Farming to Alleviate Poverty” program in 16 less developed cities in provinces including Hubei and Sichuan. Alongside an investment of USD $7.1 bn (RMB 50 billion) by 15 large agricultural enterprises, the program is expected to add 22 million hogs per year.3 In China’s Pig Production Will Grow 19% In 2021, an article in industry magazine, Pig Progress, China’s recovery effort is forecasted to lead to a total domestic pork production of 49.27 million tons in 2021, a 19.8% production increase.4

We anticipate increased opportunity in the Chinese domestic pork industry. In the Organization for Economic Cooperation Development and the United Nation’s Food and Agriculture Organization’s joint report titled OECD-FAO’s Agricultural Outlook 2020-2029, average Chinese pork consumption is expected to increase by approximately 3 kilograms retail weight equivalent per capita by 2029.5 Changing consumer behavior and growing demand, in addition to a growing middle class, is expected to result in producers in China experiencing accelerated industry concentration and a trend toward large farms and vertical integration.6

China’s Feed Industry

As China recovers from the African Swine Flu outbreak in 2018 and demand rises from the growing poultry sector, domestic consumption of animal feed is estimated to increase. According to the USDA's October 2, 2020, Grain and Feed Update Report, China's 2020-2021 total demand for feed and residual use is projected to be 218.9 million tons, an increase of 6.8 million tons, or 3.2% over 2019-2020.7

Source: U.S. Department of Agriculture. Grain and Feed Update: People’s Republic of China. October 2020

According to China Animal Feed Market - Forecasts from 2020 to 2025, a research report published in 2020 by Knowledge Sourcing Intelligence, an India-based consulting firm, the Chinese domestic animal feed market is expected to grow at a compound annual growth rate of 4.06% from 2020-2025.8 In addition to increasing demand from the swine and poultry sector, a longer lifecycle of beef production is also expected to contribute the growth of the animal feed market.9 According to the Knowledge Sourcing Intelligence’s report, government stimulus, relaxation of environmental standards, and higher profits are projected to increase domestic beef production to 7 million metric tons, and increase China’s cattle herd inventory by 2% to 91 million in 2020.10 China’s sustained demand for beef may incentivize larger cattle operations to invest in expansion, which may also increase the consumption and production of animal feed.11

Data from Chinese government agencies supports the expectation of an upward trajectory of domestic animal feed production. In February of 2021, the China Feed Industry Association (CFIA) published the Overview of the Development of the National Feed Industry in 2020. In the CFIA report, the total output value of China's feed industry was 946.33 billion RMB, which represents an increase of 17.0% from the prior year. The total operating income of the feed industry was 907.28 billion RMB, an increase of 16.6% for the same period.12 Additionally, the total output of commercial feed increased by 10.4% to 252.761 million metric tons, and the total output of feed additives increased by 16% to 13.908 tons.13

1 Byrne, Jane. “Rabobank: China's Pork Production Will Grow in 2021, Despite Recent Herd Losses.” Feednavigator.com, William Reed Business Media Ltd., 18 Mar. 2021, www.feednavigator.com/Article/2021/03/18/Rabobank-China-s-pork-production-will-grow-in-2021-despite-recent-herd-losses.

2 Ma, Yihan. China National Bureau of Statistics: Volume of Pork Produced in China from 2010 to 2020. Statista, 12 Mar. 2021, www.statista.com/statistics/697844/china-pork-production/.

3 ResearchAndMarkets.com. China Animal Feed Market by Type, Livestock, Form, Production System, Source, Raw Material and Vendor - Forecast to 2025 - ResearchAndMarkets.com. Business Wire, 2 Sept. 2020, www.businesswire.com/news/home/20200902005498/en/China-Animal-Feed-Market-by-Type-Livestock-Form-Production-System-Source-Raw-Material-and-Vendor---Forecast-to-2025---ResearchAndMarkets.com.

4 Shu, Allen. “China's Pig Production Will Grow 19% in 2021.” PigProgress, 10 May 2021, www.pigprogress.net/World-of-Pigs1/Articles/2021/5/Chinas-pig-production-will-grow-19-in-2021-745100E/.

5 Organisation for Economic Co-operation and Development. “Meat | OECD-FAO Agricultural Outlook 2020–2029.” OECD-FAO Agricultural Outlook 2020–2029, 16 July 2020, www.oecd-ilibrary.org/sites/29248f46-en/index.html?itemId=%2Fcontent%2Fcomponent%2F29248f46-en#figure-d1e19137.

6 Id.

7 McGrath, Chase, and Adam Branson. USDA, 2020, China: Grain and Feed Update.

8 Knowledge Sourcing Intelligence LLP. ResearchAndMarkets.com, China Animal Feed Market - Forecasts from 2020 to 2025, www.researchandmarkets.com/reports/5125065/china-animal-feed-market-forecasts-from-2020-to.

9 Research and Markets. Chinese Animal Feed Industry Outlook 2020-2025. 2 Sept. 2020, www.globenewswire.com/en/news-release/2020/09/02/2087537/28124/en/Chinese-Animal-Feed-Industry-Outlook-2020-2025-Expected-to-Grow-at-a-CAGR-of-4-06.html.

10 Id.

11 Id.

12 Overview of the Development of the National Feed Industry in 2020. , Feb. 2021, www.chinafeed.org.cn/xwdt_10092/hyxw/202102/t20210220_371148.html.

13 Id.

Our Growth Strategy

We will continue to adhere to our business principles of striving to provide high quality and safe animal protein to consumers and promoting social responsibility. We believe that our pursuit of these goals will lead to sustainable growth, and may solidify our position in the industry and create long-term value for our shareholders, employees and our communities.

Uphold our commitment to food safety and product quality. We intend to uphold our commitment to food safety and product quality to ensure consistently high standards throughout our operations. We intend to achieve greater traceability of our products and maintain the highest quality standards in all of our business units. To this end, we plan to maintain our safety and quality monitoring systems across the entire operation by strictly selecting suppliers, closing monitoring quality before and after slaughtering, maintaining the hygiene of the slaughter house, keeping records of everyday operations, and complying with the national and local law and regulations on animal care, employees, environment sustainability, food safety and quality. We believe our operations largely conform with industry’s best practices in China.

Expand and diversify our business through acquisition. In a rapidly evolving marketplace, we seek to diversify our business and expand into new markets, products and geographies, creating new areas of opportunity for us. We intend to continue to supplement our growth through disciplined acquisitions to cover more industries. We regularly evaluate potential acquisition candidates and maintain a strong network among industry participants and advisers that provide opportunities to establish potential target relationships and source transactions. We believe we have the management team, processes and capacity to integrate several companies into our fold. As a public company, our access to the equity market and ability to use our equity as currency will help facilitate our participation in acquisitions and allow us to diversify our business.

Competitive Advantages

We have a number of competitive advantages that we anticipate will enable us to maintain and further increase our market position in the industry. Our competitive strengths include:

Diversified Distribution Channels. Our sales and distribution network consists of a diversified range of points of sales, including access to more than 200 farmers’ markets and supermarkets in Chongqing and Sichuan Province, such as Chongqing New Century, Sichuan Yonghui, Chongqing Lotte Mart and Chongqing Carrefour. In April 2017, we opened up our sales channel in the city of Shenzhen, in Guangdong province, by cooperating with Renrenlei, a big local supermarket chain. We believe this distribution network will enable consumers to easily find our products near their homes.

Considerable Production Capacity. Our automated slaughtering line, clean processing facilities, and large storage space enable us to slaughter on average more than 700 hogs per day

Premium Quality Product.  We endeavor to utilize strict quality control systems in each segment of our value chain, from production through sales and distribution. We only source live hogs from farms with good reputations and quality control procedures in compliance with industry guidelines. Each live hog is examined by the local Food Safety Administration (“FSA”) officers for illness at our slaughtering house before can be slaughtered and throughout the slaughtering process. We strive to operate in an efficient and timely manner in producing and distributing fresh pork and meat product, to ensure that the products are always clean and fresh.

Our Challenges and Risk Factors Summary

The following section outlines the primary challenges and risks inherent to our business model. Before deciding to invest in our ordinary shares, we strongly recommend a close reading and consider all of the risks in the section entitled “Risk Factors” beginning on page [●]

Some of our significant risks include:

•	The impact of epidemics, natural disasters and other catastrophes on our finances and operations
•	The impact of COVID-19 on our business and financial conditions
•	The need for additional capital to support our growth
•	Changes in consumer interests and its impact on our business
•	The seasonality of our business and the competitiveness of the pork industry
•	The impact of the prices of substitute products on our products and business
•	The impact of livestock diseases on our business and demand for our products
•	The impact of environmental regulation and related litigation on our business
•	Our ability to innovate, launch new products, and promote our brand to remain competitive
•	The risks associated with pursuing the acquisition of complementary business
•	Our risks associated with worker safety
•	Our potential failure to comply with requirements under relevant licenses and permits
•	Our reliance on external suppliers to supply our raw materials
•	The impact on our business if we lose one or more of our largest customers
•	The impact the loss of our facilities may have on our business
•	The impact of potential and ongoing litigation on our business
•	The risks associated with cybersecurity if we are unable to protect ourselves from attack
•	The impact of consolidation among our customers
•	The impact of the Chinese economy on our business
•	The impact of the Chinese government’s substantial influence over the manner in which we conduct our business
•	The impact of the uncertainties with respect to the interpretation and implementation of PRC foreign investment law
•	The risks associated with opening new lines of business
•	The harm to our business and competitive position if we fail to protect our intellectual property
•	Our dependence on the effort of our senior management
•	The adverse effect an increase in labor costs in the PRC would have on our business
•	Our ability to attract and retain talented employees
•	Our exposure to costs and disruption due to a lack of insurance coverage
•	Our financial obligations from serving as a guarantor for a loan borrowed by a related entity
•	The change in the prices of agricultural products and feed raw material that is not predictable
•	The adverse impact on our operations if the PRC government determines that our contractual arrangements with our variable interest entities do not comply with regulatory restrictions
•	Our contractual arrangements with CQ Penglin and JMC, our consolidated variable interest entities, for a portion of our business operations
•	The impact of changes to the political, social and economic policies of the PRC on our business, financial conditions and result of operations
•	Our reliance on dividends and other distributions on equity by our PRC subsidiaries to fund any cash and financing requirements we may have
•	The effect of exchange rates on our operations and share price
•	Unfavorable tax consequences to us and our non-PRC shareholders if we are classified as a PRC resident enterprise for PRC income tax purposes
•	Our ability to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries
•	The risks and additional costs associated with being a public company
•	The risks associated with being a foreign private issuer due to differences in disclosure obligations
•	The risks associated with emerging growth company and its reduced reporting requirements
•	Future issuances or sales, or perceived issuances or sales, of substantial amounts of Shares in the public market could materially and adversely affect the prevailing market price of the Shares and our ability to raise capital in the future
•	Future financing may cause a dilution in your shareholding or place restrictions on our operations
•	The lack of plans to pay a dividend in the foreseeable future
•	Our ability to accurately report financial results in adversely affected by material weaknesses in our internal controls
•	Certain judgments against our stakeholders may not be enforceable due to our status as an exempted company incorporated under the laws of the Cayman Islands

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Except for our consolidated balance sheets, which we include for the fiscal years ended June 30, 2018, 2019 and 2020, we have decided to include three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

We are a Cayman Islands exempted company and conduct business in China through subsidiaries and variable interest entities in China. Our principal office is located at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800, telephone number +86 (023) 86330158. Our agent for service in the United States is Cogency Global Inc., with an address of 122 East 42nd Street, 18th Floor New York, NY 10168.

We maintain a website at http://ir.plinfood.com/ where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or SEC, from this site free of charge, as well as from the SEC website at www.sec.gov. Except for these documents incorporated by reference that are accessible on our website, we are not incorporating the contents of our website into this prospectus.

The Offering

Assumed Offering Price	US$ [●] per Unit

Units Offered by us:	[●] Units, each Unit Consisting of one ordinary share and one warrant to purchase one-half of one ordinary share (or [●] Units if the over-allotment option is exercised in full)

Ordinary shares underlying the Units:	[●] ordinary shares (or [●] ordinary shares if the over-allotment option is exercised in full)

Warrants underlying the Units:

Warrants to purchase [●] of our ordinary shares (or warrants to [●] ordinary shares if the over-allotment option is exercised in full). Each Warrant will have an exercise price of US$[●] per ordinary share, exercisable commencing on the date of issuance and will expire in [●] years from the date of issuance. This prospectus also relates to the offering of the ordinary shares issuable upon exercise of the Warrants. For additional information regarding the Warrants, see “Description of Share Capital.”

Ordinary shares Outstanding Prior to Completion of Offering:	40,716,642 ordinary shares

Ordinary shares to be Outstanding after Offering:	[●] ordinary shares (or [●] ordinary shares if the over-allotment option is exercised in full)

Gross Proceeds to Us Before Expenses (excluding exercise of the over-allotment option):	$14,000,000

Nasdaq Trading Symbol of ordinary shares:	PLIN

Transfer Agent:	Securities Transfer Corporation 2901 Dallas Pkwy Suite 380 Plano, TX 75093

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Units.

Lock-up:	Each of our officers, directors, and 5% shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days from the date of this prospectus is a part without the prior written consent of the Underwriter.

Use of Proceeds:	We intend to use the proceeds from this offering for expansion and diversification of our business, including the acquisitions of assets and general working capital purposes. See “Use of Proceeds” for more information.

Exchange Rate Information

Our financial information is presented in U.S. dollars. Our functional currency is Renminbi (“RMB”), the currency of the PRC. Transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than the RMB are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

The balance sheet amounts, with the exception of shareholders’ equity at June 30, 2020 and 2019, were translated at 7.07 RMB and 6.87 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to the statement of income accounts for the years ended June 30, 2020, 2019 and 2018 were 7.03 RMB, 6.83 RMB and 6.51 RMB to $1.00, respectively. The balance sheet amounts, with the exception of shareholders’ equity at December 31, 2020 and June 30, 2020, were translated at 6.53 RMB and 7.07 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to the statement of income accounts for the six months ended December 31, 2020 and 2019 were 6.77 RMB and 7.03 RMB to $1.00, respectively. Cash flows are also translated at average translation rates for such periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves, in part, through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

RISK FACTORS

An investment in our Units involves a high degree of risk. Before deciding whether to invest in our Units , you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Units to decline, resulting in a loss of all or part of your investment. The risks described below and in the sections referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Units if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business could be materially and adversely affected by epidemics, including but not limited to, the 2019 novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). Our financial and operating performance may be adversely affected by epidemics such as the on-going novel coronavirus (COVID-19), natural disasters and other catastrophes. As a result of the on-going novel coronavirus, we expect our operation to experience slowdown or temporary suspension in production. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases were rampant. Those restrictive measures have already adversely affected and slowed down economic development, as a consequence of the coronavirus (COVID-19) pandemic. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, there is an ongoing pandemic of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a substantial risk that our business, results of operations, and financial condition have been adversely affected, as described below. The potential ongoing impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the COVID-19 pandemic or mitigate its impact, almost all of which are beyond our control.

The impacts of the COVID-19 pandemic on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our management and the employees who work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February 2020. Our supermarkets, as an essential business, remained open during the pandemic. We experienced a significant increase in supermarket sales in February and March 2020, as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020, as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers slowly resumed business during April 2020 and we expect the demand will continue to recover over time. For the fiscal years ended June 30, 2020, 2019 and 2018, distribution sales account for 90%, 93% and 96% of the total revenue, respectively. Overall, our revenue and income has been negatively impacted for the fiscal year ended June 30, 2020.

●	The situation may worsen if the COVID-19 pandemic continues. We will continue to closely monitor its development.

●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 pandemic. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 pandemic, the business disruption and the related financial impact related to the COVID-19 pandemic and response cannot be reasonably estimated at this time.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

 Changes in consumer preferences could adversely affect our business.

The food industry, in general, is subject to changing consumer trends, demands and preferences. Our products compete with other protein sources, such as fish. Trends within the food industry frequently change, and our failure to anticipate, identify or react to changes in these trends could lead to reduced demand and prices for our products, among other concerns, and could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive industry and may face increased competition.

We operate in the pork industry in China and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, particularly in China, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future. Our main competitors include Shuanghui Group, New Hope Group, Hunan New Wellful Co., Ltd., Huamu Group. Furthermore, we face competition from producers of other animal proteins. In addition, as we seek to expand our market share in the Chinese markets in which we currently distribute our products and to distribute new products and to penetrate into new markets, we may have difficulty competing with local producers, due to protectionist efforts by local governments to benefit local companies. From time to time, in response to competitive and customer pressures or to maintain market share, we may be forced to reduce our selling prices or increase or reallocate spending on marketing, advertising, or promotions in order to compete. These types of actions could decrease our profit margins. Such pressures may also restrict our ability to increase our selling prices in response to raw material and other cost increases. In light of the strong competition that we currently face, and which may intensify in the future, there can be no assurance that we will be able to increase the sales of our products or even maintain our past levels of sales, or that our profit margins will not be reduced. If we are unable to increase our product sales or to maintain our past levels of sales and profit margins, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our results of operations may fluctuate from period to period due to seasonality.

Our business is subject to seasonal fluctuations. There are seasonal patterns for pork production and pork product purchases in China, where consumer purchases of pork products usually peak around the Chinese Lunar New Year and other major holidays. In addition, our hog production segment experiences lower farrowing performance during the winter months and slower animal growth rates during the hot summer months, resulting in a decrease in hog supplies in the summer and an increase in hog supplies in the fall. Due to the seasonality of our business, the results of any period of a year are not necessarily indicative of the results that may be achieved for the full year.

We face risks relating to fluctuations in the prices of substitute products.

Fluctuations in the market prices of substitutes to our products, especially decreases in the prices of substitute meat products relative to pork, affect the prices of pork products. As a result of decreases in the prices of substitute meat products relative to pork, consumers may purchase less pork. For example, past outbreaks of avian influenza in various parts of the world reduced the global demand for poultry and thus created temporary surpluses of poultry. These poultry surpluses placed downward pressure on poultry prices, which in turn reduced meat prices, including pork prices. Even where we are able to adjust our selling prices in relation to decreases in the prices of substitute products, our profit margin may experience contraction, which in turn may have a material adverse impact on our business, financial condition, results of operations and prospects.

Outbreaks of livestock diseases may affect our ability to conduct our business and harm demand for our products.

Outbreaks of diseases affecting livestock, such as African swine fever, Bovine Spongiform Encephalopathy (BSE), foot and mouth disease (FMD) and various strains of influenza, which may be caused by factors beyond our control, or concerns that these diseases may occur and spread in the future, could lead to cancellation of orders by our customers or governmental restrictions on the import and export of our products to or from our suppliers, facilities or customers. Moreover, outbreaks of livestock diseases could have a significant effect on the livestock we own by requiring us to, among other things, destroy any affected livestock and create negative publicity that may have a material adverse effect on customer demand for our products. In addition, if the products of our competitors become contaminated, the adverse publicity associated with such an event may lower consumer demand for our products.

Any perceived or real health risks related to the food industry could adversely affect our ability to sell our products. If our products become contaminated, we may be subject to product liability claims and product recalls.

We are subject to risks affecting the food industry generally, including risks posed by the following:

•	food spoilage or food contamination;

•	contamination of raw materials;

•	consumer product liability claims;

•	product tampering;

•	product labeling errors;

•	the possible unavailability and expense of product liability insurance; and

•	the potential cost and disruption of a product recall.

Our products may be exposed to contamination by organisms that may produce food borne illnesses, such as E. coli, listeria monocytogenes and salmonella. These organisms are generally found in the environment and, as a result, there is a risk that they could be present in our products. These pathogens can also be introduced to our products through tampering or as a result of improper handling at the further processing, foodservice or consumer level. Once contaminated products have been shipped for distribution, illness or death may result if the products are not properly cooked or if the pathogens are not eliminated in further processing.

Our systems designed to monitor food safety risks throughout all stages of our processes may not eliminate the risks related to food safety. As a result, we may voluntarily recall, or be required to recall, our products if they are or may be contaminated, spoiled or inappropriately labeled.

We may be subject to significant liability in the jurisdictions in which our products are sold if the consumption of any of our products causes injury, illness or death. Such liability may result from proceedings filed by the government’s attorney’s office, consumer agencies and individual consumers. We may have to pay significant damages to consumers or to the government and such liability may be in excess of applicable liability insurance policy limits. Adverse publicity concerning any perceived or real health risk associated with our products could also cause customers to lose confidence in the safety and quality of our food products, which could adversely affect our ability to sell our products. We could also be adversely affected by perceived or real health risks associated with similar products produced by others, to the extent such risks cause customers to lose confidence in the safety and quality of such products generally.

Environmental regulation and related litigation and commitments could have a material adverse effect on us.

Our past and present business operations and properties are subject to extensive and increasingly stringent laws and regulations in the countries in which we have operations pertaining to protection of the environment, including among others:

•	the treatment and discharge of materials into the environment;

•	the handling and disposition of manure and solid wastes; and

•	the emission of greenhouse gases.

Failure to comply with these laws and regulations may result in significant consequences to us, including administrative, civil and criminal penalties, liability for damages and negative publicity. Some requirements applicable to us may also be enforced by citizen groups or other third parties. Natural disasters, such as flooding and hurricanes, can cause the discharge of effluents or other waste into the environment, potentially resulting in our being subject to further liability claims and governmental regulation, as has occurred in the past. We have incurred, and will continue to incur, significant capital and operating expenditures to comply with these laws and regulations.

In addition, new environmental issues could arise that could cause currently unanticipated investigations, assessments, costs or expenditures. We may be subject to higher compliance costs if environmental protection laws become more stringent. Environmental claims or failure to comply with any present or future environmental protection laws may require us to spend additional funds and may adversely affect our results of operations.

PRC laws and regulations require enterprises engaged in manufacturing and construction that may produce environmental waste to adopt measures to effectively control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials. These laws and regulations also require payments from producers discharging waste substances. If we fail to comply with such laws or regulations and such failure results in environmental pollution, we may be required to pay fines. If the breach is serious, the PRC government may suspend or close any operation failing to comply with such laws or regulations. We cannot assure you that the PRC government will not change existing laws or regulations or impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditure that we may not be able to pass on to our customers through increased product prices.

Our financial success is dependent on our continued innovation and successful launch of new products and promoting our brands through marketing investments, and we may not be able to anticipate or make timely responses to changes in the tastes and preferences of consumers.

The success of our operations depends on our ability to identify market trends and introduce new or enhanced products in a timely manner that satisfy the tastes and preferences of customers. Customer preferences differ across and within each of our operating regions and shift over time in response to changes in culinary, demographic and social trends, economic circumstances and the marketing efforts of our competitors. There can be no assurance that our existing products will continue to be accepted by our customers or that we will be able to anticipate or respond to changes in consumer tastes and preferences in a timely manner. Our failure to anticipate, identify or react to these particular tastes or changes could adversely affect our sales performance and our profitability. In addition, demand for many of our consumer products is closely linked to consumers’ purchasing power and disposable income levels, which may be adversely affected by unfavorable economic development in the countries in which we operate.

We devote significant resources to new product development and product extensions. However, we may not be successful in developing innovative new products, and our new products may not be commercially successful. To the extent we are not able to effectively gauge the direction of our key markets and successfully identify, develop and manufacture new or improved products in these changing markets, our financial results and our competitive position will suffer. Moreover, there are inherent market risks associated with new product introductions, including uncertainties about marketing and consumer acceptance, and there can be no assurance that we will be successful in introducing new products. We may expend substantial resources developing and marketing new products which may not achieve expected sales levels.

In addition, we may not be successful in maintaining or strengthening our brand image. We seek to maintain and strengthen our brand image through marketing investments, including advertising, consumer promotions and trade promotions. Maintaining and strengthening our brand image depends on our ability to adapt to a rapidly changing media environment, including on social media other online dissemination of advertising campaigns. If we do not maintain and strengthen our brand image, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We face competition in our business, which may adversely affect our market share and profitability.

The pork, beef and chicken industries are highly competitive. Competition exists both in the purchase of live hogs, and in the sale of pork and meat products. In addition, our pork and meat products compete with other protein sources, such as fish. We face competition from a number of pork producers in Chongqing City and Sichuan province where we operate.

The principal competitive factors in the animal protein processing industries are operating efficiency and the availability, quality and cost of raw materials and labor, price, quality, food safety, product distribution, technological innovations and brand loyalty. Our ability to be an effective competitor depends on our ability to compete on the basis of these characteristics. In addition, some of our competitors may have greater financial and other resources than us. We may be unable to compete effectively with these companies, and if we are unable to remain competitive with these meat producers in the future, our market share may be adversely affected.

Our growth (organic and inorganic) may require substantial capital and long-term investments.

Our competitiveness and growth depend on our ability to fund our capital expenditures. We cannot assure you that we will be able to fund our capital expenditures at reasonable costs due to adverse macroeconomic conditions, our performance or other external factors.

We may pursue additional opportunities to acquire complementary businesses, which could further increase leverage and debt service requirements and could adversely affect our financial situation if we fail to successfully integrate the acquired business.

We intend to continue to pursue selective acquisitions of complementary businesses in the future. Inherent in any future acquisitions are certain risks such as increasing leverage and debt service requirements and combining company cultures and facilities, which could have a material adverse effect on our operating results, particularly during the period immediately following such acquisitions. Additional debt or equity capital may be required to complete future acquisitions, and there can be no assurance that we will be able to raise the required capital. Furthermore, acquisitions involve a number of risks and challenges, including:

•	diversion of management’s attention;

•	potential loss of key employees and customers of the acquired companies;

•	an increase in our expenses and working capital requirements;

•	failure of the acquired entities to achieve expected results;

•	our failure to successfully integrate any acquired entities into our business; and

•	our inability to achieve expected synergies and/or economies of scale.

These opportunities may also expose us to successor liability relating to actions involving any acquired entities, their respective management or contingent liabilities incurred prior to our involvement and will expose us to liabilities associated with ongoing operations, in particular to the extent we are unable to adequately and safely manage such acquired operations. These transactions may also be structured in such a manner that would result in our assumption of obligations or liabilities not identified during our pre-acquisition due diligence.

Any of these and other factors could adversely affect our ability to achieve anticipated cash flows at acquired operations or realize other anticipated benefits of acquisitions, which could adversely affect our reputation and have a material adverse effect on us.

We are subject to various risks relating to worker safety.

Given the nature of our operations, we are subject to various risks relating to worker safety. We conduct training and educational campaigns to improve awareness of risks and safety in the work environment and strive to improve safety conditions in the workplace but cannot ensure that accidents will not occur. If our efforts to improve worker safety and reduce the frequency and number of workplace accidents are not successful, our business, financial condition and results of operations may be adversely affected.

We may fail to comply with legal or regulatory requirements or to obtain or adhere to requirements under relevant licenses or permits.

Our manufacturing and other production facilities, including hog farming, as well as the processing, packaging, storage, distribution, advertising and labeling of our products, are subject to extensive legal and regulatory food safety requirements, including regular government inspections and governmental food processing controls, in the countries in which we operate. In China, under applicable laws and regulations, we are required to obtain and maintain various licenses and permits in order to operate our hog farming and slaughtering operations. These include, amongst others, food circulation permits issued by Chongqing Food and Drug Administration, and a national industrial production certificate. Our permits include, amongst others, a “Livestock and Poultry Breeders Production Operation Permit”, a “Certificate for Animal Epidemic Disease Prevention” issued by the Animal Husbandry and Food Bureau of Linshui County, Sichuan Province and a “Certificate of Designated Location of Slaughterhouse for Hogs” issued by Guang’an Municipal People’s Government. We are also required to obtain various government approvals and comply with applicable hygiene and food safety standards in relation to our production processes, premises and products. Loss of or failure to obtain necessary permits and licenses could delay or prevent us from meeting current product demand, introducing new products, building new facilities or acquiring new businesses and could adversely affect our operating results. If we are found not to be in compliance with applicable laws and regulations, particularly if it relates to or compromises food safety, we could be subject to civil remedies, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, future material changes in food safety regulations could result in increased operating costs or affect our ordinary operations, which could also have a material adverse effect on our operations and our financial results.

We rely substantially on external suppliers for hogs, beef, lamb, chicken, duck, rabbit meat and other raw materials.

We purchase live hogs and fresh pork, beef, lamb, chicken, duck, and rabbit meat from external distributors for use in our production of processed products. For the fiscal year ended June 30, 2020, we had five suppliers that accounts for more than 10% of our purchases. The five suppliers accounted for 19.6%, 17.4%, 16.4%, 15.8% and 14.0% of our purchases, respectively. We had four suppliers who accounted for a total of 80.7% and 87.5% of our purchases for the fiscal years ended June 30, 2019 and 2018, respectively. A continuous and stable supply of ordinary live hogs and other meat that meet our standards is crucial to our operations. We expect to continue to rely on external suppliers for all of live hogs, fresh pork, beef, lamb, chicken, duck, and rabbit meat production requirements. We also rely on external suppliers for other key raw materials, including seasonings. There can be no assurance that we will continue to be able to source live hogs, fresh pork, beef, lamb, chicken, duck, rabbit meat, seasonings, or other raw materials meeting our requirements on reasonable prices or terms or at all. In the event that our supply of the raw materials is interrupted for whatever reason, our business, financial condition, results of operations and prospects may be materially and adversely affected.

The loss of one or more of our largest customers, or changes in the trade terms required by such customers could adversely affect our business, financial condition and results of operations.

Our business could suffer significant setbacks in sales and operating income if our customers’ business plans or markets change significantly or if we lose one or more of our largest customers. We did not have any customers that account for more than 10% of our total revenue for the years ended June 30, 2020, 2019 and 2018. Moreover, we expect that consolidation within the retail industry is likely to continue in China, including among supermarkets, warehouse clubs and food distributors, which could result in us having an increasingly concentrated retail base and increased credit exposure to certain customers. Furthermore, should the retail branded food and foodservice industries continue to consolidate, our large customers may seek to use their position to improve their profitability through improved inventory efficiency, lower pricing, increased promotional programs and increased emphasis on private label products. If we are unable to use our scale, marketing expertise, product innovation and category leadership positions to effectively respond, our profitability or volume growth could be negatively affected. To the extent we provide concessions or trade terms that are more favorable to our customers, our profit margins would be reduced. The loss of a significant customer or a material reduction in sales to, or adverse change to trade terms with, a significant customer could materially and adversely affect our product sales, financial condition, results of operations and prospects.

The loss of one or more of our facilities could adversely affect our business, financial condition, and results of operation.

We are dependent on our facilities to achieve the requisite manufacturing capacity to meet our anticipated market demands. If there is a disruption or suspension of our facilities, our operations and manufacturing capabilities may be significantly impaired. Disruption or suspension of our facilities may also adversely affect our brands, reputation and/or customer preference for our products and distract our management from other tasks. On March 5, 2021, CQ Penglin suspended its operation within its facilities located in Fulin pursuant to a court order in connection with certain legal claim filed by Chongqing Puluosi Small Mortgage Co., Ltd. against CQ Penglin and lien attached to assets of CQ Penglin. The facility has a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. The facility was used to produce the Company’s processed meat products, including sausage, bacon, spam, cured pork, and soy sauce braised meats. In connection with the same legal dispute with Chongqing Puluosi Small Mortgage Co., Ltd., the court also attached a lien against a facility of GA Yongpeng located in Linshui County, Sichuan Province, pursuant to which the facility cannot be sold, transferred or otherwise disposed without approval of the court. The company has suspended operation in the facility of GA Yongpeng located in Linshui County, Sichuan Province in March 2021. For additional information see the section “Legal Proceedings - Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd.” on page 98. Any loss or suspension of our facilities may significantly impair our manufacturing capacity and thus adversely affect our business, financial condition, and results of operation.

Our operations are subject to the general risks of litigation.

We are involved in an ongoing basis in litigation arising in the ordinary course of business or otherwise. Trends in litigation may include class actions involving consumers, shareholders, employees or injured persons, and claims related to commercial, labor, employment, antitrust, securities or environmental matters. Moreover, the process of litigating cases, even if we are successful, may be costly, and may approximate the cost of damages sought. These actions could also expose us to adverse publicity, which might adversely affect our brands, reputation and/or customer preference for our products and distract our management from other tasks. Litigation trends and expenses and the outcome of litigation cannot be predicted with certainty and adverse litigation trends, expenses and outcomes could adversely affect our financial results.

The consolidation of our customers could adversely affect our business.

Our customers, such as supermarkets and farmers’ markets, have consolidated in recent years, and consolidation is expected to continue. These consolidations have produced large, sophisticated customers with increased buying power who are more capable of operating with reduced inventories, opposing price increases, and demanding lower pricing, increased promotional programs and specifically tailored products. These customers also may use shelf space currently used for our products for their own private label products. If we fail to respond to these trends, our volume growth could slow or we may need to lower prices or increase promotional spending for our products, any of which would adversely affect our financial results.

Macroeconomic conditions could have a material adverse effect on our business, results of operations, financial condition and stock price.

Key macroeconomic conditions are likely to affect our business, results of operations and financial condition. Consumer confidence, energy price, labor cost, prices, unemployment are among the factors that often impact the borrowing behavior of our customers. Poor economic conditions reduce the demand for consumption of pork and pork products.

While certain economic conditions in China have shown signs of improvement following the recent global economic crisis, economic growth has been slow and uneven as consumers continue to face domestic concerns, as well as economic and political conditions in the global markets. A prolonged period of slow economic growth or a significant deterioration in economic conditions would likely affect our customers’ activity levels and the ability and willingness of customers to obtain financing from us or to pay amounts already owed to us, and could have a material adverse effect on our business, results of operations and financial condition.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

Although the livestock industry is not directly affected by the rapidly changing technology, evolving industry standards, new service and product introductions and changing customer demands have changed the way we and our competitors do business over the years. Furthermore, our competitors are constantly developing innovations in online marketing, communications, social networking and other services to expand the basis of suppliers and customers. We continue to invest significant resources in our infrastructure, research and development and other areas in order to enhance our quality control, information technology, and our existing products and services. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition and results of operations.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new, and retaining existing, customers. Successful promotion of our brand and our ability to attract customers depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products and services within existing lines of business. In addition, we are currently exploring opportunities other industries, including, but not limited to, cryptocurrency related business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved, and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. We own certain intellectual properties. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. The number of our employees have surged due to the fast expansion of our business. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve our clients could diminish, resulting in a material adverse effect to our business.

A lack of insurance could expose us to significant costs and business disruption.

We have not yet purchased insurance to cover our assets and property of our business, which could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. Furthermore, insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products.

Our business could also be adversely affected by the effects of African swine fever, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

We may incur financial obligation by serving as guarantor for loan borrowed by a related entity.

On December 26, 2017, Chongqing Mingwen Food Co., Ltd, (“CQ Mingwen”), whose president is the daughter-in-law of our CEO, entered into a loan agreement with SPD Rural Bank to borrow RMB 9 million (approximately $1.4 million) for working capital needs. A portion of the outstanding principal of the loan was repaid in the amount of RMB 1 million (approximately $0.1 million), as of the date of this prospectus, and the remaining balance RMB 8 million (approximately $1.2 million) was extend to December 22, 2021. The loan bears variable interest rate based on the prevailing interest rates set by the People's Bank of China at the time of borrowing, plus 98 basis points. The effective rate is 8.613% per annum, as of the date of this prospectus. In connection with CQ Mingwen’s bank borrowing, the Company’s CEO, her husband and a son, CQ Penglin, CQ Mingwen’s legal representative and an unrelated third party, Chongqing Education Guaranty Co., Ltd. each served as a guarantor of the loan. Chongqing Education Guaranty Co. Ltd. was also required to deposit RMB 450,000 (approximately $69,000) as restricted cash with the bank to secure the loan. In addition, GA Yongpeng pledged a land use right recorded at RMB 10,198,100 (approximately $1.5 million) and building property recorded at RMB 12,268,800 (approximately $1.8 million) as collateral to further safeguard this loan. If CQ Mingwen is unable to repay the loan upon the maturity date, assets by GA Yongpeng may be liquidated to pay back the loan. CQ Penglin and our CEO may also incur obligation to repay the loan as guarantors. CQ Mingwen’s inability to repay the loan may therefore have a material adverse impact on the operation and financial results of our company.

Crop disease, severe weather, natural disasters and other conditions affecting the environment, including the effects of climate change, could result in decline in supply and weaken our financial condition.

Crop disease, severe weather conditions, such as floods, droughts, windstorms and hurricanes, and natural disasters, may adversely affect the supply of JMC’s products, reduce our sales volumes, increase our unit production costs or prevent or impair our ability to ship products as planned. Production volume declines of our suppliers due to production interruptions or other factors could result in increases in material costs, which could result in substantial losses and weaken our financial condition.

Severe weather conditions may occur with higher frequency or may be less predictable in the future due to the effects of climate change. An occurrence of such an event might result in material disruptions to our operations, to the operations of our customers or suppliers, resulting in a decline in the agriculture industry. There can be no assurance that our facilities or products will not be affected by any such occurrence in the future, which occurrence may lead to adverse conditions to our operations and financial results.

Prices of agricultural products and raw feed materials are subject to supply and demand, a market condition which is not predictable.

We purchase agricultural products and raw feed materials, and we are not able to predict with certainty what price we will receive for our products. Additionally, the growth cycle of such products in many instances dictates when such products must be marketed to achieve the maximum profitability. Excessive supplies tend to cause severe price competition and lower prices throughout the industry affected. Conversely, shortages may drive the prices higher. Shortages often result from adverse growing conditions which can reduce the availability of the agricultural products and raw feed materials affected. Since multiple variables can affect supply and demand, we cannot accurately predict or control from year to year what prices, either favorable or unfavorable, we will receive from the market.

In addition, general public perceptions regarding the quality, safety or health risks associated with particular food products could reduce demand and prices for some of our products. To the extent that consumer preferences evolve away from products that we produce for health or other reasons, and we are unable to modify our products or to develop products that satisfy new consumer preferences, there will be a decreased demand for our products. However, even if market prices are unfavorable, some of our agricultural products and raw feed materials which are ready to be, or have been, harvested must be brought to market promptly. A decrease in the selling price received for our products due to the factors described above could have a material adverse effect on our business, results of operations and financial condition. Our internal computer systems, or those of our vendors, collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs, compromise sensitive information related to our business or prevent us from accessing critical information, potentially exposing us to liability or otherwise adversely affecting our business.

Our internal computer systems and those of our current and any future third-party vendors, collaborators and other contractors or consultants are vulnerable to damage, interruption or data theft from computer viruses, computer hackers, malicious code, employee theft or misuse, ransomware, social engineering (including phishing attacks), denial-of-service attacks, sophisticated nation-state and nation-state-supported actors, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Cybersecurity incidents, which may not be immediately or ever detected, are increasing in frequency and evolving in nature.

While we seek to protect our information technology systems from system failure, accidents and\or security breaches, if any such an event were to occur and cause an interruption in our operations, it could result in a disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other proprietary information or other disruptions. If we were to experience a significant cybersecurity breach of our information systems or data, the costs associated with the investigation, remediation and potential notification of the breach to counterparties and data subjects could be material. In addition, our remediation efforts may not be successful. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology and cybersecurity infrastructure, we could suffer significant business disruption, including transaction errors, supply chain or manufacturing interruptions, processing inefficiencies, data loss or the loss of or damage to intellectual property or other proprietary information.

To the extent that any disruption or security breach were to result in a loss of, or damage to, our or our third-party vendors’, collaborators’ or other contractors’ or consultants’ data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, including litigation exposure, penalties and fines, we could become the subject of regulatory actions or investigations, our competitive position could be harmed and the further development and commercialization of our product candidates could be delayed. Any of the above could have a material adverse effect on our business, financial condition, results of operations or prospects.

We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC where we operate regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen's personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People's Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users' consent, collect their personal information, and may only collect users' personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People's Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, Ministry of Industry and Technology, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to any “operator of critical information infrastructure,” and any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exiting the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations, because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the National People's Congres promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including the requirement that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

If the new PRC Data Security Law is enacted in September, we will not expect to be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Related to Our Corporate Structure and Operation

Substantial uncertainties exist with respect to the interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”. Because the “negative list” has yet to be published, it is unclear whether it will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list”, such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list”, the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

The VIE structure has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is included in the “negative list” as a restricted industry, the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered to be illegal.

The PRC government will establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Notwithstanding the above, the Foreign Investment Law stipulates that foreign investment includes "foreign investors [who] invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council". Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and then whether our contractual arrangement will be recognized as foreign investment, whether our contractual arrangement will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangement will be handled are uncertain.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on any U.S. exchange, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from the PRC federal government or any local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

If the PRC government deems that the contractual arrangements in relation to CQ Penglin and JMC, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a Cayman Islands exempted company and our PRC subsidiaries are considered foreign-invested enterprises. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangements entered into among Xiangtai WFOE and CQ Penglin and its shareholders and among Xiangtai WFOE and JMC and its shareholders. As a result of these contractual arrangements, we exercise control over CQ Penglin and JMC and consolidate their respective operating results in our financial statements under U.S. GAAP. For a detailed description of these contractual arrangements, see “Corporate History and Structure.”

In the opinion of our PRC counsel, our current ownership structure, the ownership structure of Xiangtai WFOE, our PRC subsidiary, and CQ Penglin and JMC, our consolidated variable interest entities, the contractual arrangements between Xiangtai WFOE and CQ Penglin and JMC are not in violation of existing PRC laws, rules and regulations; and these contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, our PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. In particular, in January 2015, the Ministry of Commerce, or MOC, published a discussion draft of the proposed Foreign Investment Law for public review and comments. Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. If the ownership structure, contractual arrangements and business of our company, Xiangtai WFOE, CQ Penglin or JMC are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Xiangtai WFOE, CQ Penglin and JMC, revoking the business licenses or operating licenses of Xiangtai WFOE, CQ Penglin or JMC, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our initial public offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of CQ Penglin and JMC, and/or our failure to receive economic benefits from CQ Penglin and JMC, we may not be able to consolidate their results into our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with CQ Penglin and JMC, our consolidated variable interest entities for a portion of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied, and expect to continue to rely, on contractual arrangements with CQ Penglin and JMC and their respective shareholders to operate our business. For a description of these contractual arrangements, see our Corporate History and Structure. These contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated variable interest entities. For example, CQ Penglin and JMC and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of CQ Penglin and JMC, we would be able to exercise our rights as a shareholder to effect changes in the respective board of directors of CQ Penglin and JMC, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by CQ Penglin and JMC, and their respective shareholders of their obligations under the contracts. The shareholders of CQ Penglin and JMC may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with CQ Penglin and JMC. Although we have the right to replace any shareholder of CQ Penglin and JMC under their respective contractual arrangements, if any shareholder of CQ Penglin or JMC is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with CQ Penglin and JMC, our consolidated variable interest entities, may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by CQ Penglin or JMC, our consolidated variable interest entities, or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If CQ Penglin or JMC, our consolidated variable interest entities, or their respective shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of CQ Penglin or JMC were to refuse to transfer their equity interest in CQ Penglin or JMC to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entities, and our ability to conduct our business may be negatively affected.

The respective shareholders of CQ Penglin and JMC, our consolidated variable interest entities, may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The interests of respective shareholders of CQ Penglin may differ from the interests of our company as a whole. These shareholders may breach, or cause CQ Penglin or JMC to breach, the existing contractual arrangements we have with them and CQ Penglin or JMC, which would have a material adverse effect on our ability to effectively control CQ Penglin or JMC and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with CQ Penglin or JMC to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreement with these shareholders to request them to transfer all of their equity interests in CQ Penglin or JMC to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the shareholders of CQ Penglin or JMC, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to CQ Penglin and JMC, our consolidated variable interest entities, may be subject to scrutiny by the PRC tax authorities and they may determine that we or CQ Penglin or JMC owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between Xiangtai WFOE, our wholly-owned subsidiary in China, CQ Penglin and JMC, our consolidated variable interest entities in China, and the respective shareholders of CQ Penglin and JMC, were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Xiangtai WFOE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by CQ Penglin and JMC for PRC tax purposes, which could in turn increase its tax liabilities without reducing Xiangtai WFOE’s tax expenses. In addition, if Xiangtai WFOE requests the shareholders of CQ Penglin and JMC, as the case may be, to transfer their equity interests in CQ Penglin and JMC, as the case may be, at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject Xiangtai WFOE to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on CQ Penglin and JMC for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our consolidated variable interest entities’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and benefit from assets held by CQ Penglin and JMC, our consolidated variable interest entities, that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

CQ Penglin and JMC, our consolidated variable interest entities, holds certain assets that are material to the operation of our business, including domain names and an ICP license. Under the contractual arrangements, our consolidated variable interest entities may not and their respective shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event CQ Penglin’s or JMC’s shareholders breach these contractual arrangements and voluntarily liquidate CQ Penglin or JMC, or CQ Penglin or JMC declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If either of CQ Penglin or JMC undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the chops of Xiangtai WFOE, GA Yongpeng and CQ Pengmei, our PRC subsidiaries, CQ Penglin and JMC, our consolidated variable interest entities, are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of Xiangtai WFOE, GA Yongpeng and CQ Pengmei, our PRC subsidiaries, and CQ Penglin and JMC, our consolidated variable interest entities are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Risks Related to Doing Business in the People’s Republic of China

Changes in political, social and economic policies in any of China may materially and adversely affect our business, financial condition, results of operations and prospects.

Our business operations are primarily conducted in China. Accordingly, we are affected by the economic, political and legal environment in China.

In particular, China’s economy differs from the economies of most developed countries in many respects, including the fact that it:

•	has a high level of government involvement;

•	is in the early stages of development of a market-oriented economy;

•	has experienced rapid growth; and

•	has a tightly controlled foreign exchange policy.

China’s economy has been transitioning from a planned economy towards a more market-oriented economy. However, a substantial portion of productive assets in China remain state-owned and the PRC government exercises a high degree of control over these assets. In addition, the PRC government continues to play a significant role in regulating industrial development by imposing industrial policies. For the past three decades, the PRC government has implemented economic reform measures to emphasize the utilization of market forces in economic development.

China’s economy has grown significantly in recent years; however, there can be no assurance that such growth will continue. The PRC government exercises control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China but may also have a negative effect on our business. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. As such, our future success is, to some extent, dependent on the economic conditions in China, and any significant downturn in market conditions may materially and adversely affect our business prospects, financial condition, results of operations and prospects.

China’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.

We have all of our operations in China. The legal system of China is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. Recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules and many have retroactive effects. We cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require WFOE to adjust its taxable income under the contractual arrangements they currently have in place with our consolidated variable interest entities in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us. Contractual arrangements in relation to CQ Penglin and JMC, our consolidated variable interest entities, may be subject to scrutiny by the PRC tax authorities and they may determine that we, or our PRC consolidated variable interest entities, owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our ordinary shares.

Substantially all of our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets. Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiaries and consolidated variable interest entities is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. However, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. During the period between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow range. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. Since October 1, 2016, Renminbi has joined the International Monetary Fund (IMF)’s basket of currencies that make up the Special Drawing Right (SDR), along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2019, the RMB has depreciated significantly in the backdrop of the trade war between the U.S. and China and of the weak performance of Chinese stock market as compared with U.S. indexes. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our ordinary shares.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from China’s State Administration of Foreign Exchange (“SAFE’) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China, given the different levels of economic development in different locations.

Currently, we are making contributions to the plans based on the minimum standards, although the PRC laws require such contributions to be based on the actual employee salaries up to a maximum amount specified by the local government. Therefore, in our consolidated financial statements, we have provided an estimate and accrued a provision in relation to the potential make-up of our contributions for these plans as well as to pay late contribution fees and fines. If we are subject to late contribution fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that China Xiangtai Food Co., Ltd. or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then China Xiangtai Food Co., Ltd. or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our ordinary shares.

We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

We are an exempted company incorporated under the laws of the Cayman Islands and as such rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in August 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. As of June 30, 2020 and 2019, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we intended to re-invest all earnings generated from our PRC subsidiaries for the operation and expansion of our business in China, and we intend to continue this practice in the foreseeable future. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant tax authority or we will be able to complete the necessary filings with the relevant tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to Xiangtai HK and Haochuangge HK, our Hong Kong subsidiaries.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

According to Article 177 of the newly amended PRC Securities Law which became effective in March 2020 (the “Article 177”), the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council.

Our PRC counsel has advised us of their understanding that (i) the Article 177 is applicable in the limited circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with, or by obtaining prior consent of, competent Chinese authorities); (ii) the Article 177 does not limit or prohibit the Company, as a company duly incorporated in Cayman Islands to be listed on Nasdaq, from providing the required documents or information to Nasdaq or the SEC pursuant to applicable Listing Rules and U.S. securities laws; and (iii) as the Article 177 is relatively new and there are presently no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As of the date hereof, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, we cannot assure you that relevant PRC government agencies, including the securities regulatory authority of the PRC State Council, would reach the same conclusion as we do. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct an investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

The recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our current and previous auditors, the independent registered public accounting firms that issue the audit reports included elsewhere in this prospectus, are registered with the PCAOB and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Each of our current and previous auditors is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditors are unable to meet the PCAOB inspection requirements or we may be required to engage a new audit firm, which, in either case, would require significant expense and management time.

Risks Related to Ownership of Our Ordinary Shares

We have incurred additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we are required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differs from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have elected to “opt out” of the provision that allow us to delay adopting new or revised accounting standards and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance.

The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Shares in the public market could materially and adversely affect the prevailing market price of the Shares and our ability to raise capital in the future.

The market price of our Shares could decline as a result of future sales of substantial amounts of Shares or other securities relating to the Shares in the public market, including by the Company’s substantial shareholders, or the issuance of new Shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the Shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our Shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing Shareholders, the percentage ownership of such Shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the Shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

•	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We do not intend to pay dividends in the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

We have material weaknesses in our internal control over financial reporting. If any material weakness persists or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately report its financial results could be adversely affected.

Our management evaluated the effectiveness of our internal control over financial reporting as of June 30, 2020 and determined they were not effective in our 2020 financial statements. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

There can be no assurance that any of our efforts we are implementing, or our internal control over financial reporting generally, will remediate any material weakness or avoid future weaknesses or deficiencies. Any failure to remediate the material weakness and any future weaknesses or deficiencies or any failure to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet its reporting obligations or result in material misstatements in its financial statements. If we are unable to remediate its material weaknesses, our management may not be able to conclude that its disclosure controls and procedures or internal control over financial reporting are effective, which could result in investors losing confidence in its reported financial information and may lead to a decline in the stock price.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. As a result, it may be difficult, impractical or impossible for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Any judgment obtained in the federal or state courts of the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands (the “Grand Court”) if (a) the judgment was given by a foreign court of competent jurisdiction, (b) our company either submitted to the jurisdiction of the foreign court or was resident and carrying on business in the jurisdiction and was duly served with process, (c) the judgment was final and conclusive, (d) the judgment was not in respect of taxes, a fine or a penalty or similar fiscal or revenue obligations imposed on our company, and (e) the judgment was not obtained by fraud and is not of a kind the recognition and enforcement of which would be contrary to the principles of natural justice or public policy in the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. It is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2018 Revision) of the Cayman Islands (the “Cayman Islands Companies Law”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands (other than decisions of the Privy Council in appeals from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

There can be no assurance that we will not be passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our ordinary shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). Although the law in this regard is unclear, we intend to treat CQ Penglin and JMC as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of these entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our consolidated financial statements. Assuming that we are the owner of CQ Penglin and JMC for United States federal income tax purposes, and based upon our income and assets, including goodwill, and the value of our ordinary shares, we do not believe that we were a PFIC for the taxable years ended June 30, 2020, 2019, and 2018 and do not anticipate becoming a PFIC in the foreseeable future.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the stock of CQ Penglin and JMC for United States federal income tax purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ordinary shares and on the receipt of distributions on the ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

After deducting the estimated underwriting discount, non-accountable expense allowance and offering expenses payable by us, we expect to receive net proceeds of approximately $[•] from this offering. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business.

We plan to use the net proceeds of this offering to acquire other businesses or companies to grow our customer base, to expand into new markets, to provide new product lines and to diversify our business. The target business may or may not be in the same line of business as we are currently in. We may also use the net proceeds for working capital needs, which may include investment in product development, sales and marketing activities, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds
Product research and development	$1,400,000
Marketing and business development	$1,400,000
New business assessment and acquisition	$4,200,000
Talent acquisition and training	$4,200,000
Working capital	$2,800,000
Total	$14,000,000

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our consolidated variable interest entity only through loans, subject to the filings with government authorities and limit on the amount of capital contributions and loans. Subject to completion of applicable government filing and registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements and such other factors as our Board of Directors deems relevant.

CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2020 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed public offering price of $[●] per share and to reflect the application of the proceeds after deducting the estimated deducting the estimated underwriting discount, non-accountable expense allowance and offering expenses payable by us. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Securities.”

●	On an actual basis;

●	On a pro forma basis to give effect to the sale of the offering at an assumed public offering price of $[●] per share

Offering ([•] Units)

U.S. Dollars

	As of
	December 31, 2020
	Actual	Pro forma (1)
Shareholder’s Equity:
Ordinary shares, $0.01 par value, 50,000,000 shares authorized, 35,878,927 and shares issued and outstanding as of December 31, 2020.	358,790
Additional paid-in capital(2)	28,284,081
Deferred share compensation	(134,000)
Accumulated deficit	(2,615,953)
Accumulated other comprehensive income (loss)	1,059,439
Statutory Reserves	1,736,780
Total China Xiangtai Food Co., Ltd. Shareholders’ Equity	28,689,137

(1)	Gives effect to the completion of the firm commitment offering at an assumed public offering price of $[•] per share and reflects the application of the proceeds after deducting the estimated underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted for the offering additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, non-accountable expense allowance and approximately $[•] in other expenses. In the firm commitment offering, we expect to receive net proceeds of approximately $[•] ($[•] offering proceeds, less underwriting discount of $[•], non-accountable expense allowance of up to $[•], as well as $[•] in other offering expenses).

DILUTION

If you invest in our Units, your interest will be diluted to the extent of the difference between the offering price per ordinary share invluded in the units and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding Units. Our net tangible book value attributable to shareholders at December 31, 2020 was $[•] or approximately $[•] per share. Net tangible book value per share as of December 31, 2020 represents the amount of total assets less intangible assets (but includes land use right) and total liabilities, divided by the number of shares outstanding.

After giving effect to our sale of $[ ] of units in this offering at an assumed initial public offering price of $[ ] per unit, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses, and assuming no exercise of the warrants contained in the units to be sold in this offering, our pro forma as adjusted net tangible book value as of December 31, 2020 will be approximately $[•] or approximately $[•] per share. This would result in dilution to investors in this offering of approximately $[•] per share or approximately [•]% from the assumed offering price of $[•] per share. Net tangible book value per share would increase to the benefit of present shareholders by $[•] per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares.

		Offering Without Over- Allotment		Offering With Over- Allotment
Assumed offering price per ordinary share	$		$
Net tangible book value per ordinary share before the offering	$		$
Increase per ordinary share attributable to payments by new investors	$		$
Pro forma net tangible book value per ordinary share after the offering	$		$
Dilution per ordinary share to new investors	$		$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included in the fiscal years ended June 30, 2020 (“Annual Financial Statement”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. These Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

OVERVIEW

We are a meat processing company with operations across key sectors of the industry value chain involving processing of meat products. We are engaged in slaughtering, processing, packing, and selling various processed meat products. We are committed to providing consumers with high-quality, nutritious and tasty products through our portfolio of trusted and well-known brands and to driving consumption trends, while setting a high industry standard in product quality and food safety. We can efficiently match supply with demand and benefit from the strong industry trends in the People’s Republic of China (the “PRC” or “China”).

Our fresh killed meat and processed marinated meat products have entered some of the large supermarkets in the city of Chongqing and Sichuan province, such as Chongqing New Century, Sichuan Yonghui, Chongqing Lotte Mart, Chongqing Carrefour and so forth. In April 2017, we opened up our sales channel in the city of Shenzhen, in the Guangdong province, by cooperating with Renrenlei, a big local supermarket chain.

We have strict quality control systems in each process of our value chain, from production through sales and distribution. These objectives are grounded in our sustainability program, which focuses on key areas such as employee welfare, sustainable husbandry, as well as food safety and quality. We strive to foster a strong culture of innovation, which allows us to adapt to evolving consumer preferences. We have a successful track record of launching new products that help drive our revenue growth and increase our margins in each of our key markets. So far we have received many national or local honors, including "Honest and Trustworthy Seller", “Annual Sales Star”, “Best Partner,” and “First Place in Fresh Grocery” from New Century Department Store, “Industrial Leading Enterprise” from Chongqing City Fuling District government, “Vice President Entity” from Chongqing Tongchuan Chamber of Commerce. We attribute our receipt of these awards and honors to working relationships with big supermarkets and department stores, our sales and marketing efforts, and our penetration into the meat market in Chongqing City.

Key Factors that Affect Operating Results

PRC Pork Industry

The rapid growth of the PRC pork industry has been driven by robust economic growth, continued urbanization and rising disposable income. China was the largest pork production and consumption market in the world, comprising 47.92% and 50.06% of the global production and consumption markets, respectively, in 2016. Pork is deeply rooted in Chinese culture and diet, and comprised 60.0% of China’s meat consumption in 2016. Although PRC pork production volume has historically grown at a steady rate, a gap has consistently existed between the supply and demand of pork. Pork consumption is expected to grow at a comparatively faster compound annual growth rate (“CAGR”) of 3.08% compared to pork production with a CAGR of 3.01% from 2012 to 2018, especially 2019 the pork production decreased 21.3% due to the African swine fever, leading to a widening supply shortfall (Source: https://baijiahao.baidu.com/s?id=1660828715114318892&wfr=spider&for=p c). It is expected that the volume of PRC pork imports will continue to rise.

China is still recovering from the decrease in pork production from the African Swine Flu outbreak in 2018.14 According to data from the Chinese National Bureau of Statistics, Chinese domestic pork production was approximately 41.13 metric tons in 2020. This is a slight decrease from the 42.6 metric tons in 2019, but remains a significant change from the over 50 metric tons per year produced by China from 2010-2018.15 To jumpstart the recovery of China’s pork reserves, MARA implemented a three-year mission plan for stabilizing swine production and supply in 2019. In late 2019, MARA implemented the “Large Agricultural Enterprises Lead 10,000 Households on Swine Farming to Alleviate Poverty” program in 16 less developed cities in provinces including Hubei and Sichuan. Alongside an investment of USD $7.1 bn (RMB 50 billion) by 15 large agricultural enterprises, the program is expected to add 22 million hogs per year.16 In China’s Pig Production Will Grow 19% In 2021, an article in industry magazine, Pig Progress, China’s recovery effort is forecasted to lead to a total domestic pork production of 49.27 million tons in 2021, a 19.8% production increase.17

We anticipate increased opportunity in the Chinese domestic pork industry. In the Organization for Economic Cooperation Development and the United Nation’s Food and Agriculture Organization’s joint report titled OECD-FAO’s Agricultural Outlook 2020-2029, average Chinese pork consumption is expected to increase by approximately 3 kilograms retail weight equivalent per capita by 2029.18 Changing consumer behavior and growing demand, in addition to a growing middle class, is expected to result in producers in China experiencing accelerated industry concentration and a trend toward large farms and vertical integration.19

PRC economy

Although the PRC economy has grown in recent years, the pace of growth has slowed, and even the current rate of growth may not continue. According to the PRC National Bureau of Statistics, the annual rate of growth in the PRC declined from 7.7% in 2013 to 7.4% in 2014, 6.9% in 2015, 6.7% in 2016, 6.5% in 2017, 6.6% in 2018, 6.1% in 2019, and 2.3% in 2020. A further slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the purchase power of the consumers of our products and lead to the decrease of demand for our products and may have a materially adverse effect on its business.

Key Factors

Our variable interest entity and our operating subsidiary are incorporated, and their operations and assets are located, in China. Accordingly, our results of operations, financial condition and prospects are affected by China’s economic and regulation conditions in the following factors: (a) an economic downturn in China or any regional market in China; (b) economic policies and initiatives undertaken by the Chinese government; (c) changes in the Chinese or regional business or regulatory environment affecting the purchase power of consumers of our products; (d) changes in the Chinese government policy on livestock slaughtering licenses; (e) changes in the Chinese government policy on food industry; (f) breakout of livestock and human diseases in the PRC, such as BSE, FMD and various strains of influenza and COVID-19. Unfavorable changes could affect demand for products that we sell and for products that we provide and could materially and adversely affect the results of operations.

We have contracts with major distributors that are selling our products to individual customers or small distributors from our hog production. Each of our slaughtered hogs is stamped with the FSA approval stamp after inspection and with the slaughtered house’s approval stamp, which states the name of the slaughtered house and its assigned code. After having these two stamps, FSA will issue an inspection approval certificate, and the slaughtered house will issue another inspection approval certificate. These two certificates go along with the fresh killed hog for anyone selling our fresh killed hog. Then fresh killed hog meat can be sold in markets. Our sales efforts focus on those wholesale distributors which place large recurring orders and present less credit risk to us. During the year ended June 30, 2020, we cooperated with 24 wholesale distributors as compared to 26 wholesale distributors during the year ended June 30, 2019 and 25 wholesale distributors during the year ended June 30, 2018.

Our supermarket sales provide a higher profit margin. To obtain the permission of selling our products at a supermarket, we need to compete with many other companies and we compete primarily on the basis of quality and price. If we are unable to compete successfully in our markets, our relative supermarket share and profits could be reduced. In addition, we have less bargaining power with the supermarkets on operating charges.

14 See footnote 1.

15 See footnote 2.

16 See footnote 3.

17 See footnote 4.

18 See footnote 5.

19 Id.

RESULTS OF OPERATIONS

Comparison of Six Months Ended December 31, 2020 and 2019

Revenues

Our revenues consist of supermarket and grocery store revenues, farmers’ market revenues and raw feed materials revenues. Total revenues increased by approximately $50.0 million, or 100.0%, to approximately $100.1 million for the six months ended December 31, 2020, compared to approximately $50.0 million for the six months ended December 31, 2019. The overall increase was primarily attributable to the increase of our raw feed materials revenues as we purchased JMC on April 3, 2020 which was offset by the decrease of farmers’ market revenues and the decrease of supermarket and grocery store revenues.

Supermarket and grocery store revenues decreased by approximately $0.6 million, or 25.9%, to approximately $1.7 million for the six months ended December 31, 2020, compared to approximately $2.3 million for the six months ended December 31, 2019. Due to COVID-19 and higher competition of supermarkets, we faced higher costs but more fierce price competition, so we slowly decreased our supermarket and grocery store sales during the six months ended December 31, 2020 and closed the business in February 2020.

Farmers’ market revenues decreased by approximately $11.8 million, or 24.7%, to approximately $35.9 million for the six months ended December 31, 2020, compared to approximately $47.7 million for the six months ended December 31, 2019. Due to the outbreak of COVID-19, the total supply of fresh hogs largely decreased. The decrease was offset by the increase of unit selling price.

Raw feed material revenues was approximately $62.4 million for the six months ended December 31, 2020 resulted from our purchase of the 51% equity interest in Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”) on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh killed regular hogs	$26,078,071	$35,591,959	$(9,513,888)	(26.7)%
Fresh killed Fragrant hogs	3,458,626	4,441,515	(982,889)	(22.1)%
Fresh hog byproducts	1,386,310	1,959,716	(573,406)	(29.3)%
Chilled fresh pork	5,005,075	5,712,609	(707,534)	(12.4)%
Total farmers’ market revenues	$35,928,082	$47,705,799	$(11,777,717)	(24.7)%

We purchase two species of hogs, one is a regular hog and the other is known as “fragrant hog” in China. The “fragrant hog” name is attributed to its tender and fragrant meat. Our revenues from fresh killed regular hogs in number of kilograms sold and its average selling price are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh killed regular hogs (kg)	4,748,884	7,704,784	(2,955,900)	(38.4)%
Average selling price (per kg)	$5.49	$4.62	$0.87	18.9%

Revenues of fresh killed regular hogs decreased by approximately $9.5 million, or 26.7%, to approximately $26.1 million for the six months ended December 31, 2020, compared to approximately $35.6 million for the six months ended December 31, 2019. The decrease was primarily attributable to the decrease in quantity of fresh killed regular hogs sold and partially offset by the increase of average selling unit price.

During the six months ended December 31, 2020, we sold 4,748,884 kg of fresh killed regular hogs as compared to 7,704,784 kg sold during the six months ended December 31, 2019. The decrease in quantity sold of 2,955,900 kg or 38.4% during the six months ended December 31, 2020 as compared to the same period in 2019 were mainly due to the outbreak of COVID-19 also which largely decreased the supply of hogs.

The average selling price increased from $4.62/kg during the six months ended December 31, 2019 to $5.49/kg during the six months ended December 31, 2020, an increase of $0.87/kg or 18.9%. The increase was mainly due to the supply drop of the fresh regular hogs. Due to the COVID-19 outbreak, the supply of regular hogs began to decrease, which drove up the unit selling price. The increase was also due to the appreciation of Chinese Renminbi (“RMB”) against U.S. dollar of 3.9%.

Our revenues from fresh killed fragrant hogs in number of kilograms sold and its average selling price are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh killed fragrant hogs (kg)	350,598	591,547	(240,949)	(40.7)%
Average selling price (per kg)	$9.86	$7.51	$2.35	31.4%

During the six months ended December 31, 2020, we sold 350,598 kg of fresh killed fragrant hogs as compared to 591,547 kg sold during the six months ended December 31, 2019. The quantity sold decreased 240, 949 kg or 40.7% during the six months ended December 31, 2020 as compared to the same period in 2019. The decrease of the supply of fragrant hogs are mainly due to the outbreak of COVID-19 as discussed above.

The average selling price increased from $7.51/kg during the six months ended December 31, 2019 to $9.86/kg during the six months ended December 31, 2020, an increase of $2.35/kg or 31.4%. The supply of fragrant hogs began to decrease, which drove up the unit selling price. The increase of unit average selling price was also due to the appreciation of Chinese Renminbi (“RMB”) against U.S. dollar of 3.9%.

Our revenues from fresh hog byproducts on numbers of set sold and its average selling price are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh hog byproducts (set)	54,000	87,760	(33,760)	(38.5)%
Average selling price (per set)	$25.67	$22.33	$3.34	15.0%

Fresh hog byproducts derived from the hog slaughtering process include hog hair, hog blood, hog intestines, hog feet and hog head. Revenues of fresh hog byproducts decreased by approximately $0.6 million, or 29.3%, to approximately $1.4 million for the six months ended December 31, 2020, compared to approximately $2.0 million for the six months ended December 31, 2019. The decrease was primarily attributable to our decreased revenues of fresh killed regular hogs. We slaughtered 54,000 hogs during the six months ended December 31, 2020 as compared to 87,760 hogs during the six months ended December 31, 2019, which is 33,760 less hogs, or 38.5%. Each hog produces a set of byproducts, so fewer byproducts were produced in 2020 than the same period in 2019.

We sell regular hog byproducts and fragrant hog byproducts together at the same price, and sell the byproducts by set with one type of set composed of hog hair, hog blood, hog intestines and hog feet and the other type of set composed of hog heads only. We are connected with two byproducts local distributors, one exclusively purchase our hog heads and the other distributors purchase the remaining hog byproducts who are able to purchase all the byproducts that we produced and are able to resell these byproducts to small distributors or restaurants. During the six months ended December 31, 2020, the average selling price increased from $22.33 during the six months ended December 31, 2019 to $25.67, an increase of $3.34/kg, or 15.0%. We increased our unit selling price due to lesser supply of these byproducts. The increase of unit average selling price was also due to the appreciation of Chinese Renminbi against U.S. dollar of 3.9%.

Our revenues from chilled fresh pork in number of kilograms sold and its average agent fee are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Chilled fresh pork (kg)	861,650	1,056,067	(194,417)	(18.4)%
Average agent fee (per kg)	$5.81	$5.41	$0.40	7.4%

As the Chongqing local demand of pork was hard to meet after the implementation of a purchase control by Chongqing government requiring slaughtering houses in Chongqing to purchase hogs from farms within Chongqing, we started acting as an agent to trade chilled fresh pork from other provinces in November 2019. We purchase chilled fresh pork from distributors and resell to small distributors directly. The chilled fresh pork is stored at a third-party warehouse, and the small distributors go to the warehouse to pick up their orders. We are not responsible for transporting or storing any chilled fresh pork.

Revenues of chilled fresh pork decreased by approximately $0.7 million, or 12.4%, to approximately $5.0 million for the six months ended December 31, 2020, compared to approximately $5.7 million for the six months ended December 31, 2019. The decrease was primarily attributable to the decrease in quantity of chilled fresh pork.

During the six months ended December 31, 2020, we sold 861,650 kg of chilled fresh pork as compared to 1,056,067 kg sold during the six months ended December 31, 2019. The quantity sold decreased 194,417 kg or 18.4% during the six months ended December 31, 2020 as compared to the same period in 2019. The decrease of the supply of chilled fresh pork was mainly due to the outbreak of COVID-19 as discussed above.

During the six months ended December 31, 2020, the average selling price increased from $5.41 during the six months ended December 31, 2019 to $5.81, a decrease of $0.40/kg, or 7.4%. The supply of chilled fresh pork began to decrease, which drove up the unit selling price. The increase of unit average selling price was also due to the appreciation of Chinese Renminbi against U.S. dollar of 3.9%.

Our revenues from our raw feed material revenues are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Soybean meal	$57,746,878	$-	$57,746,878	100.0%
Soybean oil	4,647,479	-	4,647,479	100.0%
Total raw feed material revenues	$62,394,357	$-	$62,394,357	100.0%

Our revenues from soybean meal in number of kilograms sold and its average selling price are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Soybean meal (kg)	137,211,165	-	137,211,165	100.0%
Average selling price (per kg)	$0.42	$-	$0.42	100.0%

We began selling soybean meal at an average selling price of $0.42/kg after our acquisition of the 51% equity interest in JMC on April 3, 2020. The selling prices are not fixed, and they are floating based on the current local market prices.

Our revenues from soybean oil in number of kilograms sold and its average selling price are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Soybean oil (ton)	5,686	-	5,686	100.0%
Average selling price (per ton)	$817.34	$-	$817.34	100.0%

We began selling soybean oil at an average selling price of $817.34/ton after our acquisition of the 51% equity interest in JMC on April 3, 2020.

Cost of Revenues

Our cost of revenues consists of cost of direct materials, labor and manufacturing overhead costs. Total cost of revenues increased by approximately $50.5 million, or 109.7%, to approximately $96.6 million for the six months ended December 31, 2020, compared to approximately $46.1 million for the six months ended December 31, 2019. Our total cost of revenues increased which was in line with the increase of total revenues.

Cost of supermarket and grocery store revenues increased by approximately $50,000, or 2.7%, to approximately $1.9 million for the six months ended December 31, 2020, compared to approximately $1.8 million for the six months ended December 31, 2019. The increase of the cost of supermarket and grocery store revenues was mainly due to the appreciation of RMB against U.S. dollar of 3.9%.

The cost of farmers’ market revenues decreased by approximately $8.9 million, or 20.1%, to approximately $35.3 million for the six months ended December 31, 2020, compared to approximately $44.2 million for the six months ended December 31, 2019. The decrease was mainly caused by the decreased volume at farmers’ markets, which was primarily attributable to the decreased revenues brought under the influence of the African swine fever and the COVID-19 pandemic.

The cost of raw feed material revenues was approximately $59.4 million for the six months ended December 31, 2020, as a result of our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Our cost of revenues from farmers’ market revenues are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh killed regular hogs	$25,580,350	$34,031,568	$(8,451,218)	(24.8)%
Fresh killed fragrant hogs	3,518,880	3,145,611	373,269	11.9%
Fresh hog byproducts	1,247,679	1,576,831	(329,152)	(20.9)%
Chilled fresh pork	4,994,172	5,484,668	(490,496)	(8.9)%
Total farmers’ market cost of revenues	$35,341,081	$44,238,678	$(8,897,597)	(20.1)%

Our volume and unit cost of revenues from fresh killed regular hogs are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh killed regular hogs (kg)	4,748,884	7,704,784	(2,955,900)	(38.4)%
Average production cost (per kg)	$5.39	$4.42	$0.97	22.0%

Cost of fresh killed regular hogs decreased by approximately $8.4 million, or 24.8%, to approximately $25.6 million for the six months ended December 31, 2020, compared to approximately $34.0 million for the six months ended December 31, 2019. The cost of fresh killed regular hogs was part of the cost of purchasing live regular hogs and overhead costs incurred in our own slaughtering house. The decrease was primarily associated with the decrease of sales volume of fresh killed regular hogs and offset by the appreciation of Chinese Renminbi (“RMB”) against U.S. dollar.

During the six months ended December 31, 2020 we purchased 47,788 regular hogs which produced 4,748,884 kg of fresh killed regular hogs as compared to 77,246 regular hogs which produced 7,704,784 kg of fresh killed regular hogs during the six months ended December 31, 2019, a decrease of 2,955,900 kg, or 38.4%. The decrease of quantity produced was associated with the decrease of sales volume as mentioned above in the revenues section.

The average unit cost of producing fresh killed regular hogs increased from 4.42/kg during the six months ended December 31, 2019 to $5.39/kg during the six months ended December 31, 2020, an increase of $0.97/kg, or 22.0%. Due to the outbreak of COVID-19, the supply of regular hogs began to decrease, which drove up the unit selling price. The increase was also due to the appreciation of Chinese Renminbi (“RMB”) against U.S. dollar of 3.9%.

Our volume and unit cost of revenues from fresh killed fragrant hogs are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh killed Fragrant hogs (kg)	350,598	591,547	(240,949)	(40.7)%
Average production cost (per kg)	$10.04	$5.32	$4.72	88.7%

Cost of fresh killed fragrant hogs increased by approximately $0.4 million, or 11.9%, to approximately $3.5 million for the six months ended December 31, 2020, compared to approximately $3.1 million for the six months ended December 31, 2019. The cost of fresh killed fragrant hogs was part of the cost of purchasing live fragrant hogs and overhead costs incurred in our own slaughtering house. Due to the outbreak of COVID-19, the supply of fragrant hogs began to decrease, which drove up the unit selling price. The increase was also due to the appreciation of Chinese Renminbi (“RMB”) against U.S. dollar of 3.9% and offset by the decreased sales volume.

During the six months ended December 31, 2020, we purchased 6,212 fragrant hogs which produced 350,598 kg of fresh killed fragrant hogs as compared to 10,514 fragrant hogs which produced 591,547 kg of fresh killed fragrant hogs during the six months ended December 31, 2019. The decrease of quantity produced was associated with the decrease of sales volume as mentioned above in the revenues section.

The average unit cost of producing fresh killed fragrant hogs increased from $5.32/kg during the six months ended December 31, 2019 to $10.04/kg during the six months ended December 31, 2020, an increase of $4.72/kg, or 88.7%. Due to the outbreak of COVID-19, the supply of fragrant hogs began to decrease, which drove up the unit selling price. The purchase unit price of fragrant hogs increased $4.72/kg or 88.7% from $5.32/kg for the six months ended December 31, 2019 to $10.04/kg for the six months ended December 31, 2020.

Our volume and unit cost of revenues from byproducts are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Fresh hog byproducts (set)	54,000	87,760	(33,760)	(38.5)%
Average production cost (per set)	$23.11	$17.97	$5.14	28.6%

Cost of fresh hog byproducts decreased by approximately $0.4 million, or 20.9%, to approximately $1.2 million for the six months ended December 31, 2020, compared to approximately $1.6 million for the six months ended December 31, 2019. We allocated total production cost of hogs to our fresh hog byproducts based upon the percentage of selling prices between the fresh killed hogs and the fresh hog byproducts. Due to the lower total production cost of fresh killed hogs during the six months ended December 31, 2020 than the cost during the same period in 2019, it resulted in a lower allocation of our total production cost to our fresh hog byproduct.

The average unit cost of producing fresh hog byproducts increased from $17.97/set during the six months ended December 31, 2019 to $23.11/set during the six months ended December 31, 2020, an increase of $5.14/set, or 28.6%. The production cost of byproducts is included in production cost of fresh killed regular hogs. The increase was due to the cost of revenues allocation as discussed above and the appreciation of RMB against U.S. dollar of 3.9%.

Our volume and unit cost of revenues from chilled fresh pork are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Chilled fresh pork (kg)	861,650	1,056,067	(194,417)	(18.4)%
Average production cost (per kg)	$5.80	$5.19	$0.61	11.6%

To replenish the local needs of pork, we started buying chilled fresh pork from Yunnan Province and Hebei Province and reselling in Chongqing from November 2019. The cost of chilled fresh pork includes the cost of purchasing chilled fresh pork and overhead costs incurred in transporting and handling. Cost of chilled fresh pork decreased by approximately $0.5 million, or 8.9%, to approximately $5.0 million for the six months ended December 31, 2020, compared to approximately $5.5 million for the six months ended December 31, 2019. The decrease was primarily attributable to the decrease in quantity of chilled fresh pork.

During the six months ended December 31, 2020, we sold 861,650 kg of chilled fresh pork as compared to 1,056,067 kg sold during the six months ended December 31, 2019. The quantity sold decreased 194,417 kg or 18.4% during the six months ended December 31, 2020 as compared to the same period in 2019. The decrease of the supply of chilled fresh pork are mainly due to the outbreak of COVID-19 as discussed above.

During the six months ended December 31, 2020, the average unit cost increased from $5.19 during the six months ended December 31, 2019 to $5.80, a decrease of $0.61/kg, or 11.6%. The increase of unit cost was due to the decreased supply of chilled fresh pork and the appreciation of Chinese Renminbi against U.S. dollar of 3.9%.

Our cost of revenues from our raw feed material revenues are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Soybean meal	$54,854,645	$-	$54,854,645	100.0%
Soybean oil	4,533,274	-	4,533,274	100.0%
Total cost of raw feed material revenues	$59,387,919	$-	$59,387,919	100.0%

Our volume and unit cost of revenues from soybean meal are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Soybean meal (kg)	137,211,165	-	137,211,165	100.0%
Average selling price (per kg)	$0.40	$-	$0.40	100.0%

We purchased and resold 137,211,165 kg of soybean meals at an average purchase price of $0.40/kg resulted from our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Our volume and unit cost of revenues from soybean meal are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Soybean oil (ton)	5,686	-	5,686	100.0%
Average selling price (per ton)	$797.26	$-	$797.26	100.0%

We purchased and resold 5,686 tons of soybean oil at an average selling price of $797.26/ton resulted from our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Gross Profit

Our gross profit from our major revenue categories are summarized as follows:

	For the Six Months ended December 31, 2020	For the Six Months ended December 31, 2019	Change	Change (%)
Supermarket and grocery store revenues
Gross profit	$(138,763)	$514,000	$(652,763)	(127.0)%
Gross margin	(8.0)%	22.1%	(30.1)%

Farmers’ market revenues
Gross profit	$587,001	$3,467,121	$(2,880,120)	(83.1)%
Gross margin	1.6%	7.3%	(5.6)%

Raw feed material revenues
Gross profit	$3,006,438	-	$3,006,438	100.0%
Gross margin	4.8%	-%	4.8%

Total
Gross profit	$3,454,676	$3,981,121	$(526,445)	(13.2)%
Gross margin	3.5%	8.0%	(4.5)%

Our gross profit decreased by approximately $0.5 million, or 13.2%, to approximately $3.5 million during the six months ended December 31, 2020, from approximately $4.0 million during the six months ended December 31, 2019. The decrease in gross profit was primarily due to the decrease of gross profit in our supermarkets and grocery sales and farmers’ market and offset by our increase of gross profit in our raw feed material sales.

For the six months ended December 31, 2020 and 2019, our overall gross margin was 3.5% and 8.0%, respectively. The decrease in gross margin was primarily due to the decreased gross margin of both supermarket and grocery store revenues and famers’ market revenues.

Our gross margin for supermarket and grocery store revenue slight decreased from 22.1% for the six months ended December 31, 2019 to (8.0) % for the six months ended December 31, 2020 mainly due to the increase of selling prices at a lower rate than the increase of purchase prices as we were making our effort to control the selling prices during the outbreak of COVID-19.

Our gross margin for farmers’ market revenues decreased from 7.3% for the six months ended December 31, 2019 to 1.6 % for the six months ended December 31, 2020 mainly due to the gross margin of our fresh killed fragrant hog products decreased from 29.2% for the six months ended December 31, 2019 to (1.7) % for the six months ended December 31, 2020 as the unit cost of fresh killed fragrant hogs increased at a faster rate than the unit price.

Our gross margin for raw feed material revenues was 4.8% for the six months ended December 31, 2020 resulted from our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Selling Expenses

Selling expenses increased by approximately $0.3 million, or 98.2%, from approximately $0.3 million for the six months ended December 31, 2019 as compared to approximately $0.6 million for the six months ended December 31, 2020. The increase in selling expenses was primarily due to the increase of rent of approximately $36,000 and the increase of shipping and stores decoration fees of approximately $0.2 million.

General and Administrative Expenses

General and administrative expenses increased by approximately $0.8 million, or 70.1%, from approximately $1.2 million for the six months ended December 31, 2019 as compared to approximately $2.0 million for the six months ended December 31, 2020. The increase in general and administrative expenses was primarily due to the increase of salary and insurance expenses of $70,000. In addition, the increase also attributable to the increase of business consulting fee of approximately $0.6 million. The increase also attributable to the increase of approximately $96,000 of legal expense mainly related to our financing and the increase of approximately $80,000 rent expense.

Provision for Doubtful Accounts

Provision for doubtful accounts increased by approximately $6.4 million, or 506.7% from approximately $1.3 million for the six months ended December 31, 2019 as compared to approximately $7.7 million for the six months ended December 31, 2020. The change was due to the fact that we had more accounts receivables aged over 6 months as of December 31, 2020 as compared to December 31, 2019. Due to the impact of COVID-19, two customers experienced cash flow difficulties, so we provided an allowance for the full amount of the account receivables of the two customers in the amount of approximately $5.1 million during the six months ended December 31, 2020.

Stock Compensation Expenses

We incurred approximately $0.1 million stock compensation expense to pay for CFO stock compensation during the six months ended December 31, 2020. In addition, we incurred approximately $30,000 stock compensation expense in relation to the vested portion of the stock options issued to our independent directors. Furthermore, we incurred approximately $70,000 on stock compensation expense in relation to our ordinary shares issued to our business consulting firm for its services performed from June 2020 to September 2020.

We incurred approximately $0.7 million stock compensation expense to pay for certain professional services valued at $650,000 during the six months ended December 31, 2019 in connection to the issuance of our ordinary shares in August 2019. We expect this is a one-time expense and we do not expect such expenses will incur in the future period. In addition, we incurred approximately $91,000 stock compensation expense in relation to the vested portion of the stock options issued to our independent directors

Impairment of Long-lived Assets

We recorded approximately $1.0 million impairment loss of long-lived assets during the six months ended December 31, 2020. We impaired the equipment, building and land use right of CQ Penglin, due to the operation suspension order from the court, which required sealed the facilities in Fulin, Chongqing owned by CQ Pengling to be sealed in March 2021, in respect of our default on certain loans. Operations in this facility have since remained suspended. See “Legal Proceedings - Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd.” on page 98.

Income (Loss) from Operations

The loss from operations for the six months ended December 31, 2020 was approximately $8.0 million, a decrease of approximately $8.5 million, or 1,749.2%, from an income of approximately $0.5 million the six months ended December 31, 2019. The decrease was mostly due to reasons that we mentioned above.

Other Income (Expense), Net

Our other expense, net, consists of interest income, interest expense, other finance expense, other income (expense), net, estimated litigation charges. Our total other expense was approximately $1.0 million during the six months ended December 31, 2020, an increase of approximately $0.4 million, or 80.1%, as compared to our other expenses of approximately $0.6 million during the six months ended December 31, 2019. The increase was mainly due to the increase of interest expense of approximately $0.4 million as we incurred more penalty interest charges for bank loans in default for the six months ended December 31, 2020. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Trend Information – Contingencies”.

Provision for Income Taxes

Provision for income tax was approximately $117,000 during the six months ended December 31, 2020, an increase of approximately $117,000, or 100.0%, as compared to $0 for the six months ended December 31, 2019. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. The slight increase in provision for income taxes was mainly to JMC which had taxable income during the six months ended December 31, 2020.

Net Loss from Continuing Operations

Our net loss from continuing operations was approximately $9.2 million for the six months ended December 31, 2020, decreased by approximately $9.1 million, or 11,718.7%, from net income from continuing operations of approximately $78,000 for the six months ended December 31, 2019. Such change was the result of the combination of the changes as discussed above.

Net Loss from Discontinued Operations

In February 2020, we discontinued operating grocery stores as the business has been operating at losses. As a result, the results of operations for our grocery stores business are reported as discontinued operations under the guidance of Accounting Standards Codification 205. Our net loss from discontinued operations increased by approximately $0.5 million, or 83.8%, to a net loss of approximately $88,000 for the six months ended December 31, 2020, from a net loss of approximately $0.5 million for the six months ended December 31, 2019. The increase in loss from discontinued operations was due to no operations for the six months ended December 31, 2020.

Net Loss

Our net loss was approximately $9.2 million for the six months ended December 31, 2020, increased by approximately $8.6 million, or 1,400.5%, from a net loss of approximately $0.6 million for the six months ended December 31, 2019. Such change was the result of the combination of the changes as discussed above.

The following tables reconcile our non-GAAP net income to the most directly comparable financial measures calculated in accordance with U.S. GAAP, which are net loss (income) attributable to our ordinary shareholders.

	For the Six Months ended December 31,
			Percentage
	2020	2019	Change	Change
Reconciliation of net loss to Non-GAAP net (loss) income
Net loss	$(9,259,017)	$(617,052)	8,641,965	1,400.5%
Stock compensation expense	212,198	741,471	(529,273)	(71.4)%
Non-GAAP net (loss) income	$(9,046,819)	$124,419	$(9,171,238)	(7,371.3)%

Our non-GAAP net income decreased by approximately $9.2 million, or 7,371.3%, to non-GAAP net loss of approximately $9.0 million for the six months ended December 31, 2020, from non-GAAP net income of approximately $0.1 million for the six months ended December 31, 2019. Such change was primarily attributable to the decrease in revenues, the increase in general and administrative expenses, the increase of impairment of long-lived assets as discussed above.

Comparison of Fiscal Years Ended June 30, 2020 and 2019

Revenues

Our revenues consist of supermarket and grocery store revenues, farmers’ market revenues and raw feed materials revenues. Total revenues increased by approximately $11.5 million, or 11.6%, to approximately $110.6 million for the year ended June 30, 2020, compared to approximately $99.1 million for the year ended June 30, 2019. The overall increase was primarily attributable to the increase of our raw feed materials revenues as we purchased JMC on April 3, 2020, which was offset by the decrease of farmers’ market revenues.

Supermarket and grocery store revenues increased by approximately $2.0 million, or 51.1%, to approximately $5.8 million for the year ended June 30, 2020, compared to approximately $3.9 million for the year ended June 30, 2019. COVID-19 has shadowed China and general population in many aspects. In order to ensure that consumers’ basic living needs are met, supermarkets and grocery stores in various places still operated as usual. However, during the Chinese New Year and the COVID-19 outbreak, many food suppliers have raised product prices due to temporary shortage in the supply, so we had to raise our selling prices as well.

Farmers’ market revenues decreased by approximately $14.7 million, or 15.5%, to approximately $80.5 million for the year ended June 30, 2020, compared to approximately $95.2 million for the year ended June 30, 2019. Due to COVID-19, the total supply of fresh hogs largely decreased. The decrease was offset by the increase of unit selling price.

Raw feed material revenues was approximately $24.3 million for the year ended June 30, 2020 resulted from our purchase of the 51% equity interest in Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Our revenues from our farmers’ market revenues are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh killed regular hogs	$68,024,318	$81,254,949	$(13,230,631)	(16.3)%
Fresh killed Fragrant hogs	8,428,581	7,905,214	523,367	6.6%
Fresh hog byproducts	3,628,234	6,062,746	(2,434,512)	(40.2)%
Chilled fresh pork	392,803	-	392,803	100.0%
Total farmers’ market revenues	$80,473,936	$95,222,909	$(14,748,973)	(15.5)%

Our revenues from fresh killed regular hogs in number of kilograms sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh killed regular hogs (kg)	12,941,488	29,700,842	(16,759,354)	(56.4)%
Average selling price (per kg)	$5.26	$2.74	$2.52	92.0%

Revenues of fresh killed regular hogs decreased by approximately $13.2 million, or 16.3%, to approximately $68.0 million for the year ended June 30, 2020, compared to approximately $81.2 million for the year ended June 30, 2019. The decrease was primarily attributable to the decrease in quantity of fresh killed regular hogs sold and partially offset by the increase of average selling unit price.

During the year ended June 30, 2020, we sold 12,941,488 kg of fresh killed regular hogs as compared to 29,700,842 kg sold during the year ended June 30, 2019. The decrease in quantity sold of 16,759,354 kg or 56.4% during the year ended June 30, 2020, as compared to the same period in 2019, was mainly due to the African swine fever, which started to wildly spread in China in late October 2018. Beginning in March 2019, the Chongqing government required all local slaughtering houses to only purchase fresh hogs from Chongqing hog farms, which decreased of the supply of hogs.

The average selling price of fresh killed regular hogs increased from $2.74/kg during the year ended June 30, 2019 to $5.26/kg during the year ended June 30, 2020, an increase of $2.52/kg or 92.0%. The increase was mainly due to the supply drop of the fresh regular hogs. Due to the African swine fever, the purchase control of Chongqing government and the COVID-19 outbreak, the supply of regular hogs began to decrease, which drove up the unit selling price. However, we did not see a big decrease of fresh regular hog meat demand, as the African swine fever has no effect on human health and can be fully killed after exposure to high temperature. The increase was offset by the depreciation of RMB against the U.S. dollar of 2.9%.

Our revenues from fresh killed fragrant hogs in number of kilograms sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh killed fragrant hogs (kg)	1,026,513	1,678,375	(651,862)	(38.8)%
Average selling price (per kg)	$8.21	$4.71	$3.50	74.3%

During the year ended June 30, 2020, we sold 1,026,513 kg of fresh killed fragrant hogs as compared to 1,678,375 kg sold during the year ended June 30, 2019. The quantity sold decreased 651,862 kg or 38.8% during the year ended June 30, 2020 as compared to the same period in 2019. The decrease of the supply of fragrant hogs was mainly due to the African swine fever, which started to wildly spread in China in late October 2018, the purchase control of Chongqing government and COVID-19 as discussed above.

The average selling price [of fresh killed fragrant hogs?] increased from $4.71/kg during the year ended June 30, 2019 to $8.21/kg during the year ended June 30, 2020, an increase of $3.50/kg or 74.3%. The supply of fragrant hogs began to decrease, which drove up the unit selling price. However, we did not see a big decrease in fragrant hog meat demand as the African swine fever has no effect on human health and can be fully killed with high temperature during food preparation. The decrease of unit average selling price also attributable to the depreciation of RMB against the U.S. dollar of 2.9%.

Our revenues from fresh hog byproducts on numbers of set sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh hog byproducts (set)	149,173	327,888	(178,715)	(54.5)%
Average selling price (per set)	$24.32	$18.49	$5.83	31.5%

Fresh hog byproducts derived from the hog slaughtering process include hog hair, hog blood, hog intestines, hog feet and hog head. Revenues of fresh hog byproducts decreased by approximately $2.4 million, or 40.2%, to approximately $3.6 million for the year ended June 30, 2020, compared to approximately $6.1 million for the year ended June 30, 2019. The decrease was primarily attributable to our decreased revenues of fresh killed regular hogs. We slaughtered 149,173 hogs during the year ended June 30, 2020 as compared to 327,888 hogs during the year ended June 30, 2019, which is 178,715 less hogs, or 54.5%. Each hog produces a set of byproducts, so fewer byproducts were produced in 2020 than the same period in 2019.

We sell regular hog byproducts and fragrant hog byproducts together at the same price, and sell the byproducts by set with one type of set composed of hog hair, hog blood, hog intestines and hog feet and the other type of set composed of hog heads only. We are connected with two byproducts local distributors, one exclusively purchase our hog heads and the other distributors purchase the remaining hog byproducts who are able to purchase all the byproducts that we produced and are able to resell these byproducts to small distributors or restaurants during the period. During the year ended June 30, 2020, the average selling price increased from $18.49 during the year ended June 30, 2019 to $24.32, an increase of $5.83/kg, or 31.5%.We increased our unit selling price due to lesser supply of these byproducts. The decrease of unit average selling price was also offset by the depreciation of RMB against the U.S. dollar of 2.9%.

Our revenues from chilled fresh pork in number of kilograms sold and its average agent fee are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Chilled fresh pork (kg)	3,343,529	-	3,343,529	100.0%
Average agent fee (per kg)	$0.12	$-	$0.12	100.0%

As the Chongqing local demand of pork was hard to meet after the purchase control of Chongqing government, we started acting as an agent to trade chilled fresh pork from other provinces in November 2019. We purchase chilled fresh pork from distributors and resell to small distributors directly. The chilled fresh pork stores at a third-party warehouse, and the small distributors go to the warehouse to pick up their orders. We are not responsible for transporting or storing any chilled fresh pork. During the year ended June 30, 2020, we traded 3,343,529 kg chilled fresh pork at an average agent fee of $0.12/kg.

Our revenues from our raw feed material revenues are summarized as follows

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Soybean meal	$21,652,844	$-	$21,652,844	100.0%
Soybean oil	2,597,403	-	2,597,403	100.0%
Total raw feed material revenues	$24,250,247	$-	$24,250,247	100.0%

Our revenues from soybean meal in number of kilograms sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Soybean meal (kg)	57,660,570	-	57,660,570	100.0%
Average selling price (per kg)	$0.38	$-	$0.38	100.0%

We began selling soybean mealat an average selling price of $0.38/kg after our acquisition of the 51% equity interest in JMC on April 3, 2020. The selling prices are not fixed, and they are floating based on the current local market prices.

Our revenues from soybean oil in number of kilograms sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Soybean oil (ton)	3,335	-	3,335	100.0%
Average selling price (per ton)	$778.83	$-	$778.83	100.0%

We began selling soybean oil at an average selling price of $778.83/kg after our acquisition of the 51% equity interest in JMC on April 3, 2020.

Cost of Revenues

Our cost of revenues consists of cost of direct materials, labor and manufacturing overhead costs. Total cost of revenues increased by approximately $12.9 million, or 14.3%, to approximately $103.4 million for the year ended June 30, 2020, compared to approximately $90.4 million for the year ended June 30, 2019. Our total cost of revenues increased, which was in line with the increase of total revenues.

The cost of supermarket and grocery store revenues increased by approximately $1.7 million, or 52.4%, to approximately $5.0 million for the year ended June 30, 2020, compared to approximately $3.3 million for the year ended June 30, 2019. Our cost of supermarket and grocery store revenues increased which was in line with the increase of supermarket and grocery store revenues as the purchase price of inventories increased. The increase of the cost of supermarket and grocery store revenues was offset by the depreciation of RMB against U.S. dollar of 2.9%.

The cost of farmers’ market revenues decreased by approximately $11.0 million, or 12.6%, to approximately $76.2 million for the year ended June 30, 2020, compared to approximately $87.2 million for the year ended June 30, 2019. The decrease was mainly caused by the decreased volume at farmers’ markets, which was primarily attributable to the decreased revenues brought under the influence of the African swine fever and the COVID-19 pandemic.

The cost of raw feed material revenues was approximately $22.2 million for the year ended June 30, 2020 resulted from our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

 Our cost of revenues from farmers’ market revenues are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh killed regular hogs	$66,264,028	$76,997,355	$(10,733,327)	(13.9)%
Fresh killed fragrant hogs	6,893,681	5,263,496	1,630,185	31.0%
Fresh hog byproducts	3,034,735	4,911,737	(1,877,002)	(38.2)%
Total farmers’ market cost of revenues	$76,192,444	$87,172,588	$(10,980,144)	(12.6)%

Our volume and unit cost of revenues from fresh killed regular hogs are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh killed regular hogs (kg)	12,941,488	29,700,842	(16,759,354)	(56.4)%
Average production cost (per kg)	$5.12	$2.59	$2.53	97.7%

The cost of fresh killed regular hogs decreased by approximately $10.7 million, or 13.9%, to approximately $66.3 million for the year ended June 30, 2020, compared to approximately $77.0 million for the year ended June 30, 2019. The cost of fresh killed regular hogs was part of the cost of purchasing live regular hogs and overhead costs incurred in our own slaughtering house. The decrease was primarily associated with the decrease of sales volume of fresh killed regular hogs and the depreciation of RMB against the U.S. dollar.

During the year ended June 30, 2020, we purchased 130,928 regular hogs which produced 12,941,488 kg of fresh killed regular hogs, as compared to 298,290 regular hogs which produced 29,700,842 kg of fresh killed regular hogs during the year ended June 30, 2019; a decrease of 16,759,354 kg, or 56.4%. The decrease of quantity produced was associated with the decrease of sales volume as mentioned above in the revenues section.

The average unit cost of producing fresh killed regular hogs increased from $2.59/kg in the year ended June 30, 2019 to $5.12/kg during the year ended June 30, 2020, an increase of $2.53/kg, or 97.7%. Due to the African swine fever which started to wildly spread in China in late October 2018, the purchase control of Chongqing government and COVID-19, the supply of regular hogs began to decrease, which drove up the unit selling price. The increase was offset by the depreciation of the RMB against the U.S. dollar of 2.9%.

Our volume and unit cost of revenues from fresh killed fragrant hogs are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh killed Fragrant hogs (kg)	1,026,513	1,678,375	(651,862)	(38.8)%
Average production cost (per kg)	$6.72	$3.14	$3.58	114.0%

The cost of fresh killed fragrant hogs increased by approximately $1.6 million, or 31.0%, to approximately $6.9 million for the year ended June 30, 2020, compared to approximately $5.3 million for the year ended June 30, 2019. The cost of fresh killed fragrant hogs was part of the cost of purchasing live fragrant hogs and overhead costs incurred in our own slaughtering house. Due to the African swine fever, the purchase control of Chongqing government and COVID-19, the supply of fragrant hogs began to decrease, which drove up the unit selling price. The increase was offset by the decreased sales volume and the depreciation of the RMB against U.S. the dollar of 2.9%.

During the year ended June 30, 2020, we purchased 18,245 fragrant hogs which produced 1,026,513 kg of fresh killed fragrant hogs, as compared to 29,598 fragrant hogs which produced 1,678,375 kg of fresh killed fragrant hogs during the year ended June 30, 2019. The decrease of quantity produced was associated with the decrease of sales volume as mentioned above in the revenues section.

The average unit cost of producing fresh killed fragrant hogs increased from $3.14/kg in the year ended June 30, 2019 to $6.72/kg during the year ended June 30, 2020, an increase of $3.58/kg, or 114.0%. Due to the African swine fever, the purchase control of Chongqing government and COVID-19, the supply of fragrant hogs began to decrease, which drove up the unit selling price.

Our volume and unit cost of revenues from byproducts are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Fresh hog byproducts (set)	149,173	327,888	(178,715)	(54.5)%
Average production cost (per set)	$20.34	$14.98	$5.36	35.8%

The cost of fresh hog byproducts decreased by approximately $1.9 million, or 38.2%, to approximately $3.0 million for the year ended June 30, 2020, compared to approximately $4.9 million for the year ended June 30, 2019. We allocated total production cost of hogs to our fresh hog byproducts based upon the percentage of selling prices between the fresh killed hogs and the fresh hog byproducts. Due to the lower total production cost of fresh killed hogs during the year ended June 30, 2020 than the cost during the same period in 2019, there was a lower allocation of our total production cost to our fresh hog byproduct.

The average unit cost of producing fresh hog byproducts increased from $14.98/set during the year ended June 30, 2019 to $20.34/set during the year ended June 30, 2020, an increase of $5.36/set, or 35.8%. The production cost of byproducts is included in production cost of fresh killed regular hogs. The increase was due to the cost of revenues allocation as discussed above and was offset by the depreciation of RMB against the U.S. dollar of 2.9%.

Our cost of revenues from our raw feed material revenues are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Soybean meal	$19,665,423	$-	$19,665,423	100.0%
Soybean oil	2,554,105	-	2,554,105	100.0%
Total cost of raw feed material revenues	$22,219,528	$-	$22,219,528	100.0%

Our volume and unit cost of revenues from soybean meal are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Soybean meal (kg)	57,660,570	-	57,660,570	100.0%
Average selling price (per kg)	$0.34	$-	$0.34	100.0%

We purchased and resold 57,660,570 kg of soybean meal at an average purchase price of $0.34/kg resulted from our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Our volume and unit cost of revenues from soybean oil are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Soybean oil (ton)	3,335	-	3,335	100.0%
Average selling price (per ton)	$765.94	$-	$765.94	100.0%

We purchased and resold 3,335 tons of soybean oil at an average selling price of $765.94/kg resulted from our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Gross Profit

Our gross profit from our major revenue categories are summarized as follows:

	For the Year ended June 30, 2020	For the Year ended June 30, 2019	Change	Change (%)
Supermarket and grocery store revenues
Gross profit	$865,767	$599,919	$265,848	44.3%
Gross margin	14.9%	15.6%	(0.7)%

Farmers’ market revenues
Gross profit	$4,281,492	$8,050,321	$(3,768,829)	(46.8)%
Gross margin	5.3%	8.5%	(3.1)%

Raw feed material revenues
Gross profit	$2,030,719	-	$2,030,719	100.0%
Gross margin	8.4%	-%	8.4%

Total
Gross profit	$7,177,978	$8,650,240	$(1,472,262)	(17.0)%
Gross margin	6.5%	8.7%	(2.2)%

Our gross profit decreased by approximately $1.5 million, or 17.0%, to approximately $7.2 million during the year ended June 30, 2020, from approximately $8.7 million for the year ended June 30, 2019. The decrease in gross profit was primarily due to our decrease of revenues in our farmers’ market and offset by our increase of revenues in our supermarkets and grocery sales and raw feed material sales.

For the years ended June 30, 2020 and 2019, our overall gross margin was 6.5% and 8.7%, respectively. The decrease in gross margin was primarily due to the decreased gross margin of both supermarket and grocery store revenues and famers’ market revenues.

Our gross margin for supermarket and grocery store revenue slight decreased from 15.6% for the year ended June 30, 2019 to 14.9% for the year ended June 30, 2020 mainly due to the increase of selling prices at a lower rate than the increase of purchase prices as we were making our effort to control the selling prices during COVID-19.

Our gross margin for farmers’ market revenues decreased from 8.5% for the year ended June 30, 2019 to 5.3% for the year ended June 30, 2020, mainly due to the gross margin of our fresh killed fragrant hog products whiched decreased from 33.4% for the year ended June 30, 2019 to 18.2% for the year ended June 30, 2020, as we have more competition in selling fresh killed fragrant hogs, which driven down our unit selling price as discussed above.

Our gross margin for raw feed material revenues was 8.4% for the year ended June 30, 2020 resulted from our purchase of the 51% equity interest in JMC on April 3, 2020 and we began to engage in raw feed material and formula solution wholesales business.

Selling Expenses

Selling expenses increased by approximately $0.2 million, or 44.2%, from approximately $0.6 million for the year ended June 30, 2019, as compared to approximately $0.8 million for the year ended June 30, 2020. The increase in selling expenses was primarily due to the increase of salary expense of approximately $0.1 million and the increase of shipping and stores decoration fees of approximately $0.1 million. We expect that our overall sales and marketing expenses, including but not limited to, brand promotion, salary, incentive and servicing expense, will continue to increase in the foreseeable future as and if our business further grows.

General and Administrative Expenses

General and administrative expenses increased by approximately $2.9 million, or 226.1%, from approximately $1.3 million for the year ended June 30, 2019 as compared to approximately $4.2 million for the year ended June 30, 2020. The increase in general and administrative expenses was primarily due to the increase of salary and insurance expenses of $0.3 million. In addition, the increase also attributable to the increase of business consulting fee of approximately $1.5 million and the promissory note repayment extension penalty of $0.5 million. The increase also attributable to the increase of approximately $0.5 million of legal expense mainly related to our financing and acquisition of JMC activities and the increase of approximately $0.1 million rent expense. We expect our general and administrative expenses, including but not limited to, salaries and business consulting, to continue to increase in the foreseeable future, as our business further grows. We expect our rental expenses to remain consistent unless we need to further expand our administrative office due to lack of office spaces. We expect our legal expenses to decrease in the foreseeable future unless we will have additional potential acquisition or financing transactions that are required of legal services.

Provision for Doubtful Accounts

Provision for doubtful accounts increased by approximately $26,000, or 3.5% from approximately $0.7 million for the year ended June 30, 2019, as compared to approximately $0.8 million for the year ended June 30, 2020. The change was due to the fact that we had slightly more accounts receivable aged over 6 months as of June 30, 2020, as compared to June 30, 2019.

Stock Compensation Expenses

We incurred approximately $0.9 million stock compensation expense to pay for certain professional services valued at $650,000 during the year ended June 30, 2020, in connection with the issuance of our ordinary shares in August 2019. We expect this is a one-time expense and we do not expect such expenses will recur in the future period. In addition, we incurred approximately $0.2 million stock compensation expenses relatng to the vested portion of the stock options issued to our independent directors. Furthermore, we incurred approximately $67,000 in stock compensation expense relating to our ordinary shares issued to our business consulting firm for its services performed from March 2020 to June 2020.

Income from Operations

The income from operations for the year ended June 30, 2020 was approximately $0.5 million, a decrease of approximately $5.6 million, or 91.5%, from approximately $6.1 million for the year ended June 30, 2019. The decrease was mostly attributable to the decrease of farmers’ market sales and the increase of selling expenses, general and administrative expenses and stock compensation expenses, and offset by the increase in supermarket and grocery store sales and raw feed material sales as the reasons that we mentioned above.

Other Income (Expense), Net

Our other expense, net, consists of interest income, interest expense, other finance expense, other income (expense), net, estimated litigation charges and provision for doubtful accounts – security deposit. Our total other expense was approximately $2.9 million during the year ended June 30, 2020, an increase of approximately $2.1 million, or 245.6%, as compared to our other expenses of approximately $0.8 million during the year ended June 30, 2019. The increase was mainly due to the increase of interest expense of approximately $0.9 million as we incurred more penalty interest charges for bank loans in default for the year ended June 30, 2020. The increase was also due to the amortization costs of convertible debts of approximately $0.4 million for the year ended June 30, 2020. Additionally, we provided an allowance of approximately $0.7 million for the security deposit for a loan during the year ended June 30, 2020. The increased other expense, net of approximately $0.1 million was mainly due to the can food donation we made during COVID-19 during the year ended June 30, 2020.

Provision for Income Taxes

Provision for income tax was approximately $0.2 million during the year ended June 30, 2020, an increase of approximately $10,000, or 4.5%, as compared to approximately $0.2 million for the year ended June 30, 2019. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. The slight increase in provision for income taxes was mainly to JMC which had taxable income during the year ended June 30, 2020.

Net (Loss) Income from Continuing Operations

Our net loss from continuing operations was approximately $2.6 million for the year ended June 30, 2020, decreased by approximately $7.6 million, or 151.8%, from net income from continuing operations of approximately $5.0 million for the year ended June 30, 2019. Such change was the result of the combination of the changes as discussed above.

Net (Loss) Income from Discontinued Operations

In February 2020, we discontinued our grocery stores business, as the business had been operating at a loss. As a result, the results of operations for our grocery stores business are reported as discontinued operations under the guidance of Accounting Standards Codification 205. Our net loss from discontinued operations increased by approximately $1.1 million, or 171.1%, to a net loss of approximately $1.8 million for the year ended June 30, 2020, from a net loss of approximately $0.7 million for the year ended June 30, 2019. The increase in loss from discontinued operations was predominantly due to the provision for right-of-use assets of approximately $0.3 million as we early terminated the CQ Pengmei grocery lease, the loss on disposal of long-lived assets of approximately $0.3 million and the impairment of long-lived assets of approximately $0.7 million. In addition, due to COVID-19 in 2020, the gross profit also dropped approximately $0.2 million for the year ended June 30, 2020, as compared to the same period in 2019.

Net (Loss) Income

Our net loss was approximately $4.4 million for the year ended June 30, 2020, decreased by approximately $8.8 million, or 200.8%, from the net income of approximately $4.4 million for the year ended June 30, 2019. Such change was the result of the combination of the changes as discussed above.

Comparison of years ended June 30, 2019 and 2018

Revenues

Our revenues consist of supermarket and grocery store revenues and farmers’ market revenues. Total revenues decreased by approximately $2.0 million, or 2.0%, to approximately $90.4 million for the year ended June 30, 2019, compared to approximately $101.1 million for the year ended June 30, 2018. The overall decrease was primarily attributable to the decrease of farmers’ market revenues.

Supermarket and grocery store revenues increased by approximately $0.1 million, or 2.8%, to approximately $3.8 million for the year ended June 30, 2019, compared to approximately $3.7 million for the year ended June 30, 2018 as our sales volume at supermarket was slightly increased during the year ended June 30, 2019.

Farmers’ market revenues decreased by approximately $2.1 million, or 2.2%, to approximately $95.2 million for the year ended June 30, 2019, compared to approximately $97.4 million for the year ended June 30, 2018. The African swine fever started to wildly spread in China in late October 2018, so the supply of hogs began to decrease. In addition, more sellers started to sell fresh killed fragrant hogs in the market during the year ended June 30, 2019, so we had to lower our unit selling price to be competitive.

Our revenues from our farmers’ market revenues are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh killed regular hogs	$81,254,949	$80,788,494	$466,455	0.6%
Fresh killed Fragrant hogs	7,905,214	9,426,069	(1,520,855)	(16.1)%
Fresh hog byproducts	6,062,746	7,138,757	(1,076,011)	(15.1)%
Total farmers’ market revenues	$95,222,909	$97,353,320	$(2,130,411)	(2.2)%

Our revenues from fresh killed regular hogs in number of kilograms sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh killed regular hogs (kg)	29,700,842	32,878,986	(3,178,144)	(9.7)%
Average selling price (per kg)	$2.74	$2.46	$0.28	11.3%

Revenues of fresh killed regular hogs increased by approximately $0.5 million, or 0.6%, to approximately $81.3 million for the year ended June 30, 2019, compared to approximately $80.8 million for the year ended June 30, 2018. The increase was primarily attributable to the increase of average selling unit price and partially offset by the decrease in quantity of fresh killed regular hogs sold.

During the year ended June 30, 2019, we sold 29,700,842 kg of fresh killed regular hogs as compared to 32,878,986 kg sold during the year ended June 30, 2018. The decrease in quantity sold of 3,178,144 kg or 9.7% during the year ended June 30, 2019 as compared to the same period in 2018 were mainly due to the African swine fever which started to wildly spread in China in late October 2018, so the supply of hogs began to decrease. Then starting from March 2019, the Chongqing government requires all local slaughtering houses can only purchase fresh hogs from Chongqing hog farms, which also decrease of the supply of hogs.

The average selling price increased from $2.46/kg during the year ended June 30, 2018 to $2.74/kg during the year ended June 30, 2019, an increase of $0.28/kg or 11.3%. The increase was mainly due to the supply drop of the fresh regular hogs. Due to the African swine fever which started to wildly spread in China in late October 2018 and the purchase control of Chongqing government, the supply of regular hogs began to decrease, which drove up the unit selling price. We did not see a big decrease of fresh regular hog meat demands as the African swine fever has no effect on human health as this animal disease can be fully killed after high temperature. The increase was offset by the depreciation of Chinese Renminbi (“RMB”) against U.S. dollar of 4.7%.

Our revenues from fresh killed fragrant hogs in number of kilograms sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh killed Fragrant hogs (kg)	1,678,375	1,629,225	49,150	3.0%
Average selling price (per kg)	$4.71	$5.79	$(1.08)	(18.6)%

During the year ended June 30, 2019, we sold 1,678,375 kg of fresh killed fragrant hogs as compared to 1,629,225 kg sold during the year ended June 30, 2018. The quantity sold increased 49,150 kg or 3.0% during the year ended June 30, 2019, as compared to the same period in 2018. We did not start our fresh killed fragrant hogs business until September 2017. Therefore, we sold more quantity during the year ended June 30, 2019 than the same period in 2018. In addition, we have a stable supply of fresh killed fragrant hogs from Chongqing suppliers and the African swine did not have a big influence on the supply of fresh killed fragrant hogs in Chongqing area.

The average selling price decreased from $5.79/kg during the year ended June 30, 2018 to $4.71/kg during the year ended June 30, 2019, a decrease of $1.08/kg or 18.6%. When we started our fresh killed fragrant hogs business, only a few sellers sell fresh killed fragrant hogs in the market. Therefore, we set a higher selling price for our fresh killed fragrant hogs. However, more sellers started to sell fresh killed fragrant hogs in the market during the year ended June 30, 2019, so we had to lower our unit selling price to be competitive. The decrease of unit average selling price was also attributable to the depreciation of Chinese Renminbi against U.S. dollar of 4.7%.

Our revenues from fresh hog byproducts on numbers of set sold and its average selling price are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh hog byproducts (set)	327,888	353,917	(26,029)	(7.4)%
Average selling price (per set)	$18.49	$20.17	$(1.68)	(8.3)%

Fresh hog byproducts derived from the hog slaughtering process include hog hair, hog blood, hog intestines, hog feet and hog head. Revenues of fresh hog byproducts decreased by approximately $1.0 million, or 15.1%, to approximately $6.1 million for the year ended June 30, 2019, compared to approximately $7.1 million for the year ended June 30, 2018. The decrease was primarily attributable to our decreased revenues of fresh killed regular hogs. We slaughtered 327,888 hogs during the year ended June 30, 2019, as compared to 353,917 hogs during the year ended June 30, 2018, which is 26,029 fewer hogs, or 7.4%. Each hog produces a set of byproducts, so fewer byproducts were produced in 2019 than the same period in 2018.

We sell regular hog byproducts and fragrant hog byproducts together at the same price, and sell the byproducts by set with one type of set composed of hog hair, hog blood, hog intestines and hog feet and the other type of set composed of hog heads only. We are connected with two byproducts local distributors, one exclusively purchases our hog heads and the other distributors purchase the remaining hog byproducts, which distributers are able to purchase all the byproducts that we produce and are able to resell these byproducts to small distributors or restaurants during the period. During the year ended June 30, 2019, the average selling price decreased from $20.17 during the year ended June 30, 2018 to $18.49, representing a decrease of $1.68/kg, or 8.3%.We did not increase our unit selling price after African swine fever’s spread. We observed that people tended to eat fewer hog byproducts, due to health considerations, which lead to lesser demand of these byproducts and lower average selling price. The decrease of unit average selling price was also due to the depreciation of Chinese Renminbi against U.S. dollar of 4.7%.

Cost of Revenues

Our cost of revenues consists of cost of direct materials, labor and manufacturing overhead costs. Total cost of revenues decreased by approximately $1.0 million, or 1.1%, to approximately $90.4 million for the year ended June 30, 2019, compared to approximately $91.4 million for the year ended June 30, 2018. Our total cost of revenues increased which was in line with the decrease of total revenues.

Cost of supermarket and grocery store revenues slightly increased by approximately $63,000, or 2.0%, to approximately $3.3 million for the year ended June 30, 2019, compared to approximately $3.2 million for the year ended June 30, 2018. Our cost of supermarket and grocery store revenues increased which was in line with the increase of supermarket and grocery store revenues as we have sold more products during the year ended June 30, 2019. The increase of the cost of supermarket and grocery store revenues was offset by the depreciation of RMB against U.S. dollar of 4.7%.

Cost of farmers’ market revenues decreased by approximately $1.1 million, or 1.2%, to approximately $87.2 million for the year ended June 30, 2019, compared to approximately $88.3 million for the year ended June 30, 2018. The decrease was mainly caused by the decreased volume at farmers’ markets, which was primarily attributable to the decreased revenues brought under the influence of the African swine fever.

Our cost of revenues from fresh killed regular hogs and byproducts are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh killed regular hogs	$76,997,355	$77,344,030	$(346,675)	(0.4)%
Fresh killed Fragrant hogs	5,263,496	5,268,695	(5,199)	(0.1)%
Fresh hog byproducts	4,911,737	5,646,198	(734,461)	(13.0)%
Total farmers’ market cost of revenues	$87,172,588	$88,258,923	$(1,086,335)	(1.2)%

Our volume and unit cost of revenues from fresh killed regular hogs are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh killed regular hogs (kg)	29,700,842	32,878,986	(3,178,144)	(9.7)%
Average production cost (per kg)	$2.59	$2.35	$0.24	10.2%

Cost of fresh killed regular hogs decreased by approximately $0.3 million, or 0.4%, to approximately $77.0 million for the year ended June 30, 2019, compared to approximately $77.3 million for the year ended June 30, 2018. The cost of fresh killed regular hogs was part of the cost of purchasing live regular hogs and overhead costs incurred in our own slaughtering house. The decrease was primarily associated with the decrease of sales volume of fresh killed regular hogs and the depreciation of Chinese Renminbi (“RMB”) against U.S. dollar and offset by the increase in average production cost.

During the year ended June 30, 2019 we purchased 298,290 regular hogs which produced 29,700,842 kg of fresh killed regular hogs as compared to 326,489 regular hogs which produced 32,878,986 kg of fresh killed regular hogs during the year ended June 30, 2018, a decrease of 3,178,144 kg, or 9.7%. The decrease of quantity produced was associated with the decrease of sales volume as mentioned above in the revenues section.

The average unit cost of producing fresh killed regular hogs increased from $2.35/kg in the year ended June 30, 2018 to $2.59/kg during the year ended June 30, 2019, an increase of $0.24/kg, or 10.2%. Due to the African swine fever which started to wildly spread in China in late October 2018 and purchase control of Chongqing government, the supply of regular hogs began to decrease, which drove up the unit selling price. The increase was offset by the depreciation of Chinese Renminbi (“RMB”) against U.S. dollar of 4.7%.

Our volume and unit cost of revenues from fresh killed fragrant hogs are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh killed Fragrant hogs (kg)	1,678,375	1,629,225	49,150	3.0%
Average production cost (per kg)	$3.14	$3.23	$(0.09)	(3.0)%

Cost of fresh killed fragrant hogs slightly decreased by approximately $5,200, or 0.1%, to approximately $5.2 million for the year ended June 30, 2019, compared to approximately $5.3 million for the year ended June 30, 2018. The cost of fresh killed fragrant hogs was part of the cost of purchasing live fragrant hogs and overhead costs incurred in our own slaughtering house. The small decrease was because the increase of sales volume of fresh killed fragrant hogs offset by the decrease in average production cost and the depreciation of Chinese Renminbi (“RMB”) against U.S. dollar of 4.7%.

During the year ended June 30, 2019, we purchased 29,598 fragrant hogs which produced 1,678,375 kg of fresh killed fragrant hogs as compared to 27,428 fragrant hogs which produced 1,629,225 kg of fresh killed fragrant hogs during the year ended June 30, 2018. The increase of quantity produced was associated with the increase of sales volume as mentioned above in the revenues section.

The average unit cost of producing fresh killed fragrant hogs decreased from $3.23/kg in the year ended June 30, 2018 to $3.14/kg during the year ended June 30, 2019, a decrease of $0.09/kg, or 3.0%. The decrease was due to the depreciation of RMB against U.S. dollar of 4.7% and offset by the slight increase of production cost of fresh killed fragrant hogs. The African swine fever had less effect on our purchase price of fragrant hogs than regular hogs because we purchase our fragrant hogs from local fragrant hog farmers and the fever did not spread in the Chongqing area.

Our volume and unit cost of revenues from byproducts are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Fresh hog byproducts (set)	327,888	353,917	(26,029)	(7.4)%
Average production cost (per set)	$14.98	$15.95	$(0.97)	(6.1)%

Cost of fresh hog byproducts decreased by approximately $0.7 million, or 13.0%, to approximately $4.9 million for the year ended June 30, 2019, compared to approximately $5.6 million for the year ended June 30, 2018. We allocated total production cost of hogs to our fresh hog byproducts based upon the percentage of selling prices between the fresh killed hogs and the fresh hog byproducts. Due to the average unit selling price of fresh killed hogs during the year ended June 30, 2019 was higher than the average unit selling price during the same period in 2018 while the average unit selling price of our fresh hog byproducts during the year ended June 30, 2019 was lower than the average unit selling price during the same period in 2018, which resulted in lower allocation of our total production cost to our fresh hog byproducts and resulted in a decrease of cost of fresh hog byproducts revenue.

The average unit cost of producing fresh hog byproducts decreased from $15.95 during the year ended June 30, 2018 to $14.98 during the year ended June 30, 2019, a decrease of 6.1%. The production cost of byproducts is included in production cost of fresh killed regular hogs. The decrease was due to the cost of revenues allocation as discussed above and was also due to the depreciation of RMB against U.S. dollar of 4.7%.

Gross Profit

Our gross profit from our major revenue categories are summarized as follows:

	For the Year ended June 30, 2019	For the Year ended June 30, 2018	Change	Change (%)
Supermarket and grocery store revenues
Gross profit	$599,919	$557,074	$42,845	7.7%
Gross margin	15.6%	14.9%	(0.7)%

Farmers’ market revenues
Gross profit	$8,050,321	$9,094,397	$(1,044,076)	(11.5)%
Gross margin	8.5%	9.3%	(0.8)%

Total
Gross profit	$8,650,240	$9,651,471	$(1,001,231)	(10.4)%
Gross margin	8.7%	9.5%	(0.8)%

Our gross profit decreased by approximately $1.0 million, or 10.4%, to approximately $8.7 million during the year ended June 30, 2019, from approximately $9.7 million for the year ended June 30, 2018. The decrease in gross profit was primarily due to our decrease of revenues in our farmers’ market and offset by our increase of revenues in our supermarkets and grocery sales.

For the years ended June 30, 2019 and 2018, our overall gross margin was 8.7% and 9.5%, respectively. The decrease in gross margin was primarily due to the decreased gross margin of famers’ market revenues.

Our gross margin for supermarket and grocery store revenue increased slightly from 14.9% for the year ended June 30, 2018 to 15.6% for the year ended June 30, 2019. We have been trying to keep our gross margin consistent and within our reasonable range on our selling prices on our supermarket and grocery products which resulted in a slightly increase of 0.7%.

Our gross margin for farmers’ market revenues decreased from 9.3% for the year ended June 30, 2018 to 8.5% for the year ended June 30, 2019 mainly due to the gross margin of our fresh killed fragrant hog products decreased from 44.1% for the year ended June 30, 2018 to 33.4% for the year ended June 30, 2019 as we have more competitor of selling fresh killed fragrant hog which driven down our unit selling price as discussed above.

Selling Expenses

Selling expenses decreased by approximately $0.2 million, or 22.3%, from approximately $0.7 million for the year ended June 30, 2018 as compared to approximately $0.6 million for the year ended June 30, 2019. The decrease in selling expenses was primarily due to the decrease of automobile, benefit, salary expense and packaging fees of approximately $0.2 million during the year of 2019.

General and Administrative Expenses

General and administrative expenses increased by approximately $0.3 million, or 30.2%, from approximately $1.0 million for the year ended June 30, 2018 as compared to approximately $1.3 million for the year ended June 30, 2019. The increase in general and administrative expenses was primarily due to the increase of salary expenses of $0.2 million which we started paying our three officers’, CEO, CFO and President, salaries in January 2018 as well as the increase of our administrative team employees to support our increase volume of operations. In addition, the increase also attributable to the increase of professional fee of approximately $0.1 million.

Provision for Doubtful Accounts

Provision for doubtful accounts decreased by approximately $0.2 million, or 19.0% from approximately $0.9 million for the year ended June 30, 2018 as compared to approximately $0.7 million for the year ended June 30, 2019. The change was due to the fact that we had less accounts receivables aged over 6 months as well as our better management on accounts receivable collection as of June 30, 2019 as compared to June 30, 2018.

Income from Operations

The income from operations for the year ended June 30, 2019 was approximately $6.1 million, a decrease of approximately $1.0 million, or 13.7%, from approximately $7.0 million for the year ended June 30, 2018. The decrease was mostly attributable to the decrease of farmers’ market sales and the increase of general and administrative expenses and offset by the increase in supermarket and grocery store sales and the decrease of selling expenses and provision for doubtful accounts as the reasons that we mentioned above.

Other Income (Expense), Net

Our other expense, net, consists of interest income, interest expense, other finance expense, other income (expense), net, estimated litigation charges and provision for doubtful accounts – loan receivable. Our other expense was approximately $0.8 million during the year ended June 30, 2019, a decrease of approximately $1.7 million, or 67.3%, as compared to our other expenses of approximately $2.6 million during the year ended June 30, 2018. The decrease was mainly due to the decrease of interest expense of approximately $0.4 million as we incurred less bank loans and notes for our working capital needs. Additionally, we did not make any allowance for loan receivable during the year ended June 30, 2019 as compared to an allowance of approximately $1.5 million recorded for Hunan Huade loan receivable during the year ended June 30, 2018. The other expense, net was offset by the decrease of interest income of approximately $0.4 million as we did not loan to outside parties during the year ended June 30, 2019.

Provision for Income Taxes

Provision for income tax was approximately $0.2 million during the year ended June 30, 2019, a decrease of $0.5 million, or 70.1%, as compared to approximately $0.7 million for the year ended June 30, 2018. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. The decrease in provision for income taxes was mainly to GA Yongpeng Food Co., (GA Yongpeng), a wholly owned subsidiary, obtained income tax credit and obtained tax exemption status in August 2018. As a result, we will not utilize the deferred tax assets of approximately $0.2 million and wrote off the deferred tax assets during the year ended June 30, 2019.

Net Income from Continuing Operations

Our net income from continuing operations increased by approximately $1.3 million, or 33.4%, to approximately $5.0 million for the year ended June 30, 2019, from approximately $3.8 million for the year ended June 30, 2018. Such change was the result of the combination of the changes as discussed above.

Net Loss from Discontinued Operations

Our net loss from discontinued operations was approximately $0.7 million for the year ended June 30, 2019. The net loss from discontinued operations was predominantly due to the selling expenses, general and administrative expenses and other expenses, net of approximately $0.9 million. The net loss from discontinued operations was offset by the gross profit of approximately $0.4 million for the year ended June 30, 2019. We purchased CQ Pengmei on July 1, 2018, so we did not have any discontinued operations during the year ended June 30, 2018.

Net Income

Our net income was approximately $4.4 million for the year ended June 30, 2019, increased by approximately $0.6 million, or 15.8%, from the net income of approximately $3.8 million for the year ended June 30, 2018. Such change was the result of the combination of the changes as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

For the Six Months ended December 31, 2020 and 2019

In assessing our liquidity, we monitor and analyze our cash on-hand and its operating expenditure commitments. Our liquidity needs are to meet its working capital requirements and operating expenses obligations. To date, we have financed our operations primarily through cash flows from operations and proceeds from financial institutions or third-party loans.

As of December 31, 2020, we had working capital of approximately $23.3 million. We had accounts receivable of approximately $66.9 million, most of them were short-term in nature and we believe, can be collected back within our operating cycle to be used to support our working capital requirements; however, if our customers experience a substantial deterioration of credit as the result of macroeconomic events such as the continuation of the COVID 19 global pandemic, we may experience significant losses and we may experience difficulties in meeting our immediate financial obligations. We had two customers that were negatively impacted by such events during the first half our fiscal year ended June 30, 2021, and, accordingly, we have provided approximately $5.4 million for doubtful accounts to account for that situation. We believe the components of our current working capital are sufficient to support our operations for the next twelve months, but circumstances may evolve where our assessment and outlook of our liquidity may be materially different.

As of December 31, 2020, we had approximately $12.6 million of loans and notes from financial institutions, third parties and related parties and approximately $3.0 million of convertible notes. We obtained these loans and notes to fund our daily operations as our business requires significant amount of capital resource to fund our daily operations.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities, Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC, in their ability to transfer their net assets to the Company and its subsidiaries in Cayman Islands, British Virgin Islands, and Hong Kong. However, these restrictions have no impact on the ability of these PRC entities to transfer funds to the Company as we have no present plans to declare dividend which we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions have no impact on the ability for us to meet our cash obligations as all of our current cash obligations are due within the PRC.

The following summarizes the key components of our cash flows for the six months ended December 31, 2020 and 2019.

	For the Six Months Ended December 31,
	2020	2019
Net cash used in operating activities from continuing operations	$(10,931,296)	$(2,136,767)
Net cash used in operating activities from discontinued operations	(131,872)	(550,042)
Net cash used in investing activities from continuing operations	-	(235,022)
Net cash provided by financing activities from continuing operations	9,536,176	2,227,319
Net cash used in financing activities from discontinued operations	(85,894)	(179,106)
Effect of exchange rate change on cash	239,306	(84,116)
Net change in cash and cash equivalents	$(1,373,580)	$(957,734)

As of December 31, 2020 and June 30, 2020, cash in the amount of approximately $0.1 million and $1.5 million, respectively, were all held by our subsidiaries and variable interest entity in the PRC.

Operating activities

Net cash used in operating activities from continuing operations was approximately $10.9 million for six months ended December 31, 2020, which was mainly due to the net loss from continuing operations of approximately $9.2 million, the increase of deferred tax benefit of approximately $0.4 million, the increase of accounts receivable of approximately $29.8 million due to the impact of COVID-19 on our customers’ cash flows, and the increase of inventories of approximately $0.1 million. The net cash used in operating activities was mainly offset by non-cash items of depreciation and amortization of plant and equipment and intangible assets of approximately $0.3 million, provision for doubtful accounts of approximately $7.6 million as we had more account receivables aged over one year, impairment of long-lived assets of approximately $1.0 million, stock compensation expense of approximately $0.2 million, amortization of convertible debenture issuance cost and discount of approximately $0.1 million, the decrease of prepayments of approximately $2.6 million, the increase of accounts payable of approximately $4.0 million, the increase of customer deposits of approximately $10.3 million, the increase of other payables and accrued liabilities of approximately $1.9 million, and the increase of tax payables of approximately $0.5 million.

Net cash used in operating activities for the six months ended December 31, 2019 was mainly due to the increase of accounts receivable of approximately $5.9 million as we have established our new chilled fresh pork business since November 2019 and provide more sales credits to these customers, the increase of other receivables of approximately $0.1 million, the increase of inventories for chilled fresh pork of approximately $0.6 million, the increase of prepayments of approximately $0.5 million to secure supplies of fresh hogs, the increase of sales performance deposit of approximately $0.3 million. The net cash used in operating activities was mainly offset by provision for doubtful accounts of approximately $1.3 million, depreciation and amortization expenses of approximately $0.3 million, stock compensation expense of approximately $0.7 million, impairment of long-lived assets of approximately $0.3 million, the increase of accounts payable of approximately $2.3 million due to our increase of our business while we are incurring more payables on purchases, and the increase of other payables and accrued liabilities of approximately $0.4 million.

Investing activities

We did not have any cash used in investing activities for the six months ended December 31, 2020.

Net cash used in investing activities for the six months ended December 31, 2019 was mainly due to purchases of plant and equipment of approximately $36,000 and loan to a third party of approximately $0.2 million.

Financing activities

Net cash provided by financing activities from continuing operations was approximately $9.5 million for the six months ended December 31, 2020, which was mainly due to proceeds from issuance of ordinary shares through private placements of approximately $9.0 million, proceeds from other payables - related parties, net of approximately $0.5 million, proceeds from short-term third-party loans of approximately $0.5 million, proceeds from long-term third-party loans of approximately $0.3 million and proceeds from convertible debentures of $1.3 million. Cash provided by financing activities from continuing operations for the six months ended December 31, 2020 was mainly offset by the repayments of short-term bank loans of approximately $1.6 million, and the repayments of short-term third-party loans of approximately $0.5 million.

Net cash provided by financing activities for the six months ended December 31, 2019 was mainly due to proceeds from short-term third-party loans of approximately $0.7 million, proceeds from long-term third-party loan of approximately $0.5 million, proceeds from long-term related-party loan of approximately $0.4 million, proceeds from convertible debentures of approximately $3.8 million. Cash provided by financing activities for the six months ended December 31, 2019 was mainly offset by repayments of other payables – related parties of approximately $1.3 million, repayments of short-term bank loans of approximately $0.7 million, repayments of short-term third-party loans of approximately $1.1 million and repayments of short-term related-party loans of approximately $77,000.

For the Fiscal Year ended June 30, 2020, 2019 and 2018

In assessing our liquidity, we monitor and analyze our cash on-hand and its operating expenditure commitments. Our liquidity needs are to meet its working capital requirements and operating expenses obligations. To date, we have financed our operations primarily through cash flows from operations and proceeds from financial institutions or third-party loans.

As of June 30, 2020, we had working capital of approximately $17.5 million. We had accounts receivable of approximately $40.6 million, most of them are short-term in nature and can be collected back within our operating cycle to be used to support our working capital requirements. We believe the components of our current working capital is sufficient to support our operations for the next twelve months.

We generated net (loss) income from continuing operations of $(2,603,296), $5,026,212 and $3,768,109 from operations for the years ended June 30, 2020, 2019 and 2018, respectively. Our strategy of connecting with major local distributors has helped us not only largely increased our farmers’ market sales but also more easily to collect accounts receivable because of the better credibility of the distributors.

As of June 30, 2020, we had approximately $12.9 million of loans and notes from financial institutions, third parties and related parties and approximately $4.8 million of convertible notes. We obtained these loans and notes to fund our daily operations as our business requires significant amount of capital resource to fund our daily operations. For more details about these loans and notes, see Note 11 and Note 14 in our Notes to the consolidated financial statements included in this report.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities, Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC, in their ability to transfer their net assets to the Company and its subsidiaries in Cayman Islands, British Virgin Islands, and Hong Kong. However, these restrictions have no impact on the ability of these PRC entities to transfer funds to the Company as we have no present plans to declare dividend which we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions have no impact on the ability for us to meet our cash obligations as all of our current cash obligations are due within the PRC.

Cash Flows

The following summarizes the key components of our cash flows for the years ended June 30, 2020, 2019 and 2018.

	For the Years Ended June 30,
	2020	2019	2018
Net cash used in operating activities from continuing operations	$(5,660,373)	$(5,043,182)	$(3,595,031)
Net cash used in operating activities from discontinued operations	(251,646)	(224,079)	-
Net cash provided by (used in) investing activities from continuing operations	159,062	1,151,310	(89,351)
Net cash provided by investing activities from discontinued operations	-	42,234	-
Net cash provided by financing activities from continuing operations	4,269,333	6,829,026	3,992,714
Net cash used in financing activities from discontinued operations	(192,325)	(178,500)	-
Effect of exchange rate change on cash	(4,296)	320,103	(10,769)
Net change in cash and cash equivalents	$(1,680,245)	$2,896,912	$297,563

As of June 30, 2020, and 2019, cash in the amount of approximately $1.3 million and $0.6 million, respectively, were all held by our subsidiaries and variable interest entity in the PRC.

Operating activities

Cash used in operating activities from continuing operations was approximately $5.7 million for the year ended June 30, 2020, which was mainly due to the net loss from continuing operations of approximately $2.6 million, the increase of deferred tax benefit of approximately $0.2 million, the increase of prepayments of approximately $5.6 million, the decrease of accounts payable of approximately $4.2 million, the decrease of customer deposits of approximately $3.3 million. The net cash used in operating activities was mainly offset by non-cash items of depreciation and amortization of plant and equipment and intangible assets of approximately $0.5 million, provision for doubtful accounts of approximately $1.5 million as we had more account receivables aged over one year and we provided an allowance for a security deposit of a loan, stock compensation expense of approximately $0.9 million, late payment penalty expense for repayment of our promissory notes of $0.5 million, amortization of convertible debenture issuance cost and discount of approximately $0.4 million, the decrease of accounts receivable of approximately $2.6 million, the decrease of inventories of approximately $0.3 million as we try to minimize our inventory to reduce our storage cost, the decrease of security deposits of approximately $1.4 million, the increase of other payables and accrued liabilities of approximately $1.6 million, and the increase of tax payables of approximately $0.5 million.

Cash used in operating activities from continuing operations was approximately $5.0 million for the year ended June 30, 2019, which was mainly due to the increase in accounts receivable of approximately $16.9 million as we are extending more credit on our farmers’ market sales, the increase in other receivables of approximately $0.2 million and the increase of sales performance deposit of approximately $1.5 million. The net cash used in operating activities was mainly offset by the net income from continuing operations of approximately $5.0 million, provision for doubtful accounts of approximately $0.7 million as we had more account receivables aged over one year, depreciation and amortization expenses of plant and equipment and intangible assets of approximately $0.5 million, the write off of deferred tax benefit of approximately $0.2 million, the decrease of prepayments of approximately $0.1 million, the decrease of loan receivable – interest of approximately $0.7 million, the increase of accounts payable of approximately $5.9 million, the increase of other payables and accrued liabilities of approximately $0.2 million, and the increase of customer deposit of $0.1 million as we received more future purchase orders from local food companies.

Cash used in operating activities from continuing operations was approximately $3.6 million for the year ended June 30, 2018, which was mainly due to the increase in accounts receivable of approximately $12.0 million due to the increase of our farmers’ market business as we are extending more credit on our sales, and the increase in loan receivables - interest of approximately $0.4 million. The net cash used in operating activities was mainly offset by the net income from continuing operations of approximately $3.8 million, provision for doubtful accounts of approximately $2.4 million as we had more account receivables aged over one year and we provided an allowance of our loan receivable interest of approximately $1.5 million, depreciation and amortization expenses of plant and equipment and intangible assets of approximately $0.5 million, the decrease of inventories of approximately $0.3 million as we try to minimize our inventory to improve our storage cost, the decrease of prepayments of approximately $0.2 million, the increase of other payables and accrued liabilities of approximately $0.2 million, the increase of customer deposit of $0.6 million as we received more future purchase orders from local food companies, and the increase of taxes payable of approximately $0.9 million.

Investing activities

Cash provided in investing activities from continuing operations was approximately $0.2 million for the year ended June 30, 2020, which was due to approximately $0.9 million of cash held in connection with the acquisition of JMC and offset by purchases of plant and equipment of approximately $0.7 million.

Cash provided by investing activities from continuing operations was approximately $1.2 million for the year ended June 30, 2019, which was due to repayments from loan to a third party of approximately $1.2 million and offset by purchases of plant and equipment of approximately $21,000.

Cash used in investing activities from continuing operations was approximately $89,000 for the year ended June 30, 2018, which was due to purchases of plant and equipment of approximately $89,000.

Financing activities

Cash provided by financing activities from continuing operations was approximately $4.3 million for the year ended June 30, 2020, which was mainly due to proceeds from short-term bank loans of approximately $0.5 million, proceeds from short-term third-party loans of approximately $0.8 million, proceeds from long-term third-party loans of approximately $2.0 million, proceeds from long-term related-party loans of approximately $0.5 million and proceeds from convertible debentures of approximately $5.5 million, net of issuance cost of approximately $0.2 million. Cash provided by financing activities from continuing operations for the year ended June 30, 2020 was mainly offset by the repayments of other payables- related parties of approximately $2.0 million, the repayments of short-term bank loans of approximately $1.1 million, and the repayments of short-term third-party loans of approximately $1.6 million.

Cash provided by financing activities from continuing operations was approximately $6.8 million for the year ended June 30, 2019, which was mainly due to proceeds from other payables – related parties of approximately $0.7 million, proceeds from issuance of ordinary shares through private placements of $0.2 million, proceeds from completion of initial public offering, net of approximately $4.4 million, proceeds from short-term bank loans of approximately $4.5 million, proceeds from short-term third-party loans of approximately $1.2 million, proceeds from short-term related-party loans of approximately $0.3 million, proceeds from long-term bank loans of approximately $0.9 million and return of security deposit of approximately $0.6 million. Cash provided by financing activities from continuing operations for the year ended June 30, 2019 was mainly offset by the repayments of short-term bank loans of approximately $4.8 million, repayments of short-term third-party loans of approximately $0.3 million, and repayments of long-term bank loan of approximately $1.0 million.

Cash provided by financing activities from continuing operations was approximately $4.0 million for the year ended June 30, 2018, which was mainly due to repayments from other receivables – related parties of approximately $2.7 million, proceeds from other payables – related parties of approximately $0.6 million, proceeds from issuance of ordinary shares with redemption rights of $1.8 million, proceeds from short-term bank loans of approximately $6.1 million, proceeds from short-term third-party loans of approximately $11.1 million and return of security deposits of approximately $0.6 million. Cash provided by financing activities from continuing operations for the year ended June 30, 2018 was mainly offset by the repayments of short-term bank loans of approximately $11.4 million, repayments of short-term third-party loans of approximately $6.1 million and repayments of notes payable of approximately $1.5 million.

Research and Development

We currently do not have any research and development expenses.

Trend Information

Other than as disclosed elsewhere in this prospectus and below, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Guarantees

a) Related party

As of December 31, 2020, CQ Penglin, the Company’s CEO, her husband and her elder son, and an unrelated third party, Chongqing Education Guaranty Co., Ltd., jointly guaranteed approximately $1.2 million (RMB 8,000,000) loan that a related-party borrowed from the bank (see Note 10):

Name of the party being guaranteed	Guaranteed amount	Guarantee expiration date
CQ Mingwen (borrower)	$1,225,012	December 22, 2021

The Company did not, however, accrue any liability in connection with such a guarantee because the borrowers have been current in its repayment obligation and the Company has not experienced any losses from providing such guarantee. As of the date of this report, the Company has evaluated the guarantee and has concluded that the likelihood of having to make any payments under the guarantee agreement is remote. If CQ Mingwen is unable to repay the loan upon maturity, assets of GA Yongpeng may be liquidated to pay back the loan.

b) CQ Mingwen, a related party, and three other unrelated third parties

As of December 31, 2020, GA Yongpeng guaranteed approximately aggregated of unpaid loan balance of approximately $0.1 million (RMB 809,220) that that four entities, 1) CQ Mingwen, a related party, 2) Chongqing Gangxinyi Trading Co., Ltd., 3) Chongqing Liangxun Trading Co., Ltd., and 4) Chongqing Fu Yong Sheng Food Supermarket Co., Ltd., borrowed from Sichuan Toucu Financial Information Services Co., Ltd. These loan balances are GA Yongpeng’s property and CQ Pengmei’s 100% equity interest. As of December 31, 2020, these loans balance were repaid by the guarantees in full.

Contingencies

From time to time, we are a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings related to or arise from, lease disputes, commercial disputes, worker compensation complaints, default on guaranteeing third party lease obligations, and default on loans. We first determine whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss, the loss will be accrued. We disclose a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated.

As of December 31, 2020, the amount of potential losses the Company accrued for are summarized as follows:

Dispute matter	Claim amount
Leases	$62,964

As of December 31, 2020, the amount of potential losses the Company did not accrue for are summarized as follows:

Dispute matter	Claim amount
Guarantees	$257,936

The Company received three complaints related to an approximately $5.1 million (RMB 33,000,000) loan currently in defaultin default (See Note 11 – Chongqing Puluosi Small Mortgage Co., Ltd.).

Yong Li filed a lawsuit against Chongqing Fu Yong Sheng Food Supermarket Co., Ltd. (“FYS Supermarket”) and GA Yongpeng in connection with FYS Supermarket’s breach of a supermarket equipment purchase agreement signed on May 7, 2018 by failing to pay off the remaining balance of approximately $0.3 million (RMB 1.7 million). On June 11, 2020, Chongqing Nan’an District People’s Court made a judgement that FYS Supermarket should pay Yong the full remaining balance and the monthly interest rate at 1.5% for the transfer fee and the losses and Yong’s attorney fee approximately $3,100 (RMB 20,000). GA Yongpeng shall bear joint and several liability for the above repayment. FYS Supermarket and GA Yongpeng are also required to pay property guarantee fee approximately $800 (RMB 5,000) and court fee approximately $3,000 (RMB 21,045). As of the date of this report, the Company has evaluated the financial condition of FYS Supermarket and has concluded that the likelihood of having to make any payments is remote. Therefore, the Company did not accrue any contingent liability as of December 31, 2020.

On October 20, 2020, Chongqing Haobangshou Ecommerce Co., Ltd. (“Haobangshou”) filed a lawsuit against CQ Penglin in connection with the $1,415,328 (RMB 10,000,000) loan due on March 24, 2023 and a total of $445,828 (RMB 3,150,000) outstanding payments for goods purchased in July 2020. Haobangshou stated that Haobangshou and CQ Penglin made a verbal deal in July 2020 that CQ Penglin will return the whole balance of $1,861,156 (RMB 13,140,000) within three months, but CQ Penglin did not make repayments according to the deal. Therefore, Haobangshou asked CQ Penglin to pay off the full balance of $1,861,156 (RMB 13,140,000) and the interest of the whole balance at the annual interest rate of 12% from August 1, 2020 to the repayment date. On June 30, 2021, the court ruled in favor of the Haobangshou. CQ Penglin was ordered to repay RMB 13,140,000 and interest at 12% per annum. Zeshu Dai, Mingwen Wang and Penglin Wang shall bear joint and several liability for the above repayment. As of June 30, 2021, CQ Penglin has not made any payment.

Off-balance Sheet Arrangements

Other than as disclosed elsewhere in this prospectus, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Tabular Disclosure of Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2020:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Short term loans - banks	$3,031,904	$3,031,904	$-	$-	$-
Loans-third parties	5,883,582	4,777,836	1,105,746	-	-
Long-term loan - bank	848,019	848,019	-	-	-
Long-term loans – related parties	771,757	-	771,757	-	-
Operating lease obligations	1,4,30,396	250,2983	525,056	338,575	316,4679
Total	$11,969,658	$8,908,057	$2,402,559	$338,575	$316,467

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries, and its VIE. All intercompany transactions and balances are eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets, and allowance for doubtful accounts. Actual results could differ from these estimates.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Business combinations

The purchase of price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. The results of operations of the acquired business are included in the Company’s operating results from the date of acquisition.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and time deposits placed with banks or other financial institutions and have original maturities of less than three months.

Accounts receivable

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 30 days. In establishing the required allowance for doubtful accounts, management considers historical experience, aging of the receivables, the economic environment, trends in the food industry and the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. The Company provides an allowance for doubtful accounts provision of 25% for accounts receivable balances that are past due more than 180 days but less than 270 days, an allowance for doubtful accounts provision of 50% of for accounts receivable past due from 270 days but less than one year, an allowance for doubtful accounts provision of 100% for accounts receivable past due beyond one year, plus additional amounts as necessary when the Company’s collection department determines the collection of the full amount is remote and the Company’s management approves 100% of the allowance for doubtful accounts. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The Company’s management has continued to evaluate the reasonableness of its valuation allowance policy and will update it if necessary.

Other receivables

Other receivables primarily include advances to employees, amounts due from unrelated entities, VAT tax refunds, and other deposits. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes the collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Inventories

Inventories are comprised of finished goods and are stated at the lower of cost or net realizable value using the weighted average method. Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory when the carrying value exceeds net realizable value.

Prepayments

Prepayments are cash deposited or advanced to services providers for future inventory purchases or future services. This amount is refundable and bears no interest.

Security deposits

Security deposits include loan deposits to service providers who assisted the Company as a third party guarantor in the Company’s bank loans and sales performance deposits to guarantee the Company’s sales contracts. These amounts are non-interest bearing and refundable upon the repayments of the loans or notes payable or fulfillment of sales contracts. Security deposits considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with a 0% or 5% residual value. The estimated useful lives are as follows:

Useful Life
Building	10-20 years
Electronic devices	5-10 years
Automobile	5-10 years
Office equipment	5 years
Leasehold improvements	Shorter of the lease term or useful life

The cost and related accumulated depreciation and amortization of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Construction-in-progress represents contractor and labor costs, design fees and inspection fees in connection with the construction projects. No depreciation is provided for construction-in-progress until it is completed and placed into service.

Intangible assets, net

Intangible assets are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. All land in the PRC is owned by the government; however, the government grants “land-use rights.” The Company has obtained rights to use various parcels of land for 50 years. The Company amortizes the cost of the land use rights over their useful life using the straight-line method.

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive income (loss). Impairment losses on goodwill are not reversed.

The Company reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. The Company has the opinion to access qualitative factors to determine whether it is necessary to perform the two-step in accordance with ASC 350-20. If the Company believes, as a result of the qualitative carrying amount, the two-step quantities impairment test described below is required.

The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required.

If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business acquisition with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive income (loss). Impairment losses on goodwill are not reversed.

Impairment for long-lived assets

Long-lived assets, including plant and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values.

Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under FASB Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” and FASB ASC Topic 815 “Derivatives and Hedging”. The embedded conversion features of convertible debentures not separately accounted for as a derivative and contained considered to be derivative instruments provide for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”) required to separate the instruments into debt and equity. A BCF is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is “in the money” if the effective conversion price is lower than the commitment date fair value of the share into which it is convertible. The relative fair values of the BCF were recorded as discounts from the face amount of the respective debt instrument. The Company amortized the discount using the straight-line method which approximates the effective interest method through maturity of such instruments.

Fair value measurement

The accounting standard regarding the fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Long-term bank loan on the balance sheets is at carrying value, which approximates fair value as the bank was lending the money to the Company at the market rate.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue recognition

Prior to June 30, 2018, revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured.

Revenues are recognized at the date of goods delivered and title passed to customers or agents, when a formal arrangement exists, the price is fixed or determinable, the Company has no other significant obligations and collectability is reasonably assured. The Company’s revenues come from three channels: supermarkets, farmers’ markets and raw feed materials. The products sold in supermarkets together with raw feed materials are processed products are subject to a Chinese value-added tax (“VAT”) when sold in the PRC. The products sold at farmers’ markets are fresh-killed hog and hog’s byproducts. These products sold in the PRC are not subject to a Chinese VAT. VAT taxes are presented as a reduction of revenue.

On July 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC 606) using the modified retrospective method for contracts that were not completed as of June 30, 2018. The core principle underlying the revenue recognition ASU is that the Company recognizes revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or overtime, based on when control of goods and services transfers to a customer.  The Company’s revenue streams are primarily recognized at a point in time.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and determined that there were no differences in the pattern of revenue recognition. Disaggregated revenue by the Company’s revenue streams, such as supermarket and grocery store revenue, famers’ market revenue and raw feed material revenue are required to be disclosed upon adoption, which has been reflected in the accompanying consolidated statements of income and comprehensive income.

Gross versus Net Revenue Reporting

The Company also engages in trading of chilled fresh pork. The determination of whether revenues should be reported on a gross or net basis is based on its assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company controls the products prior to transferring it. When the Company controls the product, the promise is to provide and deliver the products and revenue is presented gross. When the Company does not control the products, the promise is to facilitate the sale and revenue is presented net.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

In general, the Company does not control the products as it has no obligation to (i) fulfill the resale products delivery, and (ii) bear any inventory risk. In addition, when establishing the selling prices for delivery of the resale products, the Company has such discretion of establishing price to ensure it would generate profit for the services of the products delivery arrangements. The Company believes that all these factors indicate that the Company is acting as an agent in this transaction. As a result, revenue from the trading of chilled fresh pork is presented on a net basis.

Cost of revenues

Cost of revenues comprised of the cost of raw materials and the cost of processing and overhead expenses on sold products.

Shipping and handling

Shipping and handling costs are expensed as incurred and included in selling expenses.

Advertising costs

Advertising costs are expensed as incurred and included in selling expenses.

Leases

Effective July 1, 2019, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On July 1, 2019, the Company recognized approximately $1.3 million right of use (“ROU”) assets and same amount of lease liabilities based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 6.09% based on the duration of lease terms.

Operating lease ROU assets and lease liabilities are recognized at the adoption date of July 1, 2019 or the commencement date, whichever is earlier, based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company use its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

Stock-based compensation

The Company records stock compensation expense for employees at fair value on the grant date and recognizes the expense over the employee’s requisite service period. The Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination rate. The risk-free interest rate for the expected term of an option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current and expected dividend policy.

The Company records stock compensation expense for non-employees at fair value on the grant date and recognizes the expense over the service provider’s requisite service period.

Income taxes

We account for income taxes in accordance with ASC 740, Income Taxes, which requires us to use the assets and liability method of accounting for income taxes. Under the assets and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forward. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

ASC 740-10, Accounting for Uncertainty in Income Taxes, defines uncertainty in income taxes and the evaluation of a tax position as a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

PRC tax returns filed in 2017 and prior years are subject to examination by any applicable tax authorities.

Earnings per share (“EPS”)

Basic earnings per share are computed by dividing income available to ordinary shareholders by the weighted average ordinary shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. Ordinary shares equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted earnings per share. Dilution is computed by applying the treasury share method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase ordinary shares at the average market price during the period.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued.

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The adoption of this ASU on July 1, 2020 did not have a material effect on the Company’s consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard.  The new effective date for these preparers is for fiscal years beginning after December 15, 2022.   The Company has not early adopted this update and it will become effective on July 1, 2023 assuming the Company will remain an emerging growth company, which qualified as smaller reporting company, at that date. The Company is currently evaluating the impact of ASU 2019-05 will have on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and prospectusing periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard will have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. To minimize credit risk, we cooperate with local big distributors, which are more recognized in the farmers’ markets and have better credibility history. This information is monitored regularly by management.

In measuring the credit risk of our sales to supermarkets and farmers’ market distributors, we mainly reflect the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its likely future development. For individual farmers’ market customers, we use standard approval procedures to manage credit risk for receivables.

Liquidity Risk

We are also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and third parties to obtain short-term funding to meet the liquidity shortage.

Inflation Risk

We are also exposed to inflation risk Inflationary factors, such as increases in raw material and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of revenue if the selling prices of our products do not increase with such increased costs.

Foreign Currency Risk

A majority of our operating activities and a significant portion of our assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

BUSINESS

Overview

China Xiangtai Food Co., Ltd. is a Cayman Islands exempted company and conducts business in China through subsidiaries and variable interest entities in China. We are a pork processing company that has operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. We also engage in raw feed material and formula solution wholesale. We are committed to provide consumers with high-quality, nutritious and tasty products through our portfolio of trusted and well-known brands and to driving consumption trends, while setting a high industry standard in product quality and food safety. We can efficiently match supply with demand and benefit from the strong industry trends in China.

We strive to maintain the highest industry standards for food safety, product quality and sustainability. We have food circulation permits issued by Chongqing Food and Drug Administration, a “Certificate for Animal Epidemic Disease Prevention” issued by the Animal Husbandry and Food Bureau of Linshui County, Sichuan Province, and a “Certificate of Designated Location of Slaughterhouse for Hogs” issued by Guang’an Municipal People’s Government. We have strict quality control systems in each segment of our value chain, from production through sales and distribution. These objectives are grounded in our sustainability program, which focuses on key areas, such as animal care, employee welfare, sustainable husbandry, as well as food safety and quality.

We purchase live hogs through distributors who purchase hogs from local hog farms located in different cities in southern China. We use an automated standard modern production line to slaughter the hogs and pack the fresh pork and byproducts. We deliver the fresh pork to local distributors who then resold the fresh pork to smaller distributors and individual vendors from the local farmers’ market. We also purchase fresh, chilled and frozen pork, beef, lamb, chicken, duck, and rabbit meat from external distributors. We process some fresh pork, beef, lamb, chicken, duck, and rabbit meat into processed products. We sell fresh, chilled and frozen pork, beef and lamb, and processed meat products at our supermarket and to other local grocery stores in Chongqing. We have received many awards and honors, including "Honest and Trustworthy Seller", “Annual Sales Star”, “Best Partner,” and “First Place in Fresh Grocery” from New Century Department Store, “Industrial Leading Enterprise” from Chongqing City Fuling District government, “Vice President Entity” from Chongqing Tongchuan Chamber of Commerce . We attribute our receipt of these awards and honors to our working relationships with big supermarkets and department stores, our sales and marketing efforts, and our penetration into the meat market in Chongqing City.

On April 3, 2020, Xiangtai Cayman and Xiangtai WFOE entered into a Share Purchase Agreement with JMC and the shareholders of JMC. Pursuant to the Share Purchase Agreement, the Company agreed to issue to the shareholder who owns 51% of JMC’s equity interest a total of 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of the Company, valued at a price of $3.71 per share, which was the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of $7,420,000, subject to the milestones as specified in the Share Purchase Agreement, in exchange for the JMC’s shareholders and JMC entering into certain VIE agreements with Xiangtai WFOE. These VIE agreements were entered into on April 3, 2020, as a result of which Xiangtai WFOE has the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income. Through our VIE agreements with JMC, consummated in April 2020, we expanded our business to the feed industry in China. We anticipate an opportunity for growth in the feed industry, as the USDA Livestock and Products Annual report for China in August 7, 2020 projects an increase in swine and feed production in 2021.

We have 154 employees. In our slaughterhouse and processing facility, we have a standardized and automatic production line for hog slaughtering and meat packing. We also have meat processing rooms and standardized freezers to process and store processed meat product. Additionally, we have established environment protection facilities for sewage, livestock waste treatment, and incineration.

Our Products

Meat processing, distribution and retail

Fresh Series. We have established the processing and marketing channels of pork and byproducts over the years. After slaughter and cleaning, acid buildup in pork is eliminated by chilling the meat in a 0-4 °C environment. The pork is mainly sold in whole without being cut into pieces. A very minimal amount is cut into different parts, which process is conducted in sterile rooms within our facilites. Fresh pork is processed and packaged by the Company and is sold at supermarkets and grocery stores, and to our contracted vendors. Due to suspension of operation of our facilities in March 2021, we have suspended slaughtering and production of fresh pork as of March 2021. For additional information about the suspension of operation of our facilities, see the section “Legal Proceedings - Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd.” on page 98.

Chilled Series. In order to make sure that we can meet and take advantage of fluctuating demand from consumers, we purchase fresh pork and store it in our refrigerated storage. For that purpose, we have established a cold supply chain that supports the storage, distribution and sale of chilled meat. We can keep the chilled supplies fresh for up to10 days and the frozen supplies fresh for up to one year. As the domestic demand for pork consumption fluctuates depending on the time of year, our longer storage times allows us to provide a steady stream of supply whenever the market demand rises. It also expands our supply channels, allowing us to purchase meat from cities and countries far away from Chongqing.

Raw feed material and formula solution wholesale

Through JMC, our variable interest entity, we also engage in wholesale of fee raw material and formula solution. JMC has entered strategic alliances with large grain and oil companies such as Sinograin, and has obtained general distributorship in Chongqing, Sichuan, and neighboring area in China. We do not process the feed and formula solution procured from the suppliers.

Discontinued Business

We acquired CQ Pengmei in July 2018. CQ Pengmei had been operating two supermarkets in Chongqing since November 2017. The supermarkets offered a variety of products, including meats, fish and seafood, fresh produces, frozen foods, breads and bakery products, alcoholic and nonalcoholic beverages, housewares products, house-cleaning products and laundry products, etc. One of the supermarkets has been closed since August 2018, due to landlord’s failure to meet the fire safety requirements. We have filed a lawsuit against the landlord for breach of the store operating lease. The lawsuit is still ongoing. In February 2020, we discontinued our grocery store business, as we have been operating at losses in this business. As a result, the results of operations for our grocery stores’ business are reported as discontinued operations under the guidance of Accounting Standards Codification 205.

Our Production Cycle

We source all of our live hogs from our suppliers. It usually takes less than 24 hours to transfer the hogs from the purchasing point to the slaughterhouse, and only 2-3 hours to slaughter and cut into pieces, which can then be sold. Our factories operate year-round. Generally, the sales season is from the winter solstice on December 22 to the spring of the next year.

Raw Material

Our main raw materials are live hogs. We sign contracts with live hog distributors to purchase the live hogs from large and medium-sized hog farmers in the southern region. The quality of the hogs is specified in the contracts and must comply with the national health and quarantine standards.

Industry Overview

China’s Pork Industry

The rapid growth of the PRC pork industry has been driven by robust economic growth, continued urbanization and rising disposable income. China was the largest pork production and consumption market in the world, comprising 47.92% and 50.06% of the global production and consumption markets, respectively, in 2016. Pork is deeply rooted in Chinese culture and diet, and comprised 60.0% of China’s meat consumption in 2016. Although PRC pork production volume has historically grown at a steady rate, a gap has consistently existed between the supply and demand of pork. Pork consumption is expected to grow at a comparatively faster compound annual growth rate (“CAGR”) of 3.08% compared to pork production with a CAGR of 3.01% from 2012 to 2018, especially 2019 the pork production decreased 21.3% due to the African swine fever, leading to a widening supply shortfall (Source: https://baijiahao.baidu.com/s?id=1660828715114318892&wfr=spider&for=p c). It is expected that the volume of PRC pork imports will continue to rise.

China is still recovering from the decrease in pork production from the African Swine Flu outbreak in 2018.20 According to data from the Chinese National Bureau of Statistics, Chinese domestic pork production was approximately 41.13 metric tons in 2020. This is a slight decrease from the 42.6 metric tons in 2019, but remains a significant change from the over 50 metric tons per year produced by China from 2010-2018.21 To jumpstart the recovery of China’s pork reserves, MARA implemented a three-year mission plan for stabilizing swine production and supply in 2019. In late 2019, MARA implemented the “Large Agricultural Enterprises Lead 10,000 Households on Swine Farming to Alleviate Poverty” program in 16 less developed cities in provinces including Hubei and Sichuan. Alongside an investment of USD $7.1 bn (RMB 50 billion) by 15 large agricultural enterprises, the program is expected to add 22 million hogs per year.22 In China’s Pig Production Will Grow 19% In 2021, an article in industry magazine, Pig Progress, China’s recovery effort is forecasted to lead to a total domestic pork production of 49.27 million tons in 2021, a 19.8% production increase.23

We anticipate increased opportunity in the Chinese domestic pork industry. In the Organization for Economic Cooperation Development and the United Nation’s Food and Agriculture Organization’s joint report titled OECD-FAO’s Agricultural Outlook 2020-2029, average Chinese pork consumption is expected to increase by approximately 3 kilograms retail weight equivalent per capita by 2029.24 Changing consumer behavior and growing demand, in addition to a growing middle class, is expected to result in producers in China experiencing accelerated industry concentration and a trend toward large farms and vertical integration.25

20 See footnote 1.

21 See footnote 2.

22 See footnote 3.

23 See footnote 4

24 See footnote 5.

25 Id.

China’s Feed Industry

As China recovers from the African Swine Flu outbreak in 2018 and demand rises from the growing poultry sector, domestic consumption of animal feed is estimated to increase. According to the USDA's October 2, 2020, Grain and Feed Update Report, China's 2020-2021 total demand for feed and residual use is projected to be 218.9 million tons, an increase of 6.8 million tons, or 3.2% over 2019-2020. 26

Source: U.S. Department of Agriculture. Grain and Feed Update: People’s Republic of China. October 2020

According to China Animal Feed Market - Forecasts from 2020 to 2025, a research report published in 2020 by Knowledge Sourcing Intelligence, an India-based consulting firm, the Chinese domestic animal feed market is expected to grow at a compound annual growth rate of 4.06% from 2020-2025. 27 In addition to increasing demand from the swine and poultry sector, a longer lifecycle of beef production is also expected to contribute the growth of the animal feed market. 28 According to the Knowledge Sourcing Intelligence’s report, government stimulus, relaxation of environmental standards, and higher profits are projected to increase domestic beef production to 7 million metric tons, and increase China’s cattle herd inventory by 2% to 91 million in 2020. 29 China’s sustained demand for beef may incentivize larger cattle operations to invest in expansion, which may also increase the consumption and production of animal feed. 30

Data from Chinese government agencies supports the expectation of an upward trajectory of domestic animal feed production. In February of 2021, the China Feed Industry Association (CFIA) published the Overview of the Development of the National Feed Industry in 2020. In the CFIA report, the total output value of China's feed industry was 946.33 billion RMB, which represents an increase of 17.0% from the prior year. The total operating income of the feed industry was 907.28 billion RMB, an increase of 16.6% for the same period. 31 Additionally, the total output of commercial feed increased by 10.4% to 252.761 million metric tons, and the total output of feed additives increased by 16% to 13.908 tons. 32

26  See footnote 7.

27  See footnote 8.

28  See footnote 9.

29  Id.

30  Id.

31  See footnote 12.

32  Id.

Corporate History and Structure

The following diagram illustrates our corporate structure:

Incorporated on January 23, 2018, China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a Cayman Islands exempted company. We conduct our business in China through our subsidiaries and VIE. Zeshu Dai currently has majority interest and control over our subsidiaries and VIE.

Direct and indirect subsidiaries

Xiangtai BVI was incorporated on February 11, 2015. It is a wholly owned subsidiary of Xiangtai Cayman. Xiangtai BVI is currently not engaging in any active business and merely acting as a holding company.

Xiangtai HK was incorporated on March 4, 2015 under the law of Hong Kong SAR. It is a wholly owned subsidiary of Xiangtai BVI. Xiangtai HK is currently not engaging in any active business and merely acting as a holding company.

Xiangtai WFOE is a PRC wholly foreign owned entity incorporated on September 1, 2017 in Chongqing under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Xiangtai HK and a wholly foreign-owned entity under the PRC laws. Xiangtai WFOE is currently not engaging in any active business and merely acting as a holding company.

GA Yongpeng was incorporated on May 10, 2008 in Chongqing under the laws of the People’s Republic of China. GA Yongpeng engages in the purchase of livestock and poultry, breeding, slaughtering, processing, sale and retail of fresh livestock and poultry meat and meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.). It is a wholly owned subsidiary of Xiangtai WFOE.

CQ Pengmei was incorporated on July 27, 2017 in Chongqing under the laws of the People’s Republic of China. CQ Pengmei engages in sales of cosmetics, agricultural produce, aquatic products, consumer products, clothing, toys, furniture, electronic appliance and devices, storage, etc. It is a wholly owned subsidiary of Xiangtai WFOE.

China Silanchi was incorporated on December 12, 2019. It is a wholly owned subsidiary of Xiangtai Cayman. China Silanchi is currently not engaging in any active business and merely acting as a holding company.

Haochuangge HK was incorporated on January 6, 2020. It is a wholly owned subsidiary of China Silanchi. Haochuangge HK is currently not engaging in any active business and merely acting as a holding company.

Gangyixing WFOE is a PRC wholly foreign owned entity incorporated on June 28, 2020 in Beijing under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Haochuangge HK and a wholly foreign-owned entity under the PRC laws. Gangyixing WFOE is currently not engaging in any active business and is merely acting as a holding company.

Contractual Arrangements with CQ Penglin, JMC and Beijing Fu Tong Ge

CQ Penglin was incorporated on November 3, 2005 in Chongqing under the laws of the People’s Republic of China. CQ Penglin primarily engages in the wholesale and retail of pre-packaged food, live hog slaughtering, purchase of livestock and poultry, processing and sale of fresh livestock and poultry meat, process and retail of meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.).

JMC was incorporated on March 14, 2012 in Chongqing under the laws of the People’s Republic of China. JMC is primarily engaged in the sales and distribution of raw feed material and formula solution. JMC has entered strategic alliances with large grain and oil companies, such as Sinograin, and has obtained general distributorship in Chongqing, Sichuan, and neighboring area in China. JMC does not process the feed and formula solution procured from the suppliers.

Fu Tong Ge was incorporated on November 29, 2019 under the laws of the People’s Republic of China. Fu Tong Ge does not hold any assets nor have any operation at this moment.  CQ Penglin. JMC, and Fu Tong Ge have been deemed our variable interest entities.

We conduct our business through our variable interest entities, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over our variable interest entities;

•	receive substantially all of the economic benefits of our variable interest entities; and

•	have an exclusive option to purchase all or part of the equity interests in our variable interest entities when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of CQ Penglin. JMC, and Fu Tong Ge, and we treat CQ Penglin. JMC, and Fu Tong Ge as our variable interest entity under U.S. GAAP. We have consolidated the financial results of CQ Penglin. JMC, and Fu Tong Ge in our consolidated financial statements in accordance with U.S. GAAP.

Contractual Arrangements between Xiangtai WFOE and CQ Penglin

The following is a summary of the currently effective contractual arrangements by and among Xiangtai WFOE, CQ Penglin, and the shareholders of CQ Penglin.

Equity Pledge Agreement

Pursuant to certain equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledges all of the equity interests in CQ Penglin to Xiangtai WFOE were provided as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE, as the pledgee, will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to certain voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin have given Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE has agreed to provide the necessary financial support to CQ Penglin, whether or not CQ Penglin incurs loss, and to not request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect until October 8, 2047.

Technical Consultation and Services Agreement

Pursuant to certain technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has been engaged as exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin has agreed to pay service fees based on all of its net income to Xiangtai WFOE, or Xiangtai WFOE has the obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before its expiration a. Xiangtai WFOR may terminate this agreement at any time by giving 30 day’s prior written notice to CQ Penglin. CQ Penglin shall not terminate this Agreement prior to its expiraiton date unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Either party can terminate this agreement if the other party goes into liquidation or is prohibited to conduct business by the governmental authority.

Business Cooperation Agreement

Pursuant to a business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time. The agreement shall remain effective until it is terminated by Xiangtai WFOE or is compelled to terminate under PRC laws and regulations.

Equity Option Agreement

Pursuant to certain equity option agreements, as amended, among Xiangtai WFOE, CQ Penglin and its shareholders. CQ Penglin’s shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, the CQ Penglin shareholders are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee. Xiangtai WFOE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin have been transferred to Xiangtai WFOE or its designee.

Contractual Arrangements between Xiangtai WFOE and JMC

The following is a summary of the currently effective contractual arrangements by and among Xiangtai WFOE, JMC, and the shareholders of JMC.

Equity Pledge Agreement

Under an equity pledge agreement among Xiangtai WFOE, JMC and the shareholders of JMC dated April 3, 2020, a shareholder who owned 51% equity interest of JMC pledged his 51% equity interests in JMC to Xiangtai WFOE to guarantee JMC’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, the 51% shareholder of JMC completed the registration of the equity pledge under the agreement with the appropriate local authority. If JMC breaches its obligation under the technical consultation and services agreement, Xiangtai WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

Voting Rights Proxy and Financial Support Agreement

Under a voting rights proxy and financial support agreement among Xiangtai WFOE, JMC and a shareholder who owned 51% equity interest of JMC, dated April 3, 2020, the 51% JMC Shareholder irrevocably appointed Xiangtai WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his 51% equity interests in JMC, including but not limited to the power to vote on his behalf on all matters of JMC requiring shareholder approval in accordance with the articles of association of JMC. The proxy agreement is for a term of 20 years and can be extended by Xiangtai WFOE unilaterally by prior written notice to the other parties.

Technical Consultation and Services Agreement

Pursuant to a technical consultation and services agreement between JMC and Xiangtai WFOE dated April 3, 2020, Xiangtai WFOE has the exclusive right to provide consultation services to JMC relating to JMC’s business, including but not limited to business consultation services, human resources development, and business development. Xiangtai WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. For such services, JMC agrees to pay service fees determined based on 51% of their net income to Xiangtai WFOE or Xiangtai WFOE has the obligation to absorb 51% of the losses of JMC. This agreement will be effective for 20 years, and can be extended if Xiangtai WFOE gives its written consent of the extension of this agreement before the expiration of this agreement and JMC shall agree with this extension without reserve. Xiangtai WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to JMC.

Equity Option Agreement

Under the equity option agreement among Xiangtai WFOE, JMC and a shareholder who owned 51% equity interest of JMC dated April 3, 2020, each of the shareholders of JMC irrevocably granted to Xiangtai WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his 51% equity interests in JMC. Also, Xiangtai WFOE or its designee has the right to acquire any and all of its 51% assets of JMC. Without Xiangtai WFOE’s prior written consent, JMC’s shareholders cannot transfer their equity interests in JMC and JMC cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

Contractual Arrangements between Gangyixing WFOE and Fu Tong Ge

The following is a summary of the currently effective contractual arrangements by and among Gangyixing WFOE, Fu Tong Ge, and the shareholders of Fu Tong Ge.

Equity Pledge Agreement

Pursuant to a certain equity pledge agreements dated June 28, 2020, among the shareholders who collectively owned all of Fu Tong Ge, pledges of all of the equity interests in Fu Tong Ge to Gangyixing WFOE were provided as collateral to secure the obligations of Fu Tong Ge under a Technical Consultation and Service Agreement and other control agreements (the “Control Agreements”). These shareholders may not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Gangyixing WFOE’s interests, without Gangyixing WFOE’s prior approval. In the event of default, Gangyixing WFOE, as the pledgee, will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale in whole or in part of the pledged equity interests of Fu Tong Ge. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the terms of the agreement

Voting Rights Proxy and Financial Support Agreement

Pursuant to certain voting rights proxy and financial supporting agreements dated June 28, 2020, the shareholders of Fu Tong Ge have given Gangyixing WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Fu Tong Ge and to exercise all of their rights as shareholders of Fu Tong Ge, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of their equity interests in Fu Tong Ge. In consideration of such granted rights, Gangyixing WFOE has agreed to provide the necessary financial support to Fu Tong Ge, whether or not Fu Tong Ge incurs loss, and to not request repayment if Fu Tong Ge is unable to do so. The agreements shall remain in effect until June 28, 2040.

Technical Consultation and Services Agreement

Pursuant to certain technical consultation and services agreement between Gangyixing WFOE and Fu Tong Ge dated June 28, 2020, Gangyixing WFOE has been engaged as exclusive provider of management consulting services to Fu Tong Ge. For such services, Fu Tong Ge has agreed to pay service fees based on all of its net income to Gangyixing WFOE, or Gangyixing WFOE has the obligation to absorb all of the losses of Fu Tong Ge.

The technical consultation and services agreement, as amended, remains in effect until June 28, 2040. The agreement can be extended only if Gangyixing WFOE gives its written consent of extension of the agreement before its expiration.

Equity Option Agreement

Pursuant to certain equity option agreements dated June 28, 2020 among Gangyixing WFOE, Fu Tong Ge and its shareholders, Fu Tong Ge’s shareholders, jointly and severally, have granted Gangyixing WFOE an option to purchase their equity interests in Fu Tong Ge. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of Fu Tong Ge, the Fu Tong Ge shareholders are required to immediately return any amount in excess of the registered capital to Gangyixing WFOE or its designee. Gangyixing WFOE may exercise such option at any time until it has acquired all equity interests of Fu Tong Ge, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of Fu Tong Ge have been transferred to Gangyixing WFOE or its designee.

Sales Channels and Long Term Opportunities

We currently focus our market in Chongqing and nearby cities. We plan to expand the existing market to cover the entire Southwest China. Our sales channels are consisted of:

Farmers’ market wholesale. Ordinary fresh pork is mainly sold through farmers’ market wholesale, which accounts for 90%, 93% and 96% of the total revenue for the year ended June 30, 2020, 2019 and 2018.

Sales in supermarkets. Fresh and frozen ordinary pork, beef, lamb, chicken, duck, rabbit meat and processed products are sold in supermarkets.

We have been working closely with online retailers and social media influencers to promote and sell our products. We are also in the process of negotiation with a national supermarket chain to supply them our meat, meat products, vegetable and fruit.

Customers and Suppliers

We sell fresh killed pork to farmers’ markets through distributors. The distributors then sell the fresh killed pork to individual pork vendors at the farmers’ markets. Farmers’ markets are where most people get fresh produce and meat. We also sell pork and processed meat in our supermarkets and to other supermarkets, such as Lotte Mart and Carrefour. For the fiscal years ended June 30, 2020, 2019 and 2018, we do not have any customers who accounted for more than 10% of our revenue.

For the six months ended December 31, 2020, no customer accounted for more than 10% of the Company’s total revenues. For the six months ended December 31, 2019, one customer accounted for 10.8% of the Company’s total revenues. As of December 31, 2020 and June 30, 2020, no customer accounted for more than 10% of the total balance of accounts receivable.

We source live ordinary hogs from live hog distributors and fresh pork, beef, lamb, chicken, duck, rabbit meat, and seasonings from various suppliers. For the fiscal year ended June 30, 2020, we had five suppliers that accounts for more than 10% of our purchases. The five suppliers accounted for 19.6%, 17.4%, 16.4%, 15.8% and 14.0% of our purchases, respectively. For the fiscal year ended June 30, 2019, we had four suppliers that accounts for more than 10% of our purchases. The four suppliers accounted for 29.8%, 17.6%, 16.8% and 16.5% of our purchases, respectively. The same four suppliers also accounted for 29.0%, 24.5%, 21.2% and 12.8% of our purchases, for the fiscal year ended June 30, 2018, respectively.

For the six months ended December 31, 2020, two vendors accounted for 43.6% and 11.6% of the Company’s total purchases. For the six months ended December 31, 2019, four vendors accounted for 31.8%, 21.6%, 16.3% and 15.7% of the Company’s total purchases.

As of December 31, 2020, two vendors accounted for 32.0% and 24.1% of the total balance of accounts payable. As of June 30, 2020, four vendors accounted for 30.2%, 20.2%, 13.6% and 10.5% of the total balance of accounts payable.

Even though our purchases during the past three fiscal years have mainly be from four primary suppliers, we believe live hogs and other raw materials with the same quality are widely available. If we were unable to purchase from our primary suppliers, we do not expect to face difficulties in locating another supplier at substantially the same price. We have secure and efficient access to all the raw materials necessary for the production of our products. We believe our relationships with the suppliers of these raw materials are strong. While the prices of such raw materials may vary greatly from time to time, we believe we could hedge such risk by adjusting our price, or absorb the higher cost at times if necessary. See “Risk Factors – Risk Related to Our Business and Industry – We rely substantially on external suppliers for hogs, beef, lamb, chicken, duck, rabbit meat and other raw materials and – The loss of one or more of our largest customers, or changes in the trade terms required by such customers could adversely affect our business, financial condition and results of operations.”

Environment

We are a food-processing company that concerns the environment we operate in. Our main concerns are noise and wastewater discharges. In order to meet the government requirements, the factory plant is located more than 5 kilometers away from densely populated areas. In the construction of processing area and supporting facilities, double-layer windows and the wall material with good performance are used for rooms with high-noise equipment. The Company chooses the low noise equipment and the motor of the pump type equipment have been equipped with the muffler. The pump units have been equipped with sound insulation cover; vibration isolation and vibration reduction measures have been adopted for the unit foundation; sound insulation door and window have been installed for blower room. Solid waste in the slaughtering plant and the areas are cleaned daily, and the floors of the area are washed and sterilized every day. The slaughtering plant and the areas are equipped with ventilators to dismiss exhaust gas. The exhaust gas is discharged from the area and is rapidly diffused after mixing with the atmosphere. We clean the sludge from the sewage station in a timely manner, and regularly sprays the biological deodorant to the sewage treatment station and waste collection station. Slaughtering wastewater, ground washing waste water and domestic sewage enter the sewage treatment station of the factory, which are treated by the “hydrolytic acidification plus aerobic” treatment. A pool body, such as a shed, a hydrolytic acidification tank, a sedimentation tank, a sludge tank and the like is capped. At the same time, an activated carbon adsorption device is provided at the exhaust port of the draught fan, so that the exhaust gas is discharged after adsorption by the activated carbon.

The noises emitted by the factory plant are in compliance with Class 2 standards in “Emission Standard for Industrial Enterprises Noise at Boundary” (GB12348-2008) implemented by the Ministry of Ecology and Environment. The treated wastewater meets the level III standards of the “Discharge Standard of Water Pollutants for Meat Packing Industry” (GB13457-1992) implemented by the Ministry of Ecology and Environment and the “Sewage Discharged into the City Sewer Water Quality Standards” (CJ343-2010) implemented by Beijing Municipal Engineering Administration Department.

Quality Control

Our operations comply with standards set forth by the International Organization for Standardization (ISO) including ISO9001, ISO22000 and the Hazard Analysis Critical Control Point (HACCP) standards. We obtained such certifications by applying to and passing documentary and on-site inspections by the Certification and Accreditation Administration of the People’s Republic of China. Our accredited production facilities have implemented various control procedures in accordance with the requirements of such quality standards and certifications. As part of maintaining such certifications, our operations are subject to annual inspections by accreditation bodies. We also conduct our own annual evaluations and internal audits to monitor the effectiveness of such control procedures and to ensure strict compliance of our operations with the relevant standards.

The main raw material used in our production of fresh pork products in China is live hogs, while the main raw materials used in our production of processed and packaged products are fresh pork and other meats. All live hogs we purchase must have passed government quarantine inspections. The suppliers must provide quarantine inspection certifications, and we verify the information indicated in the certifications against the actual goods delivered. We conduct onsite inspections with respect to all live hogs delivered to our slaughtering facilities in accordance with applicable PRC law. Such onsite inspections involve checking for any disease symptoms and the presence of defects, such as lameness. We also conduct testing for any residue in the hogs of a group of chemicals generally known as “lean meat powder” in China, including clenbuterol hydrochloride and ractopamine. We continuously monitor the quality of raw materials provided by each supplier. In the event of sub-standard supplies, we may temporarily or permanently suspend procurement from the vendor or supplier.

We follow standardized production procedures established by the ISO and comply with our strict internal quality standards. We conduct multiple testing at key stages in our hog processing operations to prevent contamination. Before our fresh pork products can be sold to our customers every day, we conduct sample inspections and testing to ensure the quality of the products that will be delivered to the customers. Each product is marked with the batch code, product code, the food production license number, and a QS mark indicating that the products were produced in compliance with the quality standards implemented by the General Administration of Quality Supervision, Inspection and Quarantine of China.

Since the establishment of the company, we have not been advised of any violation of laws and regulations related to the quality of products and services and technical supervision, and no major legal actions with our customers due to product quality problems have been asserted.

Description of Property

Intellectual Property

We rely on certain intellectual property to protect our domestic business interests and ensure our competitive position in our industry. As of June 30, 2021, we had 16 registered trademarks in China and 30 pending trademark applications in China. All of our registered trademarks are owned by, and most of the unregistered trademarks were developed by, CQ Penglin, our VIE, and the other pending trademark applications were made by Xiangtai Cayman. We currently have trademark applications pending, any of which may be the subject of a governmental or third-party objection, which could prevent the registration of the same. See “Risk Factors – Risks Related to Our Business and Industry - We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position“ and “- We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.”

Real Property

Our operation and production facilities are located in Chongqing and Sichuan Province in China. As of June 30, 2021, we leased two offices of 418 square meters and 375 square meters, both located in Chongqing.

As of June 30, 2021, we had our slaughtering plant in Linshui County, Sichuan Province, which covers an area of 27,000 square meters, with a construction area of 8,500 square meters, a slaughtering area of 3,000 square meters, 9 large refrigeration houses of 4,500 square meters, office and dormitory of 1,500 square meters, and a boiler room of 200 square meters. This facility is subject to a lien pursuant to a court order in connection with a legal dispute between Chongqing Puluosi Small Mortgage Co., Ltd. and CQ Penglin. The facility cannot be sold, transferred or otherwise disposed without approval of the court. We suspended operation in this facility in March 2021. For additional information see the section “Legal Proceedings - Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd.” on page 98.

Our facility located in Fulin, Chongqing, was sealed by the court in March 2021 in connection with the same legal disputes described in the preceding paragraph. The facility has a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. Operations in this facility has been suspended since March 2021.

Equipment

For the year ended June 30, 2020, we had $621,819 depreciation expense, of which, $496,562 was from continuing operations. As of June 30, 2020, the total value of property, plant and equipment was $3,481,745, of which, $3,455,993 was from continuing operations. For the year ended June 30, 2019, we had $677,387 depreciation expense, of which, $509,778 was from continuing operations. As of June 30, 2019, the total value of property, plant and equipment was $4,549,212, of which, $3,335,229 was from continuing operations. For the year ended June 30, 2018, we had $529,442 depreciation expense. As of June 30, 2018, the total value of the property, plant and equipment was $3,962,455.

Our Employees

We had 48 employees as of August 9, 2021. The following table sets forth a breakdown of our employees by function as of August 9, 2021.

Department	Number of Employees	% of Total
Management	7	14.6%
Marketing and Sales	17	35.4%
Administrative	20	41.6%
Warehouse	4	8.4%
Total	48	100%

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. As required by regulations in China and according to local government’s requirements, we participate in various employee social security plans that are organized by local governments. We pay social insurance for some of our employees, covering all five types of social insurance, including pension, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance.

Available Information

We file reports with the Securities and Exchange Commission (“SEC”), including annual reports on Form 20-F and other reports from time to time. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company is an electronic filer and the SEC maintains an Internet site at http://www.sec.gov that contains the reports, proxy and information statements, and other information filed electronically. Our website address is http://ir.plinfood.com/. Please note that our website address is provided as an inactive textual reference only. The information provided on our website is not part of this report, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this report.

Seasonality

The pork industry in which we operate is affected by market conditions that are often outside the control of individual manufacturers. Our results of operations might fluctuate significantly from period to period due to market factors, such as seasonal variations in demand, global economic conditions, external factors that impact the supply chain, surges in production capacity by competitors and changes in technology. Historically, we have generated more sales during the first half of the calendar year, which includes a few major Chinese holidays and commercial sales periods, when the promotion and sale efforts of our clients occur. For additional information, see “Risk Factors – Risks Related to Our Business and Industry - Prices of agricultural products and raw feed materials are subject to supply and demand, a market condition which is not predictable.”

Insurance

We have not yet purchased insurance to cover our assets and the property of our business . We provide accident insurance and social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for all of our employees. Additionally, we provide supplementary medical and travel insurance for certain key personnel. We consider our insurance coverage sufficient for our business operations in China.

Legal Proceedings

Our subsidiaries and variable interest entities, CQ Penglin, CQ Pengmei, GA Yongpeng,   Xiangtai WFOE, JMC, Gangyixing WFOE and Fu Tong Ge are subject to various legal proceedings and claims, including contractual disputes and other commercial disputes, including as described below. Although it is not feasible to predict the outcome of these matters, we believes, unless otherwise indicated below, given the information currently available, that their ultimate resolution will not have a material adverse effect on our financial condition, results of operations and cash flows.

Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd.

On January 2, 2018, CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. (“PLS”) entered into a loan agreement (the “PLS Loan Agreement”), pursuant to which PLS agreed to loan CQ Penglin RMB 20,000,000 (the “PLS Loan”) for a term of one year with annual interest rate of 12% and penalty of 50% of the interest due.

On the same day, GA Yongpeng, Zeshu Dai, CEO and Chairwoman of the Company, and her husband, Mingwen Wang, signed a guarantee agreement with PLS, guaranteeing the PLS Loan.

On April 8, 2019, PLS filed a civil complaint at Chongqing Yubei District People’s Court (the “Yubei Court”) and claimed that CQ Penglin should repay principal in the amount of RMB 10,000,000 (the “First Debt”) with interest of RMB 183,333.33 and penalty since November 14, 2018 until the pay-off date.

CQ Penglin defended that action, pursuant to a supplemental agreement executed by PLS, CQ Penglin and other parties in May 2017 and a power of guarantee executed by GLP Finance Leasing (Shanghai) Co., Ltd. (“GLP”), an affiliate of PLS. The First Debt should have been escrowed in an account under the control of Chongqing Bentong Technology Co., Ltd. (“Chongqing Bentong”), designated by GLP, as a guarantee. When the PLS Loan expired, Chongqing Bentong should have wired back the First Debt to CQ Penglin, which should be used to repay PLS. However, CQ Penglin had not received the First Debt from Chongqing Bentong and therefore did not repay the First Debt to PLS.

The case was heard by the Yubei Court on June 19, 2019. On November 13, 2019, the Yubei Court issued a civil mediation letter. The Yubei Court confirmed that CQ Penglin owed PLS a principal of RMB 8,500,000 and interest of RMB 183,333.33, interest penalty (the interest penalty should be calculated based on RMB 8.5 million with 12% interest per year plus 50% interest penalty from November 14, 2018 to the pay-off date) and compound interest (from November 14, 2018 to the pay-off date, calculating based on outstanding interest and interest penalty with 12% interest per year plus 50% interest penalty). Accordingly, RMB 2 million of principal was due before December 31, 2019, RMB 2 million of principal was due before March 31, 2020, RMB 2 million of principal was due before May 31, 2020, RMB 2.5 million of principal, RMB 183,333.33 interest, constituting the total of outstanding interest penalty and compound interest, was due before August 31, 2020 by CQ Penglin to PLS and GA Yongpeng, Mingwen Wang and Zeshu Dai was to be jointly liable for the repayment of the First Debt. CQ Penglin was also required to pay PLS’s attorney’s fee of RMB 250,000, a property guarantee fee of RMB 13,800 and a court fee of RMB 43,900 to PLS before August 31, 2020.

In June 2019, CQ Penglin, GA Yongpeng and other defendants received another civil complaint from PLS, in which PLS complained that CQ Penglin should repay principal RMB 20,000,000 (the “Second Debt”) with interest and a penalty until the pay-off date.

On November 14, 2019, the Intermediate Court issued a civil mediation letter, according to which the Intermediate Court confirmed that CQ Penglin owed PLS principal of RMB 20,000,000, interest of RMB 893,333.33 as of January 2, 2019, compound interest RMB 22,400 within the loan period (the interest calculated based on RMB 20 million with 18% compound interest per year since January 3, 2019), PLS’s attorney’s fee of RMB 500,000, court fee of RMB 74,775 and a property guarantee fee of RMB 22,600. Accordingly, RMB 3 million of principal was due before December 31, 2019, RMB 3 million of principal was due before March 31, 2020, RMB 3 million of principal was due before May 31, 2020, and all of the remaining balance was due before August 31, 2020 by CQ Penglin to PLS and GA Yongpeng, Mingwen Wang, and Zeshu Dai was jointly liable for the repayment of the Second Debt.

On July 27, 2020, in connection with the First Debt and the Second Debt, the court imposed a high level consuming restriction letter on CQ Penglin and Zeshu Dai, the Chairwoman of the Board of Xiangtai Cayman and the legal representative of CQ Penglin.

On March 5, 2021, pursuant to a court order, CQ Penglin suspended its operation within its facilities located in Fulin, Chongqing. The court ordered the sale of CQ Penglin’s facilities to enforce the repayment of the Second Debt and liens attached to assets owned by CQ Penglin. The facility has a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. The facility was used to produce the Company’s processed meat products, including sausage, bacon, spam, cured pork, and soy sauce braised meats.

In connection with the same legal claim discussed above, the court also attached a lien against a facility of GA Yongpeng located in Linshui County, Sichuan Province, pursuant to which the facility cannot be sold, transferred or otherwise disposed without approval of the court. The facility has a processing area of 28,000 square meters, and is used for hog slaughtering by the company.

As of June 30, 2021, CQ Penglin has paid RMB 2,250,000 to PLS for the First Debt. RMB 7,750,000 of the First Debt was outstanding. For the Second Debt, Zeshu Dai has paid RMB 849,990.35 to PLS, Mingwen Wang has paid RMB 343,123.67 to PLS and the Intermediate Court has ordered the seizure of RMB 31,712.25 from CQ Penglin’s account as part of the Second Debt’s repayment. RMB 18,775,173.73 of the Second Debt was outstanding as of June 30, 2021.

Yong Li v. Chongqing Fu Yong Sheng Food Supermarket Co., Ltd. & Guang’an Yongpeng Food Co., Ltd.

On May 7, 2018, Chongqing Fu Yong Sheng Food Supermarket Co., Ltd. (“FYS Supermarket”), its supplier GA Yongpeng and Yong Li entered into an agreement (the “Agreement”), pursuant to which FYS Supermarket agreed to buy supermarket equipment owned by Yong Li, for a total price of approximately RMB 1.8 million. FYS Supermarket paid Yong Li RMB 100,000 upon signing the Agreement and agreed to pay the remaining RMB 1.7 million before October 18, 2018, with interest at a rate of 1.5% per month for any balance paid thereafter. GA Yongpeng, an indirect subsidiary of the Company, served as the guarantor for FYS Supermarket in the Agreement.

After the Agreement was signed, Chongqing Yangshida Real Estate Development Co., Ltd. (“Yang Shi Da”) provided FYS Supermarket with a copy of a leasing agreement between itself and Yong Li dated July 4, 2017, claiming that it was the actual owner of the equipment and that Yong Li only had the right to use the equipment and not the legal title to own it. Accordingly, Yang Shi Da advised FYS Supermarket to suspend making payments to Yong Li. Yang Shi Da also agreed that FYS Supermarket could use the equipment for free.

After FYS Supermarket’s suspension of the payment, Yong Li filed for pretrial property preservation in the Chongqing Nan’an District People’s Court (the “Nan’an Court”) and the Nan’an Court granted pretrial property preservation on November 6, 2018 to freeze GA Yongpeng’s bank account in the amount of RMB 42,920.92. Subsequently, Yong Li filed a lawsuit to the Nan’an Court, requesting FYS Supermarket to pay RMB 1,805,000 yuan, and GA Yongpeng to assume joint liability.

On March 18, 2019, FYS Supermarket and GA Yongpeng sued Yong Li to revoke the Agreement claiming Yong Li’s alleged fraudulent representation. On March 21, 2019, FYS Supermarket and GA Yongpeng applied to the Nan’an Court to suspend Yong Li's lawsuit against them.

On June 11, 2020, the Nan’an Court ruled to dismiss FYS Supermarket’s and GA Yongpeng’s claim against Yong Li and ruled that FYS Supermarket shall pay Yong Li RMB1,700,000 and the monthly interests rate at 1.5% for the transfer fee and the losses, and Yong Li’s attorney’s fee in the amount of RMB 20,000. GA Yongpeng was required to bear joint and several liability for the above repayment. FYS Supermarket and GA Yongpeng were also required to pay a property guarantee fee in the amount of RMB 5,000 and court fee in the amount of RMB 21,045.

Yonghong Chen v. Chongqing Pengmei Supermarket Co., Ltd. v. Hong Zhou & Qingfu Liu

On January 2, 2019, Yonghong Chen sued CQ Pengmei regarding a lease dispute, pursuant to which lease CQ Pengmei leased the property to Yonghong Chen (the “Lessee”). In the complaint, Yonghong Chen sought damages in the amount of RMB110,000. CQ Pengmei added Hong Zhou and Qingfu Liu (collectively, the “Lessors”), who leased the property to CQ Pengmei, as third parties to this case.

On April 28, 2020, Chongqing City Beibei District People’s Court (“Beibei Court”) issued a judgement that provided that CQ Pengmei shall return a Performance Bond of RMB 3,750 back to the Lessee; CQ Pengmei shall return the rent of RMB 2,022.22 back to the Lessee; CQ Pengmei shall compensate the Lessee for the loss of RMB 13,882.86 in product loss, RMB 5,408 in decoration and decoration advertising expenses, and RMB 16,500 for the loss of work, which in total amounts to RMB 35,790.86; and CQ Pengmei shall also be responsible for RMB 840 of the RMB 1,250 of the litigation costs.

On May 19, 2020, CQ Pengmei appealed the case to the Intermediate Court. On July 8, 2020, the Intermediate Court made a judgement that CQ Pengmei shall return the Performance Bond of RMB 3,750 back to the Lessee; CQ Pengmei shall return the rent of RMB 2,022.22 back to the Lessee; CQ Pengmei shall compensate the Lessee for the loss of RMB 13,882.86 in damaged goods, RMB 5,408 in decoration and decoration advertising expenses, which amounts total RMB 19,290.86.

On August 3, 2020, the Beibei Court implemented an excessive spending restriction order on CQ Pengmei.

On December 27, 2018, in connection with the same leased property, the Lessors sued CQ Pengmei regarding a lease dispute and sought damages in the amount of RMB 797,440 with interests and RMB 10,000 for the use of a transformer. On June 18, 2019, CQ Pengmei counterclaimed the Lessors for breach of the lease agreement and asked for a total compensation of RMB 2,106,813. On August 28, 2020, Beibei Court ruled to dismiss CQ Pengmei’s counterclaim against the Lessors and made the judgement that the lease agreement between CQ Pengmei and the Lessors should have terminated on December 31, 2018; CQ Pengmei shall pay the rent of RMB 233,536 to the Lessors; CQ Pengmei shall pay occupancy expenses of RMB 11,392 to the Lessors; CQ Pengmei shall pay liquidated damages to the Lessors, which shall be calculated with RMB 233,536 as the principal and 15% annual interest rate starting from January 2, 2019 until the rent is paid off.

On September 22, 2020, CQ Pengmei appealed the case to the Intermediate Court. As of the date of this prospectus, the Intermediate Court has not scheduled a trial.

Chongqing Beibei Chouzhou Town Bank Co. Ltd. v. Penglin Wang, Mingwen Wang, Chongqing Pengmei Supermarket Co., Ltd., Chongqing Penglin Food Co., Ltd., and Chongqing Education Financing Guarantee Co. Ltd.

On June 4, 2020, Chongqing Beibei Chouzhou Town Bank Co. Ltd. (“Chouzhou Town Bank”) sued CQ Pengmei to repay the loan of Chouzhou Town Bank RMB2,395,058.92 in principal and RMB 20,142.45 in interest.

On September 25, 2020, the Beibei Court issued a civil mediation letter, according to which CQ Pengmei shall repay Chouzhou Town Bank the principal of RMB 2,380,064.92 and RMB 20,142.45 in interest. Accordingly, RMB110,000 of principal and RMB93,446.25 of the interest was due by October 21, 2020, with the remaining balance be paid in installments of no less than RMB100,000 on the 21st of each month commencing November 2020, together with interest, as adjusted below, and the repayment full to be satisfied no later than May 21, 2022. Effective November 2020 to May 2022, the interest rate on the amount owed to Chouzhou Town Bank rises by 50% on any unpaid balance, Penglin Wang, Mingwen Wang, Zeshu Dai, Chongqing Education Financing Guarantee Co. Ltd. and CQ Penglin bear joint and several liability for the above repayment.

As of February 18, 2021, CQ Pengmei has paid off all of the debt in the amount of RMB2,398,125.72 to Chouzhou Town Bank and the case has been closed.

Chongqing Dadukou Rongxing Town Bank Co. Ltd. v. Penglin Wang, Mingwen Wang, Chongqing Mingwen Food Co., Ltd., Chongqing Penglin Food Co., Ltd., Yong Wang, Chongqing Fu Yong Sheng Food Supermarket Co., Ltd., Guang’an Yongpeng Food Co., Ltd., Zeshu Dai, and Chongqing Pengmei Supermarket Co., Ltd.

On August 12, 2020, Chongqing Dadukou Rongxing Town Bank Co. Ltd. (“Dadukou Rongxing”) sued CQ Penglin at the Chongqing Dadukou District People’s Court (the “Dadukou Court”) in connection with a loan agreement dated September 20, 2018 between Dadukou Rongxing and CQ Penglin. In the complaint, Dadukou Rongxin requested CQ Penglin to repay the loan of Dadukou Rongxing in the amount of RMB6,629,447.34, which consists of RMB5,493,839.49 of principal and RMB1,135,607.85 of interest. Penglin Wang, a director of the Company, Mingwen Wang, Chongqing Mingwen Food Co., Ltd., FYS Supermarket, GA Yongpeng, Zeshu Dai, and CQ Pengmei bear joint and several liability for the above repayment.

On April 28, 2021, the court ruled in favor of the plaintiff. CQ Penglin shall pay an aggregate of RMB 6,663,550.34 in principal, interest and interest penalty. As of June 30, 2021, CQ Penglin has not made any payment.

Chongqing Puluosi Small Mortgage Co., Ltd. v. Zili Zhang and Chongqing Pengmei Supermarket Co., Ltd.

On August 4, 2020, PLS sued Zili Zhang in connection with a loan agreement between PLS and Zili Zhang dated December 21, 2017. In the complaint, PLS requested Zili Zhang to repay the principal of RMB2,550,000 and the interest of RMB703,870 and CQ Pengmei to bear joint and several liability for the above repayment. On May 17, 2021, the court heard the case. As of June 30, 2021, the court has not issued the verdict.

Chongqing Haobangshou E-Commerce Co., Ltd. v. Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., Guang’an Yongpeng Food Co., Ltd., Chongqing Jinghuangtai Business Management Consulting Co., Ltd. Penglin Wang, Mingwen Wang, and Zeshu Dai

On October 10, 2019, Chongqing Haobangshou E-Commerce Co., Ltd. (“Haobangshou”) entered into a partnership agreement, as supplemented on October 20, 2019 with CQ Penglin, pursuant to which Haobangshou agreed to provide funds to CQ Penglin for purchase of live hogs and CQ Penglin agreed to provide facilities for slaughtering. The parties will share profits of pork sales. On June 28, 2020, CQ Penglin and Haobangshou decided to terminate cooperation. During the term of the agreement, Haobangshoud provided funds in the total amount of RMB 13,140,000 to CQ Penglin. It was agreed that CQ Penglin will pay off the loan within three months from June 28, 2020. On September 25, 2020, CQ Penglin, Zeshu Dai and Mingwen Wang issued a guarantee letter to Haobangshou in connection with repayment of the principal and interest. On June 30, 2021, the court ruled in favor of the Haobangshou. CQ Penglin was ordered to repay RMB 13,140,000 and interest at 12% per annum. Zeshu Dai, Mingwen Wang and Penglin Wang shall bear joint and several liability for the above repayment. As of June 30, 2021, CQ Penglin has not made any payment.

Regulations

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Laws and Regulations Relating to Hog Production and Slaughtering

Animal Epidemic Prevention Requirement

According to the Animal Epidemic Prevention Law of the PRC, which was promulgated by the Standing Committee on July 3, 1997, amended on August 30, 2007 and June 29, 2013, and became effective on January 1, 2008, building an animal breeding farm (small breeding plot) or isolation place, animal slaughtering and processing house, or a place where animals and animal products are given innocuous treatment requires the Certificate of Conformity to the Conditions for Animal Epidemic Prevention from the administrative department for veterinary medicine. Before slaughtering, selling or transporting animals, or selling or transporting animal products, the owner shall submit an application to the local animal health supervision institution for quarantine. Quarantine Certificates will be issued for and quarantine marks will be attached to the animals and animal products that have passed the quarantine. Measures for the Administration of Animal Quarantine, which were promulgated by the MOA on January 21, 2010 and became effective on March 1, 2010, further provide that an examination must be conducted by local authorities on animal-related products, and an Animal Quarantine Certificate must be obtained before distributing such products.

Veterinary Drugs Supervision

According to Regulations on Administration of Veterinary Drugs, which were promulgated by the State Council on April 9, 2004 and became effective on November 1, 2004, it is prohibited to add in animal feedstuffs or drinking water any hormonal drug or other prohibited drugs specified by the administrative department for veterinary medicine under the State Council, administer human medicine to animals, or to sell animal food products that contain illicit drugs or in which the residual amount of veterinary drugs exceeds the limits. The drugs prohibited to be added in animal feedstuffs or drinking water are listed in detail in the List of Drugs Forbidden to be Used in Feeds or Drinking Water of Animals co-promulgated by the MOA, the Ministry of Health, and the State Food and Drug Administration (formerly known as “State Drug Administration”) on March 21, 2002.

Hog Slaughtering Requirement

According to Regulations on Administration of Hog Slaughtering, which were promulgated and amended by the State Council on December 19, 1997 and December 19, 2007, respectively, and became effective on August 1, 2008, and Implementing Measures for Regulations on Administration of Hog Slaughtering effective on August 1, 2008, the PRC government has implemented a system that requires hogs to be slaughtered by designated hog slaughtering plants (houses) and quarantined in a centralized manner. The governments of prefecture-level cities are responsible for issuing the permits and signboards of designated hog slaughtering plants (houses) to the designated plants. A designated hog slaughtering plant (house) is required to:

(1)	have a source of water supply that is commensurate with the operation scale of the slaughter and meet the standards for water quality set by the national government authorities;

(2)	have stand-by slaughter rooms, slaughter rooms, emergency slaughter rooms, hog slaughter equipment and means of transportation which conform to the requirements prescribed by the national government authorities;

(3)	have the technical staff for hog slaughter who have obtained health certificates;

(4)	have qualified meat product quality inspectors;

(5)	have inspection equipment and sterilization facilities that conform to the requirements prescribed by the government, and the facilities for pollution prevention and control that conform to the environmental protection requirements;

(6)	have the facilities for innocuous disposal of diseased hogs and hog products derived therefrom; and

(7)	obtain a qualification certificate of animal epidemic prevention.

A designated hog slaughtering plant (house) is required to establish a stringent inspection system controlling meat product quality. Inspection of meat product quality must be carried out simultaneously with hog slaughtering, and the inspection results must be recorded truthfully. The records of inspection results must be retained for at least two years. Hog products of a designated hog slaughtering plant (house) shall not leave the plant (house) before they have undergone the inspection process or if they fail such inspection.

Under the above-mentioned laws and regulations, livestock and poultry labels and codes for breeding farms for livestock and poultry and permits and signboards for designated hog slaughtering plants (houses) for hog slaughtering plants (houses) as well as a Certificate of Conformity to the Conditions for Animal Epidemic Prevention are required. Operators are also required to abide by the relevant requirements with respect to the operation of breeding farms and designated hog slaughtering plants. Violation of these requirements or failure to obtain relevant permits would lead to a series of penalties, including confiscation of the products, instruments and earnings, imposition of fines, revocation of the permits, and/or even criminal liabilities.

Laws and Regulations Relating to the Food Industry in General

Food Safety in General

According to the Food Safety Law of the PRC (the “Food Safety Law”), which was promulgated by the Standing Committee on February 28, 2009 and became effective on June 1, 2009, and the Implementing Regulations for the Food Safety Law of the PRC, which were promulgated by the State Council on July 20, 2009 and became effective on the same day, the quality supervision authorities and the industry and commerce administration authorities under the State Council are responsible for supervising and administering food production and distribution, respectively. The public health authority under the State Council is responsible for the formulation and publication of national food-safety standards. The Food Safety Law and its implementing regulations require:

(1)	food producers and distributors to apply for the food production licenses and food distribution licenses, respectively, provided that a food producer who has obtained a food production licenses does not need to obtain a food distribution license for selling the food produced by it at its production facilities;

(2)	food production and operation to comply with food-safety standards and certain other requirements. Food producers shall not purchase or use raw food materials, food additives or food related products which do not meet food-safety standards;

(3)	each food producer or trader to establish and implement a personnel health management system. Each worker who engages in food production or trading worker is required to take a physical examination each year and obtain health certificate prior to working;

(4)	food producers to check the licenses and food eligibility certification documents of their suppliers before purchasing raw food materials, food additives and food-related products from them. Each food production enterprise shall establish a procurement check record system and a food ex-factory check record system and ensure the records are authentic and retained for at least two years; and

(5)	the packages of pre-packed food to bear labels. The labels shall state matters including the name, specifications, net content, date of production, list of ingredients or components, producer’s name, address and contact information, shelf life, product standard code, storage conditions, the general name of the food additives used in the national standards, category number of the food production license, and other content acquired by laws, regulations or food safety standards.

The PRC has established a food recall system. When a food producer finds that the food produced by it does not comply with food safety standards, it shall immediately stop production, recall the food on the market, notify the relevant producers, traders and consumers, and record the recall and notification. When a food trader finds that the food traded by it does not comply with food safety standards, it shall immediately stop trading such food, notify the relevant producers, traders and consumers, and record the cessation of trading and the notification. The food producers shall take measures to safely recall and destroy the affected food, and report the recall and treatment of the recalled food to the quality supervision authority at or above the county level. Where the food producers or traders fail to recall or stop producing or trading the food which are not in compliance with food safety standards under Article 53 of the Food Safety Law, the quality supervision, administration for industry and commerce, food and drug supervision and administration authorities at or above the county level shall order them to recall or stop production or trading.

In the event of any breach of the Food Safety Law, relevant authorities may confiscate any illegal gains and food products, issue warnings and impose rectification orders and monetary penalties ranging from two to ten times the value of the illegal products, as well as revoke the food safety certificate and impose criminal liability in severe cases.

Food Production License

In accordance with Measures for the Administration of Food Production Licensing, which were issued by General Administration of Quality Supervision, Inspection and Quarantine of the PRC (the “GAQSIQ”) on April 7, 2010 and became effective on June 1, 2010, no enterprise shall engage in food production activities without a Food Production License or engage in any food production activities outside the scope set forth in the Food Production License, and no foods can be sold without bearing the serial number or mark of the Food Production License.

The Implemental Rules on the Supervision and Administration of the Quality Safety of Food Production and Processing Enterprises (Provisional), which were issued by the GAQSIQ on September 1, 2005 and became effective on the same day, adopts a market admittance system relating to food quality and safety. Enterprises that produce or process food shall maintain necessary production conditions to guarantee the food quality and safety, and obtain the Production Licenses for Industrial Products in accordance with relevant procedures. No food products may be distributed into the market without passing the inspection and being stamped with the market admittance symbols.

According to the Regulations on the Administration of Production Licenses for Industrial Products of the PRC, which were promulgated by the State Council on July 9, 2005 and became effective on September 1, 2005, and the Implementing Measures for Regulations on the Administration of Production Licenses for Industrial Products of the PRC, which were issued by the GAQSIQ on September 15, 2005, became effective on November 1, 2005 and were amended on April 21, 2010, the PRC implements a production license system in respect of the manufacturing of important industrial products, including meat, beverage, rice, wine and other food directly affecting human health.

Food Distribution Permits

According to the Measures for the Supervision and Administration of Food Safety in the Distribution Sector and the Administrative Measures for Food Distribution Permits both issued by State Administration for Industry and Commerce (the “SAIC”), the administrative authority for industry and commerce is responsible for supervising and administering food safety in the distribution sector. Operators that engage in the food distribution business are required to acquire Food Distribution Permits before applying for business licenses. A Food Distribution Permit is valid for three years and may be renewed by filing an application within 30 days prior to the expiration date.

Under the above-mentioned laws and regulations relating to food production and food distribution, a Food Production License is required for operating a food production business and a Food Distribution Permit is required for operating a food distribution business. In addition, the laws and regulations require that operations comply with various requirements relating to food safety. Non-compliance may lead to a series of penalties, including warnings, monetary penalties, confiscation of illegal gains, revocation of the certificates, and/or even criminal liabilities.

Laws and Regulations Relating to Product Quality

The Product Quality Law of the PRC

Pursuant to the Product Quality Law of the PRC, which was promulgated on February 22, 1993, became effective on September 1, 1993, and was subsequently amended on July 8, 2000, producers are liable for the quality of the products they produce. Where anyone produces or sells products that do not comply with the relevant national or industrial standards safeguarding the health and safety of the persons and property, the relevant authority will order such person to suspend the production or sales, confiscate the products, impose a fine of an amount higher than the value of the products and less than three times of the value of the products, confiscate illegal gains (if any) as well as revoke the business license in severe cases. Where the activities constitute a crime, the offender will be prosecuted.

The Agricultural Products Safety Law of the PRC

According to the Agricultural Products Quality Safety Law of the PRC, which was promulgated by the State Council on April 29, 2006 and became effective on November 1, 2006, producers of agricultural products shall use chemical products reasonably and avoid contaminating agricultural production sites. Agricultural producers shall also ensure that the preservatives, additives and other chemicals used in the process of the packaging, preservation, storage and transportation of agricultural products shall conform with the relevant mandatory technical specifications set by the State.

Product Liabilities

Manufacturers and distributors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the General Principles of the Civil Laws of the PRC, which became effective on 1 January 1987, and the Law on the Protection of Consumer Rights and Interests of the PRC, which was promulgated on October 31, 1993, became effective on January 1, 1994 and was amended on August 27, 1999 and October 25, 2013, the manufacturers and distributors will be held liable for losses and damages suffered by consumers caused by the defective products manufactured or distributed by them.

Under the above-mentioned laws and regulations, we are required to ensure that products which we produce and sell meet the requirements for safeguarding human health and ensuring human and property safety. Failing to do so will lead to a series of penalties, including the suspension of production and sale, confiscation of the products and earnings, imposition of fines, revocation of business licenses, and/or even criminal liabilities. In addition, if the products cause personal injuries or other form of torts, the manufacturers and distributors of the products may be subject to tort liability.

Laws and Regulations Relating to Environmental Protection and Water-Drawing

Environmental Protection

According to the Environmental Protection Law of the PRC, which was promulgated and became effective on December 26, 1989, entities that cause environmental pollution and other public hazards must incorporate environmental protection work into their plans, establish an environmental protection responsibility system, and adopt effective measures to prevent and control pollution and other environmental harms caused to the environment by waste gases, wastewater, waste residues, dust, malodorous gases, radioactive substances, noise, vibration and electromagnetic radiation generated in the course of the production, construction or other activities. In addition, entities that discharge pollutants must register with the relevant environmental protection authorities.

On November 29, 1998, the State Council promulgated the Regulations on the Administration of Environmental Protection of Construction Project. On October 28, 2002, the Standing Committee approved the Law on Appraising of Environment Impact of the PRC which became effective on September 1, 2003. According to the aforesaid laws, the construction units responsible for the construction projects must submit corresponding environmental impact appraisal documents to the relevant administrative departments of environmental protection for examination and approval and obtain approvals from such administrative departments of environmental protection before they commence construction. Environmental protection facilities shall be designed, built and commissioned together with the whole construction project. No permission shall be given for a construction project to be commissioned until its environmental protection facilities have been examined and assessed and determined to be up to standard by the relevant department of the environmental protection administration that is responsible for examining and approving the environmental impact statement of the applicant.

Pursuant to the requirements under the amended Law on Prevention of Water Pollution of the PRC, which became effective as of June 1, 2008, the amended Law on Prevention of Air Pollution of the PRC, which became effective as of September 1, 2000, and Administrative Regulations on Levy and Utilization of Sewage Charge, which became effective as of July 1, 2003, enterprises which discharge water or air pollutants must pay discharge fees based on the types and volumes of the pollutants discharged. The discharge fees are calculated by the local environmental protection authority, which will review and verify the types and volumes of pollutants discharged. In addition, the Law on Prevention and Control of Environmental Noise Pollution of the PRC, which was promulgated on October 29, 1996, regulates the prevention and control of noise pollution. Under the amended Law on Prevention of Environmental Pollution Caused by Solid Waste of the PRC, which became effective as of April 1, 2005 and was amended on June 29, 2013, entities and individuals that collect, store, transport, utilize or dispose of solid waste must take precautions against the spread, loss and leakage of such solid waste and adopt other measures to prevent solid waste from polluting the environment.

The Administrative Measures on the Prevention and Cure of Pollution Caused by Breeding of Livestock and Poultry set out the requirements for the prevention and ratification of pollution caused by or contaminants emitted during the breeding of livestock and poultry. In the event of violation of such administrative measures, the relevant authorities of environment protection can impose orders to stop by production and to rectify the violation.

Under the above-mentioned laws and regulations, we are required to abide by various provisions regarding the environmental protection and prevention of pollution. We are required to complete the environmental impact evaluation process prior to commencing a construction project. We are also required to obtain discharge permits and pay discharge fees for the discharge of pollutants. Failing to comply with environmental protection laws and regulations would subject us to a range of penalties varying from warnings, fines and suspension of the production or operation to other administrative sanctions, depending on the degree of damage or adverse consequences. The responsible person of the breaching entity may be subject to criminal liabilities for serious breaches which result in significant damages to private or public property or personal injury or death.

Water-drawing Laws and Regulations

According to the amended Water Law of the PRC, which was promulgated by the Standing Committee on January 21, 1988, amended on August 29, 2002 and became effective on October 1, 2002, any entities and individuals that draw water directly from rivers, lakes or underground shall apply to the water administrative departments or the drainage management departments for a Water-Drawing Permit and pay water resource fees in order to obtain water-drawing rights in accordance with the national water-drawing permit system and the water resource fee system. Failure to comply with these provisions would result in the fines or even revocation of the Water-Drawing Permits.

Laws and Regulations Relating to Property

The Land Administration Law of the PRC was promulgated by the Standing Committee on June 25, 1986, became effective on January 1, 1987 and was amended on December 29, 1988, August 29, 1998 and August 28, 2004. The Regulations for the Implementation of the Land Administration Law of the PRC were promulgated by the State Council on December 27, 1998 and became effective on January 1, 1999 (collectively, the “Land Administration Law”). Under the Land Administration Law, the national government implements a land registration and certification system. Lawfully registered land ownership and land use rights are protected by law and may not be infringed upon by any units or individuals.

Laws and Regulations Relating to Labor and Social Security

Employment Contracts

Pursuant to the Labor Law of the PRC, which was promulgated on July 5, 1994 and became effective on 1 January 1995, and the Labor Contract Law of the PRC, which became effective on 1 January 2008 and was amended on December 28, 2012, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or entities on one hand and the laborers on the other hand.

Employee Funds

As required under the Regulation of Insurance for Labor Injury, implemented on January 1, 2004, the Provisional Measures for Maternity Insurance of Employees of Corporations, implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council, issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council, promulgated on December 14, 1998, the Unemployment Insurance Measures, promulgated on January 22, 1999, and the Social Insurance Law of the PRC, implemented on July 1, 2011, enterprises are obliged to provide their employees in the PRC with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance and medical insurance. Enterprises must apply for social insurance registration with local social insurance agencies and pay premiums for their employees. If an enterprise fails to pay the required premiums on time or in full amount, the authorities in charge will demand the enterprise to settle the overdue amount within a stipulated time period and impose a 0.05% overdue fine. If the overdue amount is still not settled within the stipulated time period, an additional fine with an amount of three to five times of the overdue amount will be imposed.

According to the Regulation on Management of Housing Provident Fund, which was promulgated by the State Council on April 3, 1999, became effective on the same day and was amended on March 24, 2002, enterprises must register with the competent managing center for housing funds and, upon the examination by such managing center of housing fund, complete procedures for opening an account at the relevant bank for the deposit of employees’ housing funds. Employers are required to contribute, on behalf of their employees, to housing accumulation funds. The payment is required to be made to local administrative authorities. Any employer who fails to contribute may be fined and ordered to make good the deficit within a stipulated time limit.

Laws and Regulations Relating to Occupation Safety

The Production Safety Law of the PRC, (the “Production Safety Law”), which was promulgated by the Standing Committee on June 29, 2002, amended on August 27, 2009 and became effective on November 1, 2002, requires production entities to meet the relevant legal requirements, such as providing their staff with training and handbooks on production safety and providing safe working conditions in compliance with relevant laws, rules and regulations.

Regulations on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain Names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Fortunes Capital HK and Keen Point, our Hong Kong subsidiaries, may be able to enjoy the 5% withholding tax rate for the dividends they receive from Xiangtai WFOE, our PRC subsidiary, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81 and Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Regulations Relating to Foreign Exchange

Regulations on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches. On February 28, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. After SAFE Notice 13 became effective on June 1, 2015, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

On March 30, 2015, SAFE promulgated Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced both previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated Circular 16 to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than banks’ principal-secured products; (iii) granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises).

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

SAFE issued SAFE Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, that became effective in July 2014, replacing the previous SAFE Circular 75. SAFE Circular 37 regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in China. Under SAFE Circular 37, a SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate onshore or offshore assets or interests, while “round trip investment” refers to direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. SAFE Circular 37 provides that, before making contribution into an SPV, PRC residents or entities are required to complete foreign exchange registration with SAFE or its local branch. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

PRC residents or entities who had contributed legitimate onshore or offshore interests or assets to SPVs but had not obtained registration as required before the implementation of the SAFE Circular 37 must register their ownership interests or control in the SPVs with qualified banks. An amendment to the registration is required if there is a material change with respect to the SPV registered, such as any change of basic information (including change of the PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, and mergers or divisions. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

We are aware that our PRC resident beneficial owners subject to these registration requirements have registered with the Beijing SAFE branch and/or qualified banks to reflect the recent changes to our corporate structure.

Regulations on Dividend Distribution

Under our current corporate structure, China Xiangtai Food Co., Ltd. may rely on dividend payments from Xiangtai WFOE, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include the Foreign-Invested Enterprise Law, as amended in September 2016, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits, based on PRC accounting standards, to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions.

Currently, we are making contributions to the plans based on the minimum standards, although the PRC laws required such contributions to be based on the actual employee salaries up to a maximum amount specified by the local government. Therefore, in our consolidated financial statements, we have made an estimate and accrued a provision in relation to the potential make-up of our contributions for these plans as well as to pay late contribution fees and fines. If we are subject to late contribution fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected. See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

MANAGEMENT

The following table sets forth certain information regarding our executive officers and director as of the date of this prospectus:

Name	Age	Position(s)
Zeshu Dai	54	Chairwoman of the Board and Chief Executive Officer
Xiaohui Wu	44	President and Director
Xia Wang	34	Chief Financial Officer
Zhaorong Zhu	61	Independent Director, Chair of the Compensation Committee and Chair of the Nominating Committee
K. Bryce Toussaint	49	Independent Director and Chair of the Audit Committee
Yun Xia	65	Independent Director
Scott Silverman	52	Independent Director

The following paragraphs set forth information regarding the current ages, positions, and business experience of the nominees.

Zeshu Dai, Chairwoman of the Board and Chief Executive Officer

Ms. Dai has been our Chairwoman of the Board and Chief Executive Officer (CEO) since our inception on January 23, 2018. Ms. Dai graduated from high school in 1982. She worked as a cashier at Qu County Xiandu Operation Cooperative from January 1983 to December 1985. She was the sales manager at Chongqing Liangping Meat Factory from January 1986 to December 2000. From January 2001 to May 2014, Ms. Dai was the Vice general manager of Chongqing Mingwen Food Co., Ltd. She has been the director of Chongqing Penglin Food Co., Ltd., a company contractually controlled by the Company, and Guangan Yongpeng Food Co., Ltd., an indirect wholly owned subsidiary of the Company, since November 2005 and June 2008, respectively.

Xiaohui Wu, President and Director

Mr. Wu has been our President since January 23, 2018, and our director since May 8, 2018. He has been the Director and Chief Executive Officer of Geniusland International Capital Ltd. since 2007. Before that, Mr. Wu was the Senior Project Manager at Genesis Equity Partner LLC, where he helped Chinese companies raise capital in the United States. Prior to that, Mr. Wu had extensive experience with Hong Kong economic affairs while he worked at Hong Kong and Macao Affairs Office of the Ministry of Foreign Affairs of PRC from 1996 to 2006. Mr. Wu acquired his bachelor’s degree in English from Jilin University in 1996 and his master’s degree in finance from Remin University of China, School of Finance.

Xia Wang, Chief Financial Officer

Ms. Wang has been our Chief Financial Officer (CFO) since January 23, 2018. However, Ms. Wang has been working at CQ Penglin in the accounting department since 2008 after she acquired her bachelor’s degree in environmental science major from Chongqing University of Arts and Science. Ms. Wang started as a clerk at CQ Penglin from 2008 to 2010. She then worked as assistant accountant from 2010 to 2011. She was promoted to accounting supervisor in 2011, and was appointed as CFO in 2014. She oversees our accounting department, which include duties such as reviewing all the accounting functions performed by our accounting staff, maintaining our accounting book and records, reporting to the Board of Directors, managing budget, reviewing cost, etc.

Zhaorong Zhu, Director

Mr. Zhu has been our Independent Director since May 8, 2018. He has also been an assistant professor at Southwest University, School of Animal Science. Before that, from July 2005 to July 2017, Mr. Zhu worked at Southwest University. During which time, he has been the associate professor at the Animal Medicine Department, the general secretary and department deputy director of the Fisheries Department, and the deputy director of Technology Industry Department. From September 2001 to July 2005, Mr. Zhu was the associate professor, deputy director at Technology Industry Department at Southwest Agricultural University. He had been an assistant professor, lecturer, and the associate professor at the Department of Animal Medicine and deputy director of Department of Science and Technology at Sichuan Animal Husbandry and Veterinary College from 1983 to 2001. Mr. Zhu acquired his bachelor’s degree in Chinese Medicine from Chengdu College of Chinese Medicine in 1986 and associate degree in Animal Medicine from Sichuan Animal Husbandry and Veterinary College in 1983. Mr. Zhu is an expert in Animal Medicine and has received the Chongqin Aquaculture Forensic Qualification Certificate, the expert certificate of Chongqing Public Safety Technical Expert Committee, and the Ministry of Agriculture Practicing Veterinary Qualification Certificate.

K. Bryce Toussaint, Director

Mr. Toussaint is a highly accomplished, result-driven entrepreneur with more than 20 years of business experience, including extensive work in providing merger and acquisition consulting, raising capital (equity and debt), project and corporate finance, private equity due diligence and accounting systems integration, with an emphasis in the energy (renewable, exploration and production (E&P), and midstream), manufacturing, nutraceutical and technology industries. Mr. Toussaint is well versed on SEC rules and regulations as well as Generally Accepted Accounting Principles (GAAP) promulgated by the Financial Accounting Stands Board. Mr. Toussaint currently serves as the Chairman and Interim CEO of Principal Solar, Inc. a position he has held since September of 2018. Mr. Toussaint formally served as Chief Executive Officer and Board member of Nasdaq listed Corporation MYOS RENS Technology Inc. from December 2015 until 2016. Mr. Toussaint built the foundation of his career at KPMG LLP, where he served both foreign and domestic registrants with reporting, mergers and acquisitions consulting and other capital market engagements from August 1996 to June 2000. In between, he also built a successful consulting practice assisting businesses of various sizes with process improvement and compliance initiatives, developing their management teams, accounting and reporting structure, providing strategic and operational expertise, and raising equity and debt financing, generally serving in an interim management capacity. Mr. Toussaint obtained both his Bachelor of Science in Accounting and his Master of Business Administration degrees from Louisiana State University in Baton Rouge, Louisiana. Mr. Toussaint is also certified as a certified public accountant (CPA) in the State of Texas.

Yun Xia, Director

Ms. Xia has been our Independent Director since May 8, 2018. She has also been working at Chongqing International Freight Forwarders Association since June 2015, as secretary and deputy secretary. She was an independent director at Chongqing Foreign Economic & Trade (Group) Co. Ltd. from 2012 to 2014. She was the deputy general manager at Chongqing Bonded Port Development Management CO., Ltd. from 2009 to 2012. Before that, Ms. Xia worked as the chief of Chongqing Customs Supervision Department, Customs Clearance Department, and Review Department from 1998 to 2008, as chief personnel officer and deputy director of Personnel Education Department of Chongqing Customs from 1987 to 1998, as clerk at Personnel Education Division at Chongqing Municipal Bureau of Culture from 1985 to 1987, as clerk at Personnel Education Division at Chongqing Publishing Bureau, and as a nurse and assistant military medical officer at Railway Soldiers’ Sixth Division Hospital from 1970 to 1983. Ms. Xia acquired her bachelor’s degree in law (lawyer practice focused) from Southwest China University of Political Science and Law in 2004, an associate degree in Management from Central Party School in 1996, an associate degree in law from Southwest China University of Political Science and Law, an associate degree in Political Science from Chongqing Municipal Party University in 1985, and an associate degree in Anesthesia from Fourth Military Medical University in 1979.

Scott Silverman, Director

Mr. Silverman has over 25 years of business success on national and international levels, with a highly diverse knowledge of financial, legal and operations management; public company management, accounting and SEC regulations. Mr. Silverman specializes in establishing and streamlining back-office policies and procedures and implementing sound financial management and internal controls necessary for enterprise growth and scalability. Mr. Silverman is currently a director nominee of Muliang Viagoo Technology, Inc. Mr. Silverman is also a partner and CFO of VC Capital Holdings, a diversified private equity firm with portfolio investments in hospitality, healthcare and construction and engineering. Additionally, Mr. Silverman serves as the CFO of Riverside Miami, a mixed-use entertainment, food and beverage project in Miami, Florida. He also serves as the CFO of Healthsnap, Inc. a healthcare Software as a Service (SaaS) platform on the cutting edge of remote patient monitoring and chronic care management. Mr. Silverman is one of the founders, and serves as President and CEO, of EverAsia Financial Group, which grew into a multi-national corporate financial management and advisory firm serving clients in the United States and Asia, and JJL Capital Management, a private equity firm specializing in investing in startup, early- and mid-stage companies. Previously, while serving as the Vice President of Finance of Itopia, Mr. Silverman was involved in the raising of over $5 million in Series A capital, reduced expenses by more than 40% and participated in a 100% increase in year-over-year top line revenues. Mr. Silverman has orchestrated investor exits for multiple companies, including direct participation in taking 7 companies public. He has also assisted in raising over $35 million for client companies, both public and private. He has a bachelor’s degree in finance from George Washington University and a master’s degree in accounting from NOVA Southeastern University.

Family Relationships

None.

Board of Directors and Board Committees

Our board of directors currently consists of eight (6) directors, four (4) of whom are independent, as such term is defined by the Nasdaq Capital Market.

The directors will be re-elected at our annual general meeting of shareholders on an annual basis.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We have adopted a charter for each of the three committees.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee consisted of Ms. Yun Xia, Mr. Zhaorong Zhu, Mr. K. Bryce Toussaint and Mr. Scott Silverman. Mr. K. Bryce Toussaint is the chairman of our audit committee. We have determined that Mr. K. Bryce Toussaint, Ms. Yun Xia, Mr. Zhaorong Zhu and Mr. Scott Silverman satisfy the “independence” requirements of NASDAQ Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. Our board of directors has determined that Mr. Toussaint qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Mr. Zhaorong Zhu, Ms. Yun Xia, Mr. K. Bryce Toussaint, and Mr. Scott Silverman. Mr. Zhaorong Zhu is the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee. Our nominating committee consists of Mr. Zhaorong Zhu, Ms. Yun Xia, Mr. K. Bryce Toussaint and Mr. Scott Silverman. Mr. Zhaorong Zhu is the chairperson of our nominating committee. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe to us fiduciary duties, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company may have the right to seek damages if a duty owed by our directors is breached.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. The directors may receive such remuneration as determined by a general meeting of the Company from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses properly incurred in going to attending and returning from meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the business of the Company. The compensation committee will assist the directors in reviewing the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by shareholders in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Compensation

All directors hold office until the next annual meeting of shareholders at which they are re-elected and until their successors have been duly elected and qualified. Employee directors are entitled receive compensation for their services. Non-employee directors are entitled to receive a set amount of cash fee for serving as directors. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each board of directors meeting attended, and any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. We have entered into agreements with all of our directors.

In addition to our employee directors, Ms. Zeshu Dai receives compensation for her service as Chief Executive Officer of the Company and Mr. Xiaohui Wu receives compensation for his service as President of the Company. Ms. Dai and Mr. Wu have not received and will not receive compensation as directors of the Company.

We have agreed to pay our independent directors an annual cash retainer from $10,000 to $25,000, subject to terms of the definitive agreements. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options or other securities convertible into or exchangeable for, our securities.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. And our compensation committee approved our salary and benefit plans. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended June 30, 2021 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Zeshu Dai	2021	$120,000	—	—	—	$120,000
Chief Executive Officer	2020	$120,000	—	—	—	$120,000
Xia Wang	2021	$80,000	—	—	—	$80,000
Chief Financial Officer	2020	$80,000	—	—	—	$80,000
Xiaohui Wu	2021	$80,000	—	—	—	$80,000
President	2020	$80,000	—	—	—	$80,000

(1)	Amount reflecting salary paid or accrued to the individuals for services rendered, if any, to our PRC subsidiary and/or VIE.

Employment Agreements

Our employment agreements with our officers generally provide for employment for a specific term and pay annual salary, health insurance, pension insurance, and paid vacation and family leave time. The agreement may be terminated by either party as permitted by law. In the event of a breach or termination of the agreement by our company, we may be obligated to pay the employee twice the ordinary statutory rate. In the event of a breach or termination causing loss to our company by the employee, the employee may be required to indemnify us against loss. We have executed employment agreements with Zeshu Dai, Xiaohui Wu and Xia Wang.

Zeshu Dai

We entered into an employment agreement with Zeshu Dai for the position of Chief Executive Officer. The employment is for three years and has been renewed on a year-to-year basis, with an annual compensation of $120,000.

Xiaohui Wu

We entered into an employment agreement with Xiaohui Wu for the position of President. The employment is for three years and has been renewed on a year-to-year basis, with an annual compensation of $80,000. In May 2021, the Company issued a total of 300,000 ordinary shares to Xiaohui Wu to settle the accrued but unpaid salary in the amount of $240,000 for his services from January 2018 to January 2021.

Xia Wang

During the fiscal year ended June 30, 2019 and 2018, we had an employment agreement with Xia Wang for the position of Chief Financial Officer with an annual compensation of $80,000. On July 31, 2020, the Company entered into an employment agreement to replace the previous offer letter. According to the employment agreement, the Company shall issue to Ms. Wang an annual compensation in the form of 200,000 ordinary shares of the Company, valued at $1.00 per share. In September 2020, the Company issued 200,000 ordinary shares pursuant to the employment agreement. The employment agreement has a term of three years

RELATED PARTY TRANSACTIONS

Related party balances

a.	Customer deposit – related party:

Name of related party	Relationship	December 31, 2020	June 30, 2020	June 30, 2019
		(Unaudited)
CQ Mingwen	Significantly influenced by Penglin	$29,653	$27,395	$29,643

b.	Other payables – related parties:

Other payables – related parties are those nontrade payables arising from transactions between the Company and certain related parties, such as advances made by the related party on behalf of the Company, and related accrued interest payable on the advances. These advances are unsecured and non-interest bearing, except payables to Jiaping Zhou and Jun Zhou with an annual interest rate of 4.35%. Current payables are due on demand.

Name of related party	Name of related party	December 31, 2020	June 30, 2020	June 30, 2019
		(Unaudited)
Xia Wang	Chief Financial Officer	$176,745	$153,659	$83,619
Zeshu Dai	CEO	246,298	-	659,420
Penglin Wang	Son of the CEO	-	248	162,047
Zili Zhang	CEO of CQ Pengmei	-	12	429,448
Jiaping Zhou	Shareholder of JMC	-	231,268	-
Jun Zhou	Shareholder of JMC	2,964,753	1,879,639	-
Total		3,387,796	2,264,826	1,334,534
Total other payables – related parties – discontinued operations		(32,378)	(29,846)	(88,670)
Total other payables – related parties – continuing operations		$3,355,418	$2,234,980	$1,245,864

c.	Short term and long-term loans – related parties:

Long-term loans – related parties are those long-term loans from advances made by certain related parties for the daily operations needs of the Company. These loans are unsecured and interest bearing.

			Weighted
			average	Collateral/
Short term loans	Relationship	Maturities	interest rate	Guarantee	December 31, 2020	June 30, 2020	June 30, 2019
					(Unaudited)
Xia Wang	CFO	January 15, 2022	9.60%	None	$110,251	$101,904	$104,852
Penglin Wang	Son of CEO	December 11, 2024	9.60%	None	248,065	229,283	224,268
Yong Wang	Son of CEO	July 17, 2022	7.13%	None	290,940	268,912	-
Zeshu Dai	CEO	March 8, 2022	7.13%	None	122,501	113,226	-
Total					771,757	713,325	329,120
Total current loans from related parties					-	-	(329,120)
Total non-current loans from related parties					$771,757	$713,325	$-

Interest expense incurred on the above mentioned related party loans amounted to $30,886, $51,770, and $11,403 for the six months ended December 31, 2020, and for the years ended June 30, 2020 and 2019, respectively.

d.	Guarantee provided to related party loan

On December 26, 2017, CQ Mingwen (the “borrower”) entered into a loan agreement with SPD Rural Bank (the lender) to borrow RMB 9 million (approximately $1.4 million) as working capital for one year. The loan was repaid RMB 1 million (approximately $0.1 million) and the remaining balance RMB 8 million (approximately $1.2 million) was extend to December 22, 2021. GA Yongpeng pledged its land-use right valued at RMB 10,198,100 (approximately $1.6 million) and building property valued at RMB 12,268,800 (approximately $1.9 million) as collateral.

e.	Loans guarantees by related parties

We have various short-term loans guaranteed by our related parties. See Note 11 of the accompanying notes to consolidated financial statements for details.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of [ ], 2021 by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares;

•	Each of our director, director nominees and named executive officers; and

•	All directors and named executive officers as a group.

Our company is authorized to issue 50,000,000 ordinary shares of $0.01 par value per share. The number and percentage of ordinary shares beneficially owned are based on 40,716,642 ordinary shares issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person has voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them.

Principal Shareholders	Amount of Beneficial Ownership	Percentage Ownership
Directors and Named Executive Officers:
Zeshu Dai, Chairwoman of the Board and Chief Executive Officer (1)	9,000,000	22.10%
Xia Wang, Chief Financial Officer	196,390	0.48%
Xiaohui Wu, President and Director	0	0%
Zhairong Zhu, Director	—	0%
Yun Xia, Director	—	0%
K. Bryce Toussaint, Director	—	0%
Scott Silverman, Director	—	0%
All directors and executive officers as a group (7 persons)	9,196,390	22.59%

5% Beneficial Owners:
China Meitai Food Co., Ltd	8,710,000	21.39%

(1)	Zeshu Dai directly own 290,000 ordinary shares of the Company. She also beneficially owns 8,710,000 ordinary shares through China Meitai Food Co., Ltd., a British Virgin Islands company. Zeshu Dai is entrusted with the voting and dispositive power of all 8,710,000 shares held by China Meitai Food Co., Ltd.

DESCRIPTION OF SECURITIES

Ordinary Shares

China Xiangtai Food Co., Ltd. was incorporated on January 23, 2018, under the Companies Act (2021 Revision) of the Cayman Islands, or the “Cayman Companies Law. As of the date of this prospectus, we are authorized to issue 50,000,000 ordinary shares of $0.01 par value per share. As of the date of this prospectus, there are 40,716,642 ordinary shares issued and outstanding.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about director compensation will be recommended by the compensation committee, and approved at a general meeting of the Company in accordance with our articles of association.

The following are summaries of the material provisions of our memorandum and articles of association and the Cayman Islands Companies Law, insofar as they relate to the material terms of our ordinary shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of Cayman Islands law and our articles of association together with a comparison to similar features under Delaware law.

General

Each Ordinary Share in the Company confers upon the shareholder:

•	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

•	the right to an equal share in any dividend paid by the Company; and

•	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders may freely hold and vote their ordinary shares.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PLIN.”

Transfer Agent and Registrar

The Transfer Agent for our ordinary shares is Securities Transfer Corporation, located at 2901 Dallas Pkwy Suite 380, Plano, TX 75093.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be recommended by the board and authorized by shareholders subject to the Cayman Islands Companies Law and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called annual or special meeting of the shareholders entitled to vote on such action and may be effected by a resolution of shareholders consented to in writing. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share which such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of Cayman Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in Cayman Islands, and we have provided any provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about director compensation will be recommended by the compensation committee, and approved by the Board of Directors as a whole, both acting only when a quorum of members is present.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders whenever they think fit. We must provide at least seven days’ written notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) of all meetings of shareholders, stating the time, place of the general meeting and, in the case of special business, the general nature of that business to shareholders whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors must convene a general meeting upon the written request of one or more shareholders holding at least 10% of our shares.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders holding in the aggregate not less than one-third of the total issue share capital of the Company present in person or by proxy and entitled to vote shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meeting of directors

The management of our company is entrusted to our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside Cayman Islands as the directors determine to be necessary or desirable. A director must be given not less than 5 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if at least two directors are present. If there is a sole director, that director shall be a quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Protection of minority shareholders

We would normally expect Cayman Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of minority shareholders (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Share without giving any reason.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Cayman Islands Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property e same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase of Ordinary Shares

We are empowered by the Cayman Islands Companies Law to purchase our own shares, subject to certain restrictions and requirements. Our directors may only exercise this power on our behalf, subject to the Cayman Islands Companies Law, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed. Under the Cayman Islands Companies Law, the repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our company’s capital, our company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Law no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, or (3) if the company is being wound up and: (a) the terms of the repurchase provided for it to take place after the commencement of the winding up; or (b) during the period beginning on the date when the repurchase was to have taken place and ending with the commencement of the date on which shares were to have been repurchased. In addition, under the Cayman Islands Companies Law, our company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Modifications of rights

All or any of the special rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such shareholders of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders in the requisite majorities:

•	amend our memorandum and articles of association to increase or decrease the maximum number of shares we are authorized to issue;

•	Divide our authorized and issued shares into a larger number of shares; and

•	Combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Units

Each Unit being offered in this offering consists of one ordinary share and a warrant to purchase one-half of one ordinary share. The ordinary share and warrant that are part of the Units are immediately separable and will be issued separately in this offering, although they will have been purchased together in this offering.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Exercise Price and Duration. Each share exercisable pursuant to the warrants will have an exercise price per share of US$         equal to 105% of the public offering price per ordinary share in this offering. The warrants are exercisable immediately upon issuance, and at any time thereafter up to the fifth anniversary of the issuance date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders. No fractional shares will be issued upon exercise of the warrants. A warrant holder may exercise its warrants only for a whole number of shares. As a result, you must purchase Units in multiples of two in order to obtain full value from the fractional interest.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the ordinary shares underlying the warrants, then the warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares. No fractional ordinary shares will be issued upon the exercise of the warrants. A warrant holder may exercise its warrants only for a whole number of shares.

Trading Market. There is no established public trading market for the warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Differences in Corporate Law

The Cayman Islands Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Law and the current Companies Act of England. In addition, the Cayman Islands Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Cayman Islands Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Cayman Islands Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, the Cayman Islands Companies Law contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Law.

The Cayman Islands Companies Law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to apply and follow the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

•	a company acts or proposes to act illegally or ultra vires;

•	an act which, although not ultra vires, could only be effected duly if authorized by a more than a simple majority vote that has not been obtained; and

•	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up and cease doing business, which may occur on the basis that there has been a loss of substratum and/or misconduct by management. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from willful neglect or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under Cayman Islands law, a company may eliminate the ability of shareholders to approve matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held by amending the articles of association, which must be approved by a special resolution of shareholders.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

With respect to shareholder proposals, Cayman Islands law is essentially the same as Delaware law. Cayman Islands Companies Law does not provide shareholders with an express right to put forth any proposal before an annual meeting of the shareholders. However, our memorandum and articles of association provide that our board of directors must convene a meeting of shareholders upon the written request of one or more shareholders holding in the aggregate not less than one-tenth of the paid-up capital of the company as at the date of the requisition for which the meeting is requested within 21 days of receiving the written request.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to our company under Cayman Islands law, including the duty to ensure that, in their opinion, only such transactions entered into are in good faith in the best interests of the company, are entered into for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Dissolution; Winding up and Liquidation. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, the Grand Court has authority to order the winding up of the company in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so or if the company is unable to pay its debts as they fall due.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Alterations to our memorandum and articles of association may only be made by special resolution, meaning a majority of not less than two-thirds of votes cast at a shareholders’ meeting.

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the shares of that class. The provisions of our articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at the adjourned meeting shall be a person or persons together holding (or represented by proxy) on the date of the relevant meeting not less than one-third of the issued shares of that class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Univest Securities, LLC, which we sometimes refer to herein as the “Underwriter”. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of Units indicated below:

Name:	Number of Units:
Univest Securities, LLC
Total:

The Underwriter is committed to purchase all the Units offered by this prospectus if it purchases any Units. The Underwriter is not obligated to purchase the Units covered by the Underwriter’s over-allotment option to purchase Units described below. The Underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. This offering is contingent upon us listing our ordinary shares on the NASDAQ Capital Market.

Over-Allotment Option

We have granted to the underwriter a 45-day option to purchase up to an aggregate of [●] ordinary shares and/or up to an aggregate of [●] warrants (equal to 15% of the number of Units sold in the offering), in any combination thereof, at the offering price per Unit set forth on the cover page of the registration statement of which this prospectus forms a part, less underwriting discounts.

Discounts and Expenses

Under the underwriting agreement, we have agreed to give the Underwriter a discount equal to 5.5% of the offering price.

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total offering price, underwriting discounts to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a $ [•] per share offering price.

		Per Share		Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Offering Price	$		$		$
Underwriting Discounts	$		$		$
Proceeds to us, before expenses	$		$		$

Under the underwriting agreement, we have agreed to pay the Underwriter’s reasonable out-of-pocket expenses (including fees and expenses of the Underwriter’s counsel) incurred by the Underwriter in connection with this offering of up to $75,000, including but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check. We have also agreed to pay the Underwriter a non-accountable expense allowance of 1% of the gross proceeds of this offering.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’s discounts, non-accountable expense allowance and reimbursable out-of-pocket expenses, will be approximately $ [•], all of which are payable by us.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. The underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have agreed to grant the Underwriter, for the 12-month period following the closing of this offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the Underwriter's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for “cause,” which shall mean a material breach by the Underwriter of the terms of its engagement letter with the Company or a material failure by the Underwriter to provide the services as contemplated by such engagement letter.

Lock-Up Agreements

Each of our officers, directors, and certain existing shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days from the date of this prospectus is a part without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The offering price of the common stock we are offering was determined by us, in consultation with the Underwriter, based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Securities

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the securities or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

●	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

●	“sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

●	person associated with the company under section 708(12) of the Corporations Act; or

●	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

you warrant and agree that you will not offer any of the ordinary shares issued to you pursuant to this document for resale in Australia within 12 months of those ordinary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

New Zealand. This document has not been registered, filed with, or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (New Zealand) (“FMCA”).  This document is not a product disclosure statement under New Zealand law and is not required to, and may not, contain all the information that a product disclosure statement under New Zealand law is required to contain.  The Securities are not being offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) other than to a person who is a “wholesale investor” within the meaning of clause 3(2) of Schedule 1 of the FMCA – that is, a person who:

●	is an “investment business” within the meaning of clause 37 of Schedule 1 of the FMCA;

●	meets the “investment activity criteria” specified in clause 38 of Schedule 1 of the FMCA;

●	is “large” within the meaning of clause 39 of Schedule 1 of the FMCA; or

●	is a “government agency” within the meaning of clause 40 of Schedule 1 of the FMCA.

The Securities are not being offered or sold to retail investors in New Zealand.

Canada. The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Securities, whether by way of sale or subscription. The placement agents have not offered or sold, and will not offer or sell, directly or indirectly, any Securities in the Cayman Islands.

Dubai International Finance Center. This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

Hong Kong. The Securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and the Securities may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Securities may not be circulated or distributed, nor may our Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Securities under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

United Kingdom. Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Taiwan. The Securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Securities in Taiwan.

United Arab Emirates. The Securities have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discounts, which are expected to be incurred in connection with the offer and sale of the units by us. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Amount
SEC registration fee	$
FINRA filing fee
Accounting fees and expenses
Legal fees and expenses
Miscellaneous
TOTAL	$

We will bear these expenses and the placement agent’s fees and expenses incurred in connection with the offer and sale of the Units by us.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Mourant Ozannes. Ortoli Rosenstadt LLP is acting as counsel to our company regarding United States securities law matters. Hunter Taubman Fischer & Li LLC is acting as United States securities counsel to the underwriter.

EXPERT

The consolidated financial statements for the year ended June 30, 2020, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Prager Metis CPAs LLP (“Prager Metis”), an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Prager Metis is 401 Hackensack Avenue, 4th floor, Hackensack, NJ 07601.

The consolidated financial statements as of June 30, 2019 as set forth and incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, New York, New York 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement under the Securities Act for the ordinary shares in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our ordinary shares, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at http://ir.plinfood.com/http://ir.plinfood.com/. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

CHINA XIANGTAI FOOD CO. LTD.

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2020	2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$124,231	$1,533,237
Restricted cash	35,980	-
Accounts receivable, net of $12,150,082 and $3,932,343 allowance for doubtful accounts
as of December 31, 2020 and June 30, 2020, respectively	66,898,535	40,572,757
Other receivables, net of $134,982 and $50,363 allowance for doubtful accounts
as of December 31, 2020 and June 30, 2020, respectively	146,354	148,894
Inventories	132,992	-
Prepayments, net of $1,084,318 and $1,002,221 allowance for doubtful accounts
as of December 31, 2020 and June 30, 2020, respectively	5,662,225	7,720,452
Security deposits, net of $773,595 and $715,024 allowance for doubtful accounts
as of December 31, 2020 and June 30, 2020, respectively	153,496	237,409
Current assets of discontinued operations	18,845	63,185
Total current assets	73,172,658	50,275,934

OTHER ASSETS
Plant and equipment, net of $3,166,330 and $4,307,253 accumulated depreciation
as of December 31, 2020 and June 30, 2020, respectively	2,585,410	3,455,993
Intangible assets, net of $91,164 and $148,806 accumulated amortization
as of December 31, 2020 and June 30, 2020, respectively	314,009	437,989
Goodwill	5,185,866	5,185,866
Operating lease right-of-use assets	2,833,075	2,725,747
Deferred tax assets	1,154,840	648,768
Other receivables	41,595	39,685
Other assets of discontinued operations	571,469	579,452
Total other assets	12,686,264	13,073,500

Total assets	$85,858,922	$63,349,434

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term loans - banks	$3,031,904	$4,359,210
Loans from third parties	5,883,582	5,013,117
Current maturities of long-term loan - bank	848,019	777,558
Convertible debenture, net of issuance cost and discount of $6,958 and $131,688
as of December 31, 2020 and June 30, 2020, respectively	2,993,042	4,768,312
Accounts payable	12,225,389	7,510,432
Customer deposits	12,023,772	1,266,073
Customer deposits - related party	29,653	27,395
Other payables and accrued liabilities	3,911,864	1,942,014
Other payables - related parties	3,355,418	2,234,980
Operating lease liabilities	79,798	49,171
Taxes payable	4,151,064	3,342,127
Current liabilities of discontinued operations	1,320,409	1,445,201
Total current liabilities	49,853,914	32,735,590

OTHER LIABILITIES
Loans from third parties	2,044,238	2,074,871
Long-term loans - related parties	771,757	713,325
Operating lease liabilities - noncurrent	600,044	581,083
Other liabilities of discontinued operations	456,005	417,729
Total other liabilities	3,872,044	3,787,008

Total liabilities	53,725,958	36,522,598

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Ordinary shares, $0.01 par value, 50,000,000 shares authorized, 35,878,927 and 23,971,084
shares issued and outstanding as of December 31, 2020 and June 30, 2020, respectively	358,790	239,711
Additional paid-in capital	28,284,081	15,765,411
Deferred share compensation	(134,000)	(47,708)
Statutory reserves	1,736,780	1,670,367
(Accumulated deficit) retained earnings	(2,615,953)	7,034,899
Accumulated other comprehensive income (loss)	1,059,439	(856,218)
Total China Xiangtai Food Co., Ltd. shareholders' equity	28,689,138	23,806,462

NONCONTROLLING INTERESTS	3,443,826	3,020,374

Total equity	32,132,964	26,826,836

Total liabilities and shareholders' equity	$85,858,922	$63,349,434

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Six Months Ended December 31,
	2020	2019
REVENUES
Supermarket and grocery store	$1,728,036	$2,330,996
Farmers' market	35,928,082	47,705,799
Feed raw material	62,394,357	-
Total revenues	100,050,475	50,036,795

COST OF REVENUES
Supermarket and grocery store	1,866,799	1,816,996
Farmers' market	35,341,081	44,238,678
Feed raw material	59,387,919	-
Total cost of revenues	96,595,799	46,055,674

GROSS PROFIT	3,454,676	3,981,121

OPERATING EXPENSES:
Selling	637,101	321,447
General and administrative	1,990,622	1,170,460
Provision for doubtful accounts	7,647,728	1,260,451
Stock compensation expense	212,198	741,471
Impairment of long-lived assets	1,003,641	-
Total operating expenses	11,491,290	3,493,829

(LOSS) INCOME FROM OPERATIONS	(8,036,614)	487,292

OTHER INCOME (EXPENSE)
Interest income	956	13,980
Interest expense	(980,694)	(478,344)
Other finance expenses	(147,357)	(115,893)
Other income, net	109,668	15,364
Total other expense, net	(1,017,427)	(564,893)

LOSS BEFORE INCOME TAXES	(9,054,041)	(77,601)

PROVISION FOR INCOME TAXES	117,363	-

NET LOSS FROM CONTINUING OPERATIONS	(9,171,404)	(77,601)

NET LOSS FROM DISCONTINUED OPERATIONS	(87,613)	(539,451)

NET LOSS	(9,259,017)	(617,052)

Less: Net income attributable to non-controlling interest from continuing operations	325,422	-

NET LOSS ATTRIBUTABLE TO CHINA XIANGTAI FOOD CO., LTD.	$(9,584,439)	$(617,052)

NET LOSS	$(9,259,017)	$(617,052)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	2,013,687	(264,187)

TOTAL COMPREHENSIVE LOSS	(7,245,330)	(881,239)

Less: Comprehensive income attributable to non-controlling interests from continuing operations	423,452	-

COMPREHENSIVE LOSS ATTRIBUTABLE TO CHINA XIANGTAI FOOD CO., LTD.	$(7,668,782)	$(881,239)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	28,438,854	22,065,766
Diluted	28,438,854	22,065,766

LOSS PER SHARE - BASIC
Continuing operations	$(0.33)	$(0.01)
Discontinued operations	$(0.00)	$(0.02)

LOSS PER SHARE - DILUTED
Continuing operations	$(0.33)	$(0.01)
Discontinued operations	$(0.00)	$(0.02)

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

					Retained earnings		Accumulated
			Additional	Deferred	(accumulated deficit)		other
	Ordinary shares		paid-in	share	Statutory		comprehensive	Noncontrolling
	Shares	Par value	capital	compensation	reserves	Unrestricted	income (loss)	interests	Total
BALANCE, June 30, 2019	21,964,027	$219,640	$11,031,937	$-	$1,496,642	$12,085,566	$(308,571)	$-	$24,525,214
Issuance of ordinary shares for services	130,000	1,300	648,700	-	-	-	-	-	650,000
Fair value of beneficial conversion feature of convertible debenture	-	-	259,540	-	-	-	-	-	259,540
Options issued to directors	-	-	91,471	-	-	-	-	-	91,471
Net loss	-	-	-	-	-	(617,052)	-	-	(617,052)
Statutory reserves	-	-	-	-	135,289	(135,289)	-	-	-
Foreign currency translation	-	-	-	-	-	-	(264,187)	-	(264,187)
BALANCE, December 31, 2019 (Unaudited)	22,094,027	$220,940	$12,031,648	$-	$1,631,931	$11,333,225	$(572,758)	$-	$24,644,986

BALANCE, June 30, 2020	23,971,084	$239,711	$15,765,411	$(47,708)	$1,670,367	$7,034,899	$(856,218)	$3,020,374	$26,826,836
Issuance of ordinary shares for compensation	200,000	2,000	266,000	(268,000)	-	-	-	-	-
Amortization of deferred share compensation	-	-	-	181,708	-	-	-	-	181,708
Options issued to directors	-	-	30,490	-	-	-	-	-	30,490
Sales of ordinary shares	8,623,762	86,239	8,905,926	-	-	-	-	-	8,992,165
Conversion of convertible debenture into ordinary shares	3,084,081	30,841	3,316,254	-	-	-	-	-	3,347,095
Net (loss) income	-	-	-	-	-	(9,584,439)	-	325,422	(9,259,017)
Statutory reserves	-	-	-	-	66,413	(66,413)	-	-	-
Foreign currency translation	-	-	-	-	-	-	1,915,657	98,030	2,013,687
BALANCE, December 31, 2020 (Unaudited)	35,878,927	$358,790	$28,284,081	$(134,000)	$1,736,780	$(2,615,953)	$1,059,439	$3,443,826	$32,132,964

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,259,017)	$(617,052)
Net loss from discontinued operations	(87,613)	(539,451)
Net loss from continuing operations	(9,171,404)	(77,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	263,574	311,970
Provision for doubtful accounts	7,647,728	1,260,451
Stock compensation expense	212,198	741,471
Impairment of long-lived assets	1,003,641	318,357
Amortization of operating lease right-of-use assets	123,177	8,816
Amortization of convertible debenture issuance cost and discount	124,730	60,148
Deferred tax benefit	(436,955)	-
Change in operating assets and liabilities
Accounts receivable	(29,808,203)	(5,921,092)
Other receivables	(16,319)	(118,207)
Inventories	(128,302)	(648,778)
Prepayments	2,591,386	(528,767)
Security deposits	-	(271,924)
Accounts payable	3,955,154	2,326,115
Customer deposits	10,278,252	(25,047)
Customer deposits - related party	-	(28,950)
Other payables and accrued liabilities	1,927,037	396,810
Operating lease liabilities	(13,283)	(5,457)
Taxes payable	516,293	64,918
Net cash used in operating activities from continuing operations	(10,931,296)	(2,136,767)
Net cash used in operating activities from discontinued operations	(131,872)	(550,042)
Net cash used in operating activities	(11,063,168)	(2,686,809)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	-	(35,906)
Loan to third party	-	(199,116)
Net cash used in investing activities from continuing operations	-	(235,022)
Net cash provided by investing activities from discontinued operations	-	-
Net cash used in investing activities	-	(235,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) other payables - related parties, net	473,164	(1,280,273)
Proceeds from issuance of ordinary shares through private placements	8,992,165	-
Repayments of short-term loans - banks	(1,624,987)	(711,037)
Proceeds from short-term loans - third parties	521,402	735,445
Repayments of short-term loans - third parties	(482,208)	(1,124,724)
Repayments of short-term loans - related parties	-	(76,802)
Repayments of long-term loan - banks	-	(18,422)
Proceeds from long-term loans - third parties	256,925	504,903
Proceeds from long-term loans - related parties	-	358,410
Proceeds from convertible debentures, net of issuance costs	1,300,000	3,830,000
Changes in security deposits	99,715	9,819
Net cash provided by financing activities from continuing operations	9,536,176	2,227,319
Net cash used in financing activities from discontinued operations	(85,894)	(179,106)
Net cash provided by financing activities	9,450,282	2,048,213

EFFECT OF EXCHANGE RATE ON CASH	239,306	(84,116)

CHANGES IN CASH	(1,373,580)	(957,734)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	1,535,760	3,216,005

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	162,180	2,258,271

LESS: CASH, CASH EQUIVALENTS AND RESTRICTED CASH FROM DISCONTINUED OPERATIONS	1,969	3,611

CASH, CASH EQUIVALENTS AND RESTRICTED CASH FROM CONTINUING OPERATIONS	$160,211	$2,254,660

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$-
Cash paid for interest	$419,190	$241,813

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$11,315	$1,314,991
Conversion of convertible debenture into ordinary shares	$3,347,095	$-

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the balance sheets that sum to the total of the same amounts shown in the statements of cash flows:

	December 31,	June 30,
	2020	2020
	(Unaudited)
Cash and cash equivalents	$124,231	$1,533,237
Restricted cash	35,980	-
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$160,211	$1,533,237

Note 1 – Nature of business and organization

China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a holding company incorporated on January 23, 2018, under the laws of the Cayman Islands. The Company has no substantive operations other than holding all of the outstanding share capital of WVM Inc. (“Xiangtai BVI”). Xiangtai BVI is also a holding company holding all of the outstanding equity of CVS Limited, (“Xiangtai HK”). Xiangtai HK is also a holding company holding all of the outstanding equity of Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (“Xiangtai WFOE”).

The Company, through its variable interest entity (“VIE”), Chongqin Penglin Food Co., Ltd. (“CQ Penglin”) and through its wholly-owned subsidiary, Guang’an Yongpeng Food Co., Ltd. (“GA Yongpeng”), engages in slaughtering, processing, packing and selling various processed meat products. On July 2, 2018, the Company acquired Chongqing Pengmei Supermarket Co. Ltd., (“CQ Pengmei”) that operated two grocery stores under common control of Ms. Zeshu Dai, its CEO, and her spouse in the city of Chongqing. The operations of these two grocery stores started in November 2017. The acquisition price was at the carrying value on CQ Pengmei books and records for a total of approximately $0.9 million (RMB 5,949,052). In February 2020, the Company discontinued its grocery stores business as the Company has been operating at losses in this business. As a result, the results of operations for the Company’s grocery stores business are reported as discontinued operations under the guidance of Accounting Standards Codification 205.

On April 3, 2020, the Company entered into a Share Purchase Agreement (“SPA”) with Xiangtai WFOE, Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”), which engages in raw feed material and formula solution wholesales business, and the shareholders of JMC (“JMC Shareholders”). Pursuant to the SPA, the Company shall issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of the Company, valued at a price of $1.77 per share, the closing price of the Company’s ordinary share on April 3, 2020, for an aggregate discounted purchase price of $2,658,909 with probability of contingent considerations, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements with Xiangtai WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income. (See Note 4).

The Company’s headquarter is located in the city of Chongqing, a direct-controlled municipality of the People’s Republic of China (the “PRC” or “China”). All of the Company’s business activities are carried out by CQ Penglin, GA Yongpeng, CQ Pengmei and JMC.

In May 2018, Xiangtai Cayman completed its reorganization of entities under the common control of one major shareholder, Zeshu Dai, who obtained 100% control of China Meitai Food Co., Ltd. (“China Meitai”), which has 64.17% ownership in Xiangtai Cayman, through an entrustment agreement with a third party prior to the reorganization, which the third party entrusted its voting power, personnel appointment power and other power-related to operating and managing of China Meitai, and therefore effectively the control of Xiangtai Cayman, to Ms. Dai to the extent permitted by the laws of the British Virgin Islands.

Ms. Dai entered into a call option agreement with a third party who is currently the sole shareholder of China Meitai. Pursuant to the call option agreement, the third party granted Ms. Dai an option that upon the closing of the initial public offering of the Company, Ms. Dai can exercise control of 97.74% of the shares of China Meitai. After excising the option shares in China Meitai, Ms. Dai indirectly owns 62.73% shares of the Company through China Meitai concurrently with the completion of the reorganization in May 2019.

Xiangtai Cayman, Xiangtai BVI and Xiangtai HK were established as the holding companies of Xiangtai WFOE. Xiangtai WFOE is the primary beneficiary of CQ Penglin and is the holding company of GA Yongpeng, and all of these entities included in Xiangtai Cayman are under common control of Ms. Dai and her immediate family members. As the 97.7% major shareholder in China Meitai, upon exercising the option shares, who collectively owns 100% of CQ Penglin and 100% of GA Yongpeng prior to the reorganization, causing the consolidation of CQ Penglin and GA Yongpeng which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of Xiangtai Cayman.

On September 3, 2020, the Company entered into a share purchase agreement with Silanchi, a British Virgin Islands company, and China Gelingge Holding Limitied and China Yaxinge Holding Limited, the shareholders of Silanchi, who collectively hold 100% equity interest of Silanchi and to deliver a total consideration of US$100 in exchange for acquiring 98% equity interest of Silanchi. Silanchi was established on December 12, 2019. Silanchi is a holding company holding all of the outstanding equity of Haochuangge Limited (“Haochuangge”), which was incorporated in January 2020 under the laws of Hong Kong.

The accompanying consolidated financial statements reflect the activities of Xiangtai Cayman and each of the following entities:

Name	Background	Ownership
Xiangtai BVI	· A British Virgin Islands company	100%
Xiangtai HK	· A Hong Kong company	100% owned by Xiangtai BVI
Xiangtai WFOE	· A PRC limited liability company and deemed a wholly foreign-owned enterprise (“WFOE”)	100% owned by Xiangtai HK
CQ Penglin	· A PRC limited liability company · Slaughtering, processing, packing, and selling various processed meat products.	VIE of Xiangtai WFOE
GA Yongpeng	· A PRC limited liability company · Slaughtering, processing, packing and selling various processed meat products.	100% owned by Xiangtai WFOE
CQ Pengmei	· A PRC limited liability company · Grocery stores selling daily necessities	100% owned by Xiangtai WFOE
JMC	· A PRC limited liability company · Feed raw materials and formula solutions wholesales.	51 % VIE of Xiangtai WFOE
Silanchi	· A British Virgin Islands company	100%
Haochuangge	· A Hong Kong company	100% owned by Silanchi

Contractual Arrangements

CQ Penglin

CQ Penglin’s PRC business license includes business activities of marketing survey service in the livestock industry and it is being included as a social survey category, which is within the business category in which foreign investment is restricted pursuant to the current PRC regulations. As such, CQ Penglin is controlled through contractual agreements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of five agreements (collectively the “Contractual Arrangements”). The significant terms of the Contractual Agreements are as follows:

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE is engaged as the exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin agrees to pay service fees determined based on all of their net income to Xiangtai WFOE or Xiangtai WFOE has the obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect for 30 years until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and CQ Penglin then may extend without reservation.

Business Cooperation Agreement

Pursuant to the business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time.

Equity Option Agreements

Pursuant to the equity option agreements, as amended, among the shareholders who collectively owned all of CQ Penglin and Xiangtai WFOE, and CQ Penglin. These shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, these shareholders of CQ Penglin are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin has been transferred to Xiangtai WFOE or its designee.

Equity Pledge Agreements

Pursuant to the equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledge all of the equity interests in CQ Penglin to Xiangtai WFOE as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreements

Pursuant to the voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary financial support to CQ Penglin whether or not CQ Penglin incurs a loss, and agrees not to request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect for 30 years until October 8, 2047.

Based on the foregoing contractual arrangements, which grant Xiangtai WFOE effective control of CQ Penglin, obligate Xiangtai WFOE to absorb all of the risks of loss from their activities, and enable Xiangtai WFOE to receive all of their expected residual returns, the Company accounts for CQ Penglin as a VIE.

The Company consolidates the accounts of CQ Penglin for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

JMC

JMC is a private enterprise specializing in feed raw material sales and feed formula solutions. JMC has entered strategic alliances with large grain and oil companies and has obtained general distributorship in Chongqing, Sichuan and other places in the PRC. To provide distribution service, JMC needs to conduct market research and to collect and analyze the relating market data, which is regarded as marketing service, which is within the business category in which foreign investment is restricted pursuant to the current PRC regulations. As such, JMC is controlled through contractual agreements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of five agreements (collectively the “Contractual Arrangements”). The significant terms of the Contractual Agreements are as follows:

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement, as amended, between Xiangtai WFOE and JMC, Xiangtai WFOE is engaged as the exclusive provider of management consulting services to JMC. For such services, JMC agrees to pay service fees determined based on 51% of their net income to Xiangtai WFOE or Xiangtai WFOE has the obligation to absorb 51% of the losses of JMC.

The technical consultation and services agreement, as amended, remains in effect for 20 years until April 2, 2040. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and JMC then may extend without reservation.

Equity Option Agreement

Pursuant to the equity option agreement, a shareholder who owned 51% of JMC, Xiangtai WFOE, and JMC. This shareholder severally grant Xiangtai WFOE an option to purchase her 51% equity interests in JMC. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of JMC, this shareholder of JMC is required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired the 51% equity interests of JMC, and may transfer the option to any third party. The agreements will terminate at the date on which all of this shareholder’s 51% equity interests of JMC has been transferred to Xiangtai WFOE or its designee.

Equity Pledge Agreement

Pursuant to the equity pledge agreement, a shareholder who owned 51% of JMC pledges all of her 51% equity interests in JMC to Xiangtai WFOE as collateral to secure the obligations of JMC under the exclusive consulting services and operating agreement. This shareholder may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of JMC. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to the voting rights proxy and financial supporting agreement, a 51% shareholder of JMC give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to JMC and to exercise all of their rights as the 51% shareholder of JMC, including the right to attend shareholders meeting, to exercise voting rights and to transfer all 51% or a part of her equity interests in JMC. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary 51% financial support to JMC whether or not JMC incurs a loss, and agrees not to request repayment if JMC is unable to do so. The agreements shall remain in effect for 20 years until April 2, 2040.

Based on the foregoing contractual arrangements, which grant Xiangtai WFOE effective 51% control of JMC, obligate Xiangtai WFOE to absorb 51% of the risks of loss from their activities, and enable Xiangtai WFOE to receive 51% of their expected residual returns, the Company accounts for JMC as a VIE.

The Company consolidates the accounts of JMC beginning on April 3, 2020, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and applicable rules and regulations of the Securities and Exchange Commission, regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the six months ended December 31, 2020 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2021. Accordingly, these statements should be read in conjunction with the Company's audited financial statements as of and for the years ended June 30, 2020 and 2019.

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries, and its VIE. All intercompany transactions and balances are eliminated upon consolidation.

Use of estimates and assumptions

In presenting the consolidated financial statements in accordance with U.S. GAAP, management make estimates and assumptions that affect the amounts reported and related disclosures. Estimates, by their nature, are based on judgement and available information. Accordingly, actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on past experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The inputs into our judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Estimates are used when accounting for items and matters including, but not limited to, revenue recognition, residual values, lease classification and liabilities, , inventory obsolescence, right-of-use assets, determinations of the useful lives and valuation of long-lived assets and goodwill, estimates of allowances for doubtful accounts and prepayments, estimates of impairment of intangible assets, valuation of deferred tax assets, estimated fair value used in business acquisitions, issuance of common stock and warrants exercised and other provisions and contingencies.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive income (loss) amounted to $1,059,439 and $(856,218) as of December 31, 2020 and June 30, 2020, respectively. The balance sheet amounts, with the exception of shareholders’ equity at December 31, 2020 and June 30, 2020 were translated at 6.53 RMB and 7.07 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to the statement of income accounts for the six months ended December 31, 2020 and 2019 were 6.77 RMB and 7.03 RMB to $1.00, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Business combinations

The purchase of price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. The results of operations of the acquired business are included in the Company’s operating results from the date of acquisition.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and time deposits placed with banks or other financial institutions and have original maturities of less than three months.

Accounts receivable

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 30 days. In establishing the required allowance for doubtful accounts, management considers historical experience, aging of the receivables, the economic environment, trends in the food industry and the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. The Company provides an allowance for doubtful accounts provision of 25% for accounts receivable balances that are past due more than 180 days but less than 270 days, an allowance for doubtful accounts provision of 50% of for accounts receivable past due from 270 days but less than one year, an allowance for doubtful accounts provision of 100% for accounts receivable past due beyond one year, plus additional amounts as necessary when the Company’s collection department determines the collection of the full amount is remote and the Company’s management approves 100% of the allowance for doubtful accounts. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The Company’s management has continued to evaluate the reasonableness of its valuation allowance policy and will update it if necessary.

Other receivables

Other receivables primarily include advances to employees, amounts due from unrelated entities, VAT tax refunds, and other deposits. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes the collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of December 31, 2020 and June 30, 2020, allowance for the doubtful accounts were $86,170 and $50,363 for continuing operations, respectively. As of December 31, 2020 and June 30, 2020, allowance for the doubtful accounts were $48,812 and nil for discontinued operations, respectively.

Inventories

Inventories are comprised of finished goods and are stated at the lower of cost or net realizable value using the weighted average method. Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory when the carrying value exceeds net realizable value.

Prepayments

Prepayments are cash deposited or advanced to services providers for future inventory purchases or future services. This amount is refundable and bears no interest.

Security deposits

Security deposits include loan deposits to service providers who assisted the Company as a third party guarantor in the Company’s bank loans. These amounts are non-interest bearing and refundable upon the repayments of the loans or notes payable or fulfillment of sales contracts. Security deposits considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of December 31, 2020 and June 30, 2020, allowance for the doubtful accounts were $773,595 and $715,024 for continuing operations, respectively. As of December 31, 2020 and June 30, 2020, no allowance for the doubtful accounts was recognized for discontinued operations, respectively.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with a 0% or 5% residual value. The estimated useful lives are as follows:

Useful Life
Building	10-20 years
Electronic devices	5-10 years
Automobile	5-10 years
Office equipment	5 years
Leasehold improvements	Shorter of the lease term or useful life

The cost and related accumulated depreciation and amortization of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Construction-in-progress represents contractor and labor costs, design fees and inspection fees in connection with the construction projects. No depreciation is provided for construction-in-progress until it is completed and placed into service.

Intangible assets, net

Intangible assets are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. All land in the PRC is owned by the government; however, the government grants “land-use rights.” The Company has obtained rights to use various parcels of land for 50 years. The Company amortizes the cost of the land use rights over their useful life using the straight-line method.

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive income (loss). Impairment losses on goodwill are not reversed.

The Company reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. The Company has the opinion to access qualitative factors to determine whether it is necessary to perform the two-step in accordance with ASC 350-20. If the Company believes, as a result of the qualitative carrying amount, the two-step quantities impairment test described below is required.

The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required.

If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business acquisition with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive income (loss). Impairment losses on goodwill are not reversed. For the six months ended December 31, 2020 and 2019, no impairment was recorded for goodwill.

Impairment for long-lived assets

Long-lived assets, including plant and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. During the six months ended December 31, 2020 and 2019, $1,003,641 and nil impairment of long-lived assets was recognized for continuing operations. During the six months ended December 31, 2020 and 2019, nil and $318,357 impairment of long-lived assets was recognized for discontinued operations, respectively.

Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under FASB Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” and FASB ASC Topic 815 “Derivatives and Hedging”. The embedded conversion features of convertible debentures not separately accounted for as a derivative and contained considered to be derivative instruments provide for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”) required to separate the instruments into debt and equity. A BCF is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is “in the money” if the effective conversion price is lower than the commitment date fair value of the share into which it is convertible. The relative fair values of the BCF were recorded as discounts from the face amount of the respective debt instrument. The Company amortized the discount using the straight-line method which approximates the effective interest method through maturity of such instruments.

Fair value measurement

The accounting standard regarding the fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Long-term bank loan on the balance sheets is at carrying value, which approximates fair value as the bank was lending the money to the Company at the market rate.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue recognition

Prior to June 30, 2018, revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured.

Revenues are recognized at the date of goods delivered and title passed to customers or agents, when a formal arrangement exists, the price is fixed or determinable, the Company has no other significant obligations and collectability is reasonably assured. The Company’s revenues come from three channels: supermarkets, farmers’ markets and feed raw materials. The products sold in supermarkets together with feed raw materials are processed products are subject to a Chinese value-added tax (“VAT”) when sold in the PRC. The products sold at farmers’ markets are fresh-killed hog and hog’s byproducts. These products sold in the PRC are not subject to a Chinese VAT. VAT taxes are presented as a reduction of revenue.

On July 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC 606) using the modified retrospective method for contracts that were not completed as of June 30, 2018. The core principle underlying the revenue recognition ASU is that the Company recognizes revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or overtime, based on when control of goods and services transfers to a customer.  The Company’s revenue streams are primarily recognized at a point in time.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and determined that there were no differences in the pattern of revenue recognition. Disaggregated revenue by the Company’s revenue streams, such as supermarket and grocery store revenue, famers’ market revenue and feed raw material revenue are required to be disclosed upon adoption, which has been reflected in the accompanying consolidated statements of income and comprehensive income.

Gross versus Net Revenue Reporting

The Company also engages in trading of chilled fresh pork. The determination of whether revenues should be reported on a gross or net basis is based on its assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company controls the products prior to transferring it. When the Company controls the product, the promise is to provide and deliver the products and revenue is presented gross. When the Company does not control the products, the promise is to facilitate the sale and revenue is presented net.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

In general, the Company does not control the products as it has no obligation to (i) fulfill the resale products delivery, and (ii) bear any inventory risk. In addition, when establishing the selling prices for delivery of the resale products, the Company has such discretion of establishing price to ensure it would generate profit for the services of the products delivery arrangements. The Company believes that all these factors indicate that the Company is acting as an agent in this transaction. As a result, revenue from the trading of chilled fresh pork is presented on a net basis.

Cost of revenues

Cost of revenues comprised of the cost of raw materials and the cost of processing and overhead expenses on sold products.

Shipping and handling

Shipping and handling costs are expensed as incurred and included in selling expenses.

Advertising costs

Advertising costs from continuing operations amounted to $2,650 and $8,304 for the six months ended December 31, 2020 and 2019, respectively. Discontinued operations did not incur any advertising costs for the six months ended December 31, 2020 and 2019, respectively. Advertising costs are expensed as incurred and included in selling expenses.

Leases

Effective July 1, 2019, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On July 1, 2019, the Company recognized approximately $1.3 million right of use (“ROU”) assets and same amount of lease liabilities based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 6.09% based on the duration of lease terms.

Operating lease ROU assets and lease liabilities are recognized at the adoption date of July 1, 2019 or the commencement date, whichever is earlier, based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company use its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

Stock-based compensation

The Company records stock compensation expense for employees at fair value on the grant date and recognizes the expense over the employee’s requisite service period. The Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination rate. The risk-free interest rate for the expected term of an option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current and expected dividend policy.

The Company records stock compensation expense for non-employees at fair value on the grant date and recognizes the expense over the service provider’s requisite service period.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2018 to 2020 are subject to examination by any applicable tax authorities.

Earnings per share (“EPS”)

Basic earnings per share are computed by dividing income available to ordinary shareholders by the weighted average ordinary shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. Ordinary shares equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted earnings per share. Dilution is computed by applying the treasury share method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase ordinary shares at the average market price during the period.

A total of 4,667 warrants with weighted average effect of 1,867 ordinary shares using treasury share method, a total of 90,000 vested stock options issued on August 1, 2019 with conversion effect of 90,000 ordinary shares, a total of $1.0 million principal value of convertible debts issued on March 9, 2020 with floor conversion price of $0.8 and conversion effect of 1,125,182 ordinary shares, a total of $0.7 million principal value of convertible debts issued on June 19, 2020 with floor conversion price of $0.8 and conversion effect of 912,532 ordinary shares, a total of $0.7 million principal value of convertible debts with floor conversion price of $2.5 issued on July 17, 2020 and estimated conversion effect of 280,000 ordinary shares, a total of $0.3 million principal value of convertible debts issued on August 14, 2020 with floor conversion price of $2.5 and estimated conversion effect of 120,000 ordinary shares, a total of $0.3 million principal value of convertible debts issued on November 13, 2020 with floor conversion price of $2.5 and estimated conversion effect of 120,000 ordinary shares, and a total of 1,000,000 contingent shares to be issued to JMC Shareholders are excluded in the diluted EPS calculation for the six months ended December 31, 2020 due to its anti-diluted effect.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans from continuing operations were $20,634 and $31,434 for the six months ended December 31, 2020 and 2019, respectively. Total expenses for the plans from discontinued operations were nil and $5,600 for the six months ended December 31, 2020 and 2019, respectively.

Recently issued accounting pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The adoption of this ASU on July 1, 2020 did not have a material effect on the Company’s consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard.  The new effective date for these preparers is for fiscal years beginning after December 15, 2022.   The Company has not early adopted this update and it will become effective on July 1, 2023 assuming the Company will remain an emerging growth company, which qualified as smaller reporting company, at that date. The Company is currently evaluating the impact of ASU 2019-05 will have on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard will have a material impact on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)”. The amendment in this Update is to address issues identified as a result of the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, the Board decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this Update are effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning January 1, 2021. Early adoption was permitted, including adoption in an interim period. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduce the likelihood that the disclosure requirement would be missed. The amendments also clarify guidance so that an entity can apply the guidance more consistently. ASU 2020-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Reclassification

Certain current amounts have been reclassified to conform to the current year details of the loans from third parties and bank loan. These reclassifications have no effect on the reported revenues, net income (loss) or total assets.

Certain prior year amounts have been reclassified to conform to the current year of discontinued operations presentation. These reclassifications have no effect on the accompanying statements of operations and cash flows.

Note 3 – Variable interest entity (“VIE”)

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Xiangtai WFOE is deemed to have a controlling financial interest and be the primary beneficiary of CQ Penglin and JMC because it has both of the following characteristics:

(1)	The power to direct activities at CQ Penglin and JMC that most significantly impact such entity’s economic performance, and

(2)	The obligation to absorb losses of, and the right to receive benefits from CQ Penglin and JMC that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, CQ Penglin pays service fees equal to all of its net income to Xiangtai WFOE and JMC pays service fees equal to 51% of its net income to Xiangtai WFOE. At the same time, Xiangtai WFOE is obligated to absorb all of CQ Penglin’s losses and to absorb 51% of JMC’s losses. The Contractual Arrangements are designed so that CQ Penglin and JMC operate for the benefit of Xiangtai WFOE and ultimately, the Company. Accordingly, the accounts of CQ Penglin and JMC are consolidated in the accompanying consolidated financial statements. In addition, its financial positions and results of operations are included in the Company’s consolidated financial statements.

The carrying amount of VIE’s consolidated assets and liabilities are as follows:

	December 31, 2020	June 30, 2020
	(Unaudited)
Current assets	$71,742,910	$48,347,542
Property and equipment, net	555,208	1,403,707
Other noncurrent assets	4,029,510	3,558,210
Total assets	76,327,628	53,309,459
Total liabilities	(72,474,297)	(42,919,217)
Net assets	$3,853,331	$10,390,242

	December 31, 2020	June 30, 2020
	(Unaudited)
Current liabilities:
Short-term loans – banks	$3,031,904	$4,359,210
Loans from third parties	5,383,582	4,449,563
Current maturities of long-term loan - bank	848,019	777,558
Accounts payable	11,437,040	6,606,723
Other payables and accrued liabilities	3,444,240	1,526,051
Other payables – related parties	8,144,142	7,161,232
Intercompany payables	20,786,863	10,334,680
Customer deposits	11,945,159	1,159,902
Operating lease liabilities	79,798	49,171
Taxes payable	3,957,511	3,125,847
Total current liabilities	69,058,258	39,549,937
Other liabilities:
Loan from a third party	2,044,238	2,074,871
Long-term loans – related parties	771,757	713,325
Operating lease liabilities – noncurrent	600,044	581,084
	3,416,039	3,369,280

Total liabilities	$72,474,297	$42,919,217

The summarized operating results of the VIE’s are as follows:

	For the six months ended December 31, 2020	For the six months ended December 31, 2019
	(Unaudited)	(Unaudited)
Operating revenues	$97,759,906	$46,817,637
Gross profit	$3,409,556	$2,073,391
(Loss) income from operations	$(5,279,410)	$485,875
Net loss	$(6,123,833)	$-

Note 4 – Business Combinations

Acquisition of JMC

On April 3, 2020, the Company entered into a Share Purchase Agreement (“SPA”) with WFOE, Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”) and the shareholders of JMC (“JMC Shareholders”). Pursuant to the SPA, the Company shall issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of the Company, valued at a price of $1.77 per share, the closing price of the Company’s ordinary share on April 3, 2020, for an aggregate discounted purchase price of $2,658,909 with probability of contingent considerations, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements with WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income.

The Company’s acquisition of JMC was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of JMC based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB with the valuation methodologies using level 3 inputs, except for other current assets and current liabilities were valued using the cost approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from independent appraisers. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The consideration was valued at $2,658,909, based upon the issuance of 1,000,000 shares determined using the closing price of $1.77 per share on April 3, 2020 and the present value of issuance of 1,000,000 shares payable at the end of year two and year three determined using the closing price of $1.77 per share on April 3, 2020 and discount rate of 4.75%. The considerations also include 70% probability of contingent considerations of 600,000 shares payment at the end of year two and 30% probability of contingent considerations of 400,000 shares payment at the end of year three. According to the milestones, 1,000,000 shares were issued to JMC shareholders before April 11, 2020; however, the audited total sales or net profit of JMC in fiscal year 2020 shall respectively exceed $70,000,000 (approximately RMB 500,000,000) or $1,500,000 (approximately RMB 10,000,000) in accordance with U.S. GAAP. According to the milestones, 600,000 shares shall be issued to JMC shareholders before August 7, 2021 and the audited total sales or net profit of JMC in fiscal year June 30, 2021 shall respectively increase by 10% compared with that of fiscal year 2020; 400,000 shares shall be issued to JMC shareholders before August 7, 2022 and the audited total sales or net profit of JMC in fiscal year June 30, 2022 shall respectively increase by 10% compared with that of fiscal year June 30, 2021. If the milestones cannot be met, the Company will not issue the corresponding shares to JMC shareholders.

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date, which represents the net purchase price allocation on the date of the acquisition of JMC based on valuation performed by an independent valuation firm engaged by the Company and translated the fair value from RMB to USD using the exchange rate on April 3, 2020 at the rate of USD 1.00 to RMB 7.09.

Fair value
Cash and cash equivalents	$852,145
Other current assets	9,924,263
Plant and equipment	11,648
Goodwill	5,166,271
Other noncurrent assets	481,062
Total assets	16,435,389
Total liabilities	(11,221,842)
Net assets of JMC	5,213,547
Less: fair value of non-controlling interest	(2,554,638)
Total consideration paid	$2,658,909

Note 5 – Discontinued Operations

In February 2020, the Company discontinued its grocery stores business as the Company has been operating at losses in this business. As a result, the results of operations for the Company’s grocery stores business are reported as discontinued operations under the guidance of Accounting Standards Codification 205.

Reconciliation of the carrying amounts of major classes of assets and liabilities from discontinued operations in the consolidated balance sheets as of December 31, 2020 and June 30, 2020 is as follow:

Carrying amounts of major classes of assets included as part of discontinued operations of CQ Pengmei:

	December 31, 2020	June 30, 2020
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$1,957	$2,523
Restricted cash	12	-
Other receivables, net	5,934	57,395
Prepayments	7,407	-
Security deposits	3,535	3,267
Total current assets of discontinued operations	18,845	63,185

OTHER ASSETS:
Other receivables	52,333	48,371
Plant and equipment, net	26,183	25,752
Operating lease right-of-use assets	492,953	505,329
Total other assets of discontinued operations	571,469	579,452

Total assets of discontinued operations	$590,314	$642,637

Carrying amounts of major classes of liabilities included as part of discontinued operations of CQ Pengmei:

CURRENT LIABILITIES:
Short-term loan – banks	$328,910	$336,845
Loans from third parties	459,379	474,135
Accounts payable	42,525	64,725
Customer deposits	2,676	6,519
Other payables and accrued liabilities	417,461	416,227
Other payables – related parties	32,378	29,846
Operating lease liabilities	37,080	116,904
Total current liabilities of discontinued operations	1,320,409	1,445,201

OTHER LIABILITIES:
Operating lease liabilities - noncurrent	456,005	417,729

Total liabilities of discontinued operations	$1,776,414	$1,862,930

Reconciliation of the amounts of major classes of income and losses from discontinued operations in the consolidated statements of operations and comprehensive loss for the six months ended December 31, 2020 and 2019.

	For the Six Months Ended December 31,	For the Six Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Supermarket and grocery store	$-	$1,179,541

Cost of revenue	-	1,068,297

Gross profit	-	111,244

OPERATING EXPENSES:
Selling	69,721	232,101
General and administrative	7,147	68,706
Provision for doubtful accounts	47,091	-
Impairment of long-lived assets	-	318,357
Total operating expenses	123,959	619,164

Loss from operations	(123,959)	(507,920)

OTHER INCOME (EXPENSES)
Interest income	5	5
Interest expense	(34,707)	(42,177)
Other finance expense	(127)	(2,979)
Other income, net	71,175	13,620
Total other income (expense), net	36,346	(31,531)

Loss before income taxes	(87,613)	(539,451)

Income tax expense	-	-

Net loss from discontinued operations	$(87,613)	$(539,451)

Note 6 – Accounts receivable, net

Accounts receivable, net consist of the following:

	December 31, 2020	June 30, 2020
	(Unaudited)
Accounts receivable	$79,048,617	$44,505,100
Allowance for doubtful accounts	(12,150,082)	(3,932,343)
Total accounts receivable, net	$66,898,535	$40,572,757

Movements of allowance for doubtful accounts are as follows:

	December 31, 2020	June 30, 2020
	(Unaudited)
Beginning balance	$3,932,343	$2,304,817
Balance inherited from JMC	-	930,657
Addition	7,617,164	769,764
Write off	-	-
Exchange rate effect	600,575	(72,895)
Ending balance	$12,150,082	$3,932,343

Note 7 – Security deposits, net

Security deposits consist of the following:

	December 31, 2020	June 30, 2020
	(Unaudited)
Loan deposits	$930,626	$955,700
Allowance for security deposits	(773,595)	(715,024)
Total security deposits, net	$157,031	$240,676
Less: security deposits – discontinued operations	(3,535)	(3,267)
Security deposits, net – continuing operations	$153,496	$237,409

Note 8 – Plant and equipment, net

Plant and equipment consist of the following:

	December 31, 2020	June 30, 2020
	(Unaudited)
Buildings	$2,574,530	$3,393,212
Automobile	179,196	165,628
Electronic devices	2,978,113	3,691,929
Office equipment	46,084	42,595
Construction-in-progress	-	495,634
Subtotal	5,777,923	7,788,998
Less: accumulated depreciation	(3,166,330)	(4,307,253)
Total	$2,611,593	$3,481,745
Less: plant and equipment, net – discontinued operations	(26,184)	(25,752)
Plant and equipment, net – continuing operations	$2,585,409	$3,455,993

Depreciation expense from continuing operations for the six months ended December 31, 2020 and 2019 amounted to $257,449 and $249,893, respectively. Loss on disposal and impairment of long-lived assets from continuing operations for the six months ended December 31, 2020 and 2019 was $855,546 and nil, respectively. Depreciation expense from discontinued operations for the six months ended December 31, 2020 and 2019 amounted to $1,618 and $62,636, respectively. Loss on disposal and impairment of long-lived assets from discontinued operations for the six months ended December 31, 2020 and 2019 was nil and $318,357, respectively.

As of December 31, 2020, property valued at RMB 12,268,800 (approximately $1.9 million) was pledged as collateral to secure a loan that a related party borrowed from a bank, and property valued at RMB 36,626,600 (approximately $5.6 million) was pledged as collateral to secure a short-term bank loan (see Note 10).

Note 9 – Intangible assets, net

Intangible assets consist of the following:

	December 31, 2020	June 30, 2020
	(Unaudited)
Land use rights	$405,173	$586,795
Less: accumulated amortization	(91,164)	(148,806)
Net intangible assets	$314,009	$437,989

Amortization expense for the six months ended December 31, 2020 and 2019 amounted to $6,125 and $5,897, respectively. Loss on disposal and impairment of long-lived assets from continuing operations for the six months ended December 31, 2020 and 2019 was $148,095 and nil, respectively. As of December 31, 2020, GA Yongpeng’s land use right valued at RMB 10,198,100 (approximately $1.6 million) was pledged as collateral to secure a loan that a related party borrowed from a bank (see Note 10).

The estimated amortization is as follows:

Twelve months ending December 31,	Estimated amortization expense
2021	$7,818
2022	7,818
2023	7,818
2024	7,818
2025	7,818
Thereafter	274,919
Total	$314,009

Note 10 – Related party transactions and balances

Related party balances

a.	Customer deposit – related party:

Name of related party	Relationship	December 31, 2020	June 30, 2020
		(Unaudited)
CQ Mingwen	Significantly influenced by Penglin	$29,653	$27,395

b.	Other payables – related parties:

Other payables – related parties are those nontrade payables arising from transactions between the Company and certain related parties, such as advances made by the related party on behalf of the Company, and related accrued interest payable on the advances. These advances are unsecured and non-interest bearing, except payables to Jiaping Zhou and Jun Zhou with an annual interest rate of 4.35%. Current payables are due on demand.

Name of related party	Name of related party	December 31, 2020	June 30, 2020
		(Unaudited)
Xia Wang	Chief Financial Officer	$176,745	$153,659
Zeshu Dai	CEO	246,298	-
Penglin Wang	Son of the CEO	-	248
Zili Zhang	CEO of CQ Pengmei	-	12
Jiaping Zhou	Shareholder of JMC	-	231,268
Jun Zhou	Shareholder of JMC	2,964,753	1,879,639
Total		3,387,796	2,264,826
Total other payables – related parties – discontinued operations		(32,378)	(29,846)
Total other payables – related parties – continuing operations		$3,355,418	$2,234,980

c.	Long-term loans – related parties:

Long-term loans – related parties are those long-term loans from advances made by certain related parties for the daily operations needs of the Company. These loans are unsecured and interest bearing.

			Weighted
			average	Collateral/	December 31,	June 30,
Long- term loans	Relationship	Maturities	interest rate	Guarantee	2020	20120
					(Unaudited)
Xia Wang	CFO	January 15, 2022	9.60%	None	$110,251	$101,904
Penglin Wang	Son of CEO	December 11, 2024	9.60%	None	248,065	229,283
Yong Wang	Son of CEO	July 17, 2022	7.13%	None	290,940	268,912
Zeshu Dai	CEO	March 8, 2022	7.13%	None	122,501	113,226
Total long-term loans from related parties					$771,757	$713,325

Interest expense incurred on the above mentioned related party loans amounted to $30,886 and $24,372 for the six months ended December 31, 2020 and 2019, respectively.

d.	Guarantee provided to related party loan

On December 26, 2017, CQ Mingwen (the “borrower”) entered into a loan agreement with SPD Rural Bank (the lender) to borrow RMB 9 million (approximately $1.4 million) as working capital for one year. The loan was repaid RMB 1 million (approximately $0.1 million) and the remaining balance RMB 8 million (approximately $1.2 million) was extend to December 22, 2021. GA Yongpeng pledged its land-use right valued at RMB 10,198,100 (approximately $1.6 million) and building property valued at RMB 12,268,800 (approximately $1.9 million) as collateral (see Note 8 and 9 and 16).

e.	Loans guarantees by related parties

The Company has various short-term loans guaranteed by its related parties. See Note 11.

Note 11 – Credit Facilities

Short term loans – banks

Outstanding balances on short-term bank loans consisted of the following:

Lenders	Maturities	Weighted average interest rate	Collateral/Guarantee	December 31, 2020	June 30, 2020
				(Unaudited)
Shanghai Pudong Development (“SPD”) Bank Chongqing Nanbing Road Branch	Fully repaid by October 2020	6.09%	A security deposit of $109,221 and guaranteed by the CEO and certain members of the family and affiliate	$-	$1,273,794
Chongqing Rural Commercial Bank	November 25, 2020 - in default (1)	6.74%	Guaranteed by the CEO and certain members of the family and affiliate and Chongqing Reassurance Co., Inc.	1,684,391	1,839,928
Chongqing Beibei Chouzhou Bank Co., Ltd. (Chouzhou Bank)	March 20, 2020 – in default (2)	6.96%	Guaranteed by GA Yongpeng’s properties recorded at RMB 36,626,600 (approximately $5.2 million) and Zeshu Dai’s 6.25% of stock right of GA Yongpeng recorded at RMB 1,250,000 (approximately $0.2 million)	328,910	336,845
The Agriculture Bank of China Chongqing Yubei Branch	June 27, 2021	3.85%	Guaranteed by the properties of JMC’s CEO and CFO recorded at RMB 5,517,400 (approximately $0.8 million)	505,317	467,058
China Zheshang Bank Chongqing Branch	May 5, 2021 (Fully repaid in February 2021)	5.35%	Guaranteed by the properties of JMC’s CEO and CFO recorded at RMB 12,090,000 (approximately $1.7 million)	842,196	778,430
Total				$3,360,814	$4,696,055
Less: short term loans – banks – discontinued operations				(328,910)	(336,845)
Short term loans – banks – continuing operations				$3,031,904	$4,359,210

(1)	The loan balance was fully repaid by Chongqing Reassurance Co., Inc. in June 2021. As of the date of this report, CQ Penglin has paid approximately $0.3 million (RMB 1,650,000) to Chongqing Reassurance Co., Inc. as part of the repayment agreement.

(2)	On September 25, 2020, the Chongqing Beibei District People’s Court issued a civil mediation letter, according to which CQ Pengmei shall repay Chouzhou Bank the principal and the interest. Approximately $17,000 (RMB 110,000) of principal and approximately $14,000 (RMB 93,466) of the interest will be due before October 21, 2020, all the remaining balance should be repaid for at least approximately $15,000 (RMB 100,000) on the 21th of each month since November 2020, and the repayment shall be completed no later than May 21, 2022. Since November 2020 to May 2022, the interest rate rises by 50%, which should be paid before 21th of each month. Wang Penglin, Wang Mingwen, Dai Zeshu, Chongqing Education Financing Guarantee Co., Ltd. and CQ Penglin shall bear joint and several liability for the above repayment. As of the date of this report, CQ Pengmei has paid off approximately $18,000 (RMB 114,939) to Chouzhou Bank as part of the repayment.

Loans from third parties

Outstanding balances of third-party loans consisted of the following:

Lenders	Maturities	Weighted average interest rate	Collateral/Guarantee	December 31, 2020	June 30, 2020
				(Unaudited)
Sichuan Toucu Financial Information Services Co., Ltd	-	9.0%	None	$-	$63,554
Chongqing Puluosi Small Mortgage Co., Ltd.	Various amounts due between November 2018 and January 2019 – in default*	12.0%	Guaranteed by the CEO and certain members of the family and affiliate	4,521,063	4,183,248
Gang Hu	September 4, 2022	7.13%	None	130,157	120,303
Chongqing Reassurance Co., Ltd.	Due upon request	17.4%	None	540,025	273,294
Mei Yang	-	24.0%	None	-	7,077
Ping Wang	September 17, 2021	10.8%	None	46,704	43,875
Yixuan Liu	September 11, 2022	12.0%	None	91,876	84,920
Shuming Yang	September 20, 2022	12.0%	None	183,752	169,839
Chunlan Zhuo	March 22, 2021 (Subsequently extended to March 22, 2022)	18.0%	None	50,407	63,911
Qin Cao	June 30, 2021	24.0%	None	5,320	30,005
Maohua Xia	June 30, 2021	24.0%	None	5,684	33,561
Chongqing Shouqing Trading Co., Ltd.	September 7, 2021	12.0%	None	413,441	382,139
Shengli Huang	April 23, 2022	24.0%	None	107,189	99,073
Xiaofen Ai	June 17, 2021	24.0%	None	-	28,307
Chongqing Haobangshou Ecommerce Co., Ltd.	March 24, 2023	6.0%	None	1,531,265	1,415,328
Shiwen Zhang	September 2, 2021	24.0%	None	107,189	-
Xiaomei Qin	September 7, 2021	18.0%	None	30,625	-
Shengmeng Zhang	Various amounts due between October 2021 and December 2021	12.0%	None	107,189	-
Mei Zhang	-	24.0%	None	-	49,536
Feng Zhou	February 28, 2022	12.0%	None	15,313	14,153
Xiaolin Cao	November 30, 2020 (Fully repaid by issuance of 500,000 ordinary shares in April 2021)	-%	None	500,000	500,000
Total loans from third parties				$8,387,199	$7,562,123
Total non-current loans from third parties				(2,044,238)	(2,074,871)
Total current loans from third parties				$6,342,961	$5,487,252
Less: current loans from third parties – discontinued operations				(459,379)	(474,135)
Current loans from third parties – continuing operations				$5,883,582	$5,013,117

*The Company received three complaints related to an approximately $1.5 million (RMB 10,000,000) loan that was due on November 13, 2018, an approximately $0.5 million (RMB 3,000,000) loan due on December 21, 2018, and an approximately $3.1 million (RMB 20,000,000) loan due on January 2, 2019. The following amounts have been accrued in the accompanying consolidated financial statements for the six months ended December 31, 2020 and 2019: interest at a default interest rate of 18% totaling approximately $383,000 and $191,000, respectively. As of the date of this report, the Company has paid approximately $0.5 million (RMB 3,411,544) of the total repayment. On October 27, 2020, Chongqing Yubei District People’s Court froze CQ Penglin bank accounts with a total balance of approximately $20,000 (RMB 133,777). As of the date of this report, the accounts are still frozen.

Long term and short-term loans – related parties

See Note 10.

Long-term loan - bank

The outstanding balance of long term bank loan consisted of the following:

Lender	Maturity	Weighted average interest rate	Collateral/Guarantee	December 31, 2020	June 30, 2020
				(Unaudited)
Chongqing Dadukou Rongxing Village & Township Bank	September 20, 2020 (Subsequently in default*)	12.0%	Guaranteed by CQ Penglin, CQ Pengmei, GA Yongpeng, CQ Mingwen, the CEO and certain members of the family	$848,019	$777,558

*On August 12, 2020, Chongqing Dadukou Rongxing Village & Township Bank (“Dadukou Rongxing”) sued CQ Penglin to repay the loan of Dadukou Rongxing approximately $1.0 million (RMB 6,629,447), which consists of principal of approximately $0.8 million (RMB 5,493,839) and approximately $0.2 million (RMB 1,135,608), in the Chongqing Dadukou District People’s Court. CQ Penglin, CQ Pengmei, GA Yongpeng, CQ Mingwen, the CEO and certain members of the family guaranteed the loan shall bear joint and several lability for the repayment. As of the date of this report, the Chongqing Dadukou District People’s Court has not held a trial.

Interest expense for continuing operations pertaining to the above loans for the six months ended December 31, 2020 and 2019 amounted to $978,194 ($30,886 was for interest expense of loans – related parties) and $466,568 ($24,372 was for interest expense of loans – related parties), respectively. Interest expense for discontinued operations pertaining to the above loans for the six months ended December 31, 2020 and 2019 amounted to $34,707 and $42,177, respectively.

Note 12 – Taxes

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Xiangtai BVI and Silanchi are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under the current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Xiangtai HK and Haochuangge are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, Xiangtai HK and Haochuangge are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Income tax exemption status granted

On August 20, 2018, the Lingshui County Tax Bureau enacted a tax exemption for Lingshui Guang’an Yongpeng Food Co., Ltd. (wholly owned subsidiary) which expires on December 31, 2020. In addition, the benefit can also be retroactively applied to prior periods from January 1, 2014 to June 30, 2017. The tax savings for the six months ended December 31, 2020 and 2019 was nil and $338,222, respectively. The Company’s basic and diluted earnings per shares would have been lower by $0.02 per share for the six months ended December 31, 2019 without the preferential tax rate reduction.

Significant components of the provision for income taxes are as follows:

	For the six months ended December 31, 2020	For the six months ended December 31, 2019
	(Unaudited)	(Unaudited)
Current	$117,363	$-
Deferred tax expense	-	-
Total provision for income taxes	$117,363	$-

Deferred tax assets – China

Deferred tax assets are comprised of allowance for doubtful accounts at December 31, 2020 and June 30, 2020 totaling $1,154,840 and $648,768, respectively.

NOL carried forward

According to Chinese tax regulations, net operating losses can be carried forward to offset taxable income for the next five years. On August 20, 2018, GA Yongpeng obtained the tax-free benefit and the Company utilized the tax planning strategy to allocate intercompany profit into GA Yongpeng. As a result, for the six months ended December 31, 2020 and 2019, there was no tax effect in relation to the NOL that the Company has previously reserved.

Bad debt allowance

Bad debt allowance must be approved by the Chinese tax authority prior to being deducted as an expense item on the tax return.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2020 and June 30, 2020, the Company did not have any significant unrecognized uncertain tax positions.

Value-added tax

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT at a rate of 6% of the gross proceed or at a rate approved by the Chinese local government.

All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 0%, 11%, 13% or 17% of the gross sales price depending on how much processing was added by the Company to each kind of products or at a rate approved by the Chinese local government. This VAT may be offset by the VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product.

Taxes payable consisted of the following:

	December 31, 2020	June 30, 2020
	(Unaudited)
Income taxes	$3,944,542	$3,114,811
Other taxes	206,522	227,316
Total	$4,151,064	$3,342,127
Less: taxes payable – discontinued operations	-	-
Taxes payable – continuing operations	$4,151,064	$3,342,127

Note 13 – Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage of each bank is RMB 500,000 (approximately $77,000). As of December 31, 2020 and June 30, 2020, cash balance of $138,929 and $1,366,796, respectively, were deposited with financial institutions located in China, of which $0 and $968,840, respectively, were subject to credit risk. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately $64,000) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2020 and June 30, 2020, cash balance of $5,040 and $5,254, respectively, were maintained at financial institutions in Hong Kong, and were not subject to credit risk. In the US, the insurance coverage of each bank is $250,000. As of December 31, 2020 and June 30, 2020, cash balance of $2,119 and $163,640, respectively, were deposited with financial institutions located in US and were not subject to credit risk. While management believes that these financial institutions and third-party fund holders are of high credit quality, it also continually monitors their creditworthiness.

The Company is also exposed to risk from its accounts receivable, other receivables and prepayments. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

As of December 31, 2020, the Company had working capital of approximately $23.3 million. The Company had accounts receivable of approximately $66.9 million, most of them are short-term in nature and can be collected back within the Company’s operating cycle to be used to support its working capital requirements. The Company believes the components of its current working capital is sufficient to support its operations for the next twelve months from the date of this report. If the Company is unable to realize its current assets within the normal operating cycle of a twelve-month period, the Company may have to consider supplementing its available sources of funds through obtaining additional loans.

Customer concentration risk

For the six months ended December 31, 2020, no customer accounted for more than 10% of the Company’s total revenues. For the six months ended December 31, 2019, one customer accounted for 10.8% of the Company’s total revenues.

As of December 31, 2020 and June 30, 2020, no customer accounted for more than 10% of the total balance of accounts receivable.

Vendor concentration risk

For the six months ended December 31, 2020, two vendors accounted for 43.6% and 11.6% of the Company’s total purchases. For the six months ended December 31, 2019, four vendors accounted for 31.8%, 21.6%, 16.3% and 15.7% of the Company’s total purchases.

As of December 31, 2020, two vendors accounted for 32.0% and 24.1% of the total balance of accounts payable. As of June 30, 2020, four vendors accounted for 30.2%, 20.2%, 13.6% and 10.5% of the total balance of accounts payable.

Note 14 – Convertible Debentures

Convertible Debenture issued on November 22, 2019, December 30, 2019 and March 9, 2020

On November 22, 2019, the Company entered into a securities purchase agreement with an accredited investor to place convertible debentures (“Debenture”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $5,000,000. The First Convertible Debenture was issued on November 22, 2019 in the amount of $2,000,000; the Second Convertible Debenture was issued on December 30, 2019 in the amount of $2,000,000; and the Third Convertible Debenture was issued on March 9, 2020 in the amount of $1,000,000. The three 2019 Convertible Debentures bear interest at the rate of 5% per annum.

The Debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $5.06 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that as long as we are not in default under the Debenture, the conversion price may never be less than $3.00.  Any time after the issuance of a Debenture that the daily VWAP is less than $3.00 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, the Company shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the issuance of a Debenture of 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. The Company may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid by the issuance of such number of shares as is equal to (i) if such shares issued will be immediately freely tradable shares in the hands of the holder, 100% of the average of the daily VWAPs during the 10 consecutive trading days immediately preceding the due date in respect of such deferred monthly payment, and (ii) if such shares issued will be restricted securities, 93% of the average of the 4 lowest daily VWAPS during the 10 consecutive Trading Days immediately preceding the due date.

On June 19, 2020, the Company entered in an amendment agreement with the Debenture holder to amend the “Floor Price” of the First Convertible Debenture issued on November 22, 2019 to $1.00 per share and the “Floor Price” of the convertible debenture issued on December 30, 2019 to $1.00 per share for the first $200,000 of principal and accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on that debenture shall remained unchanged at $3.00 per share. On September 15, 2020, the Company entered in an amendment agreement with the Debenture holder to amend the “Floor Price” of the Second Convertible Debenture to $1.00 per share for the first $1,400,000 of principal and accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Second Convertible Debenture and the Third Convertible Debenture shall remain unchanged at $3.00 per share. On November 13, 2020, the Company entered in an amendment agreement with the Debenture Holder to amend the “Floor Price” of the remaining $600,000 of principal and accrued interest to be converted in the Second Convertible Debenture to $1.00 per share and to amend the “Floor Price” of the Third Convertible Debenture to $1.00 per share for the first $200,000 of principal plus accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Third Convertible Debenture shall remain unchanged at $3.00 per share. On January 22, 2021, the Company entered in an amendment agreement with the Debenture Holder to amend the “Floor Price” of the Third Convertible Debenture to $0.80 per share for the next $400,000 of principal plus accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Third Convertible Debenture shall remain unchanged at $3.00 per share.

The Company determined that conversion option embedded in the Debenture is considered indexed to the Company’s own stock and did not required to be separately accounted for as a derivative under the guidance in ASC 815. However, the Debenture are convertible into shares of the common stock, at conversion price equal to 93% of the average of four lowest trading price during the 10 trading day period prior to the date of any notice of conversion, which is lower than the price of the Company’s common stock on the date of issue for the first two batches of the principal amount of $4,000,000 of the Debenture on November 22, 2019 and December 30, 2019. Therefore, the conversion feature embedded in the convertible note meet the definition of beneficial conversion feature (“BCF”). The Company evaluated the intrinsic value of the BCF at the issue date to be at $259,540. The relative fair values of the BCF were recorded into additional paid in capital as well as were recognized as a discount to the Debenture. The discount to the Debenture is being amortized to interest expense over the life of the Debenture using effective interest method.

The price of the Company’s common stock on the date of issue on March 9, 2020 was $2.33 for the remaining principal amount of $1,000,000 of the Debenture, which is lower than the conversion floor price of $3.00 and it does not contain a BCF on the issuance date. As a result, the $1,000,000 conversion option embedded in the Debenture are entirety accounted for a liability with the Debenture.

During the period from May 21, 2020 to August 13, 2020, the Company issued a total of 1,847,167 ordinary shares to the holder of the First Convertible Debenture upon the conversion of a total of $2,062,191 in principal due and accrued and unpaid interest under the Convertible Debenture. During the period from August 17, 2020 to December 31, 2020, the Company issued a total of 2,063,971 ordinary shares to the holder of the Second Convertible Debenture upon the conversion of a total of $2,084,904 in principal due and accrued and unpaid interest under the Convertible Debenture. As a result, the First and Second Convertible Debentures have retired.

Convertible Debenture issued on June 19, 2020, July 17, 2020, August 14, 2020, and November 13, 2020

On June 19, 2020, the Company entered into another securities purchase agreement with the same accredited investor to place convertible debentures with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $2,000,000. The Fourth Convertible Debenture in the amount of $700,000 was issued on June 19, 2020; the Fifth Convertible Debenture in the amount of $700,000 was issued on July 17, 2020; the Six Convertible Debenture in an amount of $300,000 was issued on August 14, 2020; and the Seventh Convertible Debenture in an amount of $300,000 was issued on November 13, 2020. The four 2020 Convertible Debentures bear interest at the rate of 5% per annum.

The Debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $3.00 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that as long as we are not in default under the Debenture, the conversion price may never be less than $2.50. The Company may not convert any portion of a Debenture if such conversion would result in the Debenture holder beneficially owning more than 4.99% of our then issued and common stock, provided that such limitation may be waived by the Debenture holder with 65 days’ notice. Any time after 180 days from the date of issuance that the daily VWAP is less than $2.50 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, we shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the signing of the Agreement or 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. The Company may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid either (i) in cash or (ii) if the conversion price on the date of the payment is above $2.50 and such shares issued will be immediately freely tradable shares in the hands of the Debenture holder, by the issuance of such number of shares as is equal to the applicable deferral payment divided by a price per share equal to the conversion price.

On April 14, 2021, the Company entered in an amendment agreement with the Debenture Holder to amend the “Floor Price” of the Fourth Convertible Debenture to $0.80 per share.

The price of the Company’s common stock on the date of issue on June 19, 2020 was $1.70 for the principal amount of $700,000 of the first Debenture, which is lower than the conversion floor price of $2.50 and it does not contain a BCF on the issuance date. As a result, the $700,000 conversion option embedded in the Debenture are entirety accounted for a liability with the Debenture.

	December 31, 2020	June 30, 2020
	(Unaudited)
Principal balance	$3,000,000	$4,900,000
Less: Debentures discount and debts insurance cost	(6,958)	(131,688)
Total	$2,993,042	$4,768,312

The Company incurred issuance cost of $230,000 and had a BCF value of $259,540 in connection with the issuance of the Debentures. The Company recognized the issuance cost and the BCF value as a discount to the Debentures at the inception date. For the six months ended December 31, 2020 and 2019, amortization of the issuance cost and Debentures discount of $124,730 and $60,148, respectively. These issuance costs and Debenture discount are being amortized and recorded to interest expense in the accompanying consolidated statements of income and comprehensive income (loss) over the life of the Debentures using effective interest method.

Note 15 – Equity

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Xiangtai WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. CQ Penglin, GA Yongpeng, CQ Pengmei and JMC may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. The remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by the State Administration of Foreign Exchange.

As of December 31, 2020 and June 30, 2020, Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC collectively attributed $1,736,780 and $1,670,367 of retained earnings for their statutory reserves, respectively.

As a result of the foregoing restrictions, Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulation in the PRC may further restrict Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC from transferring funds to the Company in the form of dividends, loans and advances. As of December 31, 2020 and June 30, 2020, amounts restricted are the net assets of Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC, which amounted to $11,826,778 and $17,978,793, respectively.

Private placements

On July 27, 2020, the Company entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended pursuant to which the Company agreed to sell 2,339,000 ordinary shares at a per share purchase price of $1.50. The gross proceeds to the Company from this offering will be approximately $3.5 million. The Company plans to use the proceeds for working capital. The offering was closed on August 20, 2020.

On December 17, 2020, the Company entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended pursuant to which the Company agreed to sell 5,580,000 ordinary shares at a per share purchase price of $0.80. The gross proceeds to the Company from this offering will be approximately $4.5 million. The Company plans to use the proceeds for working capital. The offering was closed on May 7, 2021.

Issuance of ordinary shares for compensation

On July 1, 2020, the Company entered into a three-year employment agreement (the “Employment Agreement”) with Ms. Xia Wang, the CFO of the Company, pursuant to which the Company agreed to issue 200,000 ordinary shares of the Company per annum as Ms. Wang’s compensation during her employment with the Company. The compensation arrangement was subsequently approved by the Compensation Committee of the Company. On September 24, 2020, pursuant to the Employment Agreement, the Company issued the 200,000 ordinary shares to Ms. Wang for her services as CFO for the fiscal year ended June 30, 2021. The shares were valued at $1.35 per share using the closing price on July 1, 2020 with total consideration of $270,000.

Conversion of debenture

As of June 30, 2020, the Debenture holder converted principal and interest value of $800,000 and $57,165, respectively, into a total of 827,057 of the Company’s ordinary shares at weighted average conversion price of $1.04.

During the six months ended December 31, 2020, the Debenture holder converted principal and interest value of $3,200,000 and $89,932, respectively, into a total of 3,084,081 of the Company’s ordinary shares at weighted average conversion price of $1.07.

Stock options

In August 2019, the Company issued a total of 95,000 options to two directors of the Company and vested in four equal installment on a quarterly basis with an exercise price of $5.00 for three years from date of issuance after the Company’s listing on the Nasdaq Stock Market on August 15, 2019. The Company used the Black Scholes model to value the options at the time they were issued, based on the stated exercise prices of $5.0, market price of $4.6, volatility of 118%, risk-free rate of 1.44% and dividend yield of 0%. Because the Company does not have a history of employee stock options, the estimated life is based on one half of the sum of the vesting period and the contractual life of the option. This is the same as assuming that the options are exercised at the mid-point between the vesting date and expiration date. The Company’s ordinary share did not have a history of trading history to determine its own volatility. As a result, the Company used the volatility of a comparable company with similar size and similar industry as the assumption of its estimated volatility. Total fair value of these options were estimated to be $243,922 and the compensation expenses are to be recognized on a straight-line basis over the total service period of one year. Total compensation expenses for the six months ended December 31, 2020 and 2019 was $30,490 and $91,471, respectively.

The summary of stock option activity is as follows:

	Options Outstanding	Exercisable Option	Weighted Average Exercise Price	Average Remaining Contractual Life	Aggregate Intrinsic Value
June 30, 2019	-	-	$-	-	-
Granted/Acquired	95,000	71,250	$5.00	3.00	-
Forfeited	-	-	$-	-	-
Exercised	-	-	$-	-	-
June 30, 2020	95,000	71,250	$5.00	2.12	-
Granted/Acquired	-	-	$-	-	-
Forfeited	-	-	$-	-	-
Exercised	-	-	$-	-	-
December 31, 2020 (unaudited)	95,000	71,250	$5.00	1.62	-

Warrants

The summary of warrant activity is as follows:

	Warrants Outstanding	Exercisable Shares	Weighted Average Exercise Price	Average Remaining Contractual Life
June 30, 2018	-	-	$-	-
Granted/Acquired	86,732	86,732	$4.89	5.00
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
June 30, 2019	86,732	86,732	$4.89	4.89
Granted/Acquired	-	-	$-	-
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
June 30, 2020	86,732	86,732	$4.89	3.88
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
December 31, 2020 (unaudited)	86,732	86,732	$4.89	3.37

Note 16 – Commitments and contingencies

Lease commitments

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

The Company has entered into seven non-cancellable operating lease agreements for two office spaces, two dormitories, one storage and three market spaces for the grocery stores expiring through February 2030. Upon adoption of FASB ASU 2016-02, the Company recognized approximately $1.3 million right of use (“ROU”) assets and same amount of lease liabilities based on the present value of the future minimum rental payments of leases, using incremental borrowing rate of 6.09% based on duration of lease terms. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases generally do not contain options to extend at the time of expiration.

Operating lease expenses are allocated between the cost of revenue and selling, general, and administrative expenses. Rent expense (including amounts in cost of goods sold) for continuing operations for the six months ended December 31, 2020 and 2019 was $144,823 and $26,328, respectively. Rent expense (including amounts in cost of goods sold) for discontinued operations for the six months ended December 31, 2020 and 2019 was $67,517 and $98,716, respectively.

The five-year maturity of the Company’s lease obligations is presented below:

Twelve Months Ending December 31,	Operating Lease Amount
2021	$250,298
2022	258,046
2023	267,010
2024	260,152
2025	78,423
Thereafter	316,467
Total lease payments	1,430,396
Less: Interest	(257,469)
Present value of lease liabilities	$1,172,927
Less: present value of lease liabilities – discontinued operations	(493,085)
Present value of lease liabilities – continuing operations	679,842

(1)	Current lease commitment table excludes an existing lease entered by CQ Pengmei in August 2017 due to fire safety requirement not being met by the landlord for which the Company has temporarily stopped operation in August 2018. Per the Company’s PRC counsel, it is more than probable that the Company does not require to fulfill the remaining term of such lease contract.

The Company also leased a pig farm from an unrelated third party and subleased the pig farm to an unrelated third party for the same amount of approximately $18,000 (RMB 120,000) annually from May 8, 2020 to May 7, 2025. The Company did not recognized these transactions as there are no income statements effect with the offset of the lease expenses and sublease income and the result of the recognition of ROU and lease liabilities are immaterial to the Company’s financial statements.

Guarantees

a) Related party

As of December 31, 2020, CQ Penglin, the Company’s CEO, her husband and her elder son, and an unrelated third party Chongqing Education Guaranty Co., Ltd. jointly guaranteed approximately $1.2 million (RMB 8,000,000) loan that a related-party borrowed from the bank (see Note 10):

Name of the party being guaranteed	Guaranteed amount	Guarantee expiration date
CQ Mingwen (borrower)	$1,225,012	December 22, 2021

The Company did not, however, accrue any liability in connection with such a guarantee because the borrowers have been current in its repayment obligation and the Company has not experienced any losses from providing such guarantee. As of the date of this report, the Company has evaluated the guarantee and has concluded that the likelihood of having to make any payments under the guarantee agreement is remote. If CQ Mingwen is unable to repay the loan upon maturity, assets of GA Yongpeng may be liquidated to pay back the loan.

b) CQ Mingwen, a related party, and three other unrelated third parties

As of December 31, 2020, GA Yongpeng guaranteed approximately aggregated of unpaid loan balance of approximately $0.1 million (RMB 809,220) that that four entities, 1) CQ Mingwen, a related party, 2) Chongqing Gangxinyi Trading Co., Ltd., 3) Chongqing Liangxun Trading Co., Ltd., and 4) Chongqing Fu Yong Sheng Food Supermarket Co., Ltd., borrowed from Sichuan Toucu Financial Information Services Co., Ltd. These loan balances are GA Yongpeng’s property and CQ Pengmei’s 100% equity interest. As of December 31, 2020, these loans balance were repaid by the guarantees in full.

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings related to or arise from, lease disputes, commercial disputes, default on guaranteeing third party lease obligations, and default on loans. The Company first determines whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss, the loss will be accrued. The Company discloses a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated.

As of December 31, 2020, the amount of potential losses the Company accrued for are summarized as follows:

Dispute matter	Claim amount
Leases	$62,964

As of December 31, 2020, the amount of potential losses the Company did not accrue for are summarized as follows:

Dispute matter	Claim amount
Guarantees	$257,936

The Company received three complaints related to an approximately $5.1 million (RMB 33,000,000) loan currently in default (See Note 11 – Chongqing Puluosi Small Mortgage Co., Ltd.).

Yong Li filed a lawsuit against Chongqing Fu Yong Sheng Food Supermarket Co., Ltd. (“FYS Supermarket”) and GA Yongpeng in connection with FYS Supermarket’s breach of a supermarket equipment purchase agreement signed on May 7, 2018 by failing to pay off the remaining balance of approximately $0.3 million (RMB 1.7 million). On June 11, 2020, Chongqing Nan’an District People’s Court made a judgement that FYS Supermarket should pay Yong the full remaining balance and the monthly interest rate at 1.5% for the transfer fee and the losses and Yong’s attorney fee approximately $3,100 (RMB 20,000). GA Yongpeng shall bear joint and several liability for the above repayment. FYS Supermarket and GA Yongpeng are also required to pay property guarantee fee approximately $800 (RMB 5,000) and court fee approximately $3,000 (RMB 21,045). As of the date of this report, the Company has evaluated the financial condition of FYS Supermarket and has concluded that the likelihood of having to make any payments is remote. Therefore, the Company did not accrue any contingent liability as of December 31, 2020.

On October 20, 2020, Chongqing Haobangshou Ecommerce Co., Ltd. (“Haobangshou”) filed a lawsuit against CQ Penglin in connection with the $1,531,265 (RMB 10,000,000) loan due on March 24, 2023 and a total of $482,348 (RMB 3,150,000) outstanding payments for goods purchased in July 2020. Haobangshou stated that Haobangshou and CQ Penglin made a verbal deal in July 2020 that CQ Penglin will return the whole balance of $2,013,613 (RMB 13,150,000) within three months but CQ Penglin did not make repayments according to the deal. Therefore, Haobangshou asked CQ Penglin to pay off the full balance of $2,013,613 (RMB 13,150,000) and the interest of the whole balance at the annual interest rate of 12% from August 1, 2020 to the repayment date. Currently, the case is still under review and no verdict was issued as the date of the report.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of Xiangtai WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

Note 17 —Segments

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. Effective on April 3, 2020, after the acquisition of JMC, the Company has determined that it has three operating segments for purposes of allocating resources and evaluating financial performance, which consists of: (1) fresh meat business, (2) feed raw materials business, and (3) grocery stores (discontinued). Prior period numbers are broken down for comparative purpose.

The following tables present summary information by segment for the six months ended December 31, 2020 and 2019:

For the six months ended December 31, 2020	Fresh meat	Feed raw materials	Total (continuing operations)	Grocery stores (discontinued operations)
Revenues	$37,656,117	$62,394,358	$100,050,475	$-
Cost of revenues	37,207,881	59,387,918	96,595,799	-
Gross profit	448,236	3,006,440	3,454,676	-
Depreciation and amortization	260,294	3,280	263,574	1,618
Total capital expenditures	$-	$-	$-	$-

For the six months ended December 31, 2019	Fresh meat	Feed raw materials	Total (continuing operations)	Grocery stores (discontinued operations)
Revenues	$50,036,795	$-	$50,036,795	$1,179,541
Cost of revenues	46,055,674	-	46,055,674	1,068,297
Gross profit	3,981,121	-	3,981,121	111,244
Depreciation and amortization	311,970	-	311,970	6,456
Total capital expenditures	$35,906	$-	$410,444	$-

Total assets as of:

	December 31, 2020	June 30, 2020
	(Unaudited)
Fresh meat business	$54,752,839	$50,044,169
Feed raw materials business	30,407,470	12,446,388
Grocery stores - discontinued	590,314	642,637
Holding companies	108,299	216,240
Total Assets	$85,858,922	$63,349,434

Note 19 – Subsequent events

Conversion of Convertible Debenture

Subsequent to December 31, 2020, the Debenture holder converted principal and interest value of $1,700,000 and $76,356, respectively, into a total of 2,037,714 of the Company’s ordinary shares at weighted average conversion price of $0.87, resulted in a remaining convertible debentures balance of $1,300,000.

Conversion and Amendment of Convertible Debenture

As previously disclosed in Note 14, the Company entered into two securities purchase agreements with an accredited investor (the “Debenture Holder”) to place three 2019 Convertible Debentures with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $5,000,000 and to place four 2020 Convertible Debentures with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $2,000,000.

On January 22, 2021, the Company entered in an amendment agreement with the Debenture Holder to amend the “Floor Price” of the Third Convertible Debenture to $0.80 per share for the next $400,000 of principal plus accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Third Convertible Debenture shall remain unchanged at $3.00 per share. On April 14, 2021, the Company entered in an amendment agreement with the Debenture Holder to amend the “Floor Price” of the Fourth Convertible Debenture to $0.80 per share.

Suspension of the Facilities Operation in Fulin, Chongqing

On March 5, 2021, CQ Penglin, a variable interest entity of the Company, suspended its operation within its facilities located in Fulin, Chongqing (the “Facility”) pursuant to a court order in connection with certain legal claim filed by Chongqing Puluosi Small Mortgage Co., Ltd. against CQ Penglin, as previously disclosed in the Company’s annual report on Form 20-F. The sale was ordered to enforce the repayment of the debt obligations by CQ Penglin to Chongqing Puluosi Small Mortgage Co., Ltd and liens attached to assets owned by CQ Penglin. The facility has a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. The facility was used to produce our processed meat products, including sausage, bacon, spam, cured pork, and soy sauce braised meats.

In connection with the same legal claims as discussed above, the court attached a lien against a facility of GA Yongpeng, pursuant to which the facility cannot be sold, transferred or otherwise disposed without approval of the court. The facility has a processing area of 28,000 square meters, and is being used for hog slaughtering.

The facility held approximately $3.7 million in assets as of December 31, 2020, representing approximately 4.4% of the Company’s total assets. Aggregate revenue generated from the facility accounted for approximately 35.9% and 95.3% of the Company’s total revenue in for the six months ended December 31, 2020 and 2019, respectively.

The operation of GA Yongpeng has not been interrupted, but may be interrupted in the future if the court orders it to suspend operation in such facility or enforce a sale to satisfy debt obligations of GA Yongpeng. In the event that the facility is suspended or sold, our financial condition and results of operations may be adversely affected as a result.

Issuance of ordinary shares for compensation

On May 4, 2021, the Company entered into a debt settlement and mutual release agreement with Mr. Xiaohui Wu, the President of the Company. As of the date of the Agreement, the Company was indebted to Mr. Wu accrued but unpaid salary in the amount of $240,000 (the “Debt”). In order to settle the Debt, the Company agreed to issue, and Mr. Wu agreed to accept 300,000 ordinary shares (the “Shares”) of the Company, valued at $0.80 per share. On May 18, 2021, pursuant to the Agreement, the Company issued the Shares to Mr. Wu.

Private Placement

On May 7, 2021, the Company closed a private placement pursuant to certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended. Pursuant to the SPA, the Company sold 5,580,000 ordinary shares at a per share purchase price of $0.80. The Company received $4,464,000 in gross proceeds from this offering. The Company plans to use the proceeds for working capital and other general corporate purposes. The Company may also use the proceeds to acquire certain business or assets that the Board of Directors may deem appropriate for the growth of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Shareholders and the Board of Directors of

China Xiangtai Food Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of China Xiangtai Food Co., Ltd. and subsidiaries (the “Company”) as of June 30, 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the year ended June 30, 2020 and related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the year ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2020

Hackensack, New Jersey,

November 17, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of China Xiangtai Food Co., Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of China Xiangtai Food Co., Ltd. and Subsidiaries (collectively, the “Company”) as of June 30, 2019 and 2018, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the result of its operations and its cash flows for each of the years in the three-year period ended June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Friedman LLP

We have served as the Company’s auditor since 2017.

New York, New York

November 6, 2019

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,533,237	$3,196,990
Accounts receivable, net	40,572,757	39,522,737
Other receivables, net	148,894	238,383
Prepayments, net	7,720,452	213,596
Security deposits, net	237,409	2,352,742
Current assets of discontinued operations	63,185	174,467
Total current assets	50,275,934	45,698,915

OTHER ASSETS
Plant and equipment, net	3,455,993	3,335,229
Intangible assets, net	437,989	462,738
Goodwill	5,185,866	-
Operating lease right-of-use assets	2,725,747	-
Deferred tax assets	648,768	-
Other receivables	39,685	9,597
Other assets of discontinued operations	579,452	1,844,838
Total other assets	13,073,500	5,652,402

Total assets	$63,349,434	$51,351,317

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term loans - banks	$4,359,210	$4,150,309
Loans from third parties	5,013,117	2,449,048
Short-term loans - related parties	-	329,120
Current maturities of long-term loan - bank	777,558	-
Convertible debenture, net	4,768,312	-
Accounts payable	7,510,432	8,654,056
Customer deposits	1,266,073	704,354
Customer deposits - related party	27,395	29,643
Other payables and accrued liabilities	1,942,014	420,359
Other payables - related parties	2,234,980	1,245,864
Operating lease liabilities	49,171	-
Taxes payable	3,342,127	2,974,059
Current liabilities of discontinued operations	1,445,201	1,872,053
Total current liabilities	32,735,590	22,828,865

OTHER LIABILITIES
Long-term loan - bank	-	866,231
Loans from third parties	2,074,871	3,131,007
Long-term loans - related parties	713,325	-
Operating lease liabilities - noncurrent	581,083	-
Other liabilities of discontinued operations	417,729	-
Total other liabilities	3,787,008	3,997,238

Total liabilities	36,522,598	26,826,103

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Ordinary shares, $0.01 par value, 50,000,000 shares authorized, 23,971,084 and 21,964,027 shares issued and outstanding as of June 30, 2020 and 2019, respectively	239,711	219,640
Additional paid-in capital	15,765,411	11,031,937
Deferred share compensation	(47,708)	-
Statutory reserves	1,670,367	1,496,642
Retained earnings	7,034,899	12,085,566
Accumulated other comprehensive loss	(856,218)	(308,571)
Total China Xiangtai Food Co., Ltd. shareholders' equity	23,806,462	24,525,214

NONCONTROLLING INTERESTS	3,020,374	-

Total equity	26,826,836	24,525,214

Total liabilities and shareholders' equity	$63,349,434	$51,351,317

The accompanying notes are an integral part of these consolidated financial statements.

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2020	2019	2018
REVENUES
Supermarket and grocery store	$5,827,319	$3,856,358	$3,750,904
Farmers' market	80,473,936	95,222,909	97,353,320
Feed raw material	24,250,247	-	-
Total revenues	110,551,502	99,079,267	101,104,224

COST OF REVENUES
Supermarket and grocery store	4,961,552	3,256,439	3,193,830
Farmers' market	76,192,444	87,172,588	88,258,923
Feed raw material	22,219,528	-	-
Total cost of revenues	103,373,524	90,429,027	91,452,753

GROSS PROFIT	7,177,978	8,650,240	9,651,471

OPERATING EXPENSES:
Selling	794,193	550,574	708,531
General and administrative	4,167,587	1,277,820	981,347
Provision for doubtful accounts	770,192	743,986	918,940
Stock compensation expense	930,223	-	-
Total operating expenses	6,662,195	2,572,380	2,608,818

INCOME FROM OPERATIONS	515,783	6,077,860	7,042,653

OTHER INCOME (EXPENSE)
Interest income	3,048	2,163	388,781
Interest expense	(1,673,563)	(730,780)	(1,282,291)
Other finance expenses	(417,549)	(118,394)	(141,284)
Other (expense) income, net	(89,405)	9,012	(18,596)
Provision for doubtful accounts - security deposit	(718,437)	-	-
Provision for doubtful accounts - loan receivable	-	-	(1,506,778)
Total other expense, net	(2,895,906)	(837,999)	(2,560,168)

(LOSS) INCOME BEFORE INCOME TAXES	(2,380,123)	5,239,861	4,482,485

PROVISION FOR INCOME TAXES	223,173	213,649	714,376

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(2,603,296)	5,026,212	3,768,109

NET LOSS FROM DISCONTINUED OPERATIONS	(1,796,237)	(662,621)	-

NET (LOSS) INCOME	(4,399,533)	4,363,591	3,768,109

Less: Net income attributable to non-controlling interest from continuing operations	477,409	-	-

NET (LOSS) INCOME ATTRIBUTABLE TO CHINA XIANGTAI FOOD CO., LTD.	$(4,876,942)	$4,363,591	$3,768,109

NET (LOSS) INCOME	$(4,399,533)	$4,363,591	$3,768,109

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(559,320)	(267,546)	133,553

TOTAL COMPREHENSIVE (LOSS) INCOME	(4,958,853)	4,096,045	3,901,662

Less: Comprehensive income attributable to non-controlling interests from continuing operations	465,736	-	-

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO CHINA XIANGTAI FOOD CO., LTD.	$(5,424,589)	$4,096,045	$3,901,662

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	22,417,524	20,319,723	20,000,000
Diluted	22,417,524	20,944,951	20,083,151

(LOSS) EARNINGS PER SHARE - BASIC
Continuing operations	$(0.14)	$0.24	$0.19
Discontinued operations	$(0.08)	$(0.03)	$-

(LOSS) EARNINGS PER SHARE - DILUTED
Continuing operations	$(0.14)	$0.24	$0.19
Discontinued operations	$(0.08)	$(0.03)	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

							Accumulated
			Additional	Deferred	Retained earnings		other
	Ordinary shares		paid-in	share	Statutory		comprehensive	Noncontrolling
	Shares	Par value	capital	compensation	reserves	Unrestricted	loss	interests	Total
BALANCE, June 30, 2017	20,000,000	$200,000	$4,655,943	$-	$562,210	$4,888,298	$(174,578)	$-	$10,131,873
Net income	-	-	-		-	3,768,109	-	-	3,768,109
Statutory reserves	-	-	-	-	378,606	(378,606)	-	-	-
Foreign currency translation	-	-	-	-	-	-	133,553	-	133,553
BALANCE, June 30, 2018	20,000,000	200,000	4,655,943	-	940,816	8,277,801	(41,025)	-	14,033,535
Issuance of ordinary shares through private placements	66,667	667	199,333	-	-	-	-	-	200,000
Issuance of ordinary shares in connection with redemption rights	725,000	7,250	1,792,750	-	-	-	-	-	1,800,000
Issuance of ordinary shares through initial public offering, net	1,172,360	11,723	4,383,911	-	-	-	-	-	4,395,634
Net income	-	-	-	-	-	4,363,591	-	-	4,363,591
Statutory reserves	-	-	-	-	555,826	(555,826)	-	-	-
Foreign currency translation	-	-	-	-	-	-	(267,546)	-	(267,546)
BALANCE, June 30, 2019	21,964,027	219,640	11,031,937	-	1,496,642	12,085,566	(308,571)	-	24,525,214
Issuance of ordinary shares for services	180,000	1,800	762,700	(114,500)	-	-	-	-	650,000
Amortization of deferred share compensation	-	-	-	66,792	-	-	-	-	66,792
Options issued to directors	-	-	213,431	-	-	-	-	-	213,431
Issuance of ordinary shares for acquisition	1,000,000	10,000	2,648,909	-	-	-	-	-	2,658,909
Fair value of noncontrolling interest acquired	-	-	-	-	-	-	-	2,554,638	2,554,638
Fair value of beneficial conversion feature of convertible debenture	-	-	259,540	-	-	-	-	-	259,540
Conversion convertible debenture into ordinary shares	827,057	8,271	848,894	-	-	-	-	-	857,165
Net (loss) income	-	-	-	-	-	(4,876,942)	-	477,409	(4,399,533)
Statutory reserves	-	-	-	-	173,725	(173,725)	-	-	-
Foreign currency translation	-	-	-	-	-	-	(547,647)	(11,673)	(559,320)
BALANCE, June 30, 2020	23,971,084	$239,711	$15,765,411	$(47,708)	$1,670,367	$7,034,899	$(856,218)	$3,020,374	$26,826,836

The accompanying notes are an integral part of these consolidated financial statements.

CHINA XIANGTAI FOOD CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,399,533)	$4,363,591	$3,768,109
Net loss from discontinued operations	(1,796,237)	(662,621)	-
Net (loss) income from continuing operations	(2,603,296)	5,026,212	3,768,109
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	508,354	521,925	542,189
Provision for doubtful accounts	1,488,629	743,986	2,425,718
Stock compensation expense	930,223	-	-
Late payment penalty expense	500,000	-	-
Amortization of operating lease right-of-use assets	73,346	-	-
Amortization of convertible debenture issuance cost and discount	357,853	-	-
Deferred tax (benefit) expense	(166,673)	213,649	(126,936)
Change in operating assets and liabilities
Accounts receivable	2,615,184	(16,864,582)	(12,021,191)
Accounts receivable - related party	-	-	(40,780)
Other receivables	52,333	(157,440)	(88,954)
Inventories	318,478	2,647	291,594
Prepayments	(5,556,930)	93,508	209,777
Security deposits	1,388,179	(1,476,090)	-
Loan receivables - interest	-	727,338	(384,788)
Accounts payable	(4,206,084)	5,852,139	68,175
Customer deposits	(3,329,873)	73,946	554,889
Customer deposits - related party	(1,421)	(723)	32,049
Other payables and accrued liabilities	1,564,210	165,216	245,373
Operating lease liabilities	(45,716)	-	-
Taxes payable	452,831	35,087	929,745
Net cash used in operating activities from continuing operations	(5,660,373)	(5,043,182)	(3,595,031)
Net cash used in operating activities from discontinued operations	(251,646)	(224,079)	-
Net cash used in operating activities	(5,912,019)	(5,267,261)	(3,595,031)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	(700,399)	(20,635)	(89,351)
Repayments from loan to third party	-	1,171,945	-
Cash received from acquisition of JMC	859,461	-	-
Net cash provided by (used in) investing activities from continuing operations	159,062	1,151,310	(89,351)
Net cash provided by investing activities from discontinued operations	-	42,234	-
Net cash provided by (used in) investing activities	159,062	1,193,544	(89,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments from other receivables - related parties, net	-	741	2,736,001
(Repayments of) proceeds from other payables - related parties, net	(2,028,451)	701,245	609,048
Proceeds from issuance of ordinary shares through private placements	-	200,000	-
Proceeds from issuance of ordinary shares through initial public offering, net	-	4,395,634	-
Proceeds from issuance of ordinary shares with redemption rights	-	-	1,800,000
Proceeds from short-term loans - banks	469,288	4,535,428	6,148,734
Repayments of short-term loans - banks	(1,137,574)	(4,755,264)	(11,375,158)
Proceeds from short-term loans - third parties	770,906	1,174,453	11,134,708
Repayments of short-term loans - third parties	(1,638,334)	(322,285)	(6,138,861)
Proceeds from short-term loans - related parties	-	331,075	-
Proceeds from long-term loan - banks	-	923,830	-
Repayments of long-term loan - banks	(64,619)	(1,004,659)	-
Proceeds from long-term loans - third parties	2,040,691	-	-
Repayments of long-term loans - third parties	(2,844)	-	-
Proceeds from long-term loans - related parties	472,132	-	-
Repayments of long-term loans - related parties	(76,793)	-	-
Repayments of notes payable	-	-	(1,537,184)
Proceeds from convertible debentures, net of issuance costs	5,480,000	-	-
Changes in security deposits	(15,069)	648,828	615,426
Net cash provided by financing activities from continuing operations	4,269,333	6,829,026	3,992,714
Net cash used in financing activities from discontinued operations	(192,325)	(178,500)	-
Net cash provided by financing activities	4,077,008	6,650,526	3,992,714

EFFECT OF EXCHANGE RATE ON CASH	(4,296)	320,103	(10,769)

CHANGES IN CASH	(1,680,245)	2,896,912	297,563

CASH AND CASH EQUIVALENTS, beginning of year	3,216,005	319,093	21,530

CASH AND CASH EQUIVALENTS, end of year	1,535,760	3,216,005	319,093

LESS: CASH AND CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS	2,523	19,015	-

CASH AND CASH EQUIVALENTS FROM CONTINUING OPERATIONS	$1,533,237	$3,196,990	$319,093

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$-	$-
Cash paid for interest	$488,360	$823,551	$1,389,533

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Other receivable - related party offset with other payable - related party upon execution of the tri-party offset agreement	$1,195,585	$439,479	$50,627
Issuance of ordinary shares with redemption rights of mezzanine equity	$-	$1,800,000	$-
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$3,240,920	$-	$-
Issuance of ordinary shares for acquisition	$2,658,909	$-	$-
Conversion of convertible debenture into ordinary shares	$857,165	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a holding company incorporated on January 23, 2018, under the laws of the Cayman Islands. The Company has no substantive operations other than holding all of the outstanding share capital of WVM Inc. (“Xiangtai BVI”). Xiangtai BVI is also a holding company holding all of the outstanding equity of CVS Limited, (“Xiangtai HK”). Xiangtai HK is also a holding company holding all of the outstanding equity of Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (“Xiangtai WFOE”).

The Company, through its variable interest entity (“VIE”), Chongqin Penglin Food Co., Ltd. (“CQ Penglin”) and through its wholly-owned subsidiary, Guang’an Yongpeng Food Co., Ltd. (“GA Yongpeng”), engages in slaughtering, processing, packing and selling various processed meat products. On July 2, 2018, the Company acquired Chongqing Pengmei Supermarket Co. Ltd., (“CQ Pengmei”) that operated two grocery stores under common control of Ms. Zeshu Dai, its CEO, and her spouse in the city of Chongqing. The operations of these two grocery stores started in November 2017. The acquisition price was at the carrying value on CQ Pengmei books and records for a total of approximately $0.9 million (RMB 5,949,052). In February 2020, the Company discontinued its grocery stores business as the Company has been operating at losses in this business. As a result, the results of operations for the Company’s grocery stores business are reported as discontinued operations under the guidance of Accounting Standards Codification 205.

On April 3, 2020, the Company entered into a Share Purchase Agreement (“SPA”) with Xiangtai WFOE, Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”), which engages in raw feed material and formula solution wholesales business, and the shareholders of JMC (“JMC Shareholders”). Pursuant to the SPA, the Company shall issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of the Company, valued at a price of $1.77 per share, the closing price of the Company’s ordinary share on April 3, 2020, for an aggregate discounted purchase price of $2,658,909 with probability of contingent considerations, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements with Xiangtai WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income. (See Note 4).

The Company’s headquarter is located in the city of Chongqing, a direct-controlled municipality of the People’s Republic of China (the “PRC” or “China”). All of the Company’s business activities are carried out by CQ Penglin, GA Yongpeng, CQ Pengmei and JMC.

In May 2018, Xiangtai Cayman completed its reorganization of entities under the common control of one major shareholder, Zeshu Dai, who obtained 100% control of China Meitai Food Co., Ltd. (“China Meitai”), which has 64.17% ownership in Xiangtai Cayman, through an entrustment agreement with a third party prior to the reorganization, which the third party entrusted its voting power, personnel appointment power and other power-related to operating and managing of China Meitai, and therefore effectively the control of Xiangtai Cayman, to Ms. Dai to the extent permitted by the laws of the British Virgin Islands.

Ms. Dai entered into a call option agreement with a third party who is currently the sole shareholder of China Meitai. Pursuant to the call option agreement, the third party granted Ms. Dai an option that upon the closing of the initial public offering of the Company, Ms. Dai can exercise control of 97.74% of the shares of China Meitai. After excising the option shares in China Meitai, Ms. Dai indirectly owns 62.73% shares of the Company through China Meitai concurrently with the completion of the reorganization in May 2019.

Xiangtai Cayman, Xiangtai BVI and Xiangtai HK were established as the holding companies of Xiangtai WFOE. Xiangtai WFOE is the primary beneficiary of CQ Penglin and is the holding company of GA Yongpeng, and all of these entities included in Xiangtai Cayman are under common control of Ms. Dai and her immediate family members. As the 97.7% major shareholder in China Meitai, upon exercising the option shares, who collectively owns 100% of CQ Penglin and 100% of GA Yongpeng prior to the reorganization, causing the consolidation of CQ Penglin and GA Yongpeng which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of Xiangtai Cayman.

On May 10, 2019, the Company closed its initial public offering of an aggregate of 1,172,360 ordinary shares, par value $0.01 per share, at a public offering price of $5.00 per share, for gross proceeds of $5,861,800 (the “Closing”). The Company received net proceeds (after deducting underwriting discounts and commissions and other offering fees and expenses) of approximately $4.4 million from the offering.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements reflect the activities of Xiangtai Cayman and each of the following entities:

Name	Background	Ownership
Xiangtai BVI	· A British Virgin Islands company	100%
Xiangtai HK	· A Hong Kong company	100% owned by Xiangtai BVI
Xiangtai WFOE	· A PRC limited liability company and deemed a wholly foreign-owned enterprise (“WFOE”)	100% owned by Xiangtai HK
CQ Penglin	· A PRC limited liability company · Slaughtering, processing, packing, and selling various processed meat products.	VIE of Xiangtai WFOE
GA Yongpeng	· A PRC limited liability company · Slaughtering, processing, packing and selling various processed meat products.	100% owned by Xiangtai WFOE
CQ Pengmei	· A PRC limited liability company · Grocery stores selling daily necessities	100% owned by Xiangtai WFOE
JMC	· A PRC limited liability company · Feed raw materials and formula solutions wholesales.	51 % VIE of Xiangtai WFOE

Contractual Arrangements

CQ Penglin

CQ Penglin’s PRC business license includes business activities of marketing survey service in the livestock industry and it is being included as a social survey category, which is within the business category in which foreign investment is restricted pursuant to the current PRC regulations. As such, CQ Penglin is controlled through contractual agreements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of five agreements (collectively the “Contractual Arrangements”). The significant terms of the Contractual Agreements are as follows:

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE is engaged as the exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin agrees to pay service fees determined based on all of their net income to Xiangtai WFOE or Xiangtai WFOE has the obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect for 30 years until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and CQ Penglin then may extend without reservation.

Business Cooperation Agreement

Pursuant to the business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time.

Equity Option Agreements

Pursuant to the equity option agreements, as amended, among the shareholders who collectively owned all of CQ Penglin and Xiangtai WFOE, and CQ Penglin. These shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, these shareholders of CQ Penglin are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin has been transferred to Xiangtai WFOE or its designee.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Pledge Agreements

Pursuant to the equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledge all of the equity interests in CQ Penglin to Xiangtai WFOE as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreements

Pursuant to the voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary financial support to CQ Penglin whether or not CQ Penglin incurs a loss, and agrees not to request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect for 30 years until October 8, 2047.

Based on the foregoing contractual arrangements, which grant Xiangtai WFOE effective control of CQ Penglin, obligate Xiangtai WFOE to absorb all of the risks of loss from their activities, and enable Xiangtai WFOE to receive all of their expected residual returns, the Company accounts for CQ Penglin as a VIE.

The Company consolidates the accounts of CQ Penglin for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

JMC

JMC is a private enterprise specializing in feed raw material sales and feed formula solutions. JMC has entered strategic alliances with large grain and oil companies and has obtained general distributorship in Chongqing, Sichuan and other places in the PRC. To provide distribution service, JMC needs to conduct market research and to collect and analyze the relating market data, which is regarded as marketing service, which is within the business category in which foreign investment is restricted pursuant to the current PRC regulations. As such, JMC is controlled through contractual agreements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of five agreements (collectively the “Contractual Arrangements”). The significant terms of the Contractual Agreements are as follows:

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement, as amended, between Xiangtai WFOE and JMC, Xiangtai WFOE is engaged as the exclusive provider of management consulting services to JMC. For such services, JMC agrees to pay service fees determined based on 51% of their net income to Xiangtai WFOE or Xiangtai WFOE has the obligation to absorb 51% of the losses of JMC.

The technical consultation and services agreement, as amended, remains in effect for 20 years until April 2, 2040. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and JMC then may extend without reservation.

Equity Option Agreement

Pursuant to the equity option agreement, a shareholder who owned 51% of JMC, Xiangtai WFOE, and JMC. This shareholder severally grant Xiangtai WFOE an option to purchase her 51% equity interests in JMC. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of JMC, this shareholder of JMC is required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired the 51% equity interests of JMC, and may transfer the option to any third party. The agreements will terminate at the date on which all of this shareholder’s 51% equity interests of JMC has been transferred to Xiangtai WFOE or its designee.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Pledge Agreement

Pursuant to the equity pledge agreement, a shareholder who owned 51% of JMC pledges all of her 51% equity interests in JMC to Xiangtai WFOE as collateral to secure the obligations of JMC under the exclusive consulting services and operating agreement. This shareholder may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of JMC. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to the voting rights proxy and financial supporting agreement, a 51% shareholder of JMC give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to JMC and to exercise all of their rights as the 51% shareholder of JMC, including the right to attend shareholders meeting, to exercise voting rights and to transfer all 51% or a part of her equity interests in JMC. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary 51% financial support to JMC whether or not JMC incurs a loss, and agrees not to request repayment if JMC is unable to do so. The agreements shall remain in effect for 20 years until April 2, 2040.

Based on the foregoing contractual arrangements, which grant Xiangtai WFOE effective 51% control of JMC, obligate Xiangtai WFOE to absorb 51% of the risks of loss from their activities, and enable Xiangtai WFOE to receive 51% of their expected residual returns, the Company accounts for JMC as a VIE.

The Company consolidates the accounts of JMC beginning on April 3, 2020, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries, and its VIE. All intercompany transactions and balances are eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets, and allowance for doubtful accounts. Actual results could differ from these estimates.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive loss amounted to $(856,218) and $(308,571) as of June 30, 2020 and 2019, respectively. The balance sheet amounts, with the exception of shareholders’ equity at June 30, 2019 and 2018 were translated at 7.07 RMB and 6.87 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to the statement of income accounts for the years ended June 30, 2020, 2019 and 2018 were 7.03 RMB, 6.83 RMB and 6.51 RMB to $1.00, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Business combinations

The purchase of price of an acquired company is allocated between tangible and intangible assets acquired and liabilities assumed from the acquired business based on their estimated fair values, with the residual of the purchase price recorded as goodwill. The results of operations of the acquired business are included in the Company’s operating results from the date of acquisition.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and time deposits placed with banks or other financial institutions and have original maturities of less than three months.

Accounts receivable

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 30 days. In establishing the required allowance for doubtful accounts, management considers historical experience, aging of the receivables, the economic environment, trends in the food industry and the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. The Company provides an allowance for doubtful accounts provision of 25% for accounts receivable balances that are past due more than 180 days but less than 270 days, an allowance for doubtful accounts provision of 50% of for accounts receivable past due from 270 days but less than one year, an allowance for doubtful accounts provision of 100% for accounts receivable past due beyond one year, plus additional amounts as necessary when the Company’s collection department determines the collection of the full amount is remote and the Company’s management approves 100% of the allowance for doubtful accounts. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The Company’s management has continued to evaluate the reasonableness of its valuation allowance policy and will update it if necessary.

Other receivables

Other receivables primarily include advances to employees, amounts due from unrelated entities, VAT tax refunds, and other deposits. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes the collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of June 30, 2020 and 2019, allowance for the doubtful accounts were $50,363 and $48,203 for continuing operations, respectively. As of June 30, 2020 and 2019, no allowance for the doubtful accounts was recognized for discontinued operations, respectively.

Inventories

Inventories are comprised of finished goods and are stated at the lower of cost or net realizable value using the weighted average method. Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory when the carrying value exceeds net realizable value.

Prepayments

Prepayments are cash deposited or advanced to services providers for future inventory purchases or future services. This amount is refundable and bears no interest.

Security deposits

Security deposits include loan deposits to service providers who assisted the Company as a third party guarantor in the Company’s bank loans and sales performance deposits to guarantee the Company’s sales contracts. These amounts are non-interest bearing and refundable upon the repayments of the loans or notes payable or fulfillment of sales contracts. Security deposits considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of June 30, 2020 and 2019, allowance for the doubtful accounts were $715,024 and $0 for continuing operations, respectively. As of June 30, 2020 and 2019, no allowance for the doubtful accounts was recognized for discontinued operations, respectively.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with a 0% or 5% residual value. The estimated useful lives are as follows:

Useful Life
Building	10-20 years
Electronic devices	5-10 years
Automobile	5-10 years
Office equipment	5 years
Leasehold improvements	Shorter of the lease term or useful life

The cost and related accumulated depreciation and amortization of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Construction-in-progress represents contractor and labor costs, design fees and inspection fees in connection with the construction projects. No depreciation is provided for construction-in-progress until it is completed and placed into service.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets, net

Intangible assets are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. All land in the PRC is owned by the government; however, the government grants “land-use rights.” The Company has obtained rights to use various parcels of land for 50 years. The Company amortizes the cost of the land use rights over their useful life using the straight-line method.

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive income (loss). Impairment losses on goodwill are not reversed.

The Company reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. The Company has the opinion to access qualitative factors to determine whether it is necessary to perform the two-step in accordance with ASC 350-20. If the Company believes, as a result of the qualitative carrying amount, the two-step quantities impairment test described below is required.

The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required.

If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business acquisition with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive income (loss). Impairment losses on goodwill are not reversed. For the years ended June 30, 2020, 2019 and 2018, no impairment was recorded for goodwill.

Impairment for long-lived assets

Long-lived assets, including plant and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2020 and 2019, no impairment of long-lived assets was recognized for continuing operations. As of June 30, 2020 and 2019, $724,987 and $0 impairment of long-lived assets was recognized for discontinued operations, respectively.

Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under FASB Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” and FASB ASC Topic 815 “Derivatives and Hedging”. The embedded conversion features of convertible debentures not separately accounted for as a derivative and contained considered to be derivative instruments provide for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”) required to separate the instruments into debt and equity. A BCF is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is “in the money” if the effective conversion price is lower than the commitment date fair value of the share into which it is convertible. The relative fair values of the BCF were recorded as discounts from the face amount of the respective debt instrument. The Company amortized the discount using the straight-line method which approximates the effective interest method through maturity of such instruments.

Fair value measurement

The accounting standard regarding the fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Long-term bank loan on the balance sheets is at carrying value, which approximates fair value as the bank was lending the money to the Company at the market rate.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue recognition

Prior to June 30, 2018, revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured.

Revenues are recognized at the date of goods delivered and title passed to customers or agents, when a formal arrangement exists, the price is fixed or determinable, the Company has no other significant obligations and collectability is reasonably assured. The Company’s revenues come from three channels: supermarkets, farmers’ markets and feed raw materials. The products sold in supermarkets together with feed raw materials are processed products are subject to a Chinese value-added tax (“VAT”) when sold in the PRC. The products sold at farmers’ markets are fresh-killed hog and hog’s byproducts. These products sold in the PRC are not subject to a Chinese VAT. VAT taxes are presented as a reduction of revenue.

On July 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC 606) using the modified retrospective method for contracts that were not completed as of June 30, 2018. The core principle underlying the revenue recognition ASU is that the Company recognizes revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or overtime, based on when control of goods and services transfers to a customer.  The Company’s revenue streams are primarily recognized at a point in time.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and determined that there were no differences in the pattern of revenue recognition. Disaggregated revenue by the Company’s revenue streams, such as supermarket and grocery store revenue, famers’ market revenue and feed raw material revenue are required to be disclosed upon adoption, which has been reflected in the accompanying consolidated statements of income and comprehensive income.

Gross versus Net Revenue Reporting

The Company also engages in trading of chilled fresh pork. The determination of whether revenues should be reported on a gross or net basis is based on its assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company controls the products prior to transferring it. When the Company controls the product, the promise is to provide and deliver the products and revenue is presented gross. When the Company does not control the products, the promise is to facilitate the sale and revenue is presented net.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

In general, the Company does not control the products as it has no obligation to (i) fulfill the resale products delivery, and (ii) bear any inventory risk. In addition, when establishing the selling prices for delivery of the resale products, the Company has such discretion of establishing price to ensure it would generate profit for the services of the products delivery arrangements. The Company believes that all these factors indicate that the Company is acting as an agent in this transaction. As a result, revenue from the trading of chilled fresh pork is presented on a net basis.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cost of revenues

Cost of revenues comprised of the cost of raw materials and the cost of processing and overhead expenses on sold products.

Shipping and handling

Shipping and handling costs are expensed as incurred and included in selling expenses.

Advertising costs

Advertising costs from continuing operations amounted to $16,913, $2,583, and $4,320 for the years ended June 30, 2020, 2019 and 2018, respectively. Advertising costs from discontinued operations amounted to $0, $12,293, and $0 for the years ended June 30, 2020, 2019 and 2018, respectively. Advertising costs are expensed as incurred and included in selling expenses.

Leases

Effective July 1, 2019, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On July 1, 2019, the Company recognized approximately $1.3 million right of use (“ROU”) assets and same amount of lease liabilities based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 6.09% based on the duration of lease terms.

Operating lease ROU assets and lease liabilities are recognized at the adoption date of July 1, 2019 or the commencement date, whichever is earlier, based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company use its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

Stock-based compensation

The Company records stock compensation expense for employees at fair value on the grant date and recognizes the expense over the employee’s requisite service period. The Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination rate. The risk-free interest rate for the expected term of an option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current and expected dividend policy.

The Company records stock compensation expense for non-employees at fair value on the grant date and recognizes the expense over the service provider’s requisite service period.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2017 to 2019 are subject to examination by any applicable tax authorities.

Earnings per share (“EPS”)

Basic earnings per share are computed by dividing income available to ordinary shareholders by the weighted average ordinary shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. Ordinary shares equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted earnings per share. Dilution is computed by applying the treasury share method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase ordinary shares at the average market price during the period.

A total of 725,000 issued and outstanding ordinary shares with redemption rights prior to the redemption right removal on May 10, 2019 are included in the diluted earnings per share calculation with a weighted average effect of 623,699 and 83,151 ordinary shares for the years ended June 30, 2019 and 2018, respectively as if the shares were issued without any redemption right. A total of 4,667 warrants with weighted average effect of 1,867 ordinary shares using treasury share method are included in the diluted EPS calculation for the year ended June 30, 2019.

A total of 67,500 vested stock options issued on August 1, 2019, a total of $1.2 million principal value of convertible debts with floor conversion price of $1.0 issued on November 22, 2019, a total of $1.8 million principal value of convertible debts issued on December 30, 2019 with floor conversion price of $1.0, a total of $1.0 million principal value of convertible debts issued on March 9, 2020 with floor conversion price of $3.0, a total of $0.7 million principal value of convertible debts issued on March 9, 2020 with floor conversion price of $3.0, and a total of 1,000,000 contingent shares to be issued to JMC Shareholders are excluded in the diluted EPS calculation for the year ended June 30, 2020 due to its anti-diluted effect.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans from continuing operations were $54,882, $73,201 and $54,804 for the years ended June 30, 2020, 2019 and 2018, respectively. Total expenses for the plans from discontinued operations were $7,758, $22,130 and $0 for the years ended June 30, 2020, 2019 and 2018, respectively.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently issued accounting pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The adoption of this ASU on July 1, 2020 did not have a material effect on the Company’s consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard.  The new effective date for these preparers is for fiscal years beginning after December 15, 2022.   The Company has not early adopted this update and it will become effective on July 1, 2023 assuming the Company will remain an emerging growth company, which qualified as smaller reporting company, at that date. The Company is currently evaluating the impact of ASU 2019-05 will have on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard will have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year of segregating the selling and general and administrative expenses for comparative purpose. These reclassifications have no effect on the reported revenues, net income (loss) or total assets.

Certain prior year amounts have been reclassified to conform to the current year of discontinued operations presentation. These reclassifications have no effect on the accompanying statements of operations and cash flows.

F-16

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Variable interest entity (“VIE”)

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Xiangtai WFOE is deemed to have a controlling financial interest and be the primary beneficiary of CQ Penglin and JMC because it has both of the following characteristics:

(1)	The power to direct activities at CQ Penglin and JMC that most significantly impact such entity’s economic performance, and

(2)	The obligation to absorb losses of, and the right to receive benefits from CQ Penglin and JMC that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, CQ Penglin pays service fees equal to all of its net income to Xiangtai WFOE and JMC pays service fees equal to 51% of its net income to Xiangtai WFOE. At the same time, Xiangtai WFOE is obligated to absorb all of CQ Penglin’s losses and to absorb 51% of JMC’s losses. The Contractual Arrangements are designed so that CQ Penglin and JMC operate for the benefit of Xiangtai WFOE and ultimately, the Company. Accordingly, the accounts of CQ Penglin and JMC are consolidated in the accompanying consolidated financial statements. In addition, its financial positions and results of operations are included in the Company’s consolidated financial statements.

The carrying amount of VIE’s consolidated assets and liabilities are as follows:

	June 30, 2020	June 30, 2019
Current assets	$48,347,542	$39,258,826
Property and equipment, net	1,403,707	868,435
Other noncurrent assets	3,558,210	162,142
Total assets	53,309,459	40,289,403
Total liabilities	(42,919,217)	(30,645,069)
Net assets	$10,390,242	$9,644,334

	June 30, 2020	June 30, 2019
Current liabilities:
Short-term loans – banks	$4,359,210	$4,150,310
Loans from third parties	4,449,563	2,303,420
Short-term loans – related parties	-	329,120
Current maturities of long-term loan - bank	777,558	-
Accounts payable	6,606,723	6,995,932
Other payables and accrued liabilities	1,526,051	238,882
Other payables – related parties	7,161,232	528,717
Intercompany payables	10,334,680	8,928,579
Customer deposits	1,159,902	367,149
Operating lease liabilities	49,171	-
Taxes payable	3,125,847	2,805,722
Total current liabilities	39,549,937	26,647,831

Other liabilities:
Long-term loan – bank	-	866,231
Loan from a third party	2,074,871	3,131,007
Long-term loans – related parties	713,325	-
Operating lease liabilities – noncurrent	581,084	-
	3,369,280	3,997,238

Total liabilities	$42,919,217	$30,645,069

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The summarized operating results of the VIE’s are as follows:

	For the year ended June 30, 2020	For the year ended June 30, 2019	For the year ended June 30, 2018
Operating revenues	$105,100,563	$89,959,760	$94,596,470
Gross profit	$6,218,590	$7,809,539	$9,011,763
Income from operations	$2,867,697	$6,556,351	$9,454,230
Net income	$974,302	$5,533,912	$3,786,061

Note 4 – Business Combinations

Acquisition of JMC

On April 3, 2020, the Company entered into a Share Purchase Agreement (“SPA”) with WFOE, Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”) and the shareholders of JMC (“JMC Shareholders”). Pursuant to the SPA, the Company shall issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of the Company, valued at a price of $1.77 per share, the closing price of the Company’s ordinary share on April 3, 2020, for an aggregate discounted purchase price of $2,658,909 with probability of contingent considerations, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements with WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income.

The Company’s acquisition of JMC was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of JMC based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB with the valuation methodologies using level 3 inputs, except for other current assets and current liabilities were valued using the cost approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from independent appraisers. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The consideration was valued at $2,658,909, based upon the issuance of 1,000,000 shares determined using the closing price of $1.77 per share on April 3, 2020 and the present value of issuance of 1,000,000 shares payable at the end of year two and year three determined using the closing price of $1.77 per share on April 3, 2020 and discount rate of 4.75%. The considerations also include 70% probability of contingent considerations of 600,000 shares payment at the end of year two and 30% probability of contingent considerations of 400,000 shares payment at the end of year three. According to the milestones, 1,000,000 shares were issued to JMC shareholders before April 11, 2020; however, the audited total sales or net profit of JMC in fiscal year 2020 shall respectively exceed $70,000,000 (approximately RMB 500,000,000) or $1,500,000 (approximately RMB 10,000,000) in accordance with U.S. GAAP. According to the milestones, 600,000 shares shall be issued to JMC shareholders before August 7, 2021 and the audited total sales or net profit of JMC in fiscal year June 30, 2021 shall respectively increase by 10% compared with that of fiscal year 2020; 400,000 shares shall be issued to JMC shareholders before August 7, 2022 and the audited total sales or net profit of JMC in fiscal year June 30, 2022 shall respectively increase by 10% compared with that of fiscal year June 30, 2021. If the milestones cannot be met, the Company will not issue the corresponding shares to JMC shareholders.

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date, which represents the net purchase price allocation on the date of the acquisition of JMC based on valuation performed by an independent valuation firm engaged by the Company and translated the fair value from RMB to USD using the exchange rate on April 3, 2020 at the rate of USD 1.00 to RMB 7.09.

Fair value
Cash and cash equivalents	$852,145
Other current assets	9,924,263
Plant and equipment	11,648
Goodwill	5,166,271
Other noncurrent assets	481,062
Total assets	16,435,389
Total liabilities	(11,221,842)
Net assets of JMC	5,213,547
Less: fair value of non-controlling interest	(2,554,638)
Total consideration paid	$2,658,909

Note 5 – Discontinued Operations

In February 2020, the Company discontinued its grocery stores business as the Company has been operating at losses in this business. As a result, the results of operations for the Company’s grocery stores business are reported as discontinued operations under the guidance of Accounting Standards Codification 205.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of the carrying amounts of major classes of assets and liabilities from discontinued operations in the consolidated balance sheets as of June 30, 2020 and 2019 is as follow:

Carrying amounts of major classes of assets included as part of discontinued operations of CQ Pengmei:

	June 30, 2020	June 30, 2019
CURRENT ASSETS:
Cash and cash equivalents	$2,523	$19,015
Other receivables, net	57,395	20,967
Inventories	-	112,641
Security deposits	3,267	21,844
Total current assets of discontinued operations	63,185	174,467

OTHER ASSETS:
Other receivables	48,371	122,584
Prepaid expenses	-	508,271
Plant and equipment, net	25,752	1,213,983
Operating lease right-of-use assets	505,329	-
Total other assets of discontinued operations	579,452	1,844,838

Total assets of discontinued operations	$642,637	$2,019,305

Carrying amounts of major classes of liabilities included as part of discontinued operations of CQ Pengmei:

CURRENT LIABILITIES:
Short-term loan – banks	$336,845	$364,071
Loans from third parties	474,135	626,201
Accounts payable	64,725	217,953
Customer deposits	6,519	2,618
Other payables and accrued liabilities	416,227	571,553
Other payables – related parties	29,846	88,670
Operating lease liabilities	116,904	-
Taxes payable	-	987
Total current liabilities of discontinued operations	1,445,201	1,872,053

OTHER LIABILITIES:
Operating lease liabilities - noncurrent	417,729	-

Total liabilities of discontinued operations	$1,862,930	$1,872,053

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of the amounts of major classes of income and losses from discontinued operations in the consolidated statements of operations and comprehensive loss for the years ended June 30, 2020, 2019 and 2018.

	For the Year Ended June 30,	For the Year Ended June 30,	For the Year Ended June 30,
	2020	2019	2018
Supermarket and grocery store	$1,574,965	$3,465,885	$-

Cost of revenue	1,435,597	3,114,906	-

Gross profit	139,368	350,979	-

OPERATING EXPENSES:
Selling	438,458	704,766	-
General and administrative	162,976	189,553	-
Provision for right-of-use assets	250,181	-	-
Loss on disposal of long-lived assets	276,648	-	-
Impairment of long-lived assets	724,987	-	-
Total operating expenses	1,853,250	894,319	-

Loss from operations	(1,713,882)	(543,340)	-

OTHER INCOME (EXPENSES)
Interest income	14	33	-
Interest expense	(114,853)	(110,350)	-
Other finance expense	(3,156)	(20,532)	-
Other income, net	35,640	11,568	-
Total other expense, net	(82,355)	(119,281)	-

Loss before income taxes	(1,796,237)	(662,621)	-

Income tax expense	-	-	-

Net loss from discontinued operations	$(1,796,237)	$(662,621)	$-

Note 6 – Accounts receivable, net

Accounts receivable, net consist of the following:

	June 30, 2020	June 30, 2019
Accounts receivable	$44,505,100	$41,827,554
Allowance for doubtful accounts	(3,932,343)	(2,304,817)
Total accounts receivable, net	$40,572,757	$39,522,737

Movements of allowance for doubtful accounts are as follows:

	June 30, 2020	June 30, 2019
Beginning balance	$2,304,817	$1,622,964
Balance inherited from JMC	930,657	-
Addition	769,764	743,986
Write off	-	-
Exchange rate effect	(72,895)	(62,133)
Ending balance	$3,932,343	$2,304,817

Note 7 – Security deposits, net

Security deposits include loan deposits for the loans from various banks or other financial institutions and sales performance deposit to guarantee its sales contracts.

Security deposits consist of the following:

	June 30, 2020	June 30, 2019
Loan deposits	$955,700	$986,407
Sales performance deposit	-	1,388,179	(1)
Allowance for security deposits	(715,024)	-
Total security deposits, net	$240,676	$2,374,586
Less: security deposits – discontinued operations	(3,267)	(21,844)
Security deposits, net – continuing operations	$237,409	$2,352,742

(1)	In May 2019, the Company signed a sales contract with a customer for its fresh killed hogs in 2019. The contract requires the customer to prepay approximately $1.4 million (RMB 9,551,078) to the Company as customer deposits, and it also requires the Company to provide a sales performance deposit of $1,388,179 to the customer for guaranteeing its hog supplies from May 2019 to August 2019, and was extended to December 2019. The sales performances have been completed by June 30, 2020, the customer returned the deposit back to the Company.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Plant and equipment, net

Plant and equipment consist of the following:

	June 30, 2020	June 30, 2019
Buildings	$3,393,212	$3,950,375
Automobile	165,628	118,487
Electronic devices	3,691,929	3,808,900
Office equipment	42,595	34,105
Leasehold improvements	-	762,772
Construction-in-progress	495,634	-
Subtotal	7,788,998	8,674,639
Less: accumulated depreciation	(4,307,253)	(4,125,427)
Total	$3,481,745	$4,549,212
Less: plant and equipment, net – discontinued operations	(25,752)	(1,213,983)
Plant and equipment, net – continuing operations	$3,455,993	$3,335,229

Depreciation expense from continuing operations for the years ended June 30, 2020, 2019 and 2018 amounted to $496,562, $509,778 and $529,442, respectively. Depreciation expense from discontinued operations for the years ended June 30, 2020, 2019 and 2018 amounted to $125,257, $167,609 and $0, respectively. Loss on disposal and impairment of long-lived assets from discontinued operations for the year ended June 30, 2020 was $276,648 and $724,987, respectively.

As of June 30, 2020, property recorded at RMB 12,268,800 (approximately $1.7 million) was pledged as collateral to secure a loan that a related party borrowed from a bank, and property recorded at RMB 36,626,600 (approximately $5.2 million) was pledged as collateral to secure a short-term bank loan (see Note 10).

Construction-in-progress consist of the following as of June 30, 2020:

Construction-in-progress description	Value	Estimated Completion date	Estimated Additional Cost to Complete
Pig farm	$495,634	December 2020	$183,993

Note 9 – Intangible assets, net

Intangible assets consist of the following:

	June 30, 2020	June 30, 2019
Land use rights	$586,795	$603,774
Less: accumulated amortization	(148,806)	(141,036)
Net intangible assets	$437,989	$462,738

Amortization expense for the years ended June 30, 2020, 2019 and 2018 amounted to $11,792, $12,147 and $12,747, respectively. As of June 30, 2020, land use right recorded at RMB 10,198,100 (approximately $1.4 million) was pledged as collateral to secure a loan that a related party borrowed from a bank (see Note 10).

The estimated amortization is as follows:

Twelve months ending June 30,	Estimated amortization expense
2021	$11,792
2022	11,792
2023	11,792
2024	11,792
2025	11,792
Thereafter	379,029
Total	$437,989

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Related party transactions and balances

Related party balances

a.	Customer deposit – related party:

Name of related party	Relationship	June 30, 2020	June 30, 2019
CQ Mingwen	Significantly influenced by Penglin	$27,395	$29,643

b.	Other payables – related parties:

Other payables – related parties are those nontrade payables arising from transactions between the Company and certain related parties, such as advances made by the related party on behalf of the Company, and related accrued interest payable on the advances. These advances are unsecured and non-interest bearing, except payables to Jiaping Zhou and Jun Zhou with an annual interest rate of 4.35%. Current payables are due on demand.

Name of related party	Name of related party	June 30, 2020	June 30, 2019
Xia Wang	Chief Financial Officer	$153,659	$83,619
Zeshu Dai	CEO	-	659,420
Penglin Wang	Son of the CEO	248	162,047
Zili Zhang	CEO of CQ Pengmei	12	429,448
Jiaping Zhou	Shareholder of JMC	231,268	-
Jun Zhou	Shareholder of JMC	1,879,639	-
Total		2,264,826	1,334,534
Total other payables – related parties – discontinued operations		(29,846)	(88,670)
Total other payables – related parties – continuing operations		$2,234,980	$1,245,864

c.	Short term and long-term loans – related parties:

Long-term loans – related parties are those long-term loans from advances made by certain related parties for the daily operations needs of the Company. These loans are unsecured and interest bearing.

			Weighted
			average	Collateral/
Short term loans	Relationship	Maturities	interest rate	Guarantee	June 30, 2020	June 30, 2019
Xia Wang	CFO	February 20,2020 (Extended to January 15, 2022)	9.60%	None	$101,904	$104,852
Penglin Wang	Son of CEO	December 27, 2019 (Extended to December 11, 2024)	9.60%	None	229,283	224,268
Yong Wang	Son of CEO	July 17, 2022	7.13%	None	268,912	-
Zeshu Dai	CEO	March 8, 2022	7.13%	None	113,226	-
Total					713,325	329,120
Total current loans from related parties					-	(329,120)
Total non-current loans from related parties					$713,325	$-

Interest expense incurred on the above mentioned related party loans amounted to $51,770, $11,403 and $0 for the years ended June 30, 2020, 2019 and 2018, respectively.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

d.	Guarantee provided to related party loan

On December 26, 2017, CQ Mingwen (the “borrower”) entered into a loan agreement with SPD Rural Bank (the lender) to borrow RMB 9 million (approximately $1.3 million) as working capital for one year and was extend two times to December 26, 2020. GA Yongpeng pledged a land-use right recorded at RMB 10,198,100 (approximately $1.4 million) and building property recorded at RMB 12,268,800 (approximately $1.7 million) as collateral (see Note 8 and 9 and 16).

e.	Loans guarantees by related parties

The Company has various short-term loans guaranteed by its related parties. See Note 11.

Note 11 – Credit Facilities

Short term loans – banks

Outstanding balances on short-term bank loans consisted of the following:

Lenders	Maturities	Weighted average interest rate	Collateral/Guarantee	June 30, 2020	June 30, 2019
Shanghai Pudong Development (“SPD”) Bank Chongqing Nanbing Road Branch	April 22, 2020 (Fully repaid by October 2020)	6.09%	A security deposit of $109,221 and guaranteed by the CEO and certain members of the family and affiliate	$1,273,794	$1,456,187
Chongqing Rural Commercial Bank	November 25, 2020	6.74%	Guaranteed by the CEO and certain members of the family and affiliate	1,839,928	2,694,122
Chongqing Beibei Chouzhou Bank Co., Ltd. (Chouzhou Bank)	March 20, 2020 – in default*	6.96%	Guaranteed by GA Yongpeng’s properties recorded at RMB 36,626,600 (approximately $5.2 million) and Zeshu Dai’s 6.25% of stock right of GA Yongpeng recorded at RMB 1,250,000 (approximately $0.2 million)	336,845	364,071
The Agriculture Bank of China Chongqing Yubei Branch	June 27, 2021	3.85%	Guaranteed by the properties of JMC’s CEO and CFO recorded at RMB 5,517,400 (approximately $0.8 million)	467,058	-
China Zheshang Bank Chongqing Branch	May 5, 2021	5.35%	Guaranteed by the properties of JMC’s CEO and CFO recorded at RMB 12,090,000 (approximately $1.7 million)	778,430	-
Total				$4,696,055	$4,514,380
Less: short term loans – banks – discontinued operations				(336,845)	(364,071)
Short term loans – banks – continuing operations				$4,359,210	$4,150,309

•	On September 25, 2020, the Chongqing Beibei District People’s Court issued a civil mediation letter, according to which CQ Pengmei shall repay Chouzhou Bank the principal and the interest. Approximately $16,000 (RMB 110,000) of principal and approximately $13,000 (RMB 93,466) of the interest will be due before October 21, 2020, all the remaining balance should be repaid for at least approximately $14,000 (RMB 100,000) on the 21th of each month since November 2020, and the repayment shall be completed no later than May 21, 2022. Since November 2020 to May 2022, the interest rate rises by 50%, which should be paid before 21th of each month. Wang Penglin, Wang Mingwen, Dai Zeshu, Chongqing Education Financing Guarantee Co., Ltd. and CQ Penglin shall bear joint and several liability for the above repayment. As of the date of this report, CQ Pengmei has paid off approximately $16,000 (RMB 114,939) to Chouzhou Bank as part of the repayment.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loans from third parties

Outstanding balances of short term third-party loans consisted of the following:

Lenders	Maturities	Weighted average interest rate	Collateral/Guarantee	June 30, 2020	June 30, 2019
Sichuan Toucu Financial Information Services Co., Ltd	September 3, 2020 (Fully repaid in September 2020)	9.0%	None	$63,554	$407,758
Chongqing Puluosi Small Mortgage Co., Ltd.	Various amounts due between November 2018 and January 2019 – in default*	12.0%	Guaranteed by the CEO and certain members of the family and affiliate	4,183,248	4,805,734
Gang Hu	September 4, 2022	7.13%	None	120,303	-
Chongqing Reassurance Co., Ltd.	Due upon request	17.4%	None	273,294	-
Chongqing Zhouyang Shipping Co., Ltd	December 28, 2019	18.0%	None	-	72,814
Mei Yang	October 10, 2020 (Fully repaid by the date of this report)	24.0%	None	7,077	43,688
Ping Wang	September 17, 2021	10.8%	None	43,875	48,057
Yuzhu Hu	November 30, 2020	14.4%	None	-	160,191
Yixuan Liu	September 11, 2020 (Renewed and to be due on September 11, 2022)	12.0%	None	84,920	87,377
Shuming Yang	September 20, 2020 (Renewed and to be due on September 20, 2022)	12.0%	None	169,839	174,754
Chunlan Zhuo	March 22, 2021	18.0%	None	63,911	-
Qin Cao	October 22, 2020 (Fully repaid in October 2020)	24.0%	None	30,005	72,814
Maohua Xia	Various amounts due between August 2020 and September 2020 (Fully repaid by the date of this report)	24.0%	None	33,561	223,848
Chongqing Shouqing Trading Co., Ltd.	September 7, 2021	12.0%	None	382,139	-
Shengli Huang	April 23, 2022	24.0%	None	99,073	-
Xiaofen Ai	June 17, 2021	24.0%	None	28,307	-
Chongqing Haobangshou Ecommerce Co., Ltd.	March 24, 2023	6.0%	None	1,415,328	-
Bangwei Zhu	May 2, 2020	12.0%	None	-	36,407
Mei Zhang	July 20, 2020 (Fully repaid by the date of this report)	24.0%	None	49,536	72,814
Feng Zhou	February 28, 2022	12.0%	None	14,153	-
Xiaolin Cao	November 30, 2020	-%	None	500,000	-
Total loans from third parties				$7,562,123	$6,206,256
Total non-current loans from third parties				(2,074,871)	(3,131,007)
Total current loans from third parties				$5,487,252	$3,075,249
Less: current loans from third parties – discontinued operations				(474,135)	(626,201)
Current loans from third parties – continuing operations				$5,013,117	$2,449,048

*The Company received three complaints related to an approximately $1.4 million (RMB 10,000,000) loan that was due on November 13, 2018, an approximately $0.4 million (RMB 3,000,000) loan due on December 21, 2018, and an approximately $2.8 million (RMB 20,000,000) loan due on January 2, 2019. The following amounts have been accrued in the accompanying consolidated financial statements for the year ended June 30, 2020: (a) interest at a default interest rate of 18% totaling approximately $781,000 up to June 30, 2020 and (c) estimated legal cost of approximately $129,000. As of the date of this report, the Company has paid approximately $0.5 million (RMB 3,411,544) of the total repayment. On October 27, 2020, Chongqing Yubei District People’s Court froze CQ Penglin bank accounts with a total balance of approximately $26,000 (RMB 181,573). As of the date of this report, the accounts are still frozen.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long term and short-term loans – related parties

See Note 10.

Long-term loan - bank

The outstanding balance of long term bank loan consisted of the following:

Lender	Maturity	Weighted average interest rate	Collateral/Guarantee	June 30, 2020	June 30, 2019
Chongqing Dadukou Rongxing Village & Township Bank	September 20, 2020 (Subsequently in default*)	12.0%	Guaranteed by CQ Penglin, CQ Pengmei, GA Yongpeng, CQ Mingwen, the CEO and certain members of the family	$777,558	$866,231

*On August 12, 2020, Chongqing Dadukou Rongxing Village & Township Bank (“Dadukou Rongxing”) sued CQ Penglin to repay the loan of Dadukou Rongxing approximately $0.9 million (RMB 6,629,447), which consists of principal of approximately $0.8 million (RMB 5,493,839) and approximately $0.1 million (RMB 1,135,608), in the Chongqing Dadukou District People’s Court. CQ Penglin, CQ Pengmei, GA Yongpeng, CQ Mingwen, the CEO and certain members of the family guaranteed the loan shall bear joint and several lability for the repayment. As of the date of this report, the Chongqing Dadukou District People’s Court has not held a trial.

Interest expense for continuing operations pertaining to the above loans for the years ended June 30, 2020, 2019 and 2018 amounted to $1,661,788 ($51,770 was for interest expense of loans – related parties), $713,201 ($11,403 was for interest expense of loans – related parties) and $1,243,708, respectively. Interest expense for discontinued operations pertaining to the above loans for the years ended June 30, 2020, 2019 and 2018 amounted to $114,853, $110,350 and $0, respectively.

Note 12 – Taxes

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Xiangtai BVI is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under the current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Xiangtai HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, Xiangtai HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income tax exemption status granted

On August 20, 2018, the Lingshui County Tax Bureau enacted a tax exemption for Lingshui Guang’an Yongpeng Food Co., Ltd. (wholly owned subsidiary) which expires on December 31, 2020. In addition, the benefit can also be retroactively applied to prior periods from January 1, 2014 to June 30, 2017. The tax savings for the years ended June 30, 2020, 2019 and 2018 was $334,794, $1,389,566 and $122,251, respectively. The Company’s basic and diluted earnings per shares would have been lower by $0.01, $0.07 and $0.01 per share for the years ended June 30, 2020, 2019 and 2018 without the preferential tax rate reduction, respectively.

Significant components of the provision for income taxes are as follows:

	For the year ended June 30, 2020	For the year ended June 30, 2019	For the year ended June 30, 2018
Current	$389,845	$-	$841,312
Deferred tax expense (benefit)	(166,672)	213,649	(126,936)
Total provision for income taxes	$223,173	$213,649	$714,376

The following table reconciles China statutory rates to the Company’s effective tax rate:

	June 30, 2020	June 30, 2019	June 30, 2018
China income tax rate	25.0%	25.0%	25.0%
Change in valuation allowance	0.0%	1.0%	0.0%
Income tax exemption status granted	(10.2)%	(21.9)%	(9.3)%
Others*	(24.2)%	-%	0.2%
Effective tax rate	(9.4)%	4.1%	15.9%

*This represents the expenses incurred by the Company that are not deductible for PRC income tax purposes during the years.

Deferred tax assets – China

Deferred tax assets are comprised of allowance for doubtful accounts at June 30, 2020 totaling $648,768.

NOL carried forward

According to Chinese tax regulations, net operating losses can be carried forward to offset taxable income for the next five years. On August 20, 2018, GA Yongpeng obtained the tax-free benefit and the Company utilized the tax planning strategy to allocate intercompany profit into GA Yongpeng. As a result, for the years ended June 30, 2020, 2019 and 2018, there was no tax effect in relation to the NOL that the Company has previously reserved.

Bad debt allowance

Bad debt allowance must be approved by the Chinese tax authority prior to being deducted as an expense item on the tax return.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2020 and 2019, the Company did not have any significant unrecognized uncertain tax positions.

Value-added tax

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT at a rate of 6% of the gross proceed or at a rate approved by the Chinese local government.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 0%, 11%, 13% or 17% of the gross sales price depending on how much processing was added by the Company to each kind of products or at a rate approved by the Chinese local government. This VAT may be offset by the VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product.

Taxes payable consisted of the following:

	June 30, 2020	June 30, 2019
Income taxes	$3,114,811	$2,805,722
Other taxes	227,316	169,324
Total	$3,342,127	$2,975,046
Less: taxes payable – discontinued operations	-	(987)
Taxes payable – continuing operations	$3,342,127	$2,974,059

Note 13 – Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage of each bank is RMB 500,000 (approximately $71,000). As of June 30, 2020 and 2019, cash balance of $1,366,796 and $78,918, respectively, were deposited with financial institutions located in China, of which $968,840 and $0, respectively, were subject to credit risk. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately $64,000) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2020 and 2019, cash balance of $5,254 and $2,683,514, respectively, were maintained at financial institutions in Hong Kong, and $0 and $2,619,520 were subject to credit risk. In the US, the insurance coverage of each bank is $250,000. As of June 30, 2020 and 2019, cash balance of $163,640 and $0, respectively, were deposited with financial institutions located in US and was not subject to credit risk. While management believes that these financial institutions and third-party fund holders are of high credit quality, it also continually monitors their creditworthiness.

The Company is also exposed to risk from its accounts receivable, other receivables and prepayments. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

As of June 30, 2020, the Company had working capital of approximately $17.5 million. The Company had accounts receivable of approximately $40.6 million, most of them are short-term in nature and can be collected back within the Company’s operating cycle to be used to support its working capital requirements. The Company believes the components of its current working capital is sufficient to support its operations for the next twelve months from the date of this report. If the Company is unable to realize its current assets within the normal operating cycle of a twelve-month period, the Company may have to consider supplementing its available sources of funds through obtaining additional loans.

Customer concentration risk

For the years ended June 30, 2020, 2019 and 2018, no customer accounted for more than 10% of the Company’s total revenues.

As of June 30, 2020 and 2019, no customer accounted for more than 10% of the total balance of accounts receivable.

Vendor concentration risk

For the year ended June 30, 2020, five vendors accounted for 19.6%, 17.4%, 16.4%, 15.8% and 14.0% of the Company’s total purchases. For the year ended June 30, 2019, four vendors accounted for 29.8%, 17.6%, 16.8% and 16.5% of the Company’s total purchases. For the year ended June 30, 2018, four vendors accounted for 29.0%, 24.5%, 21.2% and 12.8% of the Company’s total purchases.

As of June 30, 2020, four vendors accounted for 30.2%, 20.2%, 13.6% and 10.5% of the total balance of accounts payable. As of June 30, 2019, four vendors accounted for 25.3%, 23.0%, 16.0% and 12.3% of the total balance of accounts payable.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Convertible Debentures

Convertible Debenture issued on November 22, 2019, December 30, 2019 and March 9, 2020

On November 22, 2019, the Company entered into a securities purchase agreement with an accredited investor to place convertible debentures (“Debenture”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $5,000,000. The first convertible debenture was issued on November 22, 2019 in the amount of $2,000,000; the second convertible debenture was issued on December 30, 2019 in the amount of $2,000,000; and the third convertible debenture was issued on March 9, 2020 in the amount of $1,000,000. The Debentures bear interest at the rate of 5% per annum.

The Debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $5.06 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that as long as we are not in default under the Debenture, the conversion price may never be less than $3.00.  Any time after the issuance of a Debenture that the daily VWAP is less than $3.00 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, the Company shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the issuance of a Debenture of 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. The Company may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid by the issuance of such number of shares as is equal to (i) if such shares issued will be immediately freely tradable shares in the hands of the holder, 100% of the average of the daily VWAPs during the 10 consecutive trading days immediately preceding the due date in respect of such deferred monthly payment, and (ii) if such shares issued will be restricted securities, 93% of the average of the 4 lowest daily VWAPS during the 10 consecutive Trading Days immediately preceding the due date.

On June 19, 2020, the Company entered in an amendment agreement with the Debenture holder to amend the “Floor Price” of the convertible debenture issued on November 22, 2019 to $1.00 per share and the “Floor Price” of the convertible debenture issued on December 30, 2019 to $1.00 per share for the first $200,000 of principal and accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on that debenture shall remained unchanged at $3.00 per share. On September 15, 2020, the Company entered in an amendment agreement with the Debenture holder to amend the “Floor Price” of the Second Convertible Debenture to $1.00 per share for the first $1,400,000 of principal and accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Second Convertible Debenture and the Third Convertible Debenture shall remain unchanged at $3.00 per share. On November 13, 2020, the Company entered in an amendment agreement with the Debenture Holder to amend the “Floor Price” of the remaining $600,000 of principal and accrued interest to be converted in the Second Convertible Debenture to $1.00 per share and to amend the “Floor Price” of the Third Convertible Debenture to $1.00 per share for the first $200,000 of principal plus accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Third Convertible Debenture shall remain unchanged at $3.00 per share.

The Company determined that conversion option embedded in the Debenture is considered indexed to the Company’s own stock and did not required to be separately accounted for as a derivative under the guidance in ASC 815. However, the Debenture are convertible into shares of the common stock, at conversion price equal to 93% of the average of four lowest trading price during the 10 trading day period prior to the date of any notice of conversion, which is lower than the price of the Company’s common stock on the date of issue for the first two batches of the principal amount of $4,000,000 of the Debenture on November 22, 2019 and December 30, 2019. Therefore, the conversion feature embedded in the convertible note meet the definition of beneficial conversion feature (“BCF”). The Company evaluated the intrinsic value of the BCF at the issue date to be at $259,540. The relative fair values of the BCF were recorded into additional paid in capital as well as were recognized as a discount to the Debenture. The discount to the Debenture is being amortized to interest expense over the life of the Debenture using effective interest method.

The price of the Company’s common stock on the date of issue on March 9, 2020 was $2.33 for the remaining principal amount of $1,000,000 of the Debenture, which is lower than the conversion floor price of $3.00 and it does not contain a BCF on the issuance date. As a result, the $1,000,000 conversion option embedded in the Debenture are entirety accounted for a liability with the Debenture.

Convertible Debenture issued on June 19, 2020, July 17, 2020, August 14, 2020, and November 13, 2020

On June 19, 2020, the Company entered into another securities purchase agreement with the same accredited investor to place convertible debentures with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $2,000,000. The first Debenture in the amount of $700,000 was issued on June 19, 2020; the second Debenture in the amount of $700,000 was issued on July 17, 2020; the third Debenture in an amount of $300,000 was issued on August 14, 2020; and the fourth closing of the Debenture in an amount of $300,000 was issued on November 13, 2020. The Debentures bear interest at the rate of 5% per annum.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $3.00 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that as long as we are not in default under the Debenture, the conversion price may never be less than $2.50. The Company may not convert any portion of a Debenture if such conversion would result in the Debenture holder beneficially owning more than 4.99% of our then issued and common stock, provided that such limitation may be waived by the Debenture holder with 65 days’ notice. Any time after 180 days from the date of issuance that the daily VWAP is less than $2.50 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, we shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the signing of the Agreement or 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. The Company may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid either (i) in cash or (ii) if the conversion price on the date of the payment is above $2.50 and such shares issued will be immediately freely tradable shares in the hands of the Debenture holder, by the issuance of such number of shares as is equal to the applicable deferral payment divided by a price per share equal to the conversion price.

The price of the Company’s common stock on the date of issue on June 19, 2020 was $1.70 for the principal amount of $700,000 of the first Debenture, which is lower than the conversion floor price of $2.50 and it does not contain a BCF on the issuance date. As a result, the $700,000 conversion option embedded in the Debenture are entirety accounted for a liability with the Debenture.

	June 30, 2020	June 30, 2019
Principal balance	$4,900,000	$-
Less: Debentures discount and debts insurance cost	(131,688)	-
Total	$4,768,312	$-

The Company incurred issuance cost of $230,000 and had a BCF value of $259,540 in connection with the issuance of the Debentures. The Company recognized the issuance cost and the BCF value as a discount to the Debentures at the inception date. For the year ended June 30, 2020, amortization of the issuance cost and Debentures discount of $153,274 and $204,579, respectively. These issuance costs and Debenture discount are being amortized and recorded to interest expense in the accompanying consolidated statements of income and comprehensive income (loss) over the life of the Debentures using effective interest method.

Note 15 – Equity

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Xiangtai WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. CQ Penglin, GA Yongpeng, CQ Pengmei and JMC may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. The remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by the State Administration of Foreign Exchange.

As of June 30, 2020 and 2019, Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC collectively attributed $1,670,367 and $1,496,642 of retained earnings for their statutory reserves, respectively.

As a result of the foregoing restrictions, Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulation in the PRC may further restrict Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC from transferring funds to the Company in the form of dividends, loans and advances. As of June 30, 2020 and 2019, amounts restricted are the net assets of Xiangtai WFOE, CQ Penglin, GA Yongpeng, CQ Pengmei and JMC, which amounted to $17,978,793, and $18,571,570, respectively.

Mezzanine equity

On March 31, 2018, the Company entered into a Securities Purchase Agreement with a limited liability partnership (the “Purchaser”), an unrelated third party, pursuant to which the Company sold to the Purchaser in a private placement 375,000 ordinary shares of the Company, par value $0.01 per share, at a purchase price of $2.00 per share for an aggregate offering price of $750,000. The Purchaser has a redemption right of the ordinary shares at the original purchase value.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 27, 2018, the Company entered into a Securities Purchase Agreement with a limited liability partnership (the “Purchaser”), an unrelated third party, pursuant to which the Company sold to the Purchaser in a private placement 350,000 ordinary shares of the Company, par value $0.01 per share, at a purchase price of $3.00 per share for an aggregate offering price of $1,050,000. The Purchaser has a redemption right of the ordinary shares at the original purchase value.

On May 10, 2019, the Company had completed the initial public offering and the redeemable shares have been converted into 725,000 ordinary shares

Private placements

On September 4, 2018, the Company sold securities pursuant to Regulation D offering for a total of 66,667 ordinary shares to Boustead and Company Limited (“Boustead”), at an offering price of $3.00 per share for an aggregated purchase price of $200,000. Boustead Securities LLC (“Boustead Securities”) acted as the placement agent, to whom the Company agreed to compensate Boustead Securities $10,000 in commission and warrants to purchase for a total of 4,667 ordinary shares at $3.00 per share for five years from the issuance date upon receipt of the subscription proceeds. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation D promulgated hereunder as a transaction by the Company not involving any public offering.

Initial public offering

On May 10, 2019, the Company closed its initial public offering of an aggregate of 1,172,360 ordinary shares, par value $0.01 per share, at a public offering price of $5.00 per share, for gross proceeds of $5,861,800 (the “Closing”). The Company received net proceeds (after deducting underwriting discounts and commissions and other offering fees and expenses) of approximately $4.4 million from the offering.

In connection with the initial public offering, the Company issued 82,065 warrants to purchase for a total of 82,065 ordinary shares at $5.00 per share. The warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the initial public offering on May 10, 2019 and expiring five years from the offering.

Conversion of debenture

For the year ended June 30, 2020, the Debenture holder converted principal and interest value of $800,000 and $57,165, respectively, into a total of 827,057 of the Company’s ordinary shares at weighted average conversion price of $1.04.

Stock options

In August 2019, the Company issued a total of 95,000 options to two directors of the Company and vested in four equal installment on a quarterly basis with an exercise price of $5.00 for three years from date of issuance after the Company’s listing on the Nasdaq Stock Market on August 15, 2019. The Company used the Black Scholes model to value the options at the time they were issued, based on the stated exercise prices of $5.0, market price of $4.6, volatility of 118%, risk-free rate of 1.44% and dividend yield of 0%. Because the Company does not have a history of employee stock options, the estimated life is based on one half of the sum of the vesting period and the contractual life of the option. This is the same as assuming that the options are exercised at the mid-point between the vesting date and expiration date. The Company’s ordinary share did not have a history of trading history to determine its own volatility. As a result, the Company used the volatility of a comparable company with similar size and similar industry as the assumption of its estimated volatility. Total fair value of these options were estimated to be $243,922 and the compensation expenses are to be recognized on a straight-line basis over the total service period of one year. Total compensation expenses for the year ended June 30, 2020 was $213,431.

The summary of stock option activity is as follows:

	Options Outstanding	Exercisable Option	Weighted Average Exercise Price	Average Remaining Contractual Life	Aggregate Intrinsic Value
June 30, 2019	-	-	$-	-	-
Granted/Acquired	95,000	71,250	$5.00	3.00	-
Forfeited	-	-	$-	-	-
Exercised	-	-	$-	-	-
June 30, 2020	95,000	71,250	$5.00	2.12	-

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants

The summary of warrant activity is as follows:

	Warrants Outstanding	Exercisable Shares	Weighted Average Exercise Price	Average Remaining Contractual Life
June 30, 2018	-	-	$-	-
Granted/Acquired	86,732	86,732	$4.89	5.00
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
June 30, 2019	86,732	86,732	$4.89	4.89
Granted/Acquired	-	-	$-	-
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
June 30, 2020	86,732	86,732	$4.89	3.88

Note 16 – Commitments and contingencies

Lease commitments

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

The Company has entered into seven non-cancellable operating lease agreements for two office spaces, one dormitory, one storage and three market spaces for the grocery stores expiring through February 2030. Upon adoption of FASB ASU 2016-02, the Company recognized approximately $1.3 million right of use (“ROU”) assets and same amount of lease liabilities based on the present value of the future minimum rental payments of leases, using incremental borrowing rate of 6.09% based on duration of lease terms. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases generally do not contain options to extend at the time of expiration.

Operating lease expenses are allocated between the cost of revenue and selling, general, and administrative expenses. Rent expense (including amounts in cost of goods sold) for continuing operations for the years ended June 30, 2020, 2019 and 2018 was $112,963, $30,198 and $58,541, respectively. Rent expense (including amounts in cost of goods sold) for discontinued operations for the years ended June 30, 2020, 2019 and 2018 was $108,881, $318,210 and$0, respectively.

The five-year maturity of the Company’s lease obligations is presented below:

Twelve Months Ending June 30,	Operating Lease Amount
2021	$216,033
2022	231,738
2023	240,099
2024	247,634
2025	148,825
Thereafter	328,749
Total lease payments	1,413,078
Less: Interest	(248,191)
Present value of lease liabilities	$1,164,887
Less: present value of lease liabilities – discontinued operations	(534,633)
Present value of lease liabilities – continuing operations	630,254

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Current lease commitment table excludes an existing lease entered by CQ Pengmei in August 2017 due to fire safety requirement not being met by the landlord for which the Company has temporarily stopped operation in August 2018. Per the Company’s PRC counsel, it is more than probable that the Company does not require to fulfill the remaining term of such lease contract.

The Company also leased a pig farm from an unrelated third party and subleased the pig farm to an unrelated third party for the same amount of approximately $17,000 (RMB 120,000) annually from May 8, 2020 to May 7, 2025. The Company did not recognized these transactions as there are no income statements effect with the offset of the lease expenses and sublease income and the result of the recognition of ROU and lease liabilities are immaterial to the Company’s financial statements.

Guarantees

a) Related party

As of June 30, 2020, CQ Penglin, the Company’s CEO, her husband and her elder son, and an unrelated third party Chongqing Education Guaranty Co., Ltd. jointly guaranteed approximately $1.3 million (RMB 9,000,000) loan that a related-party borrowed from the bank (see Note 10):

Name of the party being guaranteed	Guaranteed amount	Guarantee expiration date
CQ Mingwen (borrower)	$1,273,795	December 25, 2020

The Company did not, however, accrue any liability in connection with such a guarantee because the borrowers have been current in its repayment obligation and the Company has not experienced any losses from providing such guarantee. As of the date of this report, the Company has evaluated the guarantee and has concluded that the likelihood of having to make any payments under the guarantee agreement is remote. If CQ Mingwen is unable to repay the loan upon maturity, assets of GA Yongpeng may be liquidated to pay back the loan.

b) CQ Mingwen, a related party, and three other unrelated third parties

As of June 30, 2020, GA Yongpeng guaranteed approximately aggregated of unpaid loan balance of $0.1 million (RMB 809,220) that that four entities, 1) CQ Mingwen, a related party, 2) Chongqing Gangxinyi Trading Co., Ltd., 3) Chongqing Liangxun Trading Co., Ltd., and 4) Chongqing Fu Yong Sheng Food Supermarket Co., Ltd., borrowed from Sichuan Toucu Financial Information Services Co., Ltd. These loan balances are GA Yongpeng’s property and CQ Pengmei’s 100% equity interest. As of the date of this report, these loans balance were repaid by the guarantees in full.

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The majority of these claims and proceedings related to or arise from, lease disputes, commercial disputes, default on guaranteeing third party lease obligations, and default on loans. The Company first determines whether a loss from a claim is probable, and if it is reasonable to estimate the potential loss, the loss will be accrued. The Company discloses a range of possible losses, if a loss from a claim is probable but the amount of loss cannot be reasonably estimated.

As of June 30, 2020, the amount of potential losses the Company accrued for are summarized as follows:

Dispute matter	Claim amount
Leases	$45,867

As of June 30, 2020, the amount of potential losses the Company did not accrue for are summarized as follows:

Dispute matter	Claim amount
Guarantees	$248,302

The Company received three complaints related to an approximately $4.6 million (RMB 33,000,000) loan currently in default (See Note 11 – Chongqing Puluosi Small Mortgage Co., Ltd.).

Yong Li filed a lawsuit against Chongqing Fu Yong Sheng Food Supermarket Co., Ltd. (“FYS Supermarket”) and GA Yongpeng in connection with FYS Supermarket’s breach of a supermarket equipment purchase agreement signed on May 7, 2018 by failing to pay off the remaining balance of approximately $0.2 million (RMB 1.7 million). On June 11, 2020, Chongqing Nan’an District People’s Court made a judgement that FYS Supermarket should pay Yong the full remaining balance and the monthly interest rate at 1.5% for the transfer fee and the losses and Yong’s attorney fee approximately $3,000 (RMB 20,000). GA Yongpeng shall bear joint and several liability for the above repayment. FYS Supermarket and GA Yongpeng are also required to pay property guarantee fee approximately $700 (RMB 5,000) and court fee approximately $3,000 (RMB 21,045). As of the date of this report, the Company has evaluated the financial condition of FYS Supermarket and has concluded that the likelihood of having to make any payments is remote. Therefore, the Company did not accrue any contingent liability as of June 30, 2020.

On October 20, 2020, Chongqing Haobangshou Ecommerce Co., Ltd. (“Haobangshou”) filed a lawsuit against Chongqing Penglin in connection with the $1,415,328 (RMB 10,000,000) loan due on March 24, 2023 and a total of $445,828 (RMB 3,150,000) outstanding payments for goods purchased in July 2020. Haobangshou stated that Haobangshou and CQ Penglin made a verbal deal in July 2020 that CQ Penglin will return the whole balance of $1,861,156 (RMB 13,150,000) within three months but CQ Penglin did not make repayments according to the deal. Therefore, Haobangshou asked CQ Penglin to pay off the full balance of $1,861,156 (RMB 13,150,000) and the interest of the whole balance at the annual interest rate of 12% from August 1, 2020 to the repayment date. Currently, the case is still under review and the Company is expected to receive the verdict on December 10, 2020.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of Xiangtai WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

Note 17 —Segments

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group. Effective on April 3, 2020, after the acquisition of JMC, the Company has determined that it has three operating segments for purposes of allocating resources and evaluating financial performance, which consists of: (1) fresh meat business, (2) feed raw materials business, and (3) grocery stores (discontinued). Prior period numbers are broken down for comparative purpose.

The following tables present summary information by segment for the years ended June 30, 2020, 2019 and 2018:

For the year ended June 30, 2020	Fresh meat	Feed raw materials	Total (continuing operations)	Grocery stores (discontinued operations)
Revenues	$86,301,255	$24,250,247	$110,551,502	$1,574,965
Cost of revenues	81,153,996	22,219,528	103,373,524	1,435,597
Gross profit	5,147,259	2,030,719	7,177,978	139,368
Depreciation and amortization	506,775	1,579	508,354	125,257
Total capital expenditures	$700,399	$-	$700,399	$-

For the year ended June 30, 2019	Fresh meat	Feed raw materials	Total (continuing operations)	Grocery stores (discontinued operations)
Revenues	$99,079,267	$-	$99,079,267	$3,465,885
Cost of revenues	90,429,027	-	90,429,027	3,114,906
Gross profit	8,650,240	-	8,650,240	350,979
Depreciation and amortization	521,925	-	521,925	167,609
Total capital expenditures	$20,635	$-	$20,635	$-

For the year ended June 30, 2018	Fresh meat	Feed raw materials	Total (continuing operations)	Grocery stores (discontinued operations)
Revenues	$101,104,224	$-	$101,104,224	$-
Cost of revenues	91,452,753	-	91,452,753	-
Gross profit	9,651,471	-	9,651,471	-
Depreciation and amortization	542,189	-	542,189	-
Total capital expenditures	$89,351	$-	$89,351	$-

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Total assets as of:

	June 30, 2020	June 30, 2019

Fresh meat business	$50,044,169	$45,260,319
Feed raw materials business	12,446,388	-
Grocery stores - discontinued	642,637	2,019,305
Holding companies	216,240	4,071,693
Total Assets	$63,349,434	$51,351,317

Note 18 – Condensed financial information of the parent company

The Company performed a test on the restricted net assets of the consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented. For the purpose of presenting parent-only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2020 and 2019.

PARENT COMPANY BALANCE SHEETS

	June 30, 2020	June 30, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$163,640	$-
Prepayments	18,406	-
Other receivables	28,940	-
Intercompany receivables	9,963,384	6,623,561
Total current assets	10,174,370	6,623,561

OTHER ASSETS
Investment in subsidiary	19,713,942	18,554,729

Total assets	$29,888,312	$25,178,290

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Loan from third party	$500,000	$-
Other payable – related parties	423,416	257,384
Convertible debenture, net	4,768,312	-
Accrued expenses	390,122	167,765
Intercompany payables	-	227,927
Total current liabilities	6,081,850	653,076

Total liabilities	6,081,850	653,076

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Ordinary shares, $0.01 par value, 50,000,000 shares authorized, 23,971,084 and 21,964,027 share issued and outstanding as of June 30, 2020 and 2019, respectively	239,711	219,640
Additional paid-in capital	15,765,411	11,031,937
Deferred share compensation	(47,708)	-
Statutory reserves	1,670,367	1,496,642
Retained earnings	7,034,899	12,085,566
Accumulated other comprehensive loss	(856,218)	(308,571)
Total shareholders' equity	23,806,462	24,525,214

Total liabilities and shareholders' equity	$29,888,312	$25,178,290

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2020	2019	2018
OPERATING EXPENSES
General and administrative	$(2,512,271)	$(309,466)	$(115,683)
Stock compensation expense	(930,223)	-	-
Total operating expenses	(3,442,494)	(309,466)	(115,683)

LOSS FROM OPERATIONS	(3,442,494)	(309,466)	(115,683)

OTHER INCOME (EXPENSE)
Interest expense	(123,212)	-	-
Other finance expenses	(359,187)	-	-
Equity (loss) income of subsidiaries	(952,049)	4,673,057	3,883,792
Total other (expenses) income, net	(1,434,448)	4,673,057	3,883,792

NET (LOSS) INCOME	(4,876,942)	4,363,591	3,768,109
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(547,647)	(267,546)	133,553
COMPREHENSIVE (LOSS) INCOME	$(5,424,589)	$4,096,045	$3,901,662

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,876,942)	$4,363,591	$3,768,109
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Equity loss (income) of subsidiary	952,049	(4,673,057)	(3,883,792)
Stock compensation expense	930,223	-	-
Late payment penalty expense	500,000	-	-
Amortization of convertible debenture issuance cost and discount	357,853	-	-
Change in operating assets and liabilities
Other receivables	(28,940)	-	-
Prepayments	(18,406 ）	-	-
Accrued expenses	269,521	126,213	41,552
Intercompany	(3,567,750)	-	-
Net cash used in operating activities	(5,482,392)	(183,253)	(74,131)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from other payables – related parties, net	166,032	183,253	74,131
Proceeds from convertible debentures, net of issuance costs	5,480,000	-	-
Net cash provided by financing activities	5,646,032	183,253	74,131

CHANGES IN CASH AND CASH EQUIVALENTS	163,640	-	-

CASH AND CASH EQUIVALENTS, beginning of year	-	-	-

CASH AND CASH EQUIVALENTS, end of year	$163,640	$-	$-

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Issuance of ordinary shares with redemption rights of mezzanine equity	$-	$1,800,000	$-
Issuance of ordinary shares for acquisition	$2,658,909	$-	$-
Conversion of convertible debenture into ordinary shares	$857,165	$-	$-

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 – Subsequent events

Private Placement

On July 27, 2020, the Company entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended pursuant to which the Company agreed to sell 2,339,000 ordinary shares at a per share purchase price of $1.50. The gross proceeds to the Company from this offering will be approximately $3.5 million. The Company plans to use the proceeds for working capital. The SPAs contain customary representations, warranties and covenants. The offering is closed on August 20, 2020.

Conversion of Convertible Debenture

Subsequent to June 30, 2020, the Debenture holder converted principal and interest value of $2,600,000 and $84,630, respectively, into a total of 2,478,780 of the Company’s ordinary shares at weighted average conversion price of $1.08.

Conversion and Amendment of Convertible Debenture

As previously disclosed in Note 13, the Company entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place three convertible debentures with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $5,000,000.

During the period from May 21, 2020 to August 13, 2020, the Company issued a total of 1,847,167 ordinary shares to the holder of the First Convertible Debenture upon the conversion of a total of $2,062,191 in principal due and accrued and unpaid interest under the Convertible Debenture. As a result, the First Convertible Debenture has retired.

On September 15, 2020, the Company entered in an amendment agreement with the Debenture holder to amend the “Floor Price” of the Second Convertible Debenture to $1.00 per share for the first $1,400,000 of principal and accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Second Convertible Debenture and the Third Convertible Debenture shall remain unchanged at $3.00 per share. On November 13, 2020, the Company entered in an amendment agreement with the Debenture Holder to amend the “Floor Price” of the remaining $600,000 of principal and accrued interest to be converted in the Second Convertible Debenture to $1.00 per share and to amend the “Floor Price” of the Third Convertible Debenture to $1.00 per share for the first $200,000 of principal plus accrued interest to be converted. The “Floor Price” for the remaining principal and accrued interest on the Third Convertible Debenture shall remain unchanged at $3.00 per share.

Closing of Convertible Debenture

On June 19, 2020, the Company entered into another securities purchase agreement with the same accredited investor to place convertible debentures with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of $2,000,000. The first Debenture in the amount of $700,000 was issued on June 19, 2020; the second Debenture in the amount of $700,000 was issued on July 17, 2020; the third Debenture in an amount of $300,000 was issued on August 14, 2020; and the fourth closing of the Debenture in an amount of $300,000 was issued on November 13, 2020. The Debentures bear interest at the rate of 5% per annum.

Acquisition of China Silanchi Holding Limited (“Silanchi”)

On September 3, 2020, the Company entered into a share purchase agreement with Silanchi, a British Virgin Islands company, and China Gelingge Holding Limitied and China Yaxinge Holding Limited, the shareholders of Silanchi, who collectively hold 100% equity interest of Silanchi and to deliver a total consideration of US$100 in exchange for acquiring 98% equity interest of Silanchi. Silanchi was established on December 12, 2019. As of the date of this report, Silanchi did not have any operations.

Issuance of ordinary shares for compensation

On July 1, 2020, the Company entered into a three-year employment agreement (the “Employment Agreement”) with Ms. Xia Wang, the CFO of the Company, pursuant to which the Company agreed to issue 200,000 ordinary shares of the Company per annum as Ms. Wang’s compensation during her employment with the Company. The compensation arrangement was subsequently approved by the Compensation Committee of the Company. On September 24, 2020, pursuant to the Employment Agreement, the Company issued the 200,000 ordinary shares to Ms. Wang for her services as CFO for the fiscal year ended June 30, 2021. The shares were valued at $1.35 per share using the closing price on July 1, 2020 with total consideration of $270,000.

CHINA XIANGTAI FOOD CO. LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Failure to Satisfy a Continued Listing Standard

On October 21, 2020, the Company received a letter from The NASDAQ Stock Exchange regarding the Company’s failure to comply with NASDAQ Continued Listing Rule (“Rule”) 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 30 consecutive business days (including, in particular, the period September 2, 2020 through October 20, 2020), the Company failed to meet the aforesaid requirement. Under Rule 5810(c)(3)(A), the Company will be provided a compliance period of 180 calendar days, until April 19, 2021, to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s securities is at least $1.00 for a minimum of ten consecutive business days, the Company’s compliance will be regained.

CHINA XIANGTAI FOOD CO., LTD.

China Xiangtai Food Co., Ltd.

[•] Units

Each Unit Consisting of One Ordinary Share and One Warrant to Purchase One-Half of One Ordinary Share

PROSPECTUS

           , 2021

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The post-offering memorandum and articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to our agreements with our independent direcotrs, the form of which will be filed as exhibits to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

China Xiangtai Food Co., Ltd. was incorporated on January 23, 2018. The incorporator transferred its one (1) ordinary share to China Meitai Food Co., Ltd. China Meitai Food Co., Ltd. subsequently was issued 19,999,999 ordinary shares.

On March 16, 2018 , Ms. Dai entered into certain equity interest transfer agreements with Xiaolin Cao, Yan Liao, Xiaojun Zheng, Regal Union Enterprises Limited, Noble Honour Enterprises Limited, Gold World Enterprises Limited, Geniusland International Capital Limited, and transferred to these seven non-U.S. investors an aggregate of 6,700,000 ordinary shares of the Company’s ordinary shares, respectively on March 16, 2018. These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof.

In April 2018, we sold through a Regulation S offering a total of 375,000 ordinary shares to one non-U.S. investor, at a price of $2.00 per share for an aggregate purchase price of $750,000. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated thereunder as a transaction by the Company not involving any public offering. The securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In July 2018 , we sold through a Regulation S offering a total of 350,000 ordinary shares to one non-U.S. investor, at a price of $3.00 per share for an aggregate purchase price of $1,050,000. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated thereunder as a transaction by the Company not involving any public offering. The securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In September 2019, we issued an aggregate of 30,000 ordinary shares to our counsel   for legal services rendered in connection with our IPO listing. The shares were issued at $2.00 per ordinary share. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In September 2019, we issued an aggregate of 100,000 ordinary shares to three consultants for consulting services rendered in connection with our IPO listing. The shares were issued at $2.00 per ordinary share. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In March 2020, we issued 50,000 ordinary shares to a consultant for consulting services rendered in connection with our marketing efforts. The shares were issued at $2.29 per ordinary share. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In April 2020, we issued 1,000,000 ordinary shares to Jiaping Zhou as consideration for the entry by the shareholders of the VIE agreements with JMC at $3.71 per ordinary share. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated thereunder as a transaction by the Company not involving any public offering. The securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In June 2020, we entered into a securities purchase agreement with an accredited investor, pursuant to which we issued a convertible debenture in the amount of $700,000 in June 2020, a convertible debenture in the amount of $700,000 in July 2020, a convertible debenture in the amount of $300,000 in August 2020, and a convertible debenture in the amount of $300,000 in November 2020. The debenture holder may convert a debenture in its sole discretion at any time on or prior to maturity at the lower of $3.00 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that as long as we are not in default under the debenture, the conversion price may never be less than a floor price of $2.50, unless otherwise agreed by us and the debenture holder. Any time after 180 days from the date of issuance that the daily VWAP is less than $2.50 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, we shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the signing of the Agreement or 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. We may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid either (i) in cash or (ii) if the conversion price on the date of the payment is above $2.50 and such shares issued will be immediately freely tradable shares in the hands of the Debenture Holder, by the issuance of such number of shares as is equal to the applicable deferral payment divided by a price per share equal to the conversion price. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation D and Section 4(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In July 2020, we entered into certain securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the we sold 2,339,000 ordinary shares at a per share purchase price of $1.50. We received gross proceeds approximately $3.5 million from this offering. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated thereunder as a transaction by the Company not involving any public offering. The securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In September 2020, we issued 200,000 ordinary shares to our CFO Xia Wang, valued at $1.00 per ordinary share pursuant to our employment agreement for services rendered. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In December 2020, we issued an aggregate of 704,762 to Jianxin Xie and Nian Zhou to settle certain debts of the Company. The shares were valued at $1.50 per ordinary share. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In April 2021, we issued 500,000 to Xiaolin Cao to settle certain debt of the Company. The shares were valued at $1.00 per ordinary share. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In April 2021, we entered into certain securities purchase agreement with 41 “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended pursuant to which we sold 5,580,000 ordinary shares (the “Shares”) at a per share purchase price of $0.80. The Company received $4,464,000 in gross proceeds from this offering.

The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated thereunder as a transaction by the Company not involving any public offering. The securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In April 2021, we issued a total of 912,532 ordinary shares to the holder of the convertible debenture in the amount of $700,000 issued in June 2020 as described above, pursuant to the conversion of such convertible debenture. The issuance was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation D and Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In May 2021, we issued an aggregate of 1,000,000 ordinary shares to three consultants for consulting services rendered in connection with company’s business operation, capital market activities, and merger and acquisition opportunities. The shares were issued at $0.83 per ordinary shares. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In May 2021, we issued an aggregate of 326,000 ordinary shares to our counsel in lieu of cash payments for legal services rendered. The shares were issued at $1.00 per ordinary shares. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In May 2021, we issued an aggregate of 674,000 ordinary shares to two consultants for consulting services rendered in connection with Company’s corporate governance and continuing listing matters. The shares were issued at $1.00 per ordinary shares. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In May 2021, we issued 300,000 ordinary shares to our President Xiaohui Wu, valued at $0.80 per ordinary share pursuant to our employment agreement for services rendered in lieu of cash payments. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page [●] of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Exhibits .

Exhibit No.	Description of Exhibit

1.1*	Underwriting Agreement

4.1	Amended Form of Convertible Debenture pursuant to a Securities Purchase Agreement dated November 22, 2019 (Exhibit 10.2 to the Form 6-K initially furnished on December 19, 2019 and is incorporated herein by reference)

4.2	Form of Convertible Debenture pursuant to a Securities Purchase Agreement dated June 19, 2020 (Exhibit 10.2 to the Form 6-K initially furnished on June 19, 2020 and is incorporated herein by reference)

5.1*	Opinion of Mourant Ozannes regarding the validity of the ordinary shares being registered

8.1*	Opinion of Ortoli Rosenstadt LLP, U.S. counsel of China Xiangtai Food Co., Ltd., as to U.S. federal tax matters.

10.1	English translation of executed business Cooperation Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated October 9, 2017 (Exhibit 10.3 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.2	English translation of executed amendment to Business Cooperation Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated February 25, 2018 (Exhibit 10.4 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.3	English translation of executed consultation and Services Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated October 9, 2017 (Exhibit 10.5 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.4	English translation of executed amendment to Consultation and Services Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Penglin Food Co., Ltd. dated February 25, 2018 (Exhibit 10.6 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.5	English translation of form Voting Rights Proxy and Financial Supporting Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., and its shareholders (Exhibit 10.7 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.6	English translation of form Equity Option Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., and its shareholders (Exhibit 10.8 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.7	English translation of form Equity Pledge Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Penglin Food Co., Ltd., and its shareholders (Exhibit 10.9 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.8	Executed employment agreement between China Xiangtai Food Co., Ltd. and Zeshu Dai (Exhibit 10.10 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.9	Executed employment agreement between China Xiangtai Food Co., Ltd. and Xia Wang (Exhibit 10.1 to the Form 6-K initially furnished on October 5, 2020 and is incorporated herein by reference)

10.10	Executed employment agreement between China Xiangtai Food Co., Ltd. and Xiaohui Wu (Exhibit 10.12 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.11	Executed director service agreement between China Xiangtai Food Co., Ltd. and Zeshu Dai (Exhibit 10.13 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.12	Director Offer Letter with K. Bryce Toussaint (Exhibit 10.1 to the Form 6-K initially furnished on August 6, 2020 and is incorporated herein by reference)

10.13	Director Offer Letter with Bangquan Ou ((Exhibit 10.13 to the Form 20-F initially furnished on November 6, 2019 and is incorporated herein by reference)

10.14	Director Offer Letter with Scott Silverman (Exhibit 10.2 to the Form 6-K initially furnished on August 6, 2020 and is incorporated herein by reference)

10.15	Director Offer Letter with Penglin Wang (Exhibit 10.15 to the Form 20F initially furnished on November 6, 2019 and is incorporated herein by reference)

10.16	Director Offer Letter with Xiaohui Wu (Exhibit 10.16 to the Form 20F initially furnished on November 6, 2019 and is incorporated herein by reference)

10.17	Director Offer Letter with Yun Xia (Exhibit 10.17 to the Form 20F initially furnished on November 6, 2019 and is incorporated herein by reference)

10.18	Director Offer Letter with Zhaorong Zhu (Exhibit 10.18 to the Form 20F initially furnished on November 6, 2019 and is incorporated herein by reference)

10.19	Call Option Agreement between Magic Pace Limited and Zeshu Dai dated May 23, 2018 (Exhibit 10.25 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.20	Entrustment Agreement between Magic Pace Limited and Zeshu Dai dated May 23, 2018 (Exhibit 10.26 to the Form F-1/A initially furnished on September 17, 2018 and is incorporated herein by reference)

10.21	Summary Translation of Loan Agreement - Shanghai Pudong Development (SPD) Bank (Exhibit 10.21 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.22	Summary Translation of Loan Agreement - Chongqing Rural Commercial Bank (Exhibit 10.22 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.23	Summary Translation of Loan Agreement - Chongqing Puluosi Small Mortgage Co., Ltd. (Exhibit 10.23 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.24	Summary Translation of Loan Agreement - Chongqing Puluosi Small Mortgage Co., Ltd. (Exhibit 10.24 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.25	Summary Translation of Loan Agreement - Sichuan Toucu Financial Information Services Co., Ltd and Chongqing Pengmei Supermarket Co. Ltd. (Exhibit 10.25 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.26	Summary Translation of Loan Agreement - Sichuan Toucu Financial Information Services Co., Ltd and Chongqing Penglin Food Co. Ltd. (Exhibit 10.26 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.27	Summary Translation of Loan Agreement - Sichuan Toucu Financial Information Services Co., Ltd and Guangan Yongpeng Food Co. Ltd. (Exhibit 10.27 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.28	Summary Translation of Loan Agreement – Chongqing Dadukou Village & Township Bank (Exhibit 10.28 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.29	Securities Purchase Agreement, date November 22, 2019 (Exhibit 10.1 to the Form 6-K initially furnished on November 25, 2019 and is incorporated herein by reference)

10.30	Registration Rights Agreement, dated November 22, 2019 (Exhibit 10.3 to the Form 6-K initially furnished on November 25, 2019 and is incorporated herein by reference)

10.31	Amendment Agreement to the Convertible Debenture issued on November 22, 2019, dated December 18, 2019 (Exhibit 10.1 to the Form 6-K initially furnished on December 19, 2019 and is incorporated herein by reference)

10.32	Share Purchase Agreement among China Xiangtai Food Co., Ltd., Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Ji Mao Cang Feed Co., Ltd. and its shareholders, dated April 3, 2020 (Exhibit 10.32 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.33	Technical Consultation and Service Agreement between Chongqing Jinghuangtai Business Management Consulting Co., Ltd. and Chongqing Ji Mao Cang Feed Co., Ltd., dated April 3, 2020 (Exhibit 10.33 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.34	Equity Pledge Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Ji Mao Cang Feed Co., Ltd. and its shareholders, dated April 3, 2020 (Exhibit 10.34 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.35	Equity Option Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Ji Mao Cang Feed Co., Ltd. and its shareholders, dated April 3, 2020 (Exhibit 10.35 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.36	Voting Rights and Proxy and Financial Support Agreement among Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Ji Mao Cang Feed Co., Ltd. and its shareholders, dated April 3, 2020 (Exhibit 10.36 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.37	Addendum to Securities Purchase Agreement among China Xiangtai Food Co., Ltd., Chongqing Jinghuangtai Business Management Consulting Co., Ltd., Chongqing Ji Mao Cang Feed Co., Ltd. and its shareholders, dated November 17, 2020 (Exhibit 10.37 to the Form 20-F initially furnished on November 17, 2020 and is incorporated herein by reference)

10.38	Conversion Agreement, dated May 22, 2020 (Exhibit 10.1 to the Form 6-K initially furnished on May 22, 2020 and is incorporated herein by reference)

10.39	Securities Purchase Agreement, date June 19, 2020 (Exhibit 10.1 to the Form 6-K initially furnished on June 19, 2020 and is incorporated herein by reference)

10.40	Amendment Agreement to the Convertible Debentures issued on November 22, 2019 and December 30 ,2019, dated June 19, 2020 (Exhibit 10.3 to the Form 6-K initially furnished on June 19, 2020 and is incorporated herein by reference)

10.41	Form of Private Placement Subscription Agreement (Exhibit 10.1 to the Form 6-K initially furnished on August 20, 2020 and is incorporated herein by reference)

10.42)	Amendment Agreement to the Convertible Debenture issued on December 30 ,2019, dated September 15, 2020

10.43)	Amendment Agreement to the Convertible Debentures issued on December 30 ,2019 and March 9, 2020, dated November 13, 2020 (Exhibit 10.1 to the Form 6-K initially furnished on September 17, 2020 and is incorporated herein by reference)

10.44	Form of Private Placement Subscription Agreement (Exhibit 10.1 to the Form 6-K initially furnished on December 18, 2020 and is incorporated herein by reference)

10.45	Amendment Agreement to the Convertible Debentures issued on November 22, 2019, and December 18, 2020 (Exhibit 10.1 to the Form 6-K initially furnished on January 26, 2021 and is incorporated herein by reference)

10.46	Amendment Agreement to the Convertible Debentures issued on July 17, 2020, August 14, 2020 and November 13, 2020 (Exhibit 10.1 to the Form 6-K initially furnished on April 15, 2021 and is incorporated herein by reference)

11.1	Code of Business Conduct and Ethics (Exhibit 14.1 to the Form F-1/A initially furnished on September 14, 2018 and is incorporated herein by reference)

16.1	Letter from Prager Metis addressed to the U.S. Security Exchange Commission (Exhibit 10.1 to the Form 6-K initially furnished on April 20, 2021 and is incorporated herein by reference)

21.1*	List of Subsidiaries

23.1	Consent of Prager Metis LLP

23.2	Consent of Friedman LLP

23.3*	Consent of Cayman Islands counsel of China Xiangtai Food Co., Ltd.

23.4*	Consent of Ortoli Rosenstadt LLP

* To be filed by Amendment

** Filed Herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chongqing, China on August 9, 2021.

China Xiangtai Food Co., Ltd.

Date: August 9, 2021	By:	/s/ Zeshu Dai
Zeshu Dai
Chairperson of the Board and Chief Executive Officer (Principal Executive Officer)

Date: August 9, 2021	By:	/s/ Xia Wang
Xia Wang
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Zeshu Dai	Chairperson of the Board of Directors and Chief Executive Officer	August 9, 2021
Zeshu Dai

/s/ Xiaohui Wu	President and Director	August 9, 2021
Xiaohui Wu

/s/ Xia Wang	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2021
Xia Wang

/s/ Zhaorong Zhu	Director	August 9, 2021
Zhaorong Zhu

/s/ K. Bryce Toussaint	Director	August 9, 2021
K. Bryce Toussaint

/s/ Yun Xia	Director	August 9, 2021
Yun Xia

/s/ Scott Silverman	Director	August 9, 2021
Scott Silverman

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on August 9, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Colleen A. De Vries
Senior Vice-President on behalf of Cogency Global Inc.